Exhibit 10.2

AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT

Dated as of September 30, 2025

among

IQHQ-ALEWIFE HOLDINGS, LLC,

as Borrower,

and

NREF OP IV SUBHOLDCO, LLC

as the Initial Lender,

NREF OP IV REIT SUB, LLC,

as Administrative Agent for the Lenders,

AND THE LENDERS FROM TIME-TO-TIME PARTY HERETO

TABLE OF CONTENTS

Page

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		2
	1.1	Definitions	2
	1.2	Principles of Construction	65

II.	GENERAL TERMS		66
	2.1	Loan Amounts and Disbursement to Borrower	66
	2.2	Commitments to Lend	68
	2.3	Advances	68
	2.4	Notice to Lenders and Funding of Advances	69
	2.5	Term and Extension Option	69
	2.6	Interest Rate	75
	2.7	Interest Calculation	76
	2.8	General Provisions as to Payments	76
	2.9	Default Interest	77
	2.10	Application of Payments	77
	2.11	Late Payment Charge	78
	2.12	Usury Savings	78
	2.13	Prepayments	78
	2.14	Application of Prepayments	80
	2.15	Intentionally Omitted	81
	2.16	Release of Collateral	81
	2.17	Taxes	81
	2.18	Designations of Different Lending Office	85
	2.19	Increased Costs	86
	2.20	Costs and Advances	88
	2.21	Use of Advances	88
	2.22	Loan Borrowing Procedures	89
	2.23	Advances for Stored Materials	91
	2.24	Budget Reallocations; Cost Savings; Contingency	93
	2.25	Balancing and Deficiency	95
	2.26	Direct Advances	98
	2.27	Intentionally Omitted	98
	2.28	Partial Advances	98
	2.29	Retainage	98
	2.30	Conditions Precedent to Advances	99
	2.31	Conditions Precedent to Final Advance under a General Contractor Agreement	103
	2.32	Conditions Precedent to Final Advance	105
	2.33	Interest Rate Cap Agreement	106
	2.34	Imprest Account	109

III.	CASH MANAGEMENT		109
	3.1	Cash Management under the Mortgage Loan	109

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	3.2	Cash Management	110
	3.3	Collateral	110

IV.	REPRESENTATIONS AND WARRANTIES		116
	4.1	Borrower General Representations	116
	4.2	Construction and Project Representations	130
	4.3	Intentionally Omitted	132
	4.4	Survival of Representations	133

V.	BORROWER COVENANTS		133
	5.1	General Covenants	133
	5.2	TRS Option	147
	5.3	Zoning and Entitlements	147
	5.4	Property Operating Agreements	149
	5.5	Further Assurances	152
	5.6	Costs of Enforcement	153
	5.7	High Volatility Commercial Real Estate	153
	5.8	Construction Related Covenants	153
	5.9	Key Persons	165
	5.10	Continuing Lien	165

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION		166
	6.1	Insurance under the Mortgage Loan	166
	6.2	Insurance Requirements prior to Substantial Completion	166
	6.3	Insurance Requirements following Component Substantial Completion or during any Construction Pause	168
	6.4	Condemnation and Insurance Proceeds	173

VII.	IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS		179
	7.1	Borrower to Pay Impositions and Other Charges	179
	7.2	No Liens	180
	7.3	Contest	180

VIII.	TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS		181
	8.1	Restrictions on Transfers	181
	8.2	Sale of Equipment	181
	8.3	Immaterial Easements	181
	8.4	Indebtedness	182
	8.5	Certain Transfers	182

IX.	SPECIAL PURPOSE PROVISIONS		185
	9.1	Single Purpose Entity/Separateness	185

X.	MAINTENANCE OF PROPERTY; ALTERATIONS		193
	10.1	Maintenance of Property	193
	10.2	Conditions to Alteration	193

XI.	BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION		194

ii

	11.1	Books and Records	194
	11.2	Financial Statements	194

XII.	THE ADMINISTRATIVE AGENT		197
	12.1	Appointment and Authorization	197
	12.2	Administrative Agent and Affiliates	197
	12.3	Action by Administrative Agent	197
	12.4	Consultation with Experts	197
	12.5	Liability of Administrative Agent	197
	12.6	Indemnification	198
	12.7	Credit Decision	198
	12.8	Successor Administrative Agent	198
	12.9	Copies of Notices	191
	12.10	Borrower’s Rights	191
	12.11	Agency Provisions regarding Intercreditor Agreement	191

XIII.	INTENTIONALLY OMITTED		200

XIV.	LOAN BIFURCATION		200
	14.1	Component Note; New Mezzanine Loan	200
	14.2	Intentionally Omitted	201
	14.3	Cooperation	201
	14.4	Disclosure Indemnification	202

XV.	ASSIGNMENTS AND PARTICIPATIONS		203
	15.1	Assignment and Assumption	203
	15.2	Effect of Assignment and Assumption	203
	15.3	Consent	204
	15.4	Register	204
	15.5	Substitute Notes	205
	15.6	Participations	205
	15.7	Disclosure of Information	206
	15.8	Security Interest in Favor of Federal Reserve Bank	206
	15.9	Mortgage Loan; Intercreditor Agreement	206
	15.10	Defaulting Lender	207
	15.11	Costs and Expenses	211
	15.12	Prohibited Transferee	211

XVI.	RESERVE ACCOUNTS		211
	16.1	Tax Reserve Funds	211
	16.2	Insurance Reserve Funds	212
	16.3	Debt Service Reserve Funds	213
	16.4	Intentionally Omitted	214
	16.5	Operating Expense Reserve Funds	214
	16.6	Intentionally Omitted	214
	16.7	Excess Cash Flow Funds	215
	16.8	Use of Loan Advances	215

iii

	16.9	Costs and Expenses	215

XVII.	DEFAULTS		215
	17.1	Event of Default	215
	17.2	Remedies	223
	17.3	Remedies Cumulative; Waivers	224
	17.4	Costs of Collection	225
	17.5	Construction Related Remedies	225
	17.6	Right to Cure Defaults	226
	17.7	Direct Disbursement and Application by Administrative Agent	227

XVIII.	EXCULPATION		228
	18.1	Exculpation	228
	18.2	Carveouts From Non-Recourse Limitations	231
	18.3	Survival	234

XIX.	MISCELLANEOUS		235
	19.1	Survival	235
	19.2	Administrative Agent’s Discretion	235
	19.3	GOVERNING LAW	235
	19.4	Modification, Waiver in Writing	237
	19.5	Delay Not a Waiver	237
	19.6	Notices	237
	19.7	TRIAL BY JURY	239
	19.8	Headings	239
	19.9	Severability	239
	19.10	Preferences	239
	19.11	Waiver of Notice	240
	19.12	Expenses; Indemnity	240
	19.13	Remedies of Borrower	242
	19.14	Incorporation	242
	19.15	Offsets, Counterclaims and Defenses	242
	19.16	Liability of Assignees of Administrative Agent	242
	19.17	No Joint Venture or Partnership; No Third Party Beneficiaries	242
	19.18	Publicity	243
	19.19	Waiver of Marshaling of Assets	244
	19.20	Waiver of Counterclaim and other Actions	244
	19.21	Conflict; Construction of Documents; Reliance	244
	19.22	Brokers and Financial Advisors	245
	19.23	Prior Agreements	245
	19.24	Counterparts	245
	19.25	Limitation of Liability	245
	19.26	Retention of Servicer	246
	19.27	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	246
	19.28	Joint and Several Liability	246
	19.29	Replacement Documents	246

iv

	19.30	Co-Agents; Lead Managers	247
	19.31	Deemed Approval	247
	19.32	Right of First Negotiation	248
	19.33	Tax Indemnity	248

XX.	MORTGAGE LOAN		249
	20.1	Intentionally Omitted	249
	20.2	Compliance With Mortgage Loan Documents	249
	20.3	Intentionally Omitted	249
	20.4	Mortgage Loan Defaults	249
	20.5	No Amendments to Mortgage Loan Documents	250
	20.6	Acquisition of Mortgage Loan	251
	20.7	Mortgage Loan Intercreditor Agreement	251
	20.8	Independent Approval Rights	252
	20.9	Discussions with Mortgage Administrative Agent and Other Third Parties	252

*The following Exhibits and Schedules were omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

EXHIBITS:

Exhibit A	Legal Description of the Property
Exhibit B	Intentionally Omitted
Exhibit C	Form of SNDA
Exhibit D	Initial Budget
Exhibit E	Intentionally Omitted
Exhibit F-1	Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2	Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3	Tax Compliance Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4	Tax Compliance Certificate (Foreign Lenders That Are Partnerships)
Exhibit G-1	Form of Request for Advance
Exhibit G-2	Form of Anticipated Cost Report
Exhibit G-3	Form of Project Cost Report
Exhibit H-1	Form of Lien Waiver (Trade Contractor)
Exhibit H-2	Form of Lien Waiver (General Contractor)
Exhibit H-3	Form of Final Lien Waiver

SCHEDULES:

Schedule I	Authorized Representatives
Schedule II	Commitment Amounts
Schedule III	List of Construction Agreements and Construction Permits
Schedule IV	List of Sub-Contractors
Schedule V	List of Zoning Documents
Schedule VI	List of Property Operating Agreements
Schedule VII	List of Design Professionals
Schedule VIII	REAs

v

Schedule IX	Prohibited Transferees
Schedule X	Notional Amounts
Schedule XI	Minimum Leasing Criteria
Schedule XII	Organizational Chart
Schedule XIII	List of Service Contracts
Schedule XIV	Unpaid Amounts
Schedule XV	Special Permit
Schedule XVI	Enabling Work
Schedule XVII	Existing Leases
Schedule XIX	Mortgage Loan Conditions
Schedule XX	Cold Shell Description

vi

This AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT is dated as of September 30, 2025 (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”) by and among IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company, as the Initial Lender (as defined herein), NREF OP IV REIT SUB, LLC, a Delaware limited liability company, as Administrative Agent (as defined herein), and the Lenders (as defined herein) from time to time party hereto.

RECITALS:

WHEREAS, Borrower is the sole member of IQHQ-ALEWIFE MEMBER, LLC, a Delaware limited liability company (“Sole Member”), which is the sole member of IQHQ-ALEWIFE, LLC, a Delaware limited liability company (the “Mortgage Borrower”);

WHEREAS, Mortgage Borrower is the fee owner of (i) the parcel of real property commonly known as Alewife Park, located in the City of Cambridge, County of Middlesex, State of Massachusetts, such ownership interest being comprised of a fee simple interest in the parcels of land described in Exhibit A attached hereto (collectively, the “Land”), and (ii) title to the Improvements (as defined herein) located thereon;

WHEREAS, in addition to the Land, Mortgage Borrower is a party to those certain Zoning Documents (as hereinafter defined) pursuant to which Mortgage Borrower is entitled to the benefit of certain development rights (collectively, the “Development Rights”) as more particularly set forth therein;

WHEREAS, pursuant to that certain Mezzanine Loan and Security Agreement (as amended, the “Original Mezzanine Loan Agreement”), dated as of January 26, 2024 (the “Original Closing Date”), the Lenders made a loan to Borrower in the maximum principal sum of $218,000,000 (the “Original Loan”), which Original Loan is evidenced that certain Mezzanine Promissory Note, dated as of the Original Closing Date, made by Borrower in favor of Secured Party (the “Original Note”);

WHEREAS, Article XIV of the Original Mezzanine Loan Agreement grants to Administrative Agent and the Lenders the right to bifurcate the Original Loan into two (2) or more loans. Administrative Agent and Lenders desire to exercise their right to bifurcate the Original Loan into a senior mortgage loan and a subordinate mezzanine loan.

WHEREAS, concurrently herewith, Borrower, Administrative Agent, and Lenders are entering into that certain Note Splitter Agreement dated as of the date hereof (the “Note Splitter Agreement”), pursuant to which the Original Loan is being bifurcated in accordance with Article XIV of the Original Mezzanine Loan Agreement and the terms thereunder into two (2) separate loans, a senior mortgage loan in the maximum principal sum of $85,000,000 (the “Mortgage Loan”) and a mezzanine loan in the maximum principal sum of $133,000,000 (the “Loan”), and the Original Note is being split into two (2) promissory notes as follows: (a) that certain Senior Promissory Note evidencing Borrower’s obligation to pay the maximum principal sum of $85,000,000 (the “Mortgage Note”) and (b) that certain Mezzanine Promissory Note evidencing Borrower’s obligation to pay the maximum principal sum of $133,000,000 (the “Note”, together with the Mortgage Note, collectively, the “Replacement Notes”).

1

WHEREAS, the parties desire to enter into this Agreement to, among other things, govern the terms of the Loan, which is evidenced by the Note in the aggregate principal amount of the Loan and is to be secured by the lien of the Pledge Agreements (as hereinafter defined) and other security documents as set forth herein. The parties desire that this Agreement shall constitute an amendment and restatement in its entirety of the Original Mezzanine Loan Agreement.

WHEREAS, subject to and in accordance with the applicable terms and conditions set forth in this Agreement, the Note Splitter Agreement, and the other Loan Documents, Lenders are agreeing to make Advances (as defined herein) to fund the cost of the construction of the Required Improvements (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION.

1.1            Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” means a counterparty to the Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement (i)(x) a long-term unsecured debt rating of not less than “A-” by S&P and a short-term senior unsecured debt rating of at least “A-2” from S&P or (y) if such counterparty has no short-term debt rating, a long-term senior unsecured debt rating of at least “A” from S&P, (ii)(x) a long-term unsecured debt rating of not less than “A3” from Moody’s and a short-term senior unsecured debt rating of not less than “P2” from Moody’s or (y) if such counterparty has no short-term debt rating, a long-term senior unsecured debt rating of at least “A2” from Moody’s, and (iii) if such Person is rated by Fitch, a long-term unsecured debt rating of at least “A-” by Fitch (and not on Rating Watch Negative) and a short-term unsecured debt rating of at least “F2” by Fitch (and not on Rating Watch Negative), or (b) is otherwise acceptable to Administrative Agent.

“Access Laws” has the meaning set forth in Section 5.1.5(a).

“Account Collateral” has the meaning set forth in Section 3.2.2(a).

“Account Establishment Date” means the earlier to occur of (i) Component Substantial Completion of any Component or (ii) the commencement of any Lease.

“Account Holdbacks” has the meaning set forth in Section 3.2.1(b).

“Acquiescing” means, with respect to any event or action, (a) taking affirmative steps to support or facilitate such event or action, or (b) failing to take steps to prevent such event or action, where the Person failing to take such steps had the ability under Legal Requirements to act in a different manner (including, without limitation, if the event or action to which such Person Acquiesced was subject to “major decisions” consent or approval right of such Person under organizational documents to which such person is a party and such Person did not exercise such consent or approval right). The terms “Acquiesce”, “Acquiesces” and “Acquiesced” shall have correlative meanings.

“Act” has the meaning set forth in Section 9.1.1(f).

“Additional Disclosure Conditions” means, with respect to any additional information requested by Administrative Agent not otherwise required to be delivered to Administrative Agent pursuant to any other provisions of this Agreement or the other Loan Documents, (x) such additional information is within Borrower’s, Borrower’s Affiliates’ and/or Guarantor’s possession or control or is reasonably available to Borrower, Borrower’s Affiliates or Guarantor (as applicable) at no additional material cost (unless paid by Administrative Agent) and (y) no such additional information shall include items that Borrower or Guarantor reasonably determine: (i) to be subject to any confidentiality requirements with third parties that prohibit such disclosure to Administrative Agent, or (ii) are attorney client privileged or constitute attorney work product. It is hereby agreed that nothing in this definition of Additional Disclosure Conditions shall in any way alter, modify, or limit Borrower’s or Guarantor’s obligations to provide information or documentation that is expressly required to be provided pursuant to the terms this Agreement or any of the other Loan Documents.

“Additional Interest” has the meaning set forth in Section 2.1.5.

“Administrative Agent” means NREF OP IV REIT Sub, LLC, a Delaware limited liability company, in its capacity as Administrative Agent for the Lenders hereunder, and its permitted successors and assigns in such capacity.

“Advance” or “Loan Advance” means the advance of any portion of the Loan Amount pursuant to the provisions of this Agreement.

“Advance Conditions” means, collectively, all of the conditions for the disbursement of any Advance as set forth in Sections 2.20 to 2.32 (inclusive) of this Agreement.

“Advance Date” means the date on which Lenders disburse any Advance to Borrower pursuant to this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any specified Person, any other Person Controlling or Controlled by or under Common Control with, or any general partner or managing member in, such specified Person.

“Affiliate Manager” means IQHQ Property Management, LP, a Delaware limited partnership.

“Affiliate Management Agreement” means that certain Property Management Agreement dated as of December 31, 2024, between Mortgage Borrower and Affiliate Manager, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof

“Affiliate Service Provider” means Construction Manager, Affiliate Manager or any Leasing Agent that is an Affiliate of Borrower, Mortgage Borrower or Guarantor.

“Affiliated Property Operating Agreements” means, individually and/or collectively, as the context may require, the Construction Management Agreement, the Affiliate Management Agreement (as either of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof) and any other Property Operating Agreement entered into by Mortgage Borrower with an Affiliate of any Borrower Party with the approval of Administrative Agent in accordance with Section 5.4.

“Agreement” has the meaning set forth in the introductory first paragraph hereof

“ALTA” means American Land Title Association, or any successor thereto.

“Alteration” has the meaning set forth in Section 10.2.

“Alternate Rate” means, with respect to each Interest Period, the per annum rate of interest of the Alternate Rate Index determined as of the Determination Date immediately preceding the commencement of such Interest Period plus the Alternate Rate Spread; provided that in no event will the Alternate Rate be less than the Minimum Rate.

“Alternate Rate Index” means a floating rate index determined by Administrative Agent in its sole good faith discretion (a) that is commonly accepted by market participants in commercial real estate loans as an alternative to the Term SOFR Rate Index and (b) that is publicly recognized by the International Swaps and Derivatives Association (ISDA) as an alternative to the Term SOFR Rate Index; provided that in no event will the Alternate Rate Index.

“Alternate Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Alternate Rate.

“Alternate Rate Spread” means, in connection with any conversion of the Loan from (A) a SOFR Rate Loan to an Alternate Rate Loan, the difference (expressed as the number of basis points) of (a) the Term SOFR Rate Index as of the Determination Date for which the Term SOFR Rate Index was last applicable to the Loan plus the Spread minus (b) the Alternate Rate Index as of such Determination Date, or (B) a Prime Rate Loan to an Alternate Rate Loan, the difference (expressed as the number of basis points) of (a) the Prime Rate Index as of the Determination Date for which the Prime Rate Index was last applicable to the Loan plus the Prime Rate Spread minus (b) the Alternate Rate Index as of such Determination Date; provided, however, that in either such case, if such difference is a negative number, then the Alternate Rate Spread shall be zero.

“Annual Operating Budget” means, collectively, each operating budget for the Property or any Component thereof to be prepared by Mortgage Borrower or any Manager, on Mortgage Borrower’s behalf, pursuant to the applicable Management Agreement, for each fiscal year following Component Substantial Completion and setting forth, in reasonable detail, Mortgage Borrower’s and/or Manager’s good faith estimates of operating income, operating expenses, management fees and any capital expenditures.

“Applicable Date” has the meaning set forth in Section 2.1.5.

“Applicable Interest Rate Loan” means the Loan at such time as the interest thereon accrues at a rate of interest based on the Applicable Rate.

“Applicable Rate” means the greater of (A) fourteen percent (14%) per annum, and (B)(i) the SOFR Rate for so long as the Loan is a SOFR Rate Loan, (ii) the Alternate Rate for so long as the Loan is an Alternate Rate Loan or (iii) the Prime Rate for so long as the Loan is a Prime Rate Loan.

“Application Documents” means the Application Documents identified and listed in the Special Permit.

“Appraisal” means a written statement setting forth an opinion of the market value of the Property that (i) has been independently and impartially prepared by an appraiser directly engaged by Administrative Agent, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, including the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA), (iii) has been prepared on as “as-is” or “as-completed” basis, as applicable, (iv) has been prepared not more than sixty (60) days prior to the relevant date and (v) has been reviewed as to form and content and approved by Administrative Agent, in its reasonable discretion.

“Approved Accounting Method” means GAAP, income tax basis accounting or such other accounting method as may be reasonably acceptable to Administrative Agent, in each case consistently applied.

“Approved Bank” means (i) JPM, (ii) Wells Fargo Bank, N.A., so long as it is an Eligible Institution, (iii) Citizens Bank, except following a downgrade of its rating by S&P below BBB or Moody’s below Baa with a negative watch for long term credit ratings, or a withdrawal or qualification of any such rating, (iv) NexBank or (v) any bank or financial institution reasonably acceptable to Administrative Agent.

“Approved Equipment Financing” means leases, equipment financings or other similar instruments entered into with respect to the Property in connection with the lease, purchase, acquisition or replacement of Equipment at the Property that, in each case, (i) is entered into on an arms’-length basis and on commercially reasonable terms and conditions with an unrelated third party in the ordinary course of Mortgage Borrower’s business, (ii) is secured by security agreements in favor of the provider thereof encumbering only the equipment financed, (iii) is evidenced by instruments and documents reasonably acceptable to Administrative Agent, and (iv) when taken together with all other Approved Equipment Financings, the Indebtedness evidenced thereby does not exceed $1,000,000 at any time outstanding. For purposes of determining Indebtedness in respect of Approved Equipment Financing, Indebtedness shall refer to the outstanding principal balance of the Approved Equipment Financing.

“Approved Imprest Amount” has the meaning set forth in Section 2.34(a).

“Architect” means, individually and/or collectively, as the context may require, (i) each Architect of Record and (ii) each Design Architect, together with any successor or additional architects engaged by (or on behalf of) Mortgage Borrower, in each case, subject to the requirements set forth in Section 5.8.12.

“Architect Agreement” means, individually and/or collectively, as the context may require, (i) that certain Architectural Design and Construction Administration Services Agreement dated April 1, 2022 between Mortgage Borrower and Studio Troika, (ii) that certain Services Agreement dated as of October 24, 2022 between Mortgage Borrower and SGA, (iii) that certain Standard form of Agreement between Owner and Architect, dated as of October 3, 2022 between Mortgage Borrower and Gensler, (iv) the other agreements with the Design Architects set forth on Schedule VII attached hereto, and (v) any agreement with an Architect for architectural services which may be entered into by or on behalf of Mortgage Borrower in each case subject to the requirements of Section 5.8.12, together with any other agreement which relates to the design of the Required Improvements and provides for architectural services in connection with the design of the Required Improvements which may be entered into by or on behalf of Mortgage Borrower with any successor, additional or replacement Architect subject to the requirements of Section 5.8.12, in each case as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof

“Architect Consent” means a Mezzanine Architect Consent and Agreement executed and delivered by the applicable Architect in favor of Secured Party, in form and substance reasonably approved by Administrative Agent.

“Architect of Record” means, individually and/or collectively, as the context may require, (i) with respect to the Building One Component, Studio Troika Inc. (“Studio Troika”), together with any successor, replacement or additional Architect engaged by (or on behalf of) Mortgage Borrower with respect thereto, (ii) with respect to the portion of the Building One Component consisting of the Marketing Suite - Building 28, Spagnolo Gisness & Associates, Inc., a Massachusetts corporation (“SGA”) and (iii) with respect to the remainder of the Project, M. Arthur Gensler Jr. & Associates, Inc. (“Gensler”), together with any successor, replacement or additional Architect engaged by (or on behalf of) Mortgage Borrower with respect thereto, in each case, subject to the requirements set forth in Section 5.8.12.

“As-Completed Appraised Value” means the “as completed” value of the Project, as determined by Administrative Agent based upon its review of an Appraisal.

“As-Is Appraised Value” means the “as-is” value of the Project, as determined by Administrative Agent based on its review of an Appraisal.

“As-Is Loan-to-Value Ratio (Aggregate)” means as of the date of its calculation, the ratio of (i) the sum of (w) the outstanding principal amount of the Loan, (x) the amount of any unfunded Loan proceeds available to Borrower under this Agreement, (y) the outstanding principal amount of the Mortgage Loan, and (z) the amount of any unfunded Mortgage Loan proceeds available to Mortgage Borrower under the Mortgage Loan Agreement, to (ii) the As-Is Appraised Value.

“As-Is Loan-to-Value Ratio (Mortgage Only)” means as of the date of its calculation, the ratio of (i) the sum of (x) the outstanding principal amount of the Mortgage Loan and (y) the amount of any unfunded Mortgage Loan proceeds available to Mortgage Borrower under the Mortgage Loan Agreement, to (ii) the As-Is Appraised Value.

“As-Stabilized Appraised Value” means the “as-stabilized” value of the Project, as determined by Administrative Agent based on its review of an Appraisal.

“As-Stabilized Loan-to-Value Ratio (Aggregate)” means as of the date of its calculation, the ratio of (a) the sum of (x) the outstanding principal amount of the Loan as of the date of such calculation, and (y) the outstanding principal amount of the Mortgage Loan as of the date of such calculation, to (b) the As-Stabilized Appraised Value.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee, accepted by Administrative Agent in accordance with Article XV.

“Assignment of Interest Rate Cap Agreement” means that certain Mezzanine Collateral Assignment of Interest Rate Protection Agreement, dated as of the Original Closing Date between Borrower and Secured Party and acknowledged by the Acceptable Counterparty, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof, including, without limitation, any assignment of interest rate cap agreement delivered in connection with any Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, as applicable.

“Authorized Representative” means any Person designated on Schedule I attached hereto as the same may be updated and revised by Borrower upon prior written notice to Administrative Agent from time to time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Action” means with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition (including, without limitation, seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) against such Person; (c) such Person filing an answer consenting to or otherwise knowingly Acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or knowingly Acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property or Collateral; (e) intentionally omitted, (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets; or (g) such Person making an assignment for the benefit of creditors, or admitting in writing in any legal proceeding, its insolvency or inability to pay its debts as they become due (unless (i) failure to make such admission is a violation of applicable law or (ii) is in connection with a workout or settlement with Administrative Agent, or in response to a discovery request where such response would be true and such Person is advised by legal counsel that such Person is required to provide such response pursuant to Legal Requirements).

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §101, et seq., as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state, local or foreign bankruptcy or insolvency law.

“Bankruptcy Event” has the meaning set forth in Section 17.1(a)(vii).

“Bond” means a payment bond and a performance bond (i) in the form of AIA Document A312, or in such other form as may be reasonably acceptable to Administrative Agent, (ii) with dual obligee riders that name Administrative Agent as a co-obligee with Mortgage Borrower, and (iii) issued by a surety reasonably satisfactory to Administrative Agent.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrower Party” means each of Borrower, Mortgage Borrower, Sole Member, Guarantor, any Affiliate Service Provider and each Affiliate of any of the foregoing.

“Borrowing” means a borrowing hereunder consisting of the aggregation of Advances of one or more Lenders to be made to Borrower pursuant to Article II on a single date.

“Breakage Costs” has the meaning set forth in Section 2.6(e) hereof.

“Broad Affiliate” means, with respect to any Person, any other Person which (i) is an Affiliate of such Person, (ii) is a director or officer of such Person, (iii) owns (directly or indirectly) 10% or more of the equity interests in such Person or (iv) is a sibling, family trust, parent, spouse, child (or step-child), grandchild or other lineal descendant of such Person; provided, however, in no event shall Administrative Agent or any Lender be deemed a Broad Affiliate of Borrower.

“Budget” means the project construction and development budget prepared by, or on behalf of, Borrower for the construction and development of the Project, as the same may be adjusted due to changes or reallocations made in accordance with Section 2.24 or Section 5.8.3 of this Agreement, and which budget, in any event (i) sets forth Borrower’s estimates for budgeted construction and development categories of all items of costs and expenses to be incurred or payable with respect to the foregoing, (ii) includes all costs estimated to be incurred in connection with and relating to the ownership and operation of the Project until the Stated Maturity Date, and (iii) specifies whether each such item constitutes a Hard Cost or a Soft Cost. The Budget approved by Administrative Agent as of the Closing Date is attached hereto as Exhibit D.

“Building” shall mean any one of Building One, Building Two and Building Three.

“Building One” means the real property and improvements located at 1R-3R Alewife Brook Parkway, Cambridge, Massachusetts.

“Building One Component” has the meaning set forth in the definition of Required Improvements.

“Building One Amenities” means the amenities and features of the Project with respect to Building One that are either required by the Special Permit or elected to be completed by Mortgage Borrower and which are referenced in the Zoning Documents.

“Building One Mullion Replacement” means the mullion replacement work in Building One, if any, for which the reasonable approvals of Administrative Agent contemplated under Section 5.8.27 hereof have been obtained.

“Building Two” means the real property and improvements located at 36-64, 53-59, 65-85, 91-99 and 115 Whittemore Avenue, Cambridge, Massachusetts.

“Building Two Component” has the meaning set forth in the definition of Required Improvements.

“Building Two Amenities” means the amenities and features of the Project with respect to Building Two that are either required by the Special Permit or elected to be completed by Mortgage Borrower and which are referenced in the Zoning Documents.

“Building Three” means the Building to be constructed as part of the Construction Component designated on the Plans and Specifications as “Building 3”.

“Building Four” means the Building to be constructed as part of the Construction Component designated on the Plans and Specifications as “Building 4”.

“Building Five” means the Building to be constructed as part of the Construction Component designated on the Plans and Specifications as “Building 5”.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Cambridge, Massachusetts are authorized by law to close.

“Calendar Quarter Period” means each successive three (3) calendar month period occurring during a Fiscal Year (i.e., January through and including March, April through and including June, July through and including September, and October through and including December, respectively).

“Carry Guaranty” means that certain Mezzanine Guaranty of Carrying Costs, dated as of the Original Closing Date, made by Guarantor in favor of Secured Party, as amended by that certain Amendment to Mezzanine Guaranty of Carrying Costs dated as of the Closing Date, as the same may be further amended, replaced, supplemented or otherwise modified from time to time.

“Cash” means the legal tender of the United States of America, in immediately available funds.

“Cash Management Account” has the meaning set forth in Section 3.2.1(a).

“Cash Management Agreement” means a cash management agreement entered into among Administrative Agent, Cash Management Bank, Borrower and Mortgage Borrower pursuant to Article III in form and substance reasonably acceptable to Administrative Agent, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” has the meaning set forth in Section 3.2.1(a).

“Cash Sweep Event” shall mean the occurrence of: (a) an Event of Default; (b) any Bankruptcy Action of Borrower or Mortgage Borrower; (c) Substantial Completion not yet having occurred; or (d) a Debt-Service Trigger Event. A Cash Sweep Event shall exist from and after the date hereof by reason of the events described in the foregoing clauses (c) and (d) until the occurrence of a Cash Sweep Event Cure pursuant to clauses (c) and (a), respectively, of the definition of such term, subject, in all events to the occurrence of any new Cash Sweep Event.

“Cash Sweep Event Cure” shall mean (a) if the Cash Sweep Event is caused solely by the occurrence of a Debt-Service Trigger Event, the achievement of a Debt-Service Cure, (b) if the Cash Sweep Event is caused by an Event of Default, the acceptance by Administrative Agent of a cure of such Event of Default (which cure Administrative Agent is not obligated to accept and may reject or accept in its sole and absolute discretion), or (c) if the Cash Sweep Event is caused by not having achieved Substantial Completion, the achievement of Substantial Completion; provided, however, that, such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (i) no Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, and (ii) Borrower shall have paid all of Administrative Agent’s actual out-of-pocket expenses incurred in connection with such Cash Sweep Event Cure, including, reasonable attorney’s fees and expenses. In no event shall Borrower be entitled to cure a Cash Sweep Event caused by a Bankruptcy Action of Borrower or Mortgage Borrower.

“Cash Sweep Period” shall mean each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the Payment Date next occurring following the related Cash Sweep Event Cure, or (b) until payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents.

“Casualty” means any casualty, damage, destruction or injury, by fire or otherwise, to all or any portion of the Property.

“Casualty Amount” means $2,000,000.00.

“Casualty Consultant” has the meaning set forth in Section 6.4.6(c).

“Casualty Retainage” has the meaning set forth in Section 6.4.6(c).

“Cause” means, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of such Independent Director’s duties, (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (iii) such Independent Director no longer satisfies the definition of Independent Director or is no longer able to fulfill its obligations as Independent Director, (iv) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director”, as determined by Borrower in its reasonable discretion, or (v) any other reason for which the prior written consent of Administrative Agent shall have been obtained.

“Certification Date” means January 1 and July 1 of each year.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) adjustments to the Regulation D reserve requirements (including, without limitation, all basic, marginal, emergency, supplemental, special or other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) announced by the Board of Governors of the Federal Reserve, (d) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, or (e) the Loan being classified as an HVCRE exposure; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued (regardless of whether currently in force and effect).

“Change Order” means any amendment, supplement, change or other modification (of whatever nature or form) to (1) the Plans and Specifications, (2) the Budget or (3) any Construction Agreement that would result in an amendment, supplement, change or other modification to the Plans and Specifications and/or the Budget.

“Clearing Account” has the meaning set forth in Section 3.2.1(a).

“Clearing Account Agreement” means any account and control agreement or other similar agreement entered into among Administrative Agent, Borrower, Mortgage Borrower and Clearing Account Bank pursuant to Article III in form and substance reasonably acceptable to Administrative Agent, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Clearing Account Bank” has the meaning set forth in Section 3.2.1(a).

“Closing Date” means the date hereof.

[“Closing Date Minimum Equity Requirement” means the direct and indirect owners in Borrower and Mortgage Borrower, in the aggregate, have invested at least the greater of (i) $360,000,000 of cash equity in the Project as determined by Administrative Agent (inclusive of sums paid for the acquisition of the Property) and (ii) an amount equal to fifteen percent (15%) of the As-Completed Appraised Value.]

“C/O Requirement Trigger” means, with respect to an individual Building, either (a) Spec Suite Substantial Completion of all Spec Suites in such Building as reasonably approved by Administrative Agent under Section 5.8.27 or (b) execution by Mortgage Borrower and a prospective tenant of a letter of intent for a Lease in such Building.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Pledge Agreements.

“Cold Shell Description” means the description of the Construction Improvements set forth on Schedule XX attached hereto and made a part hereof.

“Collateral Accounts” means, collectively, the Clearing Account, the Cash Management Account, the Reserve Accounts, the Deficiency Account, the Loan Advance Reserve Account, and all other accounts now or hereafter pledged to Administrative Agent and/or Lenders pursuant to this Agreement, or any other Loan Document (including, without limitation, pursuant to any documents hereafter executed and delivered by Borrower in connection with the Loan).

“Commercially Reasonable Efforts” means, with respect to Borrower, Mortgage Borrower or Guarantor, as applicable, the diligent use of all commercially reasonable efforts in good faith and with reasonable continuity taking into account the interests of Secured Party, including, if commercially reasonable, the commencement and prosecution of litigation or other enforcement of Borrower’s, Mortgage Borrower’s and/or Guarantor’s rights under applicable agreements, at law or in equity. The use of commercially reasonable efforts shall require Borrower, Mortgage Borrower’s and Guarantor to disregard the interests of its Affiliates (to the extent permitted by applicable Legal Requirements). Borrower’s, Mortgage Borrower’s or Guarantor’s lack of funds to pay for usual and customary reasonable legal and other costs and expenses related to Borrower’s, Mortgage Borrower’s or Guarantor’s efforts to perform shall not excuse Borrower, Mortgage Borrower or Guarantor from fully pursuing such efforts.

“Commitment” means, with respect to each Lender the maximum amount of the Loan committed to be loaned by such Lender pursuant to the Loan Documents, as set forth on Schedule II attached hereto (as such amount may be modified from time to time pursuant to the terms hereof) or as set forth in any Assignment and Assumption.

“Communications” has the meaning set forth in Section 19.6(c).

“Completion”, “Completed” and “Complete” each means, with respect to the Project, (i) Substantial Completion shall have occurred, (ii) all Punchlist Items with respect thereto have been fully completed and (iii) final lien waivers substantially in form and substance of Exhibit H-1 (or, with respect to the General Contractor, Exhibit H-2) hereto from all contractors who performed work in connection with the Required Improvements have been received by Administrative Agent and the Construction Consultant.

“Completion Guaranty” means that certain Mezzanine Completion Guaranty, dated as of the Original Closing Date, made by Guarantor in favor of Secured Party, as amended by that certain First Amendment to Mezzanine Completion Guaranty dated as of November 18, 2024 and that certain Second Amendment to Mezzanine Completion Guaranty dated as of the Closing Date, as the same may be further amended, replaced, supplemented or otherwise modified from time to time.

“Component” means, individually and/or collectively, as the context may require, (i) the Conversion Component, (ii) the Construction Component, (iii) intentionally omitted and (iv) intentionally omitted, which Components collectively constitute the entirety of the Required Improvements.

“Component Substantial Completion” means, (a) with respect to the Conversion Component, the occurrence of each of the following, as determined by Administrative Agent in its sole but good faith discretion:

(i)             the development, construction and equipping of the Required Improvements comprising such Component shall have been one hundred percent (100%) completed substantially in accordance with the applicable Plans and Specifications, subject to completion of any Punchlist Items with respect thereto, and in accordance with the Loan Documents, all Construction Permits applicable thereto and Legal Requirements in all material respects;

(ii)            intentionally omitted;

(iii)           Administrative Agent has received a certificate from Architect that the Required Improvements have been completed substantially in accordance with the Plans and Specifications, and Construction Consultant has concluded in its reasonable discretion that such certificate is accurate in form and substance; and

(iv)           final (or otherwise unconditional) lien waivers substantially in form and substance of Exhibit H-1 (or, with respect to the General Contractor, Exhibit H-2) hereto from all contractors who performed work (excluding Punchlist Items and Retainage that, as of the date of Substantial Completion, are actually being withheld in accordance with the terms of the Loan Documents and except with respect to disputed amounts that have been fully bonded to the reasonable satisfaction of Administrative Agent) in connection with the Required Improvements comprising such Component have been received by Administrative Agent and the Construction Consultant, or other arrangements have been made which are satisfactory to Administrative Agent and Construction Consultant with respect thereto.

or (b) with respect to the Construction Component,

(i)             the development, construction and equipping of the Required Improvements comprising such Component shall have been one hundred percent (100%) completed substantially in accordance with the portion of applicable Plans and Specifications described in the Cold Shell Description, subject to completion of any Punchlist Items with respect thereto, and in accordance with the Loan Documents, all Construction Permits applicable thereto and Legal Requirements in all material respects; and

(ii)            final (or otherwise unconditional) lien waivers substantially in form and substance of Exhibit H-1 (or, with respect to the General Contractor, Exhibit H-2) hereto from all contractors who performed work (excluding Punchlist Items and Retainage that, as of the date of Substantial Completion, are actually being withheld in accordance with the terms of the Loan Documents and except with respect to disputed amounts that have been fully bonded to the reasonable satisfaction of Administrative Agent) in connection with the Required Improvements comprising such Component have been received by Administrative Agent and the Construction Consultant, or other arrangements have been made which are satisfactory to Administrative Agent and Construction Consultant with respect thereto.

or (c) with respect to the Required Improvements other than the Conversion Component and the Construction Component:

(i)             the development, construction and equipping of the Required Improvements comprising such Component shall have been one hundred percent (100%) substantially completed, subject to completion of any Punchlist Items with respect thereto, and in accordance with the Loan Documents, all Construction Permits applicable thereto and Legal Requirements in all material respects; and

(ii)            final (or otherwise unconditional) lien waivers substantially in form and substance of Exhibit H-1 (or, with respect to the General Contractor, Exhibit H-2) hereto from all contractors who performed work (excluding Punchlist Items and Retainage that, as of the date of Substantial Completion, are actually being withheld in accordance with the terms of the Loan Documents and except with respect to disputed amounts that have been fully bonded to the reasonable satisfaction of Administrative Agent) in connection with the Required Improvements comprising such Component have been received by Administrative Agent and the Construction Consultant, or other arrangements have been made which are satisfactory to Administrative Agent and Construction Consultant with respect thereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent of Construction Management Agreement” means that certain Consent of Construction Manager and Subordination of Construction Management Fees, dated as of January 1, 2025, executed and delivered by Borrower, Mortgage Borrower, Guarantor and Construction Manager to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof

“Consent of General Contractor Agreement” means individually or collectively, as the context may require, (i) that certain Consent of General Contractor and Subordination of General Contractor Fees, dated as of the Original Closing Date, executed and delivered by Borrower, Mortgage Borrower and Wise Construction Corporation to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof and (ii) that certain Consent of General Contractor and Subordination of General Contractor Fees, dated as of the Closing Date, executed and delivered by Borrower, Mortgage Borrower and Tishman Construction Corporation of Massachusetts d/b/a Aecom Tishman to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof

“Consent of Leasing Agency Agreement” means that certain Consent of Leasing Agent and Subordination of Leasing Fees, dated as of the Original Closing Date, executed and delivered by Borrower, Mortgage Borrower and Colliers International New England, LLC to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof

“Consent of Management Agreement” means, individually or collectively, as the context may require, (i) that certain Consent of Manager and Subordination of Management Fees, dated as of the Original Closing Date, executed and delivered by Borrower, Mortgage Borrower and Manager to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof and (ii) that certain Consent of Manager and Subordination of Management Fees, dated as of January 1, 2025, executed and delivered by Borrower, Mortgage Borrower and Affiliate Manager to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Consent of Parking Management Agreement” means a Consent of Parking Manager and Subordination of Parking Management Fees, to be executed and delivered by Borrower, Mortgage Borrower and each parking manager or operator approved by Administrative Agent to Secured Party in form and substance reasonably approved by Administrative Agent, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Consent of Project Management Agreement” means individually or collectively, as the context may require, (i) that certain Consent of Project Manager and Subordination of Project Management Fees, dated as of the Original Closing Date, executed and delivered by Borrower, Mortgage Borrower and the CBRE, Inc. to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof and (ii) that that certain Consent of Project Manager and Subordination of Project Management Fees, dated as of the Original Closing Date, executed and delivered by Borrower, Mortgage Borrower and Leggat McCall Properties LLC to Secured Party, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof

“Consent of Property Operating Agreement” means, individually and/or collectively, as the context may require, (i) with respect to any Construction Management Agreement, a Consent of Construction Management Agreement, (ii) with respect to any Project Management Agreement, a Consent of Project Management Agreement, (iii) with respect to any Management Agreement, a Consent of Management Agreement, (iv) with respect to any Leasing Agency Agreement, a Consent of Leasing Agency Agreement and (v) with respect to any Parking Management Agreement, a Consent of Parking Management Agreement.

“Construction Agreement” means, individually and/or collectively, as the context may require, any contract between Mortgage Borrower, an Affiliate of Mortgage Borrower, Architect, Engineer or General Contractor and any other Work Provider, in each case relating to the construction of the Required Improvements, as each of the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms of the Loan Documents, including, without limitation, each Construction Management Agreement, each Project Management Agreement, each Architect Agreement, each Engineer Agreement, each agreement with any other Design Professional, the General Contractor Agreement and any other Trade Contract.

“Construction Component” has the meaning set forth in the definition of Required Improvements.

“Construction Consultant” means Marx Okubo or such other Person as may be designated and engaged by Administrative Agent, from time to time, as construction consultant to advise, consult and render reports to Administrative Agent and Lenders concerning the status of the development and construction of the Required Improvements, which Person shall be unaffiliated with Administrative Agent and the Lenders. Administrative Agent agrees that so long as there is no Event of Default continuing, the Construction Consultant shall always be the same Person designed and engaged to be the “Construction Consultant” as defined in the Mezzanine Loan Agreement.

“Construction Consultant Fee Cap” means $12,500 per month.

“Construction Management Agreement” means that certain Property Management Agreement dated as of December 31, 2024, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof

“Construction Manager” means IQHQ Construction Management, LP, a Delaware limited partnership.

“Construction Permits” means, individually and/or collectively, as the context may require, all authorizations, consents and approvals, licenses and permits given or issued by Governmental Authorities (including, without limitation, the Cambridge Inspectional Services Department and, if applicable, the Massachusetts Office of Public Safety and Inspections) which are required for the construction and development of the Required Improvements in accordance with all Legal Requirements and the Plans and Specifications, and for the performance and observance of all obligations and agreements of Borrower contained herein (or of Mortgage Borrower contained in the Mortgage Loan Documents) or in the other Loan Documents relating to the development and construction of the Required Improvements.

“Construction Schedule” means a projected schedule for the progress of the development and construction of the Required Improvements setting forth (i) the monthly projected Advances of the Loan throughout the construction period and (ii) a construction progress schedule reflecting, among other things, the anticipated dates of completion of and the timing of disbursements of incremental amounts of various subcategories of the Budget, all in such form and containing such details as Administrative Agent shall require in its reasonable discretion, and which shall include, without limitation, a trade by trade breakdown of the estimated periods of commencement and completion of the specific work to be completed in connection with the completion of the Required Improvements substantially in accordance with the Plans and Specifications, and in compliance with all Legal Requirements.

“Construction Update Qualification” means that to the extent updates, amendments and/or modifications of any of the following are required or appropriate to conform such items to the scope of the Required Improvements, and representations, warranties and/or covenants contained herein and/or in the other Loan Documents are deemed modified or waived, as appropriate, to take into account that such updates, amendments and/or modifications have not been implemented, for any period prior to the first Subsequent Advance: Construction Management Agreement, each Project Management Agreement, each Architect Agreement, each Engineer Agreement, each agreement with any other Design Professional, the General Contractor Agreement and any other Trade Contract, Construction Permits, Construction Schedule, Plans and Specifications, Budget.

“Contractor Lien” means, with respect to any Trade Contractor, the inchoate Lien of such Trade Contractor under the Trade Contract to which such Trade Contractor is a party in accordance with applicable Legal Requirements, provided that each “Contractor Lien” expressly excludes any actual Lien recorded by or on behalf of any Trade Contractor against the Property.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the business and affairs of a Person, whether through ownership of beneficial interests, voting securities, by contract or otherwise, and the terms “Controlled”, “Controlling” and “Common Control” shall have correlative meanings (it being acknowledged that a Person shall not be deemed to lack Control of another Person if certain decisions are subject to “major decisions” consent or approval rights of limited partners, shareholders or members, as applicable).

“Conversion Component” has the meaning set forth in the definition of Required Improvements.

“Cost Savings” means and shall be determined as follows and provided that, in each case, such Cost Savings does not result in a diminishment or reduction in the quality, scope or functionality, other than to a de minimis extent in the reasonable determination of Administrative Agent, of the Required Improvements: (a) in the event that the specific work which is the subject of a Line Item (other than any Line Item for Debt Service and Mortgage Debt Service, if any) shall be reasonably determined by Administrative Agent to have been completed without the expenditure of the entire amount allocated in the Budget to such Line Item, and all Design Professionals, Trade Contractors, subcontractors and other Persons have been paid in full for work performed and materials provided with respect to the construction and development of the Required Improvements which is the subject of such Line Item, the difference between the amount of such Line Item in the Budget and the amount so expended for such Line Item shall be deemed to be a Cost Saving or (b) the amount of cost savings for any Line Item, if any, that Borrower otherwise demonstrates to the reasonable satisfaction of Administrative Agent.

“Costs” means, collectively, all hard and soft costs and expenses required or incurred for Completion (whether or not set forth in the Budget), including, without limitation, all costs to pay Debt Service and operating expenses and Mortgage Debt Service (if any); provided, however, in no event shall Costs include the payment of any return on any invested capital by Borrower or Mortgage Borrower or any direct or indirect owner of Borrower or Mortgage Borrower.

“Customer In Good Standing” means a Person, which, at the time such Person becomes a Lender or Eligible Acquisition Entity pursuant to the terms of this Agreement and within the immediately preceding seven (7) years (i) is not and has not been (nor any Affiliate of such Person is or has been) the subject of (1) a bankruptcy, insolvency, reorganization relating to insolvency or other relief for debtors or relief of debtors proceeding, or (2) a workout or restructuring on account of its obligations and liabilities to Administrative Agent, any Lender and/or an Affiliate thereof and that has not been resolved to the satisfaction, in its sole discretion, of Administrative Agent or such Lender, as applicable; (ii) has not (nor any Affiliate of such Person has) otherwise commenced, or been a participant in, any legal or other adversarial proceeding (including pursuant to a counterclaim or cross-claim) actually brought by such Person (or such person’s Affiliate) against Administrative Agent, any Lender, and/or such Affiliate thereof, (iii) has (and such Person’s Affiliate has) otherwise paid and performed all of its obligations and liabilities to Administrative Agent and/or any of its Affiliates in accordance with the respective terms thereof or otherwise as approved by Administrative Agent and/or such Affiliate, and (iv) as to which Administrative Agent, any Lender, and/or any Affiliate thereof has not commenced an adversarial legal proceeding against such Person (or any Affiliate thereof).

“Cut-Off Date” has the meaning set forth in Section 6.4.4.

“Data Room” means any secure online data room to be established by Administrative Agent with respect to the Loan.

“Debt” means, collectively, the indebtedness, monetary liabilities and obligations set forth in the following clauses (a) through (d): (a) payment of the indebtedness evidenced by the Note plus all interest and all fees, including, without limitation, the Additional Interest (if any), the Exit Fee and any Breakage Costs payable thereunder, (b) payment of all liabilities and obligations contained in the Pledge Agreements and the Mortgage and any extensions, renewals or modifications thereof, (c) payment of all liabilities and obligations of Borrower contained in each of the other Loan Documents; and (d) without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by any Secured Party with respect to which Borrower has any reimbursement, payment or indemnification obligation pursuant to and in accordance with the terms and conditions of the Loan Documents, even if the aggregate amount of the monetary obligation outstanding at any one time exceeds the face amount of the Note.

“Debt Service” means, with respect to any particular period of time, scheduled interest payments under the Loan Documents.

“Debt-Service Coverage Ratio (Aggregate)” means, as of the last day of the calendar quarter immediately preceding the applicable date of determination, the ratio of (a) the Underwritten NOI for the twelve (12) month period ending with the last day of such calendar quarter to (b) the annual interest payments payable during such period under the Loan Documents and the Mortgage Loan Documents, using as the applicable rate of interest for the purpose of such interest calculation with respect to the Loan, the then Applicable Rate, and with respect to the Mortgage Loan, the then Applicable Rate (as such term is defined in the Mortgage Loan Documents).

“Debt-Service Coverage Ratio (Mortgage Only)” means, as of the last day of the calendar quarter immediately preceding the applicable date of determination, the ratio of (a) the Underwritten NOI for the twelve (12) month period ending with the last day of such calendar quarter to (b) the annual interest payments payable during such period under the Loan Documents, using as the applicable rate of interest for the purpose of such interest calculation the then interest rate under the Mortgage Loan.

“Debt-Service Cure” means (a) no Event of Default shall be continuing and (b) the achievement of (i) a Debt-Service Coverage Ratio (Aggregate) of at least 1.15:1.00 and (ii) a Debt-Service Coverage Ratio (Mortgage Only), if applicable, of at least 1.73:1.00, for the two (2) consecutive calendar quarters immediately preceding the date of determination based upon the trailing twelve (12) month period immediately preceding such date of determination.

“Debt Service Disbursement Amount” means with respect to a Payment Date collectively, (A) funds sufficient to pay the Debt Service due on such Payment Date, (B) funds sufficient to pay any interest accruing at the Default Rate and Late Payment Charges, if any, with respect to the Loan, and (C) any administrative agency fees due on the then applicable Payment Date, after giving credit for the following amounts: (x) Loan proceeds and Mortgage Loan proceeds then available under this Agreement and the Mortgage Loan Agreement, as applicable, for the payment of Debt Service, (y) Deficiency Collateral then available under this Agreement for the payment of Debt Service, and (z) amounts then on deposit in the Debt Service Reserve Account.

“Debt Service Reserve Account” has the meaning set forth in Section 3.2.1(e)(iii).

“Debt Service Reserve Amount” means, as of the date of determination, an amount determined by Administrative Agent in its sole good faith discretion to be sufficient to pay the aggregate Debt Service due and payable during the applicable Extension Term, taking into consideration the actual or underwritten cash flow from Rents and other Operating Income, less (i) the amount on deposit in the Debt Service Reserve Account, and (ii) the amount of funds deposited into the Loan Advance Reserve Account under Section 2.5(d) into and applied to the Debt Service Reserve Account in connection with the exercise of an Extension Option, in each case, as of the applicable Maturity Date.

“Debt Service Reserve Funds” has the meaning set forth in Section 16.3(a).

“Debt-Service Trigger Event” means (i) a Debt-Service Coverage Ratio (Aggregate) of less than 1.15:1.00 or (ii) a Debt-Service Coverage Ratio (Mortgage Only), if applicable, of less than 1.73:1.00, in either case, on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing twelve (12) month period immediately preceding such date of determination, as determined by Administrative Agent.

“Debt-Service Trigger Period” means the period commencing on the occurrence of a Debt-Service Trigger Event and continuing until the occurrence of a Debt-Service Cure.

“Debt-Service Trigger Period Prepayment” has the meaning set forth in Section 2.13.3.

“Debt Yield (Aggregate)” means, as of the last day of the calendar month immediately preceding the applicable date of determination, the quotient (expressed as a percentage) obtained by dividing (a) Underwritten NOI as of such date by (b) the sum of (i) the sum of (A) the outstanding principal amount of the Loan as of the date of such calculation plus (B) any remaining unfunded principal amount of the Loan for which Commitments have not been terminated in accordance with Section 2.5(d), and (ii) the sum of (A) the outstanding principal amount of the Mortgage Loan plus (B) any remaining unfunded principal amount of the Mortgage Loan for which commitments under the Mortgage Loan have not been terminated. Administrative Agent’s calculation of the Debt Yield (Aggregate), and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

“Default” means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to the Loan, a rate per annum equal to the lesser of (a) the sum of the Applicable Rate, plus five percent (5%) per annum and (b) the Maximum Legal Rate, all of which shall be payable currently.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Commitment, or (ii) pay over to any Secured Party any other amount required to be paid by it; (b) has notified Borrower or Administrative Agent in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under the Loan Agreement or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund under the Loan Documents; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c), upon Administrative Agent’s receipt of such certification in form and substance satisfactory to Administrative Agent; (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; (e) has become the subject of a Bankruptcy Action; or (f) is a Prohibited Transferee at the time such Lender acquires its interest in the Loan, provided no Event of Default is then continuing.

“Deficiency” has the meaning set forth in Section 2.25(c).

“Deficiency Account” has the meaning set forth in Section 2.25(e).

“Deficiency Collateral” has the meaning set forth in Section 2.25(d)(iii).

“Deficiency Waiver Amount” means an amount equal to the amount that was required to be funded by the applicable Defaulting Lender or any Mortgage Defaulting Lender, as applicable, with respect to the applicable Advance.

“Deficiency Waiver Conditions” means, (i) as a condition precedent to the applicable Advance, Borrower has caused Mortgage Borrower to deposit with Administrative Agent or the Mortgage Administrative Agent the Deficiency Waiver Amount on the applicable Advance Date and (ii) Borrower shall be diligently proceeding to replace such Defaulting Lender or Mortgage Defaulting Lender, as applicable, pursuant to the terms of Section 15.10(e)(ii) of this Agreement or the Mortgage Loan Agreement.

“Deficiency Waiver Period” means, with respect to each Lender or any Mortgage Lender, as applicable, the period commencing on the date that such Defaulting Lender or any Mortgage Defaulting Lender, as applicable, provides notice to Borrower or Mortgage Borrower, as applicable, that such Defaulting Lender or any Mortgage Defaulting Lender, as applicable, first fails to fund an Advance or any Mortgage Loan Advance, as applicable, as and when required pursuant to this Agreement or any Mortgage Loan Agreement, as applicable, and ending on the date that is ninety (90) days after the date of such failure.

“Design Architect” means each design architect engaged by (or on behalf of) Mortgage Borrower with respect to the Project or any Component and set forth on Schedule VII hereto, together with any successor, replacement or additional Architect engaged by (or on behalf of) Mortgage Borrower to serve in such capacity.

“Design Professionals” means, individually and/or collectively, as the context may require, all architects, engineers, consultants and similar professionals engaged by or on behalf of Mortgage Borrower, any Affiliate of Mortgage Borrower, Architect, Engineer or General Contractor in connection with the design of the Project or any Component, including without limitation, each Architect and each Engineer.

“Designated Eligible Assignee” has the meaning set forth in Section 2.18(b)(ii).

“Determination Date” means, with respect to any determination of the Applicable Rate applicable to an Interest Period, the date that is two (2) U.S. Government Securities Business Days preceding the first day of the applicable Interest Period.

“Development Rights” has the meaning set forth in the Recitals.

“Disclosure Documents” has the meaning set forth in Section 14.3.1.

“Draw Request” has the meaning set forth in Section 2.22(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electing Lender” has the meaning set forth in Section 15.10(c).

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent or any other Person, providing for access to data protected by passcodes or other security system.

“Eligibility Requirements” means, with respect to any Person, (i) that such Person has total assets located in the United States of America in excess of the greater of (a) $500,000,000 and (b) an amount equal to three (3) times the remaining unfunded Commitment of the applicable Person as of the applicable date of determination after giving effect to an assignment of an interest in the Loan to such Person, (ii) that such Person has either (a) capital/statutory surplus or shareholders’ equity of at least the greater of (I) $250,000,000 or (II) an amount equal to two (2) times the remaining unfunded Commitment of the applicable Person as of the applicable date of determination after giving effect to an assignment of an interest in the Loan to such Person, or (b) market capitalization of at least the greater of (I) $250,000,000, and (II) an amount equal to two (2) times the remaining unfunded Commitment of the applicable Person as of the applicable date of determination after giving effect to an assignment of an interest in the Loan to such Person and (iii) such Person is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm, asset manager, registered investment advisor or manager or similar fiduciary, regularly engaged in managing investments in) commercial real estate construction loans similar in size and nature to the Loan (including mezzanine construction loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial properties) or developing and operating commercial properties similar in size and nature to the Property.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts (or subaccounts thereof) maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa2” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $100,000,000.00 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Acquisition Entity” means a Person that (a) is not a Prohibited Person, (b) is a Customer in Good Standing and (c) (i) whose securities are approved for listing on (x) the New York Stock Exchange, AMEX, NASDAQ or any other nationally recognized securities exchange, or (y) the Toronto Stock Exchange, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Tokyo Stock Exchange or the Korea Exchange (KRX), and shall include a majority owned subsidiary of any such Person or any operating partnership through which such Person conducts all or substantially all of its business and has a market capitalization equal to or exceeding $5,000,000,000.00 as of the date of the applicable Transfer, (ii) only if a Transfer pursuant to Section 8.5.1(e) has not yet occurred, has an aggregate Net Worth (as defined in the Recourse Guaranty) as of the date of the applicable Transfer equal to, or in excess of $3,000,000,000.00 or (iii) has been approved by Administrative Agent.

“Eligible Assignee” means: (a) any Lender or any Affiliate of any Lender, or (b) one or more of the following:

(i)             a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements;

(ii)            an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements;

(iii)           an institution substantially similar to any of the entities described in clause (b)(i), (b)(ii) or b(v) that satisfies the Eligibility Requirements;

(iv)           any entity Controlling, Controlled by or under common Control with any of the entities described in clause (a), or clause (b)(i), (b)(ii), (b)(iii) or (b)(v) of this definition that satisfies the Eligibility Requirements or whose obligations are guaranteed pursuant to a guaranty in form and substance reasonably satisfactory to Administrative Agent (x) that is executed and delivered by an Affiliate of such Person that satisfies the Eligibility Requirements and (y) under which each of (A) Administrative Agent, (B) each Lender other than such Person, (C) Borrower and (D) Guarantor are an intended third party beneficiary; or

(v)           an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate or an entity that is otherwise an Eligible Assignee under clauses (b)(i), (ii), (iii) or (iv) of this definition investing through a fund with committed capital of at least $500,000,000 acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: an Eligible Assignee, an institutional “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth in this clause (v) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements;

Notwithstanding the foregoing, unless consented to by Administrative Agent in writing in its sole discretion, no Person shall be (or deemed to be) an Eligible Assignee unless such Person is (i) not a Prohibited Person and (ii) a Customer in Good Standing.

“Eligible Institution” means (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P and “P-1” by Moody’s (or equivalent ratings) from two (2) of the Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less and (ii) the senior unsecured debt obligations of which are rated at least “A+” by S&P and “Aa3” by Moody’s (or equivalent ratings) from two (2) of the Rating Agencies in the case of accounts in which funds are held for more than thirty (30) days or (b) such other depository institution otherwise approved by Administrative Agent from time to time.

“Emergency Order” means any amendment, supplement or other modification to any Construction Agreement and/or the Plans and Specifications or any departure therefrom made by General Contractor which are required in the case of an emergency and which in the interest of expediency, General Contractor determines should be made without obtaining the prior written consent of Mortgage Borrower, in each case, which may be made by General Contractor without Mortgage Borrower’s approval pursuant to the General Contractor Agreement.

“Employer” has the meaning set forth in Section 5.1.29(c).

“Engineer” means each engineer with respect to the Project, or any Component, on the date hereof and set forth on Schedule VII hereto, together with any successor or additional engineers engaged by (or on behalf of) Mortgage Borrower to perform any structural, mechanical, electrical and/or soil engineering services with respect to all or any portion of the Project.

“Engineer Agreement” means, individually and/or collectively as the context may require, (i) each engineering agreement in effect on the date hereof and set forth on Schedule III hereto and (ii) any agreement entered into by (or on behalf of) Mortgage Borrower with an Engineer after the date hereof with respect to the Project, or any Component, which provides for engineering services in connection with the construction of the Required Improvements, subject to the requirements of Section 5.8.12, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Engineer Consent” means an Engineer’s Consent and Agreement executed and delivered by each Engineer in favor of Secured Party, in form and substance reasonably approved by Administrative Agent.

“Environmental Indemnity” means that certain Mezzanine Environmental Indemnity Agreement, dated as of the Original Closing Date, made by Borrower and Guarantor in favor of Secured Party, as amended by that certain Amendment to Mezzanine Environmental Indemnity Agreement dated as of the Closing Date, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Equipment” means all “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code, now owned or hereafter acquired by Mortgage Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Mortgage Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Equity Collateral Enforcement Action” has the meaning set forth in Section 18.2(w).

“Equity Collateral Transfer Date” has the meaning set forth in Section 18.2(w).

“Equity Maintenance Requirement” means a prohibition on Borrower making any (i) dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in Borrower or any subsidiary, (ii) payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in Borrower or any subsidiary or any option, warrant or other right to acquire any such equity interests in Borrower or any subsidiary, or (iii) return or refund (or other disbursement) of any equity of Borrower in the Property, including, without limitation, any equity internally generated by the Property or the development thereof (any of the foregoing a “Restricted Payment”); provided, that any distribution of excess funds transferred to the Mortgage Borrower Operating Account pursuant to Section 3.2.1(b) shall not be considered a Restricted Payment or violation of the Equity Maintenance Requirement.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (regardless of whether incorporated) that is a member of the same controlled group of corporations or group of trades or businesses under common control with Borrower, Mortgage Borrower or Guarantor, or is treated as a single employer together with Borrower, Mortgage Borrower or Guarantor, under Section 414 of the Code or Title IV of ERISA.

“ESA” has the meaning set forth in Section 4.1.44(e).

“Escrowed Public Access Improvements” has the meaning set forth in Section 5.3(k).

“Estimated Cost of Construction” has the meaning set forth in Section 2.25(c).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 17.1(a).

“Excess Cash Flow Funds” has the meaning set forth in Section 16.7(a).

“Excess Cash Flow Funds Account” has the meaning set forth in Section 3.2.1(e)(vi).

“Excluded Liabilities” means any consequential, punitive, special, exemplary or other indirect damages unless any third party makes any claim or demand upon Administrative Agent or Lender for damages on account of consequential, punitive, special or other indirect damages and any expenses and liabilities caused by the gross negligence, fraud or willful misconduct of Administrative Agent, Lenders and/or their respective Affiliates.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17.6, and (d) any withholding Taxes imposed under FATCA.

“Exculpated Parties” has the meaning set forth in Section 18.1.

“Excusable Delay” means any delay or number of delays due to conditions beyond the reasonable control of Borrower, Mortgage Borrower and/or their respective Affiliates (in each case, so long as Borrower and/or Mortgage Borrower uses Commercially Reasonable Efforts to mitigate the effect thereof), including, without limitation, strikes, stays, judgments, orders, decrees, labor disputes, governmental restrictions, acts of God, the elements, enemy action, cyber attack, terrorism, civil commotion, fire, casualty, accidents, pandemics or epidemics generally affecting the municipality in which the Property is located that first arise (or materially worsen) after the Closing Date, shortages of, or inability to obtain, labor, utilities or material; provided, however, that (i) any lack of funds in and of itself shall not be deemed to be a condition beyond the reasonable control of Borrower and/or Mortgage Borrower and (ii) any failure by any contractor or sub-contractor to perform its obligations under any contractor or sub-contractor agreement in and of itself shall not be deemed to be a condition beyond the reasonable control of Borrower and/or Mortgage Borrower (unless due to the bankruptcy or insolvency of such contractor or sub-contractor); provided that in no event shall Excusable Delay exceed one hundred twenty (120) days in the aggregate; provided, further, that, Borrower acknowledges that, as of the Closing Date, no Excusable Delay exists as a result of the COVID-19 pandemic (it being agreed that in the event there is a material adverse change that results in shelter-in-place orders, moratoria or unavailability of materials directly as a result of COVID-19, such events shall constitute Excusable Delay).

“Existing Leasing Agency Agreement” has the meaning set forth in the definition of the term “Leasing Agency Agreement”.

“Existing Trade Contracts” means, individually and/or collectively, as the context may require, the Trade Contracts in effect on the Closing Date, as more particularly described on Schedule III.

“Exit Fee” means an amount equal to 0.50% of the amount of the Loan that is being or is required to be repaid, due and payable from time to time upon the earlier to occur of repayment or prepayment of any portion of the Principal Amount in accordance with the terms of this Agreement or when due (including on the Maturity Date).

“Extension Cash Collateral” means cash in an amount that, if applied to the outstanding principal balance of the Loan on the first day of the Extension Term with respect to which it is delivered pursuant to (i) Section 2.5(b)(iv), would result in satisfaction of the applicable As-Stabilized Loan-to-Value Ratio (Aggregate) and/or As-Is Loan-to-Value Ratio (Aggregate) requirement for the Extension Term as to which it is delivered and (ii) Section 2.5(b)(vi), would result in satisfaction of the applicable Debt-Service Coverage Ratio (Aggregate) requirements for the Extension Term as to which it is delivered, as applicable.

“Extension Fee” means an amount equal to thirty-five hundredths of one percent (0.35%) of the sum of (A) outstanding principal amount of the Loan as of the applicable Maturity Date plus (B) any remaining unfunded principal amount of the Loan for which Commitments have not been terminated in accordance with Section 2.5(d) as of the applicable Maturity Date.

“Extension LC” means an irrevocable, auto-renewing, unconditional, transferable, clean sight draft standby letter of credit in an amount as required hereunder having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods, for which Borrower shall not have any reimbursement obligation and which is not secured by the Property or any other property pledged to secure the Loan, in favor of Administrative Agent, or, at Administrative Agent’s option, its designee, and entitling Administrative Agent or its designee to draw thereon in New York, New York based on a statement that Administrative Agent or its designee has the right to draw thereon executed by an officer or authorized signatory of Administrative Agent or its designee, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank. Each Extension LC shall be in an amount that, if applied to the outstanding principal balance of the Loan on the first day of the Extension Term with respect to which it is delivered pursuant to (i) Section 2.5(b)(iv), would result in satisfaction of the applicable As-Stabilized Loan-to-Value Ratio (Aggregate), As-Stabilized Loan-to-Value Ratio (Mortgage Only), As-is Loan-to-Value Ratio (Aggregate) and/or As-is Loan-to-Value Ratio (Mortgage Only) requirement for the Extension Term as to which it is delivered and (ii) Section 2.5(b)(vi), would result in satisfaction of the applicable Debt-Service Coverage Ratio (Aggregate) and Debt-Service Coverage Ratio (Mortgage Only) requirements for the Extension Term as to which it is delivered, as applicable.

“Extension Option” means the First Extension Option and/or the Second Extension Option, as applicable.

“Extension Prepayment” means a repayment of a portion of the Loan pursuant to Section 2.5(b)(iv) and/or Section 2.5(b)(vi).

“Extension Term” means, individually and/or collectively, as the context may require, the First Extension Term and the Second Extension Term.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FinCEN” has the meaning set forth in Section 2.5(b)(xx).

“FF&E” means fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of the Property, including, without limitation, appliances, machinery, equipment, signs, artwork, furnishings and equipment, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, and all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets.

“Field Order” means any non-material amendment, supplement or other modification to any Construction Agreement and/or the Plans and Specifications or any departure therefrom made by General Contractor by issuance of a written field order pursuant to the General Contractor Agreement in order to resolve conflicts in such Construction Agreement, the Plans and Specifications and/or the Budget or to avoid conflicts between different Trade Contractors, in each case, which may be made by General Contractor without Mortgage Borrower’s approval pursuant to the General Contractor Agreement.

“Financial Covenants” has the meaning set forth in the Guarantees.

“Financial Crime” means money laundering, terrorist financing, bribery, corruption, tax evasion, embezzlement, financial fraud (including, without limitation, bank fraud, securities fraud (including insider trading), market manipulation, mail and/or wire fraud), evasion of economic or trade sanctions, the unlawful expropriation, confiscation or conversion of assets and/or property, and/or violations of any laws, statutes, codes, regulations or requirements relating to such matters that are now or from time to time in force.

“First Extension Notice” has the meaning set forth in Section 2.5(b).

“First Extension Option” has the meaning set forth in Section 2.5(b).

“First Extension Term” has the meaning set forth in Section 2.5(b).

“Fiscal Year” means each twelve (12) month period commencing on January 1 and ending on December 31 during each year or the portion of any such twelve (12) month period in the event that such a twelve (12)-month period occurs partially before or after, and partially during, the term of the Loan.

“Fitch” means Fitch, Inc.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Full Replacement Cost” has the meaning set forth in Section 6.3(a).

“Future Commitment” has the meaning set forth in Section 15.10(d).

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

“General Contractor” means, (I) with respect to the Building One Component, Wise Construction Corporation, a Massachusetts corporation, and any successor or additional general contractor engaged by (or on behalf of) Mortgage Borrower with respect to such portion of the Project, subject to the requirements of Section 5.8 and (II) with respect to the remainder of the Project, Tishman Construction Corporation of Massachusetts d/b/a Aecom Tishman, a Massachusetts corporation, and any successor or additional general contractor engaged by (or on behalf of) Mortgage Borrower with respect to such portion of the Project, subject to the requirements of Section 5.8.

“General Contractor Agreement” means (A) with respect to the General Contractor for the Building One Component, (i) that certain Standard Form of Agreement between Mortgage Borrower and such General Contractor, dated as of August 29, 2022, consisting of modified versions of AIA Document A102-2007 and AIA Document A201-2007, between Mortgage Borrower and such General Contractor, together with (a) that certain GMP Agreement, dated as of September 16, 2022, between Mortgage Borrower and such General Contractor, (b) that certain GMP Agreement, dated as of October 5, 2022, between Borrower and General Contractor, (c) that certain GMP Agreement, dated as of September 19, 2024, between Mortgage Borrower and such General Contractor, (d) that certain GMP Agreement, dated as of September 23, 2024, between Mortgage Borrower and such General Contractor, (e) any other documentation executed by and between Mortgage Borrower and such General Contractor evidencing or relating to the guaranteed maximum price thereunder and (f) any guaranty of such General Contractor’s obligations under such General Contractor Agreement provided by any Person, and (ii) any general contractor or other agreement which may be entered into by (or on behalf of) Mortgage Borrower with any successor or additional or other General Contractor with respect to the Building One Component, subject to the requirements of Section 5.8, as each of the foregoing in (i) and (ii) may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof; (B) with respect to the General Contractor for the remainder of the Project, (i) that certain Standard Form of Agreement between Mortgage Borrower and such General Contractor, dated as of October 14, 2022, consisting of modified versions of AIA Document A102-2007 and AIA Document A201-2007, between Mortgage Borrower and such General Contractor for the remainder of the Project, together with (a) that certain GMP Agreement dated as of January 5, 2023, and that certain First Amendment to Construction Contract dated as of June 26, 2024 by and between Tishman Construction Corporation of Massachusetts d/b/a AECOM Tishman and Mortgage Borrower, (b) any other documentation executed by and between Mortgage Borrower and such General Contractor evidencing or relating to the guaranteed maximum price thereunder and (c) any guaranty of such General Contractor’s obligations under such General Contractor Agreement provided by any Person and (ii) any general contractor or other agreement which may be entered into by (or on behalf of) Mortgage Borrower with any successor or additional or other General Contractor with respect to all or any portion of the Project, subject to the requirements of Section 5.8, as each of the foregoing in (i) and (ii) may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Gensler” has the meaning set forth in the definition of “Architect of Record”.

“Government List” means, collectively, each of (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, and (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce, any other United States Governmental Authority or pursuant to any Executive Order, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross-Up Payment” has the meaning set forth in Section 2.19.

“Guarantees” means, collectively, the Recourse Guaranty, the Completion Guaranty, the Carry Guaranty, and any other guaranty or indemnity delivered in connection with the Loan from time to time.

“Guarantor” means IQHQ, LP, a Delaware limited partnership.

“Hard Costs” means, individually and/or collectively, as the context may require, all costs and expenses set forth in the Budget which are denominated in the Budget as “Hard Costs”.

“Hazardous Substances” has the meaning set forth in the Environmental Indemnity.

“HVCRE” means High Volatility Commercial Real Estate pursuant to the Basel III regulations.

“Hypothec” means that certain deed of hypothec entered into on December 18, 2024 by the Mortgage Borrower in favor of the Administrative Agent, in its capacity as hypothecary representative for the benefit of Secured Party, together with any required warehouseman’s waivers and consents obtained from Industrie Canatal Inc., a storage company, executed in connection therewith, as the same may be amended, replaced, supplemented or otherwise modified from time to time, and which deed of hypothec grants Administrative Agent, in such capacity, a security interest under the laws of the Province of Quebec in and to certain materials stored in such Province..

“Indemnified Tax Party” has the meaning set forth in Section 19.33.

“Impositions” means all Taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar Taxes but excluding Excluded Taxes, income or similar Taxes in the nature of income Taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Collateral, the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower and/or Mortgage Borrower, (b) the Property, the Collateral or any other collateral delivered or pledged to Administrative Agent in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower and/or Mortgage Borrower to pay any tax, assessment, levy or charge imposed on (i) any Tenant occupying any portion of the Property, or (ii) any third party manager of the Property, including any Manager.

“Imprest Account” has the meaning set forth in Section 2.34(a).

“Imprest Funds” has the meaning set forth in Section 2.34(b).

“Improvements” means all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter erected or located on the Land.

“Indebtedness” means, with respect to any Person at any time (and without duplication), (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments or services (including, without limitation, indebtedness in the form of mezzanine debt or preferred equity), or for the deferred purchase price of property (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with the Approved Accounting Method, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person (other than Permitted Encumbrances); (h) obligations under PACE Loans; or (i) obligations of such Person under any interest rate or currency exchange agreement.

“Indemnified Parties” has the meaning set forth in Section 19.12(b).

“Indemnified Persons” has the meaning set forth in Section 14.4.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent” means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in any Borrower Party, (ii) is not connected with any Borrower Party, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in clause (i) or (ii) above.

“Independent Accountant” means (i) any so-called “big four” accounting firm or (ii) another firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Administrative Agent.

“Independent Architect” means an architect, engineer or construction consultant selected by Mortgage Borrower which is Independent, licensed to practice in the State and has at least five (5) years of architectural experience and which is acceptable to Administrative Agent.

“Independent Director” has the meaning set forth in Section 9.1.1(a).

“Information” has the meaning set forth in Section 19.18.

“Initial Advance” means the first Advance to be made pursuant to this Agreement, anticipated to be in the amount of $21,290,000.00.

“Initial Lender” means NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company, as the initial Lender hereunder.

“Initial Maturity Date” means February 9, 2027.

“Insurance Disbursement Amount” means an amount equal to one-twelfth (1/12th) of the Insurance Premiums that Administrative Agent estimates in good faith will be payable for the renewal of the coverage afforded by the insurance policies required to be maintained pursuant to Article VI of this Agreement upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the policies after giving credit for the following amounts: (x) Loan proceeds and any Mortgage Loan proceeds then available under this Agreement and the Mortgage Loan Agreement, as applicable, for the payment of Insurance Premiums, (y) Deficiency Collateral then available under this Agreement for the payment of Insurance Premiums, and (z) amounts then on deposit in the Insurance Reserve Account.

“Insurance Premiums” shall have the meaning set forth in Section 6.3.5(a).

“Insurance Requirements” means, individually and/or collectively, as the context may require, (i) the requirements of Section 6.2 together with all material terms of any insurance policy required thereunder, and (ii) all material regulations and then-current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

“Insurance Reserve Account” has the meaning set forth in Section 3.2.1(e)(ii).

“Insurance Reserve Amount” means, as of the date of determination, an amount determined by Administrative Agent in its sole good faith discretion to be sufficient to pay the aggregate Insurance Premiums due and payable by Borrower during the applicable Extension Term, taking into consideration the actual or underwritten cash flow from Rents and other Operating Income, less (i) the amount then on deposit in the Insurance Reserve Account and (ii) the amount of any funds deposited under Section 2.5(d) into the Loan Advance Reserve Account and allocated for the payment of Insurance Premiums.

“Insurance Reserve Funds” has the meaning set forth in Section 16.3(a).

“Intellectual Property” shall have the meaning set forth in Section 4.1.42(a).

“Intercreditor Agreement” means, individually and/or collectively, as the context may require, any intercreditor agreement entered into between Administrative Agent, for the benefit of the Lenders, and Mortgage Administrative Agent, for the benefit of the Mortgage Lenders, as each of the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Period” means with respect to any Payment Date, the period commencing on and including the ninth (9th) day of the calendar month during which the preceding Payment Date occurs and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs.

“Interest Rate Cap Agreement” means, individually and/or collectively, as the context may require, one or more interest rate protection agreements (together with the master agreement, confirmation and schedules relating thereto) acceptable to Administrative Agent, between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.33 hereof After delivery of a Replacement Interest Rate Cap Agreement or a Substitute Interest Rate Cap Agreement to Administrative Agent, the term “Interest Rate Cap Agreement” shall be deemed to include such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement shall be subject to all requirements applicable to the Interest Rate Cap Agreement.

“IPO” means either (a) the Transfer (or series of Transfers) (but not a pledge, collateral assignment, lien, charge, encumbrance, hypothecation, security interest or other security device) of all or substantially all of the direct or indirect interests in Borrower to a Public Vehicle or (b) an event through which the owner(s) of all or any portion of the direct or indirect legal or beneficial interests in Borrower becomes or is merged with or into a Public Vehicle, in each case in connection with an initial public offering on the New York Stock Exchange, NASDAQ or any other nationally recognized securities exchanges.

“IPO Conditions” means, (i) such Transfer or merger, as applicable, takes place immediately prior to or contemporaneously with the initial public offering, (ii) satisfaction of the conditions set forth in Section 8.5.2(g), (h), (i), (k) and (l), (iii) Borrower gives Administrative Agent at least thirty (30) days prior written notice of the transaction, (iv) Guarantor continues to (a) own not less than twenty-five percent (25%) of the direct or indirect interests in Borrower, Sole Member and Mortgage Borrower, (b) Control Borrower, Sole Member and Mortgage Borrower and (c) satisfy the Financial Covenants, (v) Borrower shall deliver to Administrative Agent the redacted organizational documents of such applicable Public Vehicle and updated organizational chart as required pursuant to Section 8.5.2, (vi) Borrower shall deliver to Administrative Agent such legal opinions reasonably required by Administrative Agent with respect to the Loan Documents substantially on the terms of the opinion delivered in connection with the closing of the Loan on the Closing Date, (vii) Borrower shall pay Administrative Agent’s reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorney’s fees) actually incurred in connection therewith and (viii) if required by Administrative Agent, Guarantor shall deliver a ratification of the Recourse Guaranty, Completion Guaranty, Carry Guaranty and Environmental Indemnity.

“IQHQ, Inc.” means IQHQ, Inc., a Maryland corporation.

“IQHQ Parties” means Guarantor and any Affiliates of Guarantor.

“JPM” means JPMorgan Chase Bank, National Association, and its successors and assigns in such capacity.

“Key Persons” means Stephen Rosetta, Tracy Murphy, John Bonanno, Ryan Shannon, Jonathan Praw, and, if and when any such individual becomes an officer of IQHQ Inc., Jamie Graff and/or Preston Puryear; and in the event that fewer than two such Key Persons are officers of IQHQ Inc. or IQHQ Inc. ceases to directly or indirectly Control Borrower, such Pre-Approved Officers who are reasonably approved by Administrative Agent that are officers of IQHQ Inc. or such other Affiliate of Borrower that directly or indirectly Controls Borrower.

“Labor Agreement” has the meaning set forth in Section 4.1.34.

“Labor Liability” has the meaning set forth in Section 5.8.24(a).

“Land” has the meaning set forth in the Recitals.

“Late Payment Charge” shall have the meaning set forth in Section 2.11.

“Lease” means any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, including (without limitation) every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, whether before or after the filing by or against Mortgage Borrower of any petition for relief under the Bankruptcy Code. Notwithstanding the foregoing, in no event shall the term “Lease” include any subleases or sub-sublease, except solely to the extent of Mortgage Borrower’s interest, if any, thereunder.

“Leasing Agency Agreement” means (i) that certain Leasing Services Agreement dated as of June 14, 2021, by and between Mortgage Borrower and Colliers International New England, LLC (the “Existing Leasing Agency Agreement”) and (ii) any future agreement for leasing agency services or other similar arrangements with respect to the Property which may be entered into by or on behalf of Mortgage Borrower with any Qualified Leasing Agent subject to the requirements of Section 5.4, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Leasing Agent” means any Qualified Leasing Agent engaged by (or on behalf of) Mortgage Borrower in connection with leasing services for all or any portion of the Property.

“Legal Requirements” means, individually and/or collectively, as the context may require, present and future laws, statutes, codes, ordinances, consents, approvals, certifications, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority (including, without limitation, environmental laws and all covenants, restrictions and conditions now or hereafter of record) which may be applicable to (i) Borrower, Mortgage Borrower, Sole Member or with respect to its obligations under the Loan Documents, Guarantor, (ii) all or any portion of the Property, including the Improvements, the Required Improvements and/or the Equipment thereon, (iii) any portion of the Collateral, (iv) the performance and completion of the obligations and agreements of Borrower or Mortgage Borrower contained herein or in the other Loan Documents, including (without limitation), the development and construction of the Required Improvements, (v) the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of all or any portion of the Property thereon including, without limitation, building and zoning codes and any required variances, and ordinances and laws relating to handicapped accessibility, (vi) all requirements of each Construction Permit, and (vii) all requirements of each Operating Permit.

“Lender” or, collectively, “Lenders” means each Person listed on the signature pages hereof, each permitted assignee which becomes a Lender pursuant to Section 15.1, and their respective successors.

“Lender Transfer” has the meaning set forth in Section 15.1.

“Lender’s Increased Costs Threshold” means an amount equal to 1.00% of the aggregate Commitment of the Lender requesting payment of amounts from Borrower pursuant to Section 2.17, Section 2.19(a) or Section 2.19(b) of this Agreement.

“Liabilities” has the meaning set forth in Section 14.4.

“License” or “Licenses” has the meaning set forth in Section 4.1.43.

“Liquidation Event” has the meaning set forth in Section 2.13.2.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, collateral assignment, security interest, PACE Loan or any other encumbrance or charge on or affecting Mortgage Borrower, Borrower, Sole Member, the Property or the Collateral (in any case, any portion thereof or any direct interest therein), including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Line Item” means a line item of cost or expense set forth in the Budget as the same may be adjusted in compliance with Section 2.24.

“Loan” has the meaning set forth in the Recitals.

“Loan Advance Funds” means any and all funds that are deposited into the Loan Advance Reserve Account in accordance with Section 2.22(f).

“Loan Advance Reserve Account” has the meaning set forth in Section 2.5(d).

“Loan Amount” means that portion of the Loan advanced pursuant to this Agreement in a maximum principal amount not to exceed the Maximum Loan Amount and evidenced by the Note.

“Loan Documents” means, individually and/or collectively, as the context may require, this Agreement, the Note, the Pledge Agreements, the Hypothec, the Recourse Guaranty, the Completion Guaranty, the Carry Guaranty, the Environmental Indemnity, the Consent of General Contractor Agreement, the Consent of Construction Management Agreement, the Consent of Parking Management Agreement, each Consent of Project Management Agreement, each Consent of Management Agreement, the Consent of Leasing Agency Agreement, each Architect Consent, each Engineer Consent, each Major Trade Contractor Consent, the Assignment of Interest Rate Cap Agreement, together with all other agreements, certificates or other documents now or hereafter evidencing, guaranteeing, securing or otherwise executed and/or delivered by Mortgage Borrower, Borrower, Sole Member, Guarantor or any of their respective Affiliates for the benefit of Secured Party in connection with the Loan, as the same may be amended, replaced, supplemented, or otherwise modified from time to time.

“Losses” has the meaning set forth in Section 19.12(b).

“Major Lease” means any Lease that (i) is a Lease of space for at least 50,000 rentable square feet (in the aggregate with other Lease with the applicable Tenant or its Affiliates), (ii) any Lease with an Affiliate of Mortgage Borrower and (iii) any Lease which does not meet the Minimum Leasing Criteria.

“Major Milestones” means the fulfillment of the following milestones for the Project as determined by Administrative Agent in its sole and good faith discretion: (i) Component Substantial Completion for the Conversion Component shall have occurred no later than the Outside Conversion Component Substantial Completion Date, subject to Excusable Delay; (ii) intentionally omitted; (iii) intentionally omitted; (iv) Completion shall have occurred no later than the Outside Construction Completion Date, subject to Excusable Delay.

“Major Trade Contract” means (i) the Trade Contracts identified on Schedule III hereto and (ii) any Trade Contract entered into directly with Mortgage Borrower or an Affiliate of Mortgage Borrower (as opposed to the General Contractor) and having a contract or purchase price, as the case may be, whether initially or thereafter by virtue of any Change Order or Change Orders, equal to or in excess of Five Million Dollars ($5,000,000); provided that, for purposes of this definition, multiple Trade Contracts with a single contractor or supplier, or any Affiliate thereof, as the case may be, shall be deemed to constitute a single Trade Contract for the purposes of determining whether the same constitutes a Major Trade Contract hereunder.

“Major Trade Contractor” means any contractor or supplier, as the case may be, under a Major Trade Contract.

“Major Trade Contractor Consent” means a Major Trade Contractor Consent and Agreement executed and delivered by the applicable Major Trade Contractor in favor of Secured Party, in form and substance reasonably approved by Administrative Agent.

“Management Agreement” means (i) that certain Management Agreement dated as of July 17, 2020, by and among Mortgage Borrower, IQHQ REIT Advisors and CBRE, Inc., as amended by First Amendment to the Alewife Park Property Management Agreement dated as of December 9, 2022 by and between Mortgage Borrower and CBRE, Inc., (ii) the Affiliate Management Agreement and (iii) any other management services agreement with respect to the Property which may be entered into by or on behalf of Mortgage Borrower with any Qualified Manager subject to the requirements of Section 5.4, in each case, pursuant to which the applicable Manager is to provide management and other services with respect to the Property from and after any Component Substantial Completion, as each of the foregoing in (i), (ii) and (iii) may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof

“Manager” means, individually and/or collectively, as the context may require, (i) CBRE, Inc., (ii) Affiliate Manager and (iii) any additional or replacement Qualified Manager engaged by (or on behalf of) Mortgage Borrower for management services with respect to all or any portion of the Property.

“Mandatory Prepayment” has the meaning set forth in Section 2.13.2.

“Material Adverse Effect” means (x) any action, inaction or omission by or at the direction of Borrower, Mortgage Borrower, Sole Member or Guarantor or any Affiliate thereof or (y) any event, circumstance, fact, development, occurrence or condition directly and actually affecting the Property and/or the Collateral taken as a whole (in each case, other than general market conditions and market forces) that has had or is reasonably likely to have a material adverse effect on (i) the value of the Property or the Collateral, in either case, taken as a whole, (ii) the business, profits, operations or financial condition of Borrower and/or Mortgage Borrower taken as a whole, (iii) the ability of Borrower or Mortgage Borrower to achieve the Major Milestones within the time periods set forth in the definition thereof, (iv) the ability of Borrower to perform and satisfy when due or required any of Borrower’s obligations under this Agreement or any of the other Loan Documents, in all material respects, pursuant to the terms hereof or thereof, as applicable, (v) the ability of Mortgage Borrower to perform and satisfy when due or required any of Mortgage Borrower’s obligations under the Mortgage Loan Agreement or any of the other Mortgage Loan Documents pursuant to the terms thereof, as applicable, (vi) the ability of Guarantor to perform and satisfy when due or required any of Guarantor’s obligations under each of the applicable Loan Documents, in all material respects, to which it is a party (including, without limitation, Guarantor’s ability to satisfy Guarantor’s Financial Covenants), or (vii) the enforceability or validity of any of the Loan Documents or the perfection or priority of any Liens created under any of the Loan Documents.

“Material Adverse Effect (Advance)” means, (x) any action, inaction or omission by or at the direction of Borrower, Mortgage Borrower, Sole Member or Guarantor or any Affiliate thereof or (y) any event, circumstance, fact, development, occurrence or condition directly and actually affecting the Property and/or the Collateral taken as a whole (in each case, other than general market conditions and market forces) that has had or is reasonably likely to have a material adverse effect on (i) the ability of Borrower or Mortgage Borrower to achieve the Major Milestones within the time periods set forth in the definition thereof, and (ii) the ability of Borrower or Mortgage Borrower, as applicable, to perform and satisfy when due or required any of, as applicable, Borrower’s obligations under this Agreement or any of the other Loan Documents or Mortgage Borrower’s obligations under the Mortgage Loan Documents, in all material respects, pursuant to the terms hereof or thereof, as applicable, in each case, with respect to the Completion of the Required Improvements and/or the operation of the Property; in each case such that it would be unlikely, in Administrative Agent’s reasonable determination, for the Completion of the Required Improvements to occur on or prior to the date upon which such Major Milestone is required to be satisfied under the terms and conditions of this Agreement, the other Loan Documents and the Mortgage Loan Documents.

“Material Adverse Effect (Extension)” means any event, circumstance, fact, development, occurrence or condition that has had or is reasonably likely to have a material adverse effect on (i) the ability of Borrower or Mortgage Borrower to achieve the Major Milestones within the time periods set forth in the definition thereof, (ii) the ability of Borrower or Mortgage Borrower, as applicable, to perform and satisfy when due or required any of, as applicable, Borrower’s material obligations under this Agreement or any of the other Loan Documents pursuant to the terms hereof or thereof, as applicable, or Mortgage Borrower’s material obligations under the Mortgage Loan Documents, pursuant to the terms thereof, (iii) the ability of Guarantor to satisfy Guarantor’s Financial Covenants, or (iv) the enforceability, validity, perfection or priority of the liens of the Pledge Agreements or the Mortgage; such that, in the case of clauses (i) or (ii) only, it would be unlikely, in Administrative Agent’s reasonable determination, for the Completion of the Required Improvements to occur on or prior to the date upon which such Major Milestone is required to be satisfied under the terms and conditions of this Agreement and the other Loan Documents.

“Material Alteration” means any Alteration following the occurrence of Component Substantial Completion which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, (i) is structural in nature, or (ii) involves an estimated cost exceeding $10,000,000.00 (the “Material Alteration Threshold”) with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at the Property.

“Material Alteration Threshold” has the meaning set forth in the definition of Material Alteration.

“Material Change Order” means any Change Order unless each of the following are satisfied:

(i)             such Change Order, individually or in the aggregate, will not decrease (A) the aggregate net saleable or rentable square feet comprising the Conversion Component by more than three and one half percent (3.5%) as compared to the net saleable or rentable square feet comprising the Conversion Component in the Plans and Specifications approved by Administrative Agent as of the Closing Date or (B) the aggregate net saleable or rentable square feet comprising the Construction Component by more than three and one half percent (3.5%) as compared to the net saleable or rentable square feet comprising the Construction Component in the Plans and Specifications approved by Administrative Agent as of the Closing Date;

(ii)            intentionally omitted;

(iii)           such Change Order will not materially and adversely change the layout of the Required Improvements (except the layout of any tenant improvements that a Tenant is performing in accordance with a Lease approved by Administrative Agent in accordance with the terms of this Agreement or permitted in accordance with the terms of this Agreement without such approval, to be extent Borrower has no right to approve such layout under such Lease);

(iv)           such Change Order will not involve the use of materials, furniture, fixtures and equipment that will not be at least equivalent to or better, in all material respects, than the materials, furniture, fixtures and equipment originally specified in or required by the Plans and Specifications;

(v)           such Change Order does not result in an increase or decrease in the cost of Required Improvements of greater than Three Million Dollars ($3,000,000) with respect to a single item, or Twenty Million Dollars ($20,000,000) with respect to the aggregate cost of all such change orders not previously approved by Administrative Agent at any given time; provided that any increased cost of any change order shall not affect Borrower’s or Mortgage Borrower’s obligation to cause Completion of the Project and pay all costs thereof and any such increased costs shall be considered in calculating any Deficiency pursuant to the terms of the Loan Documents;

(vi)           such Change Order will not or is not reasonably expected to cause a Milestone Non-Compliance Event;

(vii)          such Change Order will not or is not reasonably expected to result in a Deficiency that is not cured by the deposit of Deficiency Collateral in accordance with the terms of the Loan Documents; and

(viii)         such Change Order shall not result in a violation of applicable Legal Requirements, any Management Agreement or any Lease.

Notwithstanding the foregoing or anything to the contrary set forth herein, a reallocation and/or application of contingency pursuant to Section 2.24 hereof shall not constitute a Material Change Order hereunder.

“Material Construction Agreement” means (i) any Material Trade Contract, (ii) any agreement between Mortgage Borrower, an Affiliate of Mortgage Borrower, Architect, Engineer or General Contractor with a Material Design Professional, (iii) the Project Management Agreement and (iv) the Construction Management Agreement.

“Material Construction Agreement Modification” has the meaning set forth in Section 5.8.12(a).

“Material Design Professionals” means, individually and/or collectively, as the context may require, (i) any Architect and (ii) any Engineer that is, or is providing services in the nature of, a structural engineer, MEP engineer, civil engineer, geotechnical engineer and environmental engineer.

“Material Service Contract” means any Service Contract that (a) has a term of more than one year (unless terminable by Mortgage Borrower upon ninety (90) days’ or less notice), (b) together with all other such agreements, contracts, instruments, documents, licenses or other written obligations under this definition, requires the payment of a termination fee by Mortgage Borrower in excess of $100,000 in the aggregate, or (c) provides for annual payments thereunder by Mortgage Borrower which exceed $1,000,000, provided, that, for purposes of this definition, multiple such agreements, contracts, instruments, documents, licenses or other written obligations with a single counterparty, or any Affiliate thereof, as the case may be, shall be deemed to constitute a single such agreement, contract, instrument, document, license or other written obligation for the purposes of determining whether the same constitutes a Material Service Contract hereunder.

“Material Trade Contract” means any Trade Contract with a Material Trade Contractor.

“Material Trade Contractor” means each of the following (i) any General Contractor, (ii) any Major Trade Contractor, and (iii) any Trade Contractor with whom a General Contractor has a direct agreement under which the aggregate contract price, whether initially or thereafter by virtue of any Change Order or Change Orders, is equal to or in excess of Two Million Dollars ($2,000,000) (provided that, for purposes of this definition, multiple agreements with a single Trade Contractor, or any Affiliate thereof, as the case may be, shall be deemed to constitute a single agreement for the purposes of determining whether the same constitutes a Material Trade Contract hereunder).

“Maturity Date” means, as applicable, (A) the Stated Maturity Date or (B) such earlier date on which the final payment of the Principal Amount and the Additional Interest becomes due and payable as provided in this Agreement by declaration of acceleration or otherwise.

“Maximum Legal Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of the State of New York.

“Maximum Loan Amount” means One Hundred Forty Three Million and 00/100 Dollars ($143,000,000.00).

“Member” has the meaning set forth in Section 9.1.1(d).

“Milestone Non-Compliance Event” means that any Major Milestone has not been timely satisfied as provided in the definition of “Major Milestones”.

“Minimum Equity Requirement” means direct and indirect owners in Borrower and Mortgage Borrower, in the aggregate, have invested and will maintain at least the greater of (i) the sum of (x) $360,000,000 of cash equity in the Project as determined by Administrative Agent (inclusive of sums paid for the acquisition of the Property) and (y) $910,000,000 of imputed market value of the Project, as determined by Administrative Agent), and (ii) taking into account Mortgage Borrower’s cash basis in the Project, cash or unencumbered readily marketable assets, as approved by Administrative Agent, equal to at least fifteen percent (15%) of the As-Completed Appraised Value of the Project as determined in good faith by the Administrative Agent as of the Closing Date.

“Minimum Hold/Control Requirements” has the meaning set forth in Section 8.5.1(g).

“Minimum Leasing Criteria” means the Minimum Leasing Criteria to be set forth on Schedule XI hereto as reasonably agreed to by Borrower and Administrative Agent on or before the date thirty (30) days after the Closing Date.

“Minimum Rate” means fourteen percent (14.00%) per annum.

“Monetary Default” means a Default that can be cured with the payment of money.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Mortgage Administrative Agent” means the administrative agent under the Mortgage Loan Agreement, and its successors and assigns in such capacity.

“Mortgage Borrower” has the meaning set forth in the Recitals.

“Mortgage Borrower Operating Account” has the meaning set forth in Section 3.2.1(b).

“Mortgage Debt” means the debt under the Mortgage Loan Agreement.

“Mortgage Debt Service” means the debt service under the Mortgage Loan Agreement.

“Mortgage Lenders” means, individually and/or collectively, as the context may require, any of the mortgage lenders under the Mortgage Loan.

“Mortgage Loan” has the meaning set forth in the Recitals.

“Mortgage Loan Agreement” means the Senior Loan Agreement dated as of the date hereof governing the Mortgage Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof

“Mortgage Loan Amount” means that portion of the Mortgage Loan advanced pursuant to the Mortgage Loan Documents in a maximum principal amount not to exceed the Mortgage Maximum Loan Amount and evidenced by the Mortgage Note.

“Mortgage Loan Documents” means the documents, agreements and instruments governing, securing or evidencing the Mortgage Loan.

“Mortgage Loan Event of Default” means an event of default under the Mortgage Loan or any default and the lapse of any notice, grace or cure period thereunder.

“Mortgage Loan Restoration Provisions” has the meaning set forth in Section 6.4.2(a).

“Mortgage Note” means that certain promissory note or notes evidencing the Mortgage Loan.

“Mortgage Obligations” means the obligations under the Mortgage Loan.

“Mortgage Reserve Accounts” means any reserve accounts under the Mortgage Loan.

“MRP Amount” the product of (i) 1.30 and (ii) the Maximum Loan Amount plus the Maximum Mortgage Loan Amount.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Net Liquidation Proceeds” means, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Mortgage Borrower or Borrower in connection with such Liquidation Event, including without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Administrative Agent’s, Lender’s, Mortgage Administrative Agent’s and/or Mortgage Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) the costs incurred by Mortgage Borrower in connection with a Restoration of all or any portion of the Property made in accordance with the Mortgage Loan Documents, (iii) amounts required or permitted to be deducted therefrom, and amounts paid and/or payable, pursuant to the Mortgage Loan Documents to Mortgage Administrative Agent and Mortgage Lenders, (iv) in the case of a foreclosure sale, disposition or transfer of the Property in connection with a realization thereof following an Event of Default under the Mortgage Loan, such reasonable and customary costs and expenses of sale or other disposition (including reasonable attorneys’ fees and brokerage commissions), (y) in the case of a foreclosure sale, such costs and expense incurred by Mortgage Administrative Agent and Mortgage Lenders under any of the Mortgage Loan Documents as such Persons shall be entitled to receive reimbursement for under the terms of the Mortgage Loan Documents, (vi) in the case of a refinancing of the Mortgage Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing as shall be reasonably approved by Mortgage Administrative Agent, and (vii) the amount of any prepayments required pursuant to the Loan Documents and/or the Mortgage Loan Documents, in connection with any such Liquidation Event.

“Net Proceeds” means the net amount of all Proceeds after payment of any reasonable out-of-pocket expenses incurred by Administrative Agent, any Lender, Mortgage Administrative Agent or any Mortgage Lender in connection with the collection thereof plus interest thereon at the Default Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after written request for reimbursement by Administrative Agent.

“Net Proceeds Deficiency” has the meaning set forth in Section 6.4.6(e).

“New Construction Loan” has the meaning set forth in Section 19.32.

“Note” means one or more promissory note(s) made by Borrower in favor of a Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Notice” has the meaning set forth in Section 19.6(a).

“Notice to Proceed” has the meaning set forth in Section 19.32.

“Obligations” means, individually and/or collectively, as the context may require, Borrower’s obligation for the payment of the Debt and the performance of the Other Obligations.

“OFAC” means the Office of Foreign Assets Control or, if the context requires, any successor Governmental Authority.

“Officer’s Certificate” means a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower, the status of the Project and the operation of the Property.

“Off-Site Storage Location” has the meaning set forth in Section 2.23(b).

“Off-Site Stored Materials” has the meaning set forth in Section 2.23(b).

“Off-Site Stored Materials Conditions” means: (i) such materials are in accordance with the Plans and Specifications; (ii) intentionally omitted; (iii) the bills of sale and contracts under which such materials are being provided shall be in form and substance reasonably satisfactory to Administrative Agent and Construction Consultant; (iv) such materials are insured against casualty, loss and theft in a manner satisfactory to Administrative Agent and Administrative Agent is named as a named insured and loss payee on such insurance policy with respect to said materials; provided that, if at the time of the applicable Request for Advance the “Builder’s Risk” insurance policy approved by Administrative Agent as of the Closing Date remains in effect and continues to satisfy the conditions set forth in Article VI, the insurance coverage requirement set forth in this clause (iv) shall be deemed satisfied; (v) Mortgage Borrower either owns or will own, after the payment of the bills and invoices therefor (which payment in full shall occur promptly after the disbursement of the Advance for such materials), such materials free and clear of all liens and encumbrances of any nature whatsoever (other than Permitted Encumbrances that are not Specified Permitted Encumbrances), which ownership shall be established contemporaneously with or promptly after such disbursement by evidence reasonably satisfactory to Administrative Agent; (vi) the aggregate amount of such disbursements of the Loan and Mortgage Loan for such materials shall in no event at any time exceed the actual costs incurred by Mortgage Borrower for such materials as verified by Construction Consultant; (vii) if reasonably required by Administrative Agent, Borrower executes and delivers to Administrative Agent such additional security documents as Administrative Agent shall deem reasonably necessary to create and perfect a first lien in such materials as additional security for the payment of the Loan; (viii) if reasonably required by Administrative Agent, Architect or Construction Consultant shall certify that it has inspected said materials and they are in the condition required under the applicable Trade Contracts and in accordance with the Plans and Specifications; (ix) Borrower is in compliance with the terms and conditions of Section 2.23(d); (x) Administrative Agent reasonably anticipates that such materials will be incorporated into the Improvements within one hundred eighty (180) days of the applicable Advance (except (x) materials to be incorporated into the exterior facade of any building may be stored for up to twenty (20) months, (y) EV chargers may be stored may be stored for up to fourteen (14) months and (z) steel may be stored for up to eight (8) months).

“On-Site Stored Materials” has the meaning set forth in Section 2.23(a).

“On-Site Stored Materials Conditions” means: (i) such materials are in accordance with the Plans and Specifications; (ii) such materials are securely stored on site at the Real Property, and properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of Mortgage Borrower; (iii) the bills of sale and contracts under which such materials are being provided shall be in form and substance reasonably satisfactory to Administrative Agent and Construction Consultant; (iv) such materials are insured against casualty, loss and theft in a manner reasonably satisfactory to Administrative Agent and Administrative Agent is named as a named insured and loss payee on such insurance policy with respect to said materials; provided that, if at the time of the applicable Request for Advance the “Builder’s Risk” insurance policy approved by Administrative Agent as of the Closing Date remains in effect and continues to satisfy the conditions set forth in Article VI, the insurance coverage requirement set forth in this clause (iv) shall be deemed satisfied; (v) Mortgage Borrower either owns or will own, after the payment of the bills and invoices therefor (which payment in full shall occur promptly after the disbursement of the Advance for such materials), such materials free and clear of all liens and encumbrances of any nature whatsoever (other than Permitted Encumbrances that are not Specified Permitted Encumbrances), which ownership shall be established contemporaneously with or promptly after such disbursement by evidence reasonably satisfactory to Administrative Agent; (vi) the aggregate amount of such disbursements of the Loan and the Mortgage Loan for such materials shall in no event at any time exceed the actual costs incurred by Mortgage Borrower for such materials as verified by Construction Consultant; (vii) if reasonably required by Administrative Agent, Borrower executes and delivers to Administrative Agent such additional security documents as Administrative Agent shall deem reasonably necessary to create and perfect a first lien in such materials as additional security for the payment of the Loan; (viii) if reasonably required by Administrative Agent, Architect or Construction Consultant shall certify that it has inspected said materials and they are in the condition required under the applicable Trade Contracts and in accordance with the Plans and Specifications; (ix) Borrower is in compliance with the terms and conditions of Section 2.23(d); (x) Administrative Agent reasonably anticipates that such materials will be incorporated into the Improvements within one hundred eighty (180) days of the applicable Advance (except (x) materials to be incorporated into the exterior facade of any building may be stored for up to twenty (20) months, (y) EV chargers may be stored may be stored for up to fourteen (14) months and (z) steel may be stored for up to eight (8) months).

“Open Violation” has the meaning set forth in Section 2.5(b)(xvi).

“Operating Expense Disbursement Amount” means an amount equal to one-twelfth (1/12th) of the Operating Expenses that Administrative Agent estimates in good faith will be payable during the next ensuing twelve (12) months after giving credit for the following amounts: (x) Loan proceeds and Mortgage Loan proceeds then available under this Agreement and the Mortgage Loan Agreement, as applicable, for the payment of such operating expenses, (y) Deficiency Collateral then available under this Agreement for the payment of such operating expenses, and (z) amounts then on deposit in the Operating Expense Reserve Account.

“Operating Expense Reserve Account” has the meaning set forth in Section 3.2.1(e)(v).

“Operating Expense Reserve Amount” means, as of the date of determination, an amount determined by Administrative Agent in its sole good faith discretion to be sufficient to pay the aggregate Operating Expenses (other than Debt Service, Mortgage Debt Service, Insurance Premiums, Impositions and Other Charges) due and payable during the applicable Extension Term, taking into consideration (a) the actual or underwritten cash flow from Rents and other Operating Income, less (b)(i) the amount on deposit in the Operating Expense Reserve Account, and (ii) the amount of any funds deposited into the Loan Advance Reserve Account under Section 2.5(d) and applied to the Operating Expense Reserve Account in connection with the exercise of an Extension Option, in each case, as of the applicable Maturity Date.

“Operating Expense Reserve Funds” has the meaning set forth in Section 16.5(a).

“Operating Expenses” means, for any period, without duplication, all expenses actually paid or payable by Mortgage Borrower during such period in connection with the operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with the Approved Accounting Method. Operating Expenses specifically shall include, without duplication, only to the extent actually paid by or on behalf of Mortgage Borrower or payable by Mortgage Borrower (i) all expenses incurred in such period in question based on quarterly financial statements delivered to Administrative Agent in accordance with Article XI, (ii) property management fees in an amount equal to the greater of (x) the actual property management fees incurred by Mortgage Borrower pursuant to all Management Agreements and (y) an amount equal to three percent (3%) of annual operating income, (iii) administrative, payroll, security and general expenses for (or allocable to) the Property paid by Mortgage Borrower, (iv) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (v) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (vi) cost of attendance by employees at training and manpower development programs, (vii) association dues, if any, (viii) computer processing charges, (ix) operational equipment and other lease payments as reasonably approved by Administrative Agent, (x) taxes and other Impositions, other than income taxes or other Impositions in the nature of income taxes, and insurance premiums, (xi) expenses, telephone expenses, and credit card commissions, and (xii) all underwritten reserves required by Administrative Agent hereunder (without duplication of amounts paid from such reserves). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization or other non-cash charges, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Proceeds which are applied to prepay the Note, (4) any expenses which in accordance with the Approved Accounting Method should be capitalized, (5) Debt Service or Mortgage Debt Service, (6) expenditures for FF&E, and (7) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

“Operating Income” means, for any period, all income of Mortgage Borrower during such period from the use, ownership or operation of the Property as follows:

(a)            all amounts paid to Mortgage Borrower by any Person as Rents and other amounts under Leases, license agreements, occupancy agreements, concession agreements or other agreements relating to the Property;

(b)            business interruption insurance proceeds received and allocable to the applicable reporting period; and

(c)            all other amounts which in accordance with the Approved Accounting Method are included in Mortgage Borrower’s annual financial statements as operating income attributable to the Property.

Notwithstanding the foregoing, Operating Income shall not include (i) any Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (ii) any proceeds resulting from the Transfer of all or any portion of the Property, (iii) any Rents attributable to a Lease prior to the date in which the Tenant thereunder has taken occupancy or in which the actual payment of rent (without offset or abatement) is required to commence thereunder (except for (x) Tenants under Leases with rent abatements not to exceed twelve (12) months and (y) Qualified Credit Tenants), (iv) any Rents (1) from month-to-month Tenants, (2) from Tenants not in occupancy of their premises, (3) Tenants that have not renewed their Lease pursuant to the terms thereof, (4) Tenants that have delivered a termination notice to a Borrower Party, or (5) Tenants that are included in a Bankruptcy Action unless such Lease has been specifically assumed or affirmed (and not been rejected) under such Bankruptcy Action, (v) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Mortgage Borrower as an offset or deduction against Rents payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause “(7)” of the definition thereof, and (vi) security deposits received from Tenants until forfeited or applied. Operating Income shall be calculated on the cash basis of accounting and, except to the extent otherwise provided in this definition, in accordance with the Approved Accounting Method.

“Operating Permits” means, individually and/or collectively, as the context may require, all authorizations, consents and approvals given by, and licenses and permits issued by, Governmental Authorities which are required for the ownership, use and occupancy of the Property in accordance with all Legal Requirements, and for the performance and observance of all obligations and agreements of Borrower contained herein or in the other Loan Documents (or of Mortgage Borrower contained in the Mortgage Loan Documents) that relate to the ownership, use and occupancy of the Property, including (without limitation) the ownership, use and occupancy of the Required Improvements following Substantial Completion of the same (or any Component thereof following its applicable Component Substantial Completion).

“Ordinary Course Litigation” means litigation (i) in which the amount in controversary is less than $1,000,000, (ii) that is landlord-tenant litigation commenced by Mortgage Borrower (in its capacity as landlord) with respect to any actual or alleged tenant default under any Lease (so long as Borrower has previously provided, or has previously caused Mortgage Borrower to provide, to Administrative Agent a copy of the default notice sent to the applicable Tenant in connection with such litigation), and/or (ii) that constitutes ordinary course “slip and fall” litigation that is, or is reasonably expected to be, covered by insurance and has not been denied in writing by Mortgage Borrower’s insurance company.

“Organizational Chart” has the meaning set forth in Section 4.1.1.

“Organizational Documents” means, as to any Person, the organizational or governing documents of such Person, including the certificate of incorporation and by-laws with respect to a corporation; the certificate of formation or organization and operating agreement with respect to a limited liability company; and the certificate of limited partnership and partnership agreement with respect to a limited partnership.

“Original Closing Date” has the meaning set forth in the Recitals.

“Original Loan” has the meaning set forth in the Recitals.

“Original Mezzanine Loan Agreement” has the meaning set forth in the Recitals.

“Original Note” has the meaning set forth in the Recitals.

“Other Charges” means maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, provided that Other Charges shall not include Taxes and/or those required to be paid by any tenant pursuant to its respective Lease.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

“Other Obligations” means, collectively, Borrower’s obligations for the performance of all covenants, conditions, liabilities and obligations of Borrower contained in this Agreement and the other Loan Documents.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, registration or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or the Liens created or secured under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Outgoing Lender” has the meaning set forth in Section 2.18(b)(ii).

“Outside Construction Completion Date” means, with respect to all portions of the Project, October 15, 2025.

“Outside Conversion Component Substantial Completion Date” means (a) with respect to paragraphs (a)(i) and (a)(iii) of the definition of Component Substantial Completion, January 18, 2025; and (b) with respect to paragraph (a)(iv) of the definition of Component Substantial Completion, March 18, 2025.

“Owner’s Title Policy” means that certain Owner’s Policy of Title Insurance issued by Title Company in favor of Mortgage Borrower and dated as of the Original Closing Date.

“Ownership Threshold” means, with respect to U.S. Persons, twenty percent (20%), and with respect to non-U.S. Persons, ten percent (10%); provided, however, that (x) (a) if there occurs after the Closing Date a Change in Law that requires Administrative Agent to reduce its equity ownership percentage threshold below, with respect to U.S. Persons, twenty percent (20%), and with respect to non-U.S. Persons, ten percent (10%), or (b) if after the Closing Date Administrative Agent reduces its equity ownership percentage threshold below, with respect to U.S. Persons, twenty percent (20%), and with respect to non-U.S. Persons, ten percent (10%) generally for its loans and borrowers that are similar in nature, size, type and amount to the Loan and Borrower, and (y) if Administrative Agent notifies Borrower in writing of such reduced equity ownership percentage threshold in writing, then from and the date on which Administrative Agent delivers to Borrower such written notice, the “Ownership Threshold” for purposes of this Agreement shall be such reduced equity ownership percentage threshold set forth in such written notice.

“PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.

“Parking Management Agreement” means any agreement for parking management services or other similar arrangements which may be entered into by or on behalf of Mortgage Borrower with any Parking Manager subject to the requirements of Section 5.4, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Parking Manager” means, any third-party Qualified Parking Manager engaged by (or on behalf of) Mortgage Borrower for management services with respect to all or any portion of the parking for the Improvements.

“Participant Register” has the meaning specified in Section 15.6.

“Patriot Act” means, individually and/or collectively, as the context may require, all laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107 56), as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Patriot Act Offense” means (i) any violation of the laws of the United States of America or of any of the several states, or any act or omission that would constitute a violation of such laws if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or money laundering, including any offense under (a) the laws against terrorism; (b) the laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act, or (ii) the conspiracy to commit, or aiding and abetting another to commit, any violation of any such laws.

“Payment Date” means the ninth (9th) day of each calendar month; provided, however, that Administrative Agent shall have the right to change the Payment Date to any other day of a calendar month selected by Administrative Agent, in its sole and absolute discretion upon at least ten (10) Business Days’ prior notice to Borrower (in which event such change shall then be deemed effective) and, if requested by Administrative Agent, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided that if Administrative Agent shall have elected to change the Payment Date as aforesaid, the Interest Period may be adjusted accordingly.

“Permanent Financing” means the Loan from and after the date on which, in the sole good faith determination of Administrative Agent, Restricted Payments can be made without the Loan being classified as an HVCRE exposure.

“Permitted Activities” has the meaning set forth in Section 9.1(b).

“Permitted Encumbrances” means, (I) with respect to the Collateral, the Liens and security interests created by the Loan Documents and (II) with respect to the Property individually and/or collectively, as the context may require, (a) the Liens and security interests created or permitted by this Agreement and the Mortgage Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Policy, (c) Liens, if any, for Impositions not yet delinquent, (d) Liens for Impositions that are being contested in good faith by appropriate proceedings diligently conducted in accordance with Section 7.3, (e) statutory Liens of carriers or warehousemen incurred in the ordinary course of business and, if and to the extent the same are in dispute, are being contested in good faith in accordance with the terms of Sections 7.2 and 7.3, (f) mechanics, materialmen and other similar Liens arising by operation of law, which are either (x) Contractor Liens or (y) (1) incurred in the ordinary course of business, including, without limitation, during the development and construction of the Project, (2) for sums which are being contested in good faith in accordance with Sections 7.2 and 7.3, and (3) in any event, have been discharged of record by bonding or otherwise within forty-five (45) days following the filing of such Lien, (g) intentionally omitted, (h) equipment leases or pledges that are the subject of Approved Equipment Financing, (i) immaterial Transfers and grants of easements, restrictions, covenants, reservations and rights of way in the ordinary course of business, which, in each case, are (A) permitted by the terms of Section 8.3 and (B) entered into in compliance in all material respects with the terms of Section 8.3, (j) rights of existing or future Tenants pursuant to Leases approved by Administrative Agent in accordance herewith or which are otherwise permitted hereunder without the approval of Administrative Agent, (k) intentionally omitted, (1) bankers’ liens, rights of setoff and other similar liens which are subject and subordinate to the Loan existing solely with respect to cash and other investments on deposit in one or more accounts maintained by or on behalf of Borrower, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, solely securing amounts owing to such bank with respect to cash management and operating account arrangements and (m) such other title and survey exceptions as Administrative Agent has approved or may approve in writing in Administrative Agent’s sole discretion.

“Permitted Indebtedness” means, (I) with respect to Mortgage Borrower, individually and/or collectively, as the context may require, (a) the Mortgage Note and the other obligations, indebtedness and liabilities specifically provided for in the Mortgage Loan Document and secured by the Mortgage Loan Agreement and/or the other Mortgage Loan Documents, (b) until Completion of the Project, amounts to be incurred pursuant to the Construction Agreements to which Mortgage Borrower is a party, (c) following Substantial Completion, unsecured trade payables (not including any Construction Agreements) and operational debt not evidenced by a note and in an aggregate amount not exceeding three percent (3%) of the outstanding principal balance of the Loan and the Mortgage Loan at any given time; provided that any Indebtedness incurred pursuant to this clause (c) shall be (x) outstanding not more than sixty (60) days and (y) incurred in the ordinary course of business and on an arm’s length basis on commercially reasonable terms and conditions, and (d) Approved Equipment Financing, and (II) with respect to Borrower, the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement and/or the other Loan Documents. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the Mortgage Note) or other instrument for borrowed money.

“Permitted Non-Controlling Equity Pledge” means a pledge to any commercial lending institution of any indirect legal and beneficial interest in Borrower in connection with a corporate line of credit or corporate credit facility involving indirect interests in multiple properties or Persons, provided that (i) such pledged interests do not represent a Controlling indirect interest in Borrower, Sole Member or Mortgage Borrower, (ii) the payment of the obligations under such corporate line of credit or credit facility is not dependent solely or primarily from cash flow from the Property and (iii) such pledge, upon foreclosure thereof, would not result in a violation of the applicable Minimum Hold/Control Requirements.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” means all furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, chattel paper, inventory accounts (including, without limitation, the Collateral Accounts and any funds in such Collateral Accounts from time to time), accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code), other than fixtures, which are now or hereafter owned by Mortgage Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof

“Plan” means an (i) employee benefit plan as defined in Section 3(3) of ERISA, and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

“Plans and Specifications” means, individually and/or collectively, as the context may require, (a) the plans and specifications for the construction of the Required Improvements, (which shall include, without limitation, a description of the materials, equipment and fixtures necessary for the construction of the Required Improvements, together with any other architectural, structural, foundation and elevator plans and specifications prepared by Architects and/or Engineers and incorporated in the plans and specifications by the Architect, any mechanical, electrical, plumbing and fire protection plans and specifications prepared by any Person retained or to be retained by Mortgage Borrower, Architect, Engineer or General Contractor), as limited, in the case of the Construction Improvements, to the Cold Shell Description unless otherwise elected by Mortgage Borrower, (A) as approved by Administrative Agent and Construction Consultant on the date hereof, on or prior to the date construction, as the case may be, is commenced and (B) as the same may be amended, supplemented or otherwise modified pursuant to the terms of Section 5.8.6, and (b) all Change Orders applicable thereto, provided that such Change Orders have been approved by Administrative Agent to the extent required hereunder. “Plans and Specifications” do not include plans and specifications related solely to Building 4 or Building 5.

“Pledge Agreement (Mortgage Borrower)” means that certain Pledge and Security Agreement, dated as of the Original Closing Date, by Sole Member in favor of Administrative Agent for the benefit of Lenders, pledging the equity interests in Mortgage Borrower, as amended by that certain Amendment to Pledge Agreement (Mortgage Borrower) dated as of the Closing Date, as the same may be further amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof.

“Pledge Agreement (Sole Member)” means that certain Mezzanine Pledge and Security Agreement, dated as of the Original Closing Date, by Borrower in favor of Administrative Agent for the benefit of Lenders, pledging the equity interest in Sole Member, as amended by that certain Amendment to Mezzanine Pledge and Security Agreement dated as of the Closing Date, as the same may be further amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof

“Pledge Agreements” means, collectively, the Pledge Agreement (Mortgage Borrower) and Pledge Agreement (Sole Member).

“Pledged Company Interests” shall have the meaning ascribed to such term in the Pledge Agreements.

“Pre-Approved Officer” shall mean, in connection with, and concurrently with the replacement of a Key Person, an individual appointed that (i) replaces an existing Key Person, (ii) is an officer of an IQHQ Party that directly or indirectly Controls Borrower, Sole Member, Mortgage Borrower and Guarantor, and (iii) is actively involved in the day-to-day operation of the Property or Borrower, Sole Member, Mortgage Borrower and Guarantor.

“Prefabrication Deposits” has the meaning set forth in Section 2.23(c).

“Prepayment Failure” has the meaning set forth in Section 2.13.1(a).

“Prime Rate” means a fluctuating rate per annum equal to the Prime Rate Index plus the Prime Rate Spread; provided, however in no event shall the Prime Rate be deemed to be less than the Minimum Rate.

“Prime Rate Index” means the annual rate of interest publicly announced by JPMorgan Chase Bank, National Association, in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan Chase Bank, National Association, ceases to announce a base rate, Prime Rate Index shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

“Prime Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

“Prime Rate Spread” means, in connection with the conversion of the Loan from a SOFR Rate Loan to a Prime Rate Loan, the difference (expressed as the number of basis points) of (a) the Term SOFR Rate Index as of the Determination Date for which the Term SOFR Rate Index was last applicable to the Loan plus the Spread minus (b) the Prime Rate as of such Determination Date; provided, however, that if such difference is a negative number, the Prime Rate Spread shall be zero.

“Principal Amount” means, as of the date of determination, the aggregate outstanding principal amount of the Loan.

“Proceeds” has the meaning set forth in Section 6.4.3.

“Pro Forma” means the pro forma mortgagee title insurance policy approved by Administrative Agent in connection with the closing of the Loan.

“Prohibited Person” means any Person: (i) listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders; (ii) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224; (iii) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224; (iv) who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official web site or at any replacement web site or other replacement official publication of such list; (vi) that is subject to trade restrictions under United States law, including, without limitation, the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists; (vii) that is listed on any Government List; (viii) that has been previously convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense; (ix) that is currently under public investigation by any Governmental Authority for any alleged felony involving a Financial Crime; (x) that is operating, organized or resident in a Sanctioned Country; (xi) that is otherwise the subject or target of Sanctions; or (xii) who is an Affiliate of any Person that is described by or that satisfies any of clauses (i) through (x) above.

“Prohibited Transferee” means any Person listed on Schedule IX, attached hereto.

“Project” means, collectively, the construction, development and Completion of the Required Improvements substantially in accordance with the Plans and Specifications and in accordance, in all material respects, with the other applicable requirements of the Loan Documents.

“Project Documents” means, individually and/or collectively, as the context may require, the Construction Agreements, the Zoning Documents, the REAs, the Material Service Contracts, and any Property Operating Agreements, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof.

“Project Manager” means (i) with respect to the Conversion Component, CBRE, Inc, a Delaware corporation, (ii) with respect to the Construction Component [and Parking Component], Leggat McCall Properties LLC, a Massachusetts limited liability company, and (iii) any successor or additional project manager engaged by (or on behalf of) Mortgage Borrower with respect to any portion of the Project, subject to the requirements of Section 5.4.

“Project Management Agreement” means (A) with respect to the Project Manager for the Conversion Component, (i) that certain Agreement for Project Management Services dated as of October 21, 2021, by and between Mortgage Borrower and such Project Manager, as amended by that certain Change Order dated as of May 3, 2022 and (ii) any other project management or similar agreement which may be entered into by (or on behalf of) Mortgage Borrower with any successor or additional or other Project Manager with respect to the Conversion Component, subject to the requirements of Section 5.4, and (B) with respect to the Project Manager for the Construction Component, (i) that certain Agreement for Project Management Services dated as of March 9, 2022, by and between Mortgage Borrower and such Project Manager and (ii) any other project management or similar agreement which may be entered into by (or on behalf of) Mortgage Borrower with any successor or additional or other Project Manager with respect to the Construction Component, subject to the requirements of Section 5.4, as each of the foregoing in (i) and (ii) may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Property” means, collectively, the Land, Improvements, Equipment, Personal Property, Leases, Rents, Collateral Accounts, fixtures, and all easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land.

“Property Operating Agreements” means, individually and/or collectively, as the context may require, any Construction Management Agreement, any Project Management Agreement, any Management Agreement, any Parking Management Agreement and any Leasing Agency Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the provisions thereof.

“Public Access Improvements” has the meaning set forth in Section 5.3(k).

“Public Vehicle” means a Person (i) that owns, directly or indirectly, substantially all of the assets held directly or indirectly by IQHQ, Inc., immediately prior to any IPO, including without limitation, all of IQHQ Inc.’s interests in Guarantor, Mortgage Borrower, Sole Member, Borrower, the Property and the Collateral, and (ii) whose securities are listed and traded on the New York Stock Exchange, NASDAQ or any other nationally recognized securities exchange, and shall include a majority owned subsidiary of any such Person or any majority owned operating partnership of any such Person, through which such Person conducts all or substantially all of its business.

“Punchlist Items” means, individually and/or collectively, as the context may require, minor or insubstantial details of construction, decoration, mechanical adjustment or installation the non-completion of which does not prevent the use, occupancy or operation of any Component for its intended purposes and does not prevent or delay the satisfaction of any conditions to deliver demised space to any tenant pursuant to any Lease.

“Qualified Construction Manager” means an independent, third-party construction manager reasonably approved by Administrative Agent in advance in writing.

“Qualified Credit Tenant” shall mean a Tenant (i) with a credit rating by S&P of -BBB or better that is not on a negative watch for long term credit ratings and (ii) that has entered into a Major Lease with Mortgage Borrower in accordance with the terms of this Agreement; provided Administrative Agent has determined that Mortgage Borrower is reasonably likely to deliver possession of the premises demised pursuant to such Major Lease to the such Tenant on or prior to the date required pursuant to the terms of such Major Lease and Mortgage Borrower does not otherwise have any right to terminate such Major Lease (other than upon the occurrence of a casualty or condemnation).

“Qualified Leasing Agent” means a reputable, experienced nationally recognized leasing agent reasonably approved by Administrative Agent.

“Qualified Manager” means (i) any Affiliate of IQHQ, Inc., (ii) CBRE, (iii) Colliers, (iv) Cushman & Wakefield, (v) Jones Lang LaSalle, (vi) Lincoln Properties, (vii) Transwestern, (viii) a reputable and experienced property management organization having at least five (5) years’ experience in the management of properties similar in location, size, class, use, operation and value as the Property or (ix) any other Person as Administrative Agent shall approve in advance in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

“Qualified Operator” means, individually and/or collectively, as the context may require, Qualified Construction Manager, Qualified Project Manager, Qualified Leasing Agent, Qualified Manager or Qualified Parking Manager.

“Qualified Parking Manager” means a reputable and experienced parking manager reasonably approved by Administrative Agent.

“Qualified Project Manager” means an independent, third party, reputable and experienced project manager reasonably approved by Administrative Agent in advance in writing.

“Rate Conversion” means conversion of the Loan to an Alternate Rate Loan or Prime Rate Loan.

“Rating Agency” means, individually and/or collectively, as the context may require, S&P, Moody’s, Fitch or any other nationally-recognized statistical rating agency selected by Administrative Agent.

“REA” means, individually and/or collectively, as the context may require, each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property as more particularly described on Schedule VIII and any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof.

“Real Property” means, collectively, the Land, the Improvements and all fixtures now or hereafter owned by Mortgage Borrower.

“Recipient” means (a) Administrative Agent and (b) any Lender, as applicable.

“Recourse Guaranty” means that certain Mezzanine Guaranty of Recourse Obligations of Borrower, dated as of the Original Closing Date, by Guarantor in favor of Secured Party, as amended by that certain Amendment to Mezzanine Guaranty of Recourse Obligations of Borrower dated as of the Closing Date, as the same may be further amended, replaced, supplemented or otherwise modified from time to time.

“Register” has the meaning set forth in Section 15.4.

“Registry” means the official records, recorder’s office of Middlesex County, Massachusetts.

“REIT” has the meaning set forth in Section 5.2.

“Rents” means all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, cash, income, receivables, additional rents, revenues, receipts, deposits (including, without limitation, security, utility and other deposits), issues, royalties and profits (including all oil and gas or other mineral royalties and bonuses), charges for services rendered, Proceeds, if any, from business interruption or other loss of income insurance and any and all payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgage Borrower or its agents or employees from any and all sources arising from or attributable to the Property whether paid or accruing before or after the filing by or against Mortgage Borrower of any petition for relief under the Bankruptcy Code.

“Replacement Interest Rate Cap Agreement” means, individually and/or collectively, as the context may require, one or more interest rate protection agreements, acceptable to Administrative Agent, from an Acceptable Counterparty with terms that are the same, in all material respects, as the terms of the Interest Rate Cap Agreement except that the same shall be effective as of the date required under this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Administrative Agent as permitted hereunder, Borrower shall deliver an Assignment of Interest Rate Cap Agreement with respect to such Replacement Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered on the Closing Date, together with legal opinions of counsel to the counterparty and Borrower as reasonably required by Administrative Agent and Lender.

“Replacement Notice” has the meaning set forth in Section 2.18(b)(ii).

“Representation Remaking Qualifications” has the meaning set forth in Section 2.30(b).

“Request for Advance” has the meaning set forth in Section 2.22(b)(i).

“Required Improvements” means (i) the following work on the Land in substantial accordance with the Plans and Specifications, the Zoning Documents, the Special Permit and all applicable Legal Requirements: (A) the conversion and renovation of Building One together with the Building One Amenities (the “Building One Component”), (B) the conversion and renovation of Building Two together with the Building Two Amenities (the “Building Two Component”; and together with the Building One Component, the “Conversion Component”), (C) the construction to a warm shell of Building Three totaling approximately 191,815 net rentable square feet of office and laboratory space (the “Construction Component”) and (ii) the additional work with respect to Building Four, Building Five, a parking garage and other site improvements more particularly described on Schedule XX, in each case in accordance with all applicable Legal Requirements.

“Required Loan Payments” has the meaning set forth in Section 2.1.5.

“Required Sub-Contracts” means, individually and/or collectively, as the context may require, a true, correct and complete copy (as certified by Borrower) of signed and effective Trade Contracts (excluding the General Contractor Agreement) that (i) to the extent that such consent is required hereunder, are in form and substance reasonably acceptable to Administrative Agent and the Construction Consultant, and (ii) include a Bond (or, at Administrative Agent’s option, are covered by sub-guard or subcontractor default insurance) by insurers reasonably acceptable to Administrative Agent to the extent required by this Agreement.

“Reserve Accounts” means, the Debt Service Reserve Account, Tax Reserve Account, Insurance Reserve Account, the Operating Expenses Reserve Account, the Loan Advance Reserve Account, the Deficiency Account, the Excess Cash Flow Funds Account and Imprest Account, each as defined herein.

“Reserve Amount” means each of the Debt Service Reserve Amount, the Insurance Reserve Amount, the Operating Expense Reserve Amount and the Tax Reserve Amount.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restoration” has the meaning set forth in Section 6.4.5.

“Restricted Payment” has the meaning set forth in the definition of Equity Maintenance Requirement.

“Retainage” means, subject to Section 2.29, the greater of (a) the actual amount to be held back from a Trade Contractor pursuant to its Trade Contract and (b) ten percent (10%) of the actual amount payable to such Trade Contractor pursuant to its Trade Contract.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Second Extension Notice” has the meaning set forth in Section 2.5(b).

“Second Extension Option” has the meaning set forth in Section 2.5(b).

“Second Extension Term” has the meaning set forth in Section 2.5(b).

“Secured Party” means, collectively, Administrative Agent and Lenders.

“Service Contract” means any agreements to which Mortgage Borrower is a party or bound (other than any Construction Agreement, Property Operating Agreement or Lease) which relate to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property (or any portion thereof).

“Servicer” means NREF OP IV REIT SUB, LLC (together with its successors and any assigns who are Affiliates) and any other Person selected by Administrative Agent to act as servicer hereunder with such powers as are specifically delegated to Servicer by Administrative Agent, whether pursuant to the terms of this Agreement the Clearing Account Agreement, the Cash Management Agreement, together with such other powers as are incidental thereto.

“SFHA” has the meaning set forth in Section 6.2(a).

“SGA” has the meaning set forth in the definition of “Architect of Record”.

“Single Purpose Entity” means a Person, other than an individual, which meets the requirements of Article IX.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Rate” means a fluctuating rate per annum equal to the Term SOFR Rate Index plus the Spread; provided, however, in no event shall the SOFR Rate be deemed to be less than the Minimum Rate.

“SOFR Rate Loan” means the Loan at such time as interest thereon accrues at a rate of interest based upon SOFR Rate.

“Soft Costs” means, collectively, all costs and expenses set forth in the Budget which are denominated in the Budget as “Soft Costs”.

“Sole Member” has the meaning set forth in the Recitals.

“Spec Suite Substantial Completion” means with respect to a Spec Suite:

(i)             the development, construction and equipping of the Spec Suite shall have been one hundred percent (100%) completed substantially in accordance with the applicable Plans and Specifications, subject to completion of any Punchlist Items with respect thereto, and in accordance with the Loan Documents, all Construction Permits applicable thereto and Legal Requirements in all material respects;

(ii)            Administrative Agent has received a certificate from Architect that such Spec Suite has been completed substantially in accordance with the Plans and Specifications, and Construction Consultant has concluded in its reasonable discretion that such certificate is accurate in form and substance; and

(iii)           final (or otherwise unconditional) lien waivers substantially in form and substance of Exhibit H-1 (or, with respect to the General Contractor, Exhibit H-2) hereto from all contractors who performed work (excluding Punchlist Items and Retainage that, as of the date of Spec Suite Substantial Completion, are actually being withheld in accordance with the terms of the Loan Documents and except with respect to disputed amounts that have been fully bonded to the reasonable satisfaction of Administrative Agent) in connection with the Spec Suite have been received by Administrative Agent and the Construction Consultant, or other arrangements have been made which are satisfactory to Administrative Agent and Construction Consultant with respect thereto.

“Spec Suites” means the work of constructing speculative tenant improvements in certain office suites in the Required Improvements, if any, for which the reasonable approvals of Administrative Agent contemplated under Section 5.8.27 hereof have been obtained.

“Special Advance” has the meaning set forth in Section 15.10(c).

“Special Member” has the meaning set forth in Section 9.1.1(d).

“Special Permit” means that certain Planning Board Decision in Planning Board Case No. 387, issued on August 16, 2022 by the Planning Board of the City of Cambridge, Massachusetts, a copy of which is attached hereto as Schedule XV.

“Specified Permitted Encumbrances” means Permitted Encumbrances for (i) Liens for Impositions, (ii) statutory Liens of carriers or warehousemen or (iii) mechanics, materialmen and other similar Liens arising by operation of law.

“Specified Priority Payments” means, collectively, any Extension Prepayment and any Debt-Service Trigger Period Prepayments in Section 2.13.3(c).

“Spread” means for each Interest Period through (and including) the last Interest Period of the Stated Maturity Date, nine percent (9.0%).

“State” means the state in which the Property or any part thereof is located.

“Stated Maturity Date” means the Initial Maturity Date, as such date may be extended pursuant to Section 2.5(b).

“Strike Price” means five and one-half percent (5.50%).

“Studio Troika” has the meaning set forth in the definition of “Architect of Record”.

“Subsequent Advance” has the meaning set forth in Section 2.30.

“Substantial Completion” means the occurrence of Component Substantial Completion with respect to all Components.

“Substitute Interest Rate Cap Agreement” means an interest rate cap agreement between an Acceptable Counterparty and Borrower, obtained by Borrower and collaterally assigned to Secured Party pursuant to an Assignment of Interest Rate Cap Agreement (or substantially similar collateral assignment) and shall contain each of the following:

(i)             a term expiring no earlier than, in the case of Section 2.33(e)(i), the end of the Interest Period in which the Maturity Date occurs and, in the case of Section 2.33(e)(ii), the end of the Interest Period in which the last day of the requested Extension Term occurs;

(ii)            the notional amount of the Substitute Interest Rate Cap Agreement shall be equal to or greater than the then Principal Amount;

(iii)           it provides that the only monetary and material obligation of Borrower thereunder is the making of a single payment to the Acceptable Counterparty thereunder upon the execution and delivery thereof and there are no other conditions to the effectiveness of such Substitute Interest Rate Cap Agreement;

(iv)           it provides to Secured Party and Borrower (as determined by Administrative Agent in its sole but good faith discretion), for the term of the Substitute Interest Rate Cap Agreement, a protection against rising interest rates that is no less beneficial to Borrower and Secured Party than (A) in the case of Section 2.33(e)(i), that which was provided by the Interest Rate Cap Agreement being replaced by the Substitute Interest Rate Cap Agreement and (B) in the case of Section 2.33(e)(ii), that which was intended to be provided by the Interest Rate Cap Agreement that, but for the operation of Section 2.33(e), would have been required to have been delivered by Borrower pursuant to Section 2.5(b)(ix) as a condition to the requested Extension Term; and

(v)            without limiting any of the provisions of the preceding clauses (i) through (iv) above, it satisfies all of the requirements set forth in Section 2.33(d).

From and after the date of any Rate Conversion, all references to “Interest Rate Cap Agreement” and “Replacement Interest Rate Cap Agreement” herein (other than in the definition of “Interest Rate Cap Agreement” and the definition of “Replacement Interest Rate Cap Agreement”) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Cap Agreement. Notwithstanding the foregoing, Administrative Agent acknowledges and agrees that Borrower shall have the right, in lieu of delivering a new Substitute Interest Rate Cap Agreement to satisfy the foregoing, to modify the then existing Interest Rate Cap Agreement so that it satisfies the conditions set forth in clauses (i) – (v) of this definition of “Substitute Interest Rate Cap Agreement”.

“Survey” means a current land survey for the Property, certified to the Title Company and Administrative Agent and its successors and assigns, in form and substance reasonably satisfactory to Administrative Agent and prepared by a professional and properly licensed land surveyor reasonably satisfactory to Administrative Agent in accordance with the most current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys or other reasonable and customary standards for similar land in Cambridge, Massachusetts, together with the surveyor’s seal affixed thereto and bearing a certification from the surveyor in form and substance reasonably acceptable to Administrative Agent.

“Taking” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof

“Taxes” means all present or future taxes, excises, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Disbursement Amount” means an amount equal to one-twelfth (1/12th) of the Impositions and Other Charges that Administrative Agent estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Impositions and Other Charges at least thirty (30) days prior to their respective due dates after giving credit for the following amounts: (x) Loan proceeds and any Mortgage Loan proceeds then available under this Agreement and the Mortgage Loan Agreement, as applicable, for the payment of such Impositions and Other Charges, (y) Deficiency Collateral then available under this Agreement for the payment of such Impositions and Other Charges, and (z) amounts then on deposit in the Tax Reserve Account.

“Tax Reserve Account” has the meaning set forth in Section 3.2.1(e)(i).

“Tax Reserve Amount” means, as of the date of determination, an amount determined by Administrative Agent in its sole good faith discretion to be sufficient to pay the aggregate Impositions and Other Charges due and payable for the applicable Extension Term, taking into consideration the actual or underwritten cash flow from Rents and other Operating Income, less (i) the amount then on deposit in the Tax Reserve Account and (ii) the amount of any funds deposited under Section 2.5(d) of this Agreement and the Mortgage Loan Agreement into the Loan Advance Reserve Account and allocated for the payment of Impositions and Other Charges.

“Tax Reserve Funds” has the meaning set forth in Section 16.1(a).

“Tenant” means any Person leasing, subleasing, licensing or otherwise using or occupying, or entitled to use or occupy, any portion of the Property pursuant to a Lease, but excluding Mortgage Borrower, Manager or any of their Affiliates and the respective employees, agents and assigns of the foregoing.

“Tenant Direction Letter” has the meaning set forth in Section 3.2.1(a).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Rate Index selected by Administrative Agent in its reasonable discretion).

“Term SOFR Rate Index” means the Term SOFR Reference Rate for a tenor of one month on the Determination Date (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Determination Date the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then the Term SOFR Rate Index will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Date.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Title Company” means the title company or companies issuing the Title Policy.

“Title Continuation” means a written notice of title continuation or endorsement to the Title Policy indicating that (i) since the later of the Closing Date or the last preceding Advance under this Agreement, there has been no change in the state of title to the Property other than the Permitted Encumbrances that are not Specified Permitted Encumbrances, and (ii) no survey exceptions exist that were not previously approved in writing by Administrative Agent, or otherwise permitted hereunder, as provided herein, which notice of title continuation or endorsements shall contain no exception for inchoate mechanic’s liens and shall have the effect of continuing such Title Policy to the date of such Advance and increasing the coverage of the Title Policy by an amount equal to the Advance then being made if such Title Policy does not by its terms provide for such an increase.

“Title Policy” means an ALTA mortgagee title insurance policy in a form acceptable to Administrative Agent (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Administrative Agent) issued by Title Company with respect to the Property and insuring the Lien of the Mortgage, together with such endorsements and affirmative coverages as Administrative Agent may reasonably require.

“Total Loss” means (i) a casualty, damage or destruction of the Property the cost of restoration of which (calculated in accordance with the provisions of Article VI would exceed twenty percent (20%) of the reasonably estimated fair market value of the Property (before such casualty), or (ii) a permanent Taking of fifteen percent (15%) or more of the gross area of the Property or so much of the Property, in either case, such that it would be impracticable, in Administrative Agent’s discretion, even after restoration, to operate the Property as an economically viable whole.

“Trade Contract” means any agreement, contract or purchase order (excluding each Architect Agreement, each Engineer Agreement and any other agreements pertaining solely to professional services from other Design Professionals) entered into with any Trade Contractor, pursuant to which such Trade Contractor agrees to provide labor, materials, equipment and/or services in connection with the construction of the Required Improvements.

“Trade Contractor” means any Person that is a contractor, sub-contractor, supplier or provider of labor, materials, equipment and/or services in connection with the construction of the Required Improvements, as the case may be, under a Trade Contract (including, for the avoidance of doubt, the General Contractor).

“Transfer” means any direct or indirect sale, assignment, conveyance, mortgage, transfer, pledge, hypothecation, encumbrance, lien or other disposition of any legal or beneficial interest (including, without limitation, any interest in profits or proceeds related to any ownership interest) or entering into any agreement with respect to the foregoing, by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise, or where used as a verb, means to directly or indirectly sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, lien, enter into a PACE Loan, grant a security interest in, exchange or otherwise dispose of any legal or beneficial interest or grant any option or warrant with respect thereto, or any allocation of Borrower’s assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act.

“TRIPRA” has the meaning set forth in Section 6.2(e).

“TRS Requests” has the meaning set forth in Section 5.2.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State.

“UCC Policy” means, with respect to the Collateral, a UCC title insurance policy or policies issued by the UCC Policy Provider, providing coverage in an amount equal to the Loan Amount and in the form and substance acceptable to Administrative Agent, issued with respect to the Collateral and insuring the lien of the Pledge Agreements encumbering the Collateral.

“UCC Policy Provider” means the title insurance company or companies issuing the UCC Policy.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underwritten NOI” means Underwritten Operating Income less Underwritten Operating Expenses. Underwritten NOI (including determination of items that do, and do not, qualify as Operating Income or Operating Expenses) shall be calculated by Administrative Agent in good faith and shall be final absent manifest error.

“Underwritten Operating Expenses” means the greater of (a) actual Operating Expenses for the trailing twelve (12) month period ending on the last day of the calendar month immediately preceding the applicable date of determination, as determined by Administrative Agent and (b) Operating Expenses with respect to such trailing twelve (12) month period as set forth in the Budget.

“Underwritten Operating Income” means projected annualized Operating Income based on the most recent rent roll and such other information as is required to be delivered by Borrower pursuant to Section 11.2, provided, however, with respect to any percentage rent payable under a Lease, such percentage rent shall only be included in Underwritten Operating Income to the extent (x) received or owed for the trailing twelve (12) month period ending on the last day of the calendar month immediately preceding the applicable date of determination, and (y) recurring and sustainable, as determined by Administrative Agent. Administrative Agent’s calculation of Underwritten Operating Income shall be conclusive and binding on Borrower absent manifest error.

“Unfunded Loan Amount” has the meaning set forth in Section 2.5(d).

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“U.S. Government Obligations” means (i) direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption or (ii) other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph Section 2.17.6(b)(iii).

“Waived Reserve Accounts” has the meaning set forth in Section 3.1.2.

“Waived Reserve Account Provisions” has the meaning set forth in Section 3.1.2.

“Waived Restoration Provisions” has the meaning set forth in Section 6.4.2.

“Work Provider” means any General Contractor, Architect, Engineer, other Design Professional, Trade Contractor or other Person performing work or services in connection with the development, construction and/or equipping of the Project or any part thereof.

“Withdrawal Liability” has the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means Borrower and Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zoning Documents” means, collectively, the agreements set forth in Schedule V and any other documents relating to Mortgage Borrower’s right to utilize and enjoy the Development Rights and any other development rights appurtenant, or otherwise relating to, the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.2           Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with the Approved Accounting Method. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The words “to Borrower’s knowledge”, “to the knowledge of Borrower” or to the “actual knowledge of Borrower” (or words of similar meaning) shall mean “to the knowledge Borrower and its Affiliates”. The words “Borrower shall”, “Borrower shall cause” or “Borrower shall not permit” (or words of similar meaning) shall mean (if applicable) “Borrower shall and shall cause Mortgage Borrower to” or “Borrower shall not permit and shall not allow Mortgage Borrower to permit”, as the case may be, to so act or not to so act, as applicable.

With respect to references made herein to the Mortgage Loan Documents (including without limitation terms defined by cross-reference to the Mortgage Loan Documents), such references shall refer to the Mortgage Loan Documents as in effect on the Closing Date (and any such defined terms shall have the definitions set forth in the Mortgage Loan Documents as of the Closing Date) and no amendments, restatements, replacements, supplements, waivers or other modifications to or of the Mortgage Loan Documents shall have the effect of changing such references (including without limitation any such definitions) for the purposes of this Agreement unless expressly provided otherwise herein or consented to in writing by Administrative Agent.

Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing or incorporating by reference provisions of the Mortgage Loan Documents shall be effective notwithstanding the termination of the Mortgage Loan Documents by payment in full of the Mortgage Loan or otherwise unless expressly provided otherwise herein or consented to in writing by Administrative Agent.

To the extent that any terms, provisions or definitions of the Mortgage Loan Documents that are incorporated herein by reference are incorporated into the Mortgage Loan Documents by reference to any other document or instrument, such terms, provisions or definitions that are incorporated herein by reference shall at all times be deemed to incorporate each such term, provision and definition of the applicable other document or instrument as the same is set forth in such other document or instrument as of the Closing Date, without regard to any amendments, restatements, supplements, waivers or other modifications to or of such other document or instrument occurring after the Closing Date unless expressly provided otherwise herein or consented to in writing by Administrative Agent.

II.	GENERAL TERMS.

2.1           Loan Amounts and Disbursement to Borrower.

2.1.1            Maximum Loan Amount. Subject to the conditions and upon the terms herein provided, and subject specifically to the restrictions set forth in the remainder of this Section 2.1.1, Lenders hereby agree to lend to Borrower, and Borrower agrees to borrow from Lenders, in installments, the Loan, in a maximum principal amount not to exceed the Maximum Loan Amount or such lesser amount as shall then be available pursuant to the terms of this Agreement. The Loan shall be repaid with interest, costs and charges as more particularly set forth in this Agreement, the Note, the Pledge Agreements, the Mortgage and the other Loan Documents. Principal amounts of the Loan which are repaid for any reason may not be reborrowed.

2.1.2         Loan Advances.

(a)            Intentionally Omitted.

(b)            Loan Advances.

(i)            In the event that Borrower shall have satisfied (or Administrative Agent shall have waived in writing in Administrative Agent’s sole discretion) the applicable Advance Conditions pursuant to and in accordance with the terms and conditions set forth in this Agreement, then Lenders shall make Advances in the aggregate principal amount not to exceed the Maximum Loan Amount on or about the dates proposed by Borrower in the Draw Requests.

(ii)            Intentionally Omitted.

(iii)            Upon the disbursement of any Advance, Borrower agrees to borrow such Advance from Lenders upon the terms of the Note, this Agreement, and the other Loan Documents. Other than the disbursement of any other Advances made on the Advance Dates pursuant to this Agreement, Lenders shall have no obligation to loan any other funds in respect of the Loan or the Project.

2.1.3         The Note, Pledge Agreements and Loan Documents.

(a)            The Loan shall be evidenced by the Note and secured by the Pledge Agreements and the other Loan Documents.

(b)            Each Note shall be payable to the applicable Lender for the account of its applicable lending office in an amount equal to each such Lender’s Commitment.

(c)            Upon receipt of each Note, Administrative Agent shall forward such Note to the applicable Lender. Each Lender shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under the Note. Each Lender is hereby irrevocably authorized by Borrower to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required. In the event of any conflict between this Section 2.1.3 and the provisions set forth in Section 15.4 and Section 15.6 relating to the Register and Participant Register, respectively, the provisions set forth in Section 15.4 and Section 15.6 shall control.

2.1.4            Use of Proceeds. Borrower shall use the proceeds of the Loan (i) to pay costs and expenses incurred in connection with the closing of the Loan, as approved by Administrative Agent, and (ii) to make an equity contribution to Mortgage Borrower, which Mortgage Borrower shall use (together with the proceeds of the Mortgage Loan) to pay for Costs set forth in the Budget or as otherwise expressly permitted under the Loan Documents and the Mortgage Loan Documents, and only for the purposes and in the manner set forth in this Agreement and the Mortgage Loan Agreement.

2.1.5         Additional Interest. If the sum (such sum, the “Required Loan Payments”) of (i) the total amount of regular monthly interest calculated based on the Applicable Rate accrued on the principal amount of the Loan and the Mortgage Loan (specifically excluding (A) interest on any protective advances or other similar amounts funded by Administrative Agent, Mortgage Administrative Agent, any Lender or any Mortgage Lender and added to the principal amount of the Loan or the Mortgage Loan, (B) interest paid on the Loan or the Mortgage Loan at the Default Rate in excess of interest paid on the Loan or the Mortgage Loan at the Applicable Rate, (C) any Late Payment Charge in connection with the Loan or the Mortgage Loan, (D) any processing, underwriting, structuring or other fees paid to Administrative Agent, Mortgage Administrative Agent, Lenders or Mortgage Lenders in connection with the Loan or the Mortgage Loan, and (E) the Exit Fee in connection with the Loan and the Mortgage Loan), from the Original Closing Date to the earlier of (x) the Stated Maturity Date and (y) the date on which Borrower prepays the Debt and the Mortgage Debt in full (such earlier date, the “Applicable Date”), plus (ii) any origination fee paid to Administrative Agent, Mortgage Administrative Agent, Lenders or Mortgage Lenders in connection with the Loan or the Mortgage Loan, plus (iii) any Extension Fee paid in connection with the Loan or the Mortgage Loan, plus (iv) the Maximum Loan Amount and the Maximum Mortgage Loan Amount, shall be less than the MRP Amount then, on the Applicable Date, Borrower shall pay to Administrative Agent, as additional interest under the Loan, the amount of the difference between the MRP Amount and the Required Loan Payments (such difference, the “Additional Interest”). It is acknowledged and agreed that (1) the Additional Interest shall be deemed earned on the date hereof, (2) the Additional Interest shall constitute Debt hereunder and under the other Loan Documents for all purposes, and (3) the Additional Interest shall be due and payable on the Applicable Date (and, for the avoidance of doubt, shall not be payable before the Applicable Date, including upon any partial prepayment of the Debt (including, without limitation, any Extension Prepayment)).

2.2            Commitments to Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make the Advances of the Loan to Borrower pursuant to this Agreement from time to time prior to the Maturity Date in amounts such that the aggregate principal amount of the Advances of the Loan made by such Lender at any one time shall not exceed the amount of its Commitment hereunder. Each Borrowing under this Section 2.2 shall be made from the several Lenders ratably in proportion to their respective Commitments.

2.3            Advances. Provided that no Monetary Default, material non-monetary Default or Event of Default has occurred and is continuing (other than a Monetary Default, material non-monetary Default or Event of Default which would be cured solely as a result of the making of the Advance which Borrower is requesting) and Borrower is in compliance with all of the terms and conditions relating to Advances hereunder, the Lenders shall, through Administrative Agent, within ten (10) Business Days of Borrower’s compliance with such terms and conditions relating to Advances hereunder, make Advances to Borrower pursuant to and in accordance with the further terms of this Article II.

2.4            Notice to Lenders and Funding of Advances.

(a)            Upon receipt of a Draw Request, Administrative Agent shall promptly notify each Lender of the contents of any Draw Requests it receives and of such Lender’s share of such Borrowing and such Draw Request shall not thereafter be revocable by Borrower.

(b)            Not later than 11:00 A.M. (New York City time) on the date of each Borrowing, each Lender shall make available its share of such Borrowing, in federal funds immediately available in New York City, to Administrative Agent at its address referred to in Section 19.6.

(c)            Unless Administrative Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to Administrative Agent such Lender’s share of such Advance, Administrative Agent may assume that such Lender has made such share available to Administrative Agent on the date of such Advance in accordance with Section 2.4(b) and Administrative Agent may, in reliance on such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to Administrative Agent, such Lender agrees to repay to Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at a rate per annum equal to fifteen percent (15%) per annum. If such Lender shall repay to Administrative Agent such corresponding amount, the principal of such amount so repaid shall constitute such Lender’s Loan included in such Advance for purposes of this Agreement.

(d)            Notwithstanding the foregoing and any other provision of this Agreement, the Initial Advance shall be funded one hundred percent (100%) by NREF OP IV REIT Sub, LLC. With the next Subsequent Advances, the Lenders shall fund such portion of the Subsequent Advance in the amounts necessary to cause the outstanding Loan Advances to be aligned with each Lender’s Commitment.

2.5            Term and Extension Option.

(a)            Term. The term of the Loan shall terminate and expire on the Maturity Date. If any amounts payable under the Loan Documents are outstanding on the Maturity Date, the same shall be due and payable (together with accrued interest thereon) in full on the Maturity Date, and Borrower shall repay the same in full;

(b)            Extension Option. Subject to the provisions of this Section 2.5(b), (i) Borrower shall have the option (the “First Extension Option”), by revocable written notice (the “First Extension Notice”) delivered to Administrative Agent no later than thirty (30) days prior to, but not more than one hundred twenty (120) days prior to, the Initial Maturity Date, to extend the Initial Maturity Date for a period of twelve (12) months (the “First Extension Term”) to the First Extended Maturity Date and (ii) Borrower shall have the option (the “Second Extension Option”), by revocable written notice (the “Second Extension Notice”; together with the First Extension Notice, the “Extension Notice”) delivered to Administrative Agent no later than thirty (30) days prior to, but not more than one hundred twenty (120) days prior to, the First Extended Maturity Date, to extend the First Extended Maturity Date for a period of twelve (12) months (the “Second Extension Term”) to the Second Extended Maturity Date; provided that if Borrower subsequently revokes either such notice, Borrower shall be responsible for Administrative Agent’s and any Lender’s out-of-pocket costs and expenses actually incurred in connection with the same. Borrower’s right to so extend the Initial Maturity Date and First Extended Maturity Date, as applicable, shall be subject to the satisfaction (or waiver in Administrative Agent’s sole discretion) of the following conditions precedent prior to the commencement of the Extension Term:

(i)              no Monetary Default, material non-monetary Default or Event of Default shall have occurred and be continuing on the date Borrower delivers the Extension Notice, and no Monetary Default, material non-monetary Default or Event of Default shall have occurred and be continuing on the Initial Maturity Date (as to the First Extension Option) or the First Extended Maturity Date (as to the Second Extension Option);

(ii)            With respect to (A) the First Extension Option, Borrower shall deliver evidence satisfactory to Administrative Agent, acting in good faith, that Component Substantial Completion of the Conversion Component shall have occurred, provided that Borrower may contest Liens in an aggregate amount of up to $500,000 in accordance with Section 7.3, and (B) the Second Extension Option, Borrower shall deliver evidence satisfactory to Administrative Agent that Completion of the remainder of the Required Improvements shall have occurred, provided that Borrower may contest Liens in an aggregate amount of up to $500,000 in accordance with Section 7.3;

(iii)            No Deficiency shall exist on the Initial Maturity Date (as to the First Extension Option) or the First Extended Maturity Date (as to the Second Extension Option) (or Borrower shall have otherwise deposited Deficiency Collateral in respect of any Deficiency in accordance with Section 2.25 hereof (but, in any event, on or prior to the Initial Maturity Date (as to the First Extension Option) or the First Extended Maturity Date (as to the Second Extension Option)));

(iv)            Borrower shall have delivered to Administrative Agent evidence acceptable to Administrative Agent (which evidence shall include a new Appraisal obtained by Administrative Agent, at Borrower’s sole cost and expense no sooner than sixty (60) days prior to the Initial Maturity Date (with respect to the First Extension Option) or the First Extended Maturity Date (with respect to the Second Extension Option)), acting in good faith, that, as of (A) the Initial Maturity Date (with respect to the First Extension Option), the As-Stabilized Loan-to-Value Ratio (Aggregate) does not exceed sixty percent (60%), and (B) the First Extended Maturity Date (with respect to the Second Extension Option), the As-Is Loan-to-Value Ratio (Aggregate) does not exceed sixty percent (60%); provided that Borrower shall have the right to either (x) prepay any portion of the Mortgage Loan or the Loan in an amount necessary to satisfy the applicable foregoing loan-to-value ratio requirement, or (y) cause Mortgage Borrower to deliver an “Extension LC” or “Extension Collateral” in accordance with Section 2.5(b)(iv) of this Agreement.

(v)            intentionally omitted;

(vi)            the Property shall have achieved (A) a Debt-Service Coverage Ratio (Aggregate) of not less than 0.67:1.00, in the two (2) consecutive quarters immediately prior to the Initial Maturity Date (with respect to the First Extension Option) and (B) a Debt-Service Coverage Ratio (Aggregate) of not less than 0.90:1.00, in the two (2) consecutive quarters immediately prior to the First Extended Maturity Date (with respect to the Second Extension Option); provided that Borrower shall have the right to either (x) prepay a portion of Mortgage Loan or the Loan in an amount necessary to satisfy the applicable foregoing debt service coverage ratio requirement or (y) cause Mortgage Borrower to deliver an “Extension LC” or “Extension Collateral” in accordance with Section 2.5(b)(vi).

(vii)           intentionally omitted;

(viii)          on or prior to the Initial Maturity Date (with respect to the First Extension Option) and the First Extended Maturity Date (with respect to the Second Extension Option), Borrower shall have paid to Administrative Agent the non-refundable Extension Fee;

(ix)            on or prior to the applicable Maturity Date, Borrower shall obtain and deliver to Administrative Agent (A) a Replacement Interest Rate Cap Agreement, in a notional amount equal to the outstanding principal balance of the Loan (taking into account the anticipated Advance pursuant to Section 2.5(d)), which Replacement Interest Rate Cap Agreement shall be effective commencing on the first day of the Extension Term and shall have a term extending through and including the end of the Interest Period in which the applicable Extended Maturity Date falls and (B) an assignment of interest rate cap agreement with respect to such Replacement Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered on the Closing Date, together with customary legal opinions of counsel to the counterparty as reasonably required by Administrative Agent and Lender;

(x)             if Administrative Agent shall have determined that the Improvements or any part thereof are or will be located within a one hundred year flood plain or other area identified by Administrative Agent as having high or moderate risk of flooding or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, a flood notification form signed by Mortgage Borrower and evidence that the flood insurance required by Section 6.2 is in place for the Improvements and contents, if applicable, all in form, substance and amount satisfactory to Administrative Agent and the Lenders;

(xi)            on the Initial Maturity Date (with respect to the First Extension Option) and on the First Extended Maturity Date (with respect to the Second Extension Option), Borrower shall have cause Mortgage Borrower to have deposited with Administrative Agent each Reserve Amount in the applicable Reserve Account in accordance with the terms of this Agreement and shall have otherwise complied with all requirements of Article XVI; provided, however, to the extent that (A) all or a portion of the Unfunded Loan Amount, if any, is specifically allocated for Line Items in the Budget or is otherwise available to be used for such purpose, to the extent permitted hereunder, as determined by Administrative Agent, acting in good faith, (B) Borrower has elected to access such Unfunded Loan Amount during the Extension Term and (C) Borrower has satisfied the applicable Advance Conditions, then Lenders shall Advance such undisbursed Loan proceeds as of the Initial Maturity Date into the applicable Reserve Account in accordance with Section 2.5(d), in which case the applicable Reserve Amount required to be deposited by Mortgage Borrower into the applicable Reserve Account shall be reduced by the amount of the Unfunded Loan Amount actually deposited in the applicable Reserve Account;

(xii)            intentionally omitted;

(xiii)          Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that Mortgage Borrower shall have satisfied all requirements set forth in the Mortgage Loan Documents for the extension of the Mortgage Loan (or that Mortgage Administrative Agent has waived any requirement that has not been satisfied), and the Mortgage Loan shall be simultaneously extended for the same period as the Loan;

(xiv)          Administrative Agent shall have determined in good faith that no Material Adverse Effect (Extension) shall exist as of the Initial Maturity Date (with respect to the First Extension Option) and the First Extended Maturity Date (with respect to the Second Extension Option) with respect to the Property and/or the Collateral;

(xv)            Administrative Agent shall have received satisfactory evidence that the Minimum Equity Requirement remains satisfied, which evidence may be in the form of an Officer’s Certificate, in form and substance reasonably acceptable to Administrative Agent;

(xvi)            neither Borrower not Mortgage Borrower shall have received any written notice of any material open building code violation (each, an “Open Violation”) or, if Borrower or Mortgage Borrower have received any such notice, any such Open Violation shall either (A) be reasonably acceptable to Administrative Agent or (B) both (x) not reasonably likely to result in a Material Adverse Effect (as reasonably determined by Administrative Agent) and (y) be an Open Violation that Borrower and/or Mortgage Borrower is challenging, contesting or effecting cure of by appropriate proceedings in accordance with the terms and conditions of this Agreement and with reasonable diligence and continuity

(xvii)         Intentionally omitted;

(xviii)        Intentionally omitted;

(xix)          on the Initial Maturity Date (with respect to the First Extension Option) and the First Extended Maturity Date (with respect to the Second Extension Option), Borrower shall deliver an Officer’s Certificate which confirms and certifies that all representations and warranties contained in the Loan Documents are true and correct in all material respects (except to the extent such representation or warranty contains a materiality or similar qualifier, in which event, such representation or warranty that is so qualified shall be true and correct) as if made on and as of the Initial Maturity Date (with respect to the First Extension Option) and the First Extended Maturity Date (with respect to the Second Extension Option), except (x) to the extent such representations and warranties are made expressly with respect to a specific date, and (y) for any changes in facts or circumstances occurring since the Closing Date that do not constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect;

(xx)            to the extent the same is required under applicable United States Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) requirements, Borrower shall have delivered to Administrative Agent (i) any and all documentation and/or other evidence (including organizational charts) of the identity of the “beneficial owner(s)” (as such term is defined by FinCEN) of Borrower, Sole Member, Mortgage Borrower and Guarantor and the authorized representative of Borrower, Sole Member, Mortgage Borrower and Guarantor, which information and level of detail shall be limited to the extent necessary to comply with FinCen, and otherwise as may be required to comply with any requirements of any orders now or hereafter issued by FinCEN and (ii) a sworn certificate or affidavit confirming the identity of all persons with authority to bind Borrower, Sole Member, Mortgage Borrower or Guarantor; and

(xxi)            Administrative Agent shall have received payment for any and all out-of-pocket costs and expenses payable with respect to Borrower exercising the Extension Option, including, but not limited to, the costs and expenses of the Construction Consultant and Servicer relating to the Loan, and all reasonable out-of-pocket fees, costs and expenses of outside legal counsel relating to the Loan.

(c)            Extension Documentation. In connection with any extension of the Maturity Date pursuant to this Section 2.5, Borrower shall, if reasonably requested by Administrative Agent, execute and deliver an amendment or restatement of the Note and shall, if reasonably requested by Administrative Agent, enter into such other amendments or modifications to the related Loan Documents as may be necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 2.5; provided, that, in no event shall any such amendment or modification in and of itself increase the obligations or liabilities, or decrease the rights, of Borrower or Guarantor under the Loan Documents, in each case, other than to a de minimis extent.

(d)            Unfunded Loan Proceeds. If (x) any Loan proceeds have not been Advanced (such unadvanced amounts hereinafter, the “Unfunded Loan Amount”) on or prior to the Initial Maturity Date, (y) Borrower has elected to exercise the First Extension Option in accordance with the terms and conditions of Section 2.5(b) hereof and (z) Borrower has elected to access the qualifying portion of such Unfunded Loan Amount pursuant to Section 2.5(b)(xi) and this Section 2.5(d), so long as no Event of Default has occurred and is continuing, Administrative Agent shall direct the Lenders to Advance all or such applicable portion of the Unfunded Loan Amount (less the sum of (i) the amount of any Loan proceeds Advanced into the Reserve Accounts on the Initial Maturity Date pursuant to Section 2.5(b)(xi) and (ii) any accrued interest owed as of the Initial Maturity Date) into a segregated account (the “Loan Advance Reserve Account”) established by Administrative Agent in its own name with a bank of its choosing that is an Eligible Institution. The written notice required to be delivered to Administrative Agent in accordance with the foregoing shall specify the amount of the Unfunded Loan Amount to be Advanced into the Loan Advance Reserve Account, provided that, as a condition to such Advance, the conditions precedent to an Advance set forth in Sections 2.30(a), (b), (c), (d), (e), (y) and (bb) shall be satisfied. Funds in the Loan Advance Reserve Account shall be held and disbursed in accordance with this Agreement (including, without limitation, the Advance Conditions), and subject to the terms of, Section 2.22(f). With respect to such portion of the Unfunded Loan Amount that is not funded into the Loan Advance Reserve Account in accordance with this Section 2.5(d), the Commitment shall terminate on the Initial Maturity Date. Administrative Agent and the Lenders shall be released from all obligations under this Agreement and the other Loan Documents with respect to such terminated portion of the Commitment. Without limiting the foregoing, prior to the Initial Maturity Date, so long as no Event of Default is then continuing, Borrower may elect to terminate all or any portion of the outstanding Commitments with respect to any Unfunded Loan Amount provided no Deficiency exists and, in Administrative Agent’s sole good faith determination, no Deficiency would occur as a result of the termination of such Commitments.

(e)            Extension LC. Administrative Agent shall have the additional rights to draw in full any Extension LC and apply the same toward prepayment of a portion of the Loan: (I) if Administrative Agent has received a notice from the issuing bank that such Extension LC will not be renewed and a substitute Extension LC is not provided at least ten (10) days prior to the date on which the applicable outstanding Extension LC is scheduled to expire; (II) if Administrative Agent has not received a notice from the issuing bank that it has renewed such Extension LC at least ten (10) days prior to the date on which such Extension LC is scheduled to expire and a substitute Extension LC is not provided at least ten (10) days prior to the date on which the applicable outstanding Extension LC is scheduled to expire; (III) upon receipt of notice from the issuing bank that such Extension LC will be terminated (except if Administrative Agent has received a substitute Extension LC no later than ten (10) days prior to such termination); (IV) if the bank issuing the Extension LC shall cease to be an Approved Bank and Borrower has not substituted an Extension LC from an Approved Bank within ten (10) Business Days after notice thereof from Administrative Agent; (V) if the bank issuing the Extension LC shall fail to, upon Administrative Agent’s satisfaction of the reasonable and customary requirements of such issuing bank, (1) issue a replacement Extension LC in the event the original Extension LC has been lost, stolen and/or destroyed, or (2) consent to the transfer of the Extension LC to any Person designated by Administrative Agent; and/or (VI) at any time from and after the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in the above, Administrative Agent is not obligated to draw any Extension LC upon the happening of an event specified in (I), (II), (III), (IV), (V) or (VI) above. In the event that Borrower delivered to Administrative Agent an Extension LC in connection with Borrower’s satisfaction of the conditions specified in Section 2.5(b)(iv) the same Extension LC may satisfy the conditions specified in Section 2.5(b)(vi), and vis a versa; provided the amount of such Extension LC shall always equal the greater of the two such requirements. If Borrower has delivered an Extension LC in connection with satisfaction of the conditions necessary to effectuate the First Extension Term and Borrower satisfies the conditions necessary to effectuate the Second Extension Term without regard to such Extension LC, then, provided there is no Event of Default then continuing, such Extension LC shall be returned to Borrower no later than ten (10) Business Days following the commencement of the Second Extension Term.

(f)            Extension Cash Collateral. All Extension Cash Collateral shall be held by Administrative Agent as additional collateral for the Loan and, following the occurrence and during the continuance of an Event of Default, may be applied to the payment of the Debt in Administrative Agent’s sole and absolute discretion. In the event that Borrower delivered to Administrative Agent Extension Cash Collateral in connection with Borrower’s satisfaction of the conditions specified in Section 2.5(b)(iv) the same Extension Cash Collateral may satisfy the conditions specified in Section 2.5(b)(vi), and vis a versa; provided the amount of such Extension Cash Collateral shall always equal the greater of the two such requirements. If Borrower has delivered Extension Cash Collateral in connection with satisfaction of the conditions necessary to effectuate the First Extension Term and Borrower satisfies the conditions necessary to effectuate the Second Extension Term without regard to such Extension Cash Collateral, then, provided there is no Event of Default then continuing, such Extension Cash Collateral shall be returned to Borrower no later than ten (10) Business Days following the commencement of the Second Extension Term.

2.6            Interest Rate.

(a)            Subject to the terms and conditions of this Section 2.6 and Section 2.9, the Loan shall bear interest at the Applicable Rate calculated as set forth in Section 2.7 below. The Applicable Rate applicable to an Interest Period shall be determined by Administrative Agent as set forth herein.

(b)            In the event that Administrative Agent shall have determined in its sole but good faith discretion that the Term SOFR Rate Index cannot be determined as provided in the definition of Term SOFR Rate Index as set forth herein or Administrative Agent shall have reasonably determined that the Term SOFR Rate Index has been succeeded by an Alternate Rate Index (and Administrative Agent has generally made such determination with respect to similarly situated borrowers with similar loans), then Administrative Agent shall forthwith give notice thereof by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, (i) to an Alternate Rate Loan bearing interest based on the Alternate Rate in effect on the related Determination Date provided that (1) Administrative Agent has determined in its sole but good faith discretion that the Term SOFR Rate Index has been succeeded by the Alternate Rate Index and (2) Administrative Agent has received evidence satisfactory to Administrative Agent that conversion to an Alternate Rate Loan does not violate ERISA or (ii) at Administrative Agent’s option (if Administrative Agent has generally elected such option with respect to similarly situated borrowers with similar loans), to a Prime Rate Loan bearing interest based on the Prime Rate in effect on the related Determination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall (x) Borrower have the right to convert (i) a SOFR Rate Loan to a Prime Rate Loan or an Alternate Rate Loan, (ii) an Alternate Rate Loan to a SOFR Rate Loan or a Prime Rate Loan, or (iii) a Prime Rate Loan to a SOFR Rate Loan or an Alternate Rate Loan, and (y) the Prime Rate be less than the Minimum Rate or the Alternate Rate be less than the Minimum Rate.

(c)            If, pursuant to the terms of Section 2.6(b) above, the Loan has been converted to a Prime Rate Loan but thereafter either (i) the Term SOFR Rate Index can again be determined as provided in the definition of Term SOFR Rate Index as set forth herein or (ii) Administrative Agent has determined in good faith (which determination shall be conclusive and binding upon Borrower absent manifest error) that the Term SOFR Rate Index has been succeeded by an Alternate Rate Index and the conditions set forth in Section 2.6(b) above are satisfied, Administrative Agent may give written notice thereof to Borrower and convert a Prime Rate Loan to a SOFR Rate Loan or to an Alternate Rate Loan, as applicable, by delivering to Borrower written notice of such conversion no later than 2:00 p.m. (New York City time), five (5) Business Days prior to the next succeeding Determination Date. If such notice is given, the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a SOFR Rate Loan or an Alternate Rate Loan, as applicable, bearing interest based on the Term SOFR Rate Index or the Alternate Rate Index, as applicable, in effect on the related Determination Date.

(d)            If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lenders to make or maintain a SOFR Rate Loan or an Alternate Rate Loan as contemplated hereunder, (i) the obligation of Lenders hereunder to make a SOFR Rate Loan or an Alternate Rate Loan or to convert a Prime Rate Loan to a SOFR Rate Loan or an Alternate Rate Loan shall be canceled forthwith and (ii) any outstanding SOFR Rate Loan or Alternate Rate Loan shall be converted automatically to a Prime Rate Loan on the first day of the next succeeding Interest Period or within such earlier period as required by law.

(e)            Borrower agrees to indemnify Administrative Agent and each Lender and to hold Administrative Agent and each Lender harmless from any Losses (but expressly excluding Excluded Liabilities) which Administrative Agent or any Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on an Applicable Interest Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Administrative Agent or any Lender to lenders of funds obtained by it in order to maintain an Applicable Interest Rate Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Applicable Interest Rate Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Administrative Agent or any Lender to lenders of funds obtained by it in order to maintain the Applicable Interest Rate Loan hereunder and (iii) the conversion pursuant to the terms of this Section 2.6, including, without limitation, such loss or expenses arising from interest or fees payable by Administrative Agent or any Lender to lenders of funds obtained by it in order to maintain an Applicable Interest Rate Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”). Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.7            Interest Calculation. Interest on the Principal Amount shall be calculated by (i) multiplying (a) the actual number of days in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Principal Amount plus the outstanding principal balance of the Mortgage Loan, and then (ii) subtracting the amount of interest actually paid by Borrower on the Mortgage Loan for the period for which the calculation is being made.

2.8            General Provisions as to Payments.

2.8.1            Borrower shall pay to Administrative Agent (for the benefit of Lenders) on each Payment Date up to and including the Maturity Date, interest on the Principal Amount at the Applicable Rate, payable in arrears, which payments shall be applied first to interest due for the related Interest Period at the Applicable Rate, as applicable, for such related Interest Period and then to the Principal Amount due in accordance with this Agreement, and lastly, to any other amounts due and unpaid pursuant to the Loan Documents hereto.

2.8.2            Borrower shall make each payment of principal of, and interest on, the Loan and of fees hereunder, not later than 1:00 p.m. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to Administrative Agent at the office of Administrative Agent at the address set forth on the signature page of this Agreement, and any funds received by Administrative Agent or any Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Subject to the provisions of Section 2.17, all amounts due hereunder shall be payable, without any counterclaim, setoff or deduction whatsoever, to Administrative Agent at the office of Administrative Agent at the address set forth on the signature page of this Agreement, or at such other place as Administrative Agent may from time to time designate in writing. Administrative Agent shall distribute to each Lender its ratable share of each such payment received by Administrative Agent for the account of Lenders within two (2) Business Days of Administrative Agent’s receipt thereof. Whenever any payment of principal of, or interest on, the Principal Amount or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be the immediately succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

2.8.3            Borrower shall pay to Administrative Agent (for the benefit of Lenders) on the Maturity Date the Principal Amount, all accrued and unpaid interest (including any interest applicable to the Maturity Date itself) and all other amounts due hereunder and under the Note, the Pledge Agreements, the Mortgage and the other Loan Documents.

2.8.4            Borrower irrevocably and unconditionally acknowledges and agrees that any Specified Priority Payments may, at any time or from time to time, result in an increase in the weighted average interest rate of the Loan and the Mortgage Loan; and there shall be no reduction, or deemed reduction, of the Applicable Rate (including, without limitation, any spread component thereof) as a result of any Specified Priority Payment.

2.9            Default Interest. Upon the occurrence and during the continuance of an Event of Default, and from and after the Maturity Date, if the entire Principal Amount is not repaid as of the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Pledge Agreements and the Mortgage. This Section 2.9 shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Administrative Agent by reason of the occurrence of any Event of Default; and Administrative Agent retains its rights hereunder to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default.

2.10          Application of Payments. All amounts advanced by Administrative Agent and/or Lenders pursuant to the applicable provisions of the Loan Documents together with any interest thereon at the Applicable Rate or at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Administrative Agent may, at its option, first apply any payments received hereunder to repay such advances, together with any interest thereon, or other charges, fees, expenses and obligations as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

2.11          Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Principal Amount due and payable on the Maturity Date) is not paid by Borrower on or prior to the date on which it becomes due (except if such amount is to be paid from an Advance that any Lender fails to fund, or from a Reserve that Administrative Agent fails to disburse, when obligated to do so hereunder), Borrower shall pay to Administrative Agent (for the benefit of Lenders) within ten (10) Business Days after receipt of written demand an amount equal to four percent (4.0%) of such unpaid sum (the “Late Payment Charge”) in order to defray the expense incurred by Lenders in handling and processing such delinquent payment and to compensate Lenders for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Pledge Agreements, the Mortgage and the other Loan Documents to the extent permitted by applicable law.

2.12          Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Amount at a rate which could subject Administrative Agent and/or Lenders to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Principal Amount at a rate in excess of the Maximum Legal Rate, then the Applicable Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Administrative Agent for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.13         Prepayments.

2.13.1      Optional Prepayments.

(a)            Borrower may prepay the Loan in whole (or in part), provided that (i) Borrower gives Administrative Agent not less than thirty (30) and not more than ninety (90) days’ prior written notice that Borrower intends to prepay (the “Prepayment Notice”) (provided that, Borrower shall have the right to revoke such Prepayment Notice no later than 12:00 P.M. New York City time of the date of the prepayment set forth in such Prepayment Notice); [(ii) Borrower is simultaneously prepaying the entire Mortgage Loan,] and (iii) Borrower pays Administrative Agent, in addition to the Principal Amount to be prepaid, (A) all sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, accrued and unpaid interest at the Applicable Rate through the last day of the applicable Interest Period, Breakage Costs and all of Administrative Agent’s out-of-pocket costs and expenses (including reasonable out-of-pocket attorney’s fees and disbursements) actually incurred by Administrative Agent in connection with such prepayment, (B) the portion of the Exit Fee payable in respect of such prepayment (calculated on the Principal Amount to be prepaid under this Loan Agreement), and (C) the Additional Interest. If a Prepayment Notice is given by Borrower to Administrative Agent pursuant to this Section 2.13, the outstanding principal amount of the Loan and all other sums required hereunder shall be due and payable no later than the proposed prepayment date set forth in the Prepayment Notice (unless Borrower revokes such notice in accordance with the terms of this Section 2.13.1(a)). Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and (i) revokes such Prepayment Notice as set forth in this Section 2.13 and/or (ii) fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section 2.13.1(a) (a “Prepayment Failure”), Borrower shall pay to Administrative Agent, within ten (10) Business Days after receipt of demand, all actual out-of-pocket costs, expenses and losses suffered by Administrative Agent and each Lender with respect to such Prepayment Failure. Any prepayment under this Section 2.13 shall be applied by Administrative Agent in accordance with Section 2.14.

(b)               Priority Payments. Borrower may cause Mortgage Borrower to prepay a portion of the Mortgage Loan in connection with one or more Extension Prepayments or Debt-Service Trigger Period Prepayments pursuant to, and in accordance with, the terms and conditions set forth in this Agreement, the Mortgage Loan Agreement, the other Loan Documents and the other Mortgage Loan Documents.

2.13.2          Mandatory Prepayments. In the event of (i) a Total Loss, (ii) a Transfer of all or a portion of the Property or the Collateral in violation of the terms of this Agreement or the Mortgage Loan Agreement, (iii) any refinancing of the Mortgage Loan, or (iv) the receipt by Mortgage Borrower of any proceeds realized under the Owner’s Title Policy after application of such proceeds by Mortgage Borrower to cure any title defect and repay the Mortgage Loan in full (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds to be paid directly to Administrative Agent (a “Mandatory Prepayment”). On each next occurring Payment Date following the date on which Administrative Agent actually receives a distribution of Net Liquidation Proceeds, Borrower shall be deemed to have prepaid the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds (and Administrative Agent shall make such Mandatory Prepayment on behalf of Borrower from the Net Liquidation Proceeds). Once Borrower has knowledge that a Liquidation Event has occurred, Borrower shall, or shall cause Mortgage Borrower, to promptly deliver written notice of such Liquidation Event to Administrative Agent. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of all or any portion of the Property on the date on which an unconditional contract for sale for such sale is entered into by (or on behalf of) Mortgage Borrower, and a foreclosure sale, on the date notice of such foreclosure sale is received by Borrower or Mortgage Borrower or any Affiliate of the foregoing, and (ii) a refinancing, on the date on which a commitment for such refinancing has been entered into by (or on behalf of ) Borrower or Mortgage Borrower. The provisions of this Section 2.13.2 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or the Transfer of the Property set forth in this Agreement, the other Loan Documents and the Mortgage Loan Documents.

2.13.3         Prepayments After Event of Default.

(a)               Intentionally Omitted.

(b)               Subject to Section 2.13.2(a) above, if (A) during the continuance of an Event of Default or (B) following the acceleration of all or any portion of the Debt, (x) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure, or any other Person (which such payment shall be deemed an attempt to circumvent the prohibition against prepayment set forth in subclause (A) above), (y) Administrative Agent or any Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise), or (z) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, then notwithstanding anything to the contrary contained herein or in any other Loan Document, (1) the Principal Amount, all accrued and unpaid interest, the Exit Fee, the Additional Interest, Breakage Costs, and all other amounts payable under the Loan Documents shall be deemed due and payable hereunder, (2) all sums tendered to, or received by, Administrative Agent shall be applied to the Debt in such order and priority as may be determined by Administrative Agent in its sole discretion and (3) the receipt or application of any such sums shall in no event constitute a waiver of any of Administrative Agent’s and Lenders’ rights and remedies with respect to any such Event of Default, unless resulting in the indefeasible satisfaction of the Debt in full.

(c)               Prepayments During Debt-Service Trigger Period. Notwithstanding anything to the contrary contained herein, at any time that a Debt-Service Trigger Period exists, Borrower shall have the right, so long as no Event of Default has occurred and is continuing, to deliver a Prepayment Notice (provided, that Borrower shall have the right to revoke or postpone such Prepayment Notice no later than 12:00 p.m. New York City time of the date of the prepayment set forth in such Prepayment Notice) and thereafter prepay a portion of the Loan sufficient to cause a Debt-Service Cure to be achieved as of the subsequent date of determination with respect thereto (such prepayment, a “Debt-Service Trigger Period Prepayment”); provided, that, in connection with such prepayment, Borrower shall pay to Administrative Agent the portion of the Exit Fee payable in respect of such prepayment, any Breakage Costs (if applicable), and all of Administrative Agent’s out-of-pocket costs and expenses (including reasonable out-of-pocket attorney’s fees and disbursements) incurred by Administrative Agent in connection with such prepayment and all other amounts required pursuant to Section 2.13.1.

2.14         Application of Prepayments.

2.14.1       Generally.

(a)            Notwithstanding anything to the contrary, subject to the terms of Section 2.13.3, during the continuance of an Event of Default, all prepayments and repayments shall be allocated and applied in Administrative Agent’s sole and absolute discretion.

(b)            Subject to paragraph (a) above, all prepayments and repayments allocable to the Loan under this Section 2.14 shall be applied in the following order of priority: (a) first, to accrued but unpaid interest on the Loan until the same is paid in full, and then to the balance of the Loan until the Principal Amount (together with the applicable portion of the Exit Fee hereunder) and any other amounts due and payable hereunder are paid in full; (b) second, to the Additional Interest (in the case of a prepayment or repayment of the Loan in full); (c) third, to any Breakage Costs, and (d) fourth, to any other amounts due and payable hereunder.

2.14.2       Intentionally Omitted.

2.15         Intentionally Omitted.

2.16         Release of Collateral. (a) If Borrower has elected to prepay the entire Debt and the requirements of Section 2.13, Section 2.14 and this Section 2.16 have been satisfied, all of the Collateral shall be released from the Lien of the Pledge Agreements. In the event that a restrictive covenant was recorded against the Property in accordance with Section 2.16 of the Senior Loan Agreement, (i) the restrictive covenant shall automatically terminate upon the payment in full of the entire Debt, and (ii) Administrative Agent shall reasonably cooperate with Borrower, at Borrower’s request and at Borrower’s sole cost and expense, to release the restrictive covenant upon payment in full of the entire Debt.

(a)            In connection with the release of the Pledge Agreements and the Mortgage, Borrower shall submit to Administrative Agent, not less than five (5) Business Days prior to the date of repayment, a release of Lien (and related Loan Documents) for the Collateral and the Property for execution by Administrative Agent and Lenders. Such release shall be in a form appropriate in the jurisdiction of the Borrower and/or in which the Property is located, as applicable, and that would be satisfactory to a prudent lender and in the case of a release of the Property, contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation that Administrative Agent or any Lender reasonably requires to be delivered by Borrower in connection with such release. Borrower shall reimburse Administrative Agent, each Lender and Servicer for any out-of-pocket costs and expenses Administrative Agent, each Lender and Servicer actually incur arising from such release (including reasonable out-of-pocket attorneys’ fees and expenses) and Borrower shall pay, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, and (ii) to any Servicer, the current fee being assessed by such Servicer to effect such release.

2.17         Taxes.

2.17.1        Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

2.17.2        Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

2.17.3        Borrower shall indemnify each Recipient, within ten (10) Business Days after receipt of written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

2.17.4       Each Lender shall severally indemnify Administrative Agent, within ten (10) Business Days after receipt of written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to Lender from any other source against any amount due to Administrative Agent under this Section 2.17.4.

2.17.5       As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.17, Borrower shall deliver to Administrative Agent a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

2.17.6       Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17.6(a), (b) and (d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing,

(a)            any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(i)              in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)            executed copies of IRS Form W-8ECI;

(iii)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) an executed copy of a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(iv)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(c)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made;

(d)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement;

(e)            Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so; and

(f)            Administrative Agent shall deliver an IRS Form W-9 on or prior to the date of this Agreement. Any successor Administrative Agent shall deliver an IRS Form W-9 or IRS Form W-8, as applicable, on or prior to the date on which such successor Administrative Agent becomes the Administrative Agent under this Agreement.

2.17.7       If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17.7 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17.7, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17.7 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.17.8       Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.17.9       The parties hereto agree that the Additional Interest shall be treated as interest for U.S. federal tax purposes, unless otherwise required by law.

2.18            Designations of Different Lending Office.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 2.19, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.19, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses actually incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders.

(i)              If Borrower is required to pay any amounts pursuant to Section 2.19(a) or Section 2.19(b) and the amount in question is equal to or less than the applicable Lender’s Increased Costs Threshold, then Borrower shall pay all such amounts in accordance with Section 2.19(a) or Section 2.19(b), as applicable.

(ii)            If Borrower is required to pay any amounts pursuant to Section 2.17, Section 2.19(a) or Section 2.19(b) and the amount in question is in excess of the applicable Lender’s Increased Costs Threshold, then Borrower shall pay all such amounts in accordance with Section 2.17, Section 2.19(a) or Section 2.19(b), as applicable. Notwithstanding the foregoing, and without limiting in any manner Borrower’s obligation to timely make all payments required pursuant to this Section 2.18, if no Event of Default is then continuing, within thirty (30) days after Borrower is notified by Administrative Agent or any Lender of any amounts due from Borrower pursuant to Section 2.17, Section 2.19(a) or Section 2.19(b) in an amount that exceeds the applicable Lender’s Increased Costs Threshold, Borrower may provide a notice (a “Replacement Notice”) to Administrative Agent and such Lender that Borrower desires to identify and obtain a commitment to lend from an Eligible Assignee. If Borrower so delivers a Replacement Notice and no Lender elects to acquire the Outgoing Lender’s (defined below) interest in the Loan within ten (10) Business Days of receipt of the Replacement Notice, then, Borrower shall have a period of ninety (90) days after the expiration of such ten (10) Business Day period (so long as such date does not extend beyond the Maturity Date) to identify and obtain a commitment to lend from an Eligible Assignee, which such Eligible Assignee shall be acceptable to Administrative Agent in its reasonable discretion (a “Designated Eligible Assignee”). If Borrower is unable to obtain a commitment to lend from a Designated Eligible Assignee within such period, Borrower’s right to replace such Lender shall be deemed irrevocably waived. However, if Borrower shall obtain a commitment to lend from a Designated Eligible Assignee, such Lender (an “Outgoing Lender”) shall enter into such documentation as shall be required by Administrative Agent in order for such Outgoing Lender to assign its right, title and interest in and to the Loan to such Designated Eligible Assignee. The Outgoing Lender shall assign its Note (if any) to such Designated Eligible Assignee and thereafter, such Designated Eligible Assignee shall be a Lender hereunder for all purposes; provided however, that Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by Administrative Agent and Lenders in connection with such assignment, including, without limitation, fees and expenses of outside counsel.

2.19         Increased Costs.

(a)            Increased Costs Generally. If any Change in Law or compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority shall hereafter:

(i)              impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Applicable Rate hereunder;

(ii)            have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by any amount reasonably deemed by such Lender to be material, provided that the foregoing shall not apply in respect of Taxes;

(iii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv)            impose on Lender any other condition (other than in respect of Taxes) and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Administrative Agent, upon demand, any additional amounts necessary to compensate any Lender for such additional cost or reduced amount receivable which any Lender deems to be material as reasonably determined (a “Gross-Up Payment”) by such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, then Borrower shall pay such additional amounts with thirty (30) days following Administrative Agent’s written notice to Borrower specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate such Lender for such additional cost or reduced amount. In the event Borrower is required to make a Gross-Up Payment in excess of $2,000,000 and Borrower has not delivered a Replacement Notice in accordance with Section 2.18(b)(ii), then Borrower shall have the right during the time period set forth in such written notice, which time period shall not be less than thirty (30) days, to prepay the portion of the Loan in respect of the Lender that requires a Gross-Up Payment, provided, that, in connection with such prepayment of the Loan, such Lender’s Commitment is terminated and Borrower pays the applicable Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (A) all interest which would have accrued on the amount of the Loan to be paid through and including the date of such prepayment; (B) all other sums due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to, Breakage Costs (if any), the Gross-Up Payment, and all of such Lender’s costs and expenses (including reasonable attorney’s fees and disbursements) incurred by such Lender in connection with this Section 2.19(a); and (C) to the extent the Loan is then being prepaid in full, the Additional Interest (if any). A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or any Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.19(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the thirty (30) day notice period referred to above shall be extended to include the period of retroactive effect thereof).

2.20         Costs and Advances.

(a)            Subject to the other provisions of this Agreement, all Costs shall be paid from (i) first, disbursements of Loan Advances made by Lenders pursuant to this Agreement and (ii) second from cash equity.

(b)            Advances shall be made upon satisfaction of the conditions precedent set forth in Section 2.30, and, if applicable (and in addition to the conditions set forth in Section 2.30), upon satisfaction of the conditions set forth in Section 2.31, and Section 2.32, except to the extent that Administrative Agent may elect to waive any such conditions precedent in its sole and absolute discretion. No Advance shall be used to pay any return on any invested capital by Borrower or any direct or indirect owners of Borrower or Mortgage Borrower. The making of an Advance shall not constitute Administrative Agent or Lenders’ approval or acceptance of the construction theretofore completed. All conditions precedent to the obligation of Lenders to make Advances are imposed solely for the benefit of Administrative Agent and Lenders and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make the Loan or any Advance in the absence of strict compliance with such conditions precedent. Any or all requirements of this Agreement may be waived by Administrative Agent in its sole and absolute discretion, in whole or in part, at any time and any such waiver shall not be deemed a modification of this Agreement.

(c)            Nothing in this Agreement shall (i) make Administrative Agent or Lenders responsible for making or completing any Required Improvements; (ii) obligate Administrative Agent or Lenders to commence or proceed with any Required Improvements; (iii) require Administrative Agent or Lenders to expend or release funds other than Advances on the terms and conditions set forth in this Agreement to complete any Required Improvements; or (iv) obligate Administrative Agent or Lenders to demand from Borrower additional sums to perform or complete any Required Improvements.

(d)            Lenders shall not be required to make any Advance in an aggregate amount that is less than $500,000.

2.21         Use of Advances. Each Advance made to Borrower shall be (x) received and contributed to Mortgage Borrower, held and used by Mortgage Borrower to pay for Hard Costs and Soft Costs specified within the Budget or as otherwise expressly permitted under this Agreement, as the case may be, which were specified on the Draw Request for such Advance and in accordance with the Budget or as otherwise expressly permitted under this Agreement or (y) received, held and used by Borrower for the payment of Debt Service in accordance with the terms hereof. Notwithstanding anything to the contrary contained herein, the proceeds of the First Advance may be held and used by Borrower to reimburse its direct and/or indirect members for documented costs and expenses agreed to by Administrative Agent in its sole discretion incurred in connection with the construction of the Required Improvements.

2.22         Loan Borrowing Procedures.

(a)            Draw Requests. Borrower shall submit to Administrative Agent and Construction Consultant a draw request (a “Draw Request”) substantially in the form required pursuant to Section 2.22(b), not less than ten (10) Business Days prior to the proposed Advance Date, and, in any event, no more frequently than once in each calendar month. It is expressly acknowledged that the foregoing time period shall not commence unless and until Administrative Agent shall have received a full Draw Request together with all accompanying documents required hereunder. Each Draw Request shall specify the Hard Costs and Soft Costs to be paid from the proceeds of the requested Advance. Such Draw Request shall specify the amount of any Retainage previously withheld and which has then become payable by Mortgage Borrower and shall also include a request for any disbursements from the Deficiency Account and/or Loan Advance Reserve Account that Mortgage Borrower may desire, with supporting documentation describing in reasonable detail the basis for any such disbursements. All Draw Requests shall have been approved by Administrative Agent and, with respect to Hard Costs, recommended for payment by Construction Consultant.

(b)            Required Documentation. Each Draw Request submitted hereunder shall include the following:

(i)              a requisition letter in the form attached hereto as Exhibit G-1 (each such letter, a “Request for Advance”), which shall be executed by an Authorized Representative of Borrower;

(ii)             a duly executed, completed and itemized Application and Certificate for Payment in the form of AIA Document No. G702 (including AIA Form G703 as an attachment thereto), or similar form reasonably approved by Administrative Agent, containing the executed certification from Architect with respect to the General Contractor’s AIA Form G702 and G703 and the General Contractor (or the applicable Trade Contractor who will be paid with respect to Trade Contracts, if applicable) as to the accuracy of the same, together with all invoices relating to all items of cost covered thereby and further accompanied by a cost breakdown showing the cost of work on, and the cost of materials incorporated into, the Required Improvements to the date of the requisition. The cost breakdown shall also show the percentage of completion of each Line Item on the Budget. All such applications for payment shall also show all Trade Contractors by name and trade, the total amount of each Trade Contract, the amount theretofore paid to each Trade Contractor as of the date of such application, and the amount to be paid from the proceeds of the disbursement in question to each Trade Contractor;

(iii)            in connection with any Advance in respect of which all or portions thereof shall be applied to the final payment to a Trade Contractor, a duly executed, completed and itemized Contractor’s Affidavit of Payment of Debt and Claim in the form of AIA Document No. G706 from each Trade Contractor;

(iv)            each of the following to the extent applicable: (A) a duly executed lien waiver substantially in the form and substance of Exhibit H-1 hereof from each Trade Contractor (other than the General Contractor), in each case, for work performed and goods, labor and materials supplied for which payment thereof is requested in such Request for Advance, (B) a duly executed lien waiver substantially in the form and substance of Exhibit H-2 hereof from the General Contractor for work performed and goods, labor and materials supplied for which payment thereof is requested in such Request for Advance, and (C) with respect to any request for final payment from a Trade Contractor, duly executed lien waivers substantially in the form and substance of Exhibit H-3 from such Trade Contractor, for work performed and goods, labor and materials supplied for which payment thereof is requested in such Request for Advance;

(v)            to the extent an applicable lien waiver was not provided in accordance with clause (iv)(A) above, except with respect to the Initial Advance hereunder, evidence of payment (in form and substance reasonably acceptable to Administrative Agent) from each Work Provider indicating that such Work Provider has been paid in full (less Retainage, if applicable) for all work performed and for goods, labor and materials supplied for which payment was requested in the immediately preceding Advance;

(vi)            a list of all amendments, supplements or other modifications to the Plans and Specifications, any Construction Agreements and any Construction Permits not previously delivered to Administrative Agent and Construction Consultant and delivery of a true and complete copy of each such amendment, supplement or other modification via the Data Room;

(vii)           current requisitions for payment from (A) all Material Trade Contractors, and (B) to the extent the same are delivered to the General Contractor, any subcontractors;

(viii)          a list of (A) all Trade Contracts and (B) any other Trade Contracts that have been provided to Borrower or Mortgage Borrower by the General Contractor or of which Borrower is aware, in each case, executed since the date of the then last preceding Advance, and delivery of a true and complete copy of each such Trade Contract via the Data Room prior to the date of such Draw Request (to the extent not previously provided);

(ix)            a list of all Change Orders that have not yet been submitted to Administrative Agent on the date of such Draw Request, together with a statement by Borrower that copies of the same have been submitted to Construction Consultant prior to the date of such Draw Request, together with a list of any Change Orders then to date and a list of all pending or contemplated Change Orders (including pending or contemplated Change Orders that Trade Contractors have alleged to General Contractor); and

(x)            evidence reasonably satisfactory to Administrative Agent that the full amount of the portion of the proceeds of the then last preceding Advance have been paid out in full to the Persons with respect to whom such Advance was made and otherwise in accordance with this Agreement.

(c)            Conditions Precedent. Administrative Agent and Lenders shall not be obligated to make any disbursement of the Loan unless Administrative Agent is reasonably satisfied that the applicable conditions precedent to the making of such disbursement, as set forth in Sections 2.20, 2.21, 2.22, 2.23, 2.25, 2.29, 2.30, 2.31, 2.32, and 2.33, as applicable, of this Agreement, have been satisfied, and remain satisfied as of the applicable Advance Date, by Borrower (or waived in writing by Administrative Agent in its sole discretion).

(d)            One Advance Per Month. Administrative Agent and Lenders shall have no obligation to make Advances more often than once in each calendar month, except that Administrative Agent, in its sole discretion, shall have the right but not the obligation, to make and to require Lenders to make additional advances per month for the purpose of making payments of the nature referred to in Section 2.22(e) and Section 2.26.

(e)            Advances to Pay Interest and Expenses. Subject to the remaining provisions of this Section 2.22(e), Borrower hereby irrevocably requests that Administrative Agent and Lenders make an Advance on each Payment Date to pay interest due hereunder at such time and (so long as (i) no Event of Default is then continuing, (ii) the Minimum Equity Requirement has been satisfied, (iii) intentionally omitted, (iv) intentionally omitted, and (v) amounts remaining to be advanced hereunder and under the Mortgage Loan Agreement that have not been allocated to other Costs are sufficient to make such payment) Lenders shall make an Advance on each Payment Date to pay interest due hereunder at such time. Without limiting the foregoing, Administrative Agent shall at all times have the right (but not the obligation), by its own action, upon five (5) Business Days’ prior written notice to Borrower, to make Advances for the purpose of paying any servicing fee payable to Servicer and required to be paid by Borrower pursuant to the terms of this Agreement, any fees payable to Administrative Agent and/or Lenders and any other sums then due and payable to Administrative Agent and/or Lenders with respect to the Loan pursuant to this Agreement. Promptly following each such payment, or upon a written request from Borrower, Administrative Agent or Servicer shall send to Borrower a statement indicating the interest or other payment made in connection with any such Advance. Borrower shall have the right to terminate any automatic Advances with respect to interest payments by delivering written notice of same to Administrative Agent at least five (5) Business Days prior to a Payment Date. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, during the continuance of an Event of Default, Administrative Agent shall have the right, but not the obligation, to make Advances to pay interest, expenses, reimbursables and other amounts due and payable under the Loan Documents.

(f)            Loan Advance Reserve Account. All funds that are deposited with Administrative Agent pursuant to Section 2.5(d) shall be held in the Loan Advance Reserve Account. Subject to Borrower’s compliance with the terms and conditions relating to Advances for the payment or reimbursement of Hard Costs and Soft Costs, as applicable, hereunder, Administrative Agent shall disburse the Loan Advance Funds to Borrower pursuant to Sections 2.20, 2.22, 2.24, 2.30, 2.31, 2.32 and 2.33, as applicable, to pay Hard Costs and Soft Costs.

2.23          Advances for Stored Materials. Administrative Agent and Lenders shall in no event or under any circumstances have any obligation to make any disbursement of the Loan for or with respect to materials, equipment, machinery, or other personal property not yet incorporated into the Required Improvements, unless the following conditions are satisfied:

(a)            On-Site Stored Materials. Administrative Agent and Lenders shall make Advances of the Loan in accordance with this Agreement to pay for Hard Costs actually incurred by Mortgage Borrower for materials not yet incorporated into the Improvements but stored on site at the Real Property, which materials are required in connection with the construction of the Required Improvements (“On-Site Stored Materials”), provided that the On-Site Stored Materials Conditions are satisfied. The aggregate amount of all amounts paid (whether comprised of Loan Advances, Mortgage Loan Advances and/or any other funds paid by or on behalf of Borrower or Mortgage Borrower) with respect to deposits for On-Site Stored Materials outstanding at any time shall in no event exceed Five Million and 00/100 Dollars ($5,000,000).

(b)            Off-Site Stored Materials. Administrative Agent and Lenders shall in no event or under any circumstances have any obligation to make any disbursement of the Loan for or with respect to materials which are stored other than on the Real Property (“Off-Site Stored Materials”) unless (A) the Off-Site Stored Materials Conditions are satisfied, (B) the conditions contained in Section 2.23(d) below are satisfied with respect to such Off-Site Stored Materials and (C) all such Off-Site Stored Materials covered by an Advance hereunder are (i) safely and suitably stored at one or more locations reasonably approved by Administrative Agent, other than on the Real Property, (ii) conspicuously marked to show that they are the subject of a security interest by Administrative Agent (or other arrangements reasonably satisfactory to Administrative Agent with respect thereto are made), (iii) not moved except in connection with delivery of such materials to the Real Property or to another storage location that conforms with the requirements of this Section 2.23(b); and (iv) effectively segregated (to the extent reasonably possible) from all other materials of whatever kind located at the off-site location in question; and (B) Borrower is in compliance with the terms and conditions of Section 2.23(d). The aggregate amount of all amounts paid (whether comprised of Loan Advances, Mortgage Loan Advances and/or any other funds paid by or on behalf of Borrower or Mortgage Borrower) with respect to deposits for Off-Site Stored Materials outstanding at any time shall in no event exceed the lesser of (i) Thirty Million Dollars ($30,000,000) and (ii) the amount covered by Mortgage Borrower’s insurance. Notwithstanding anything to the contrary, from and after July 1, 2024, any costs for storage of Off-Site Stored Materials shall be paid solely using additional equity contributions and not Loan Advances. In addition, Mortgage Borrower shall not use funds, whether comprised of Loan Advances, Mortgage Loan Advances and/or any other funds paid by or on behalf of Borrower or Mortgage Borrower to pay for Off-Site Stored Materials unless such Off-Site Stored Materials are or will be stored at the locations described in on Schedule XXI, as may be updated by Borrower from time to time. Borrower shall not allow Mortgage Borrower to store any Off-Site Stored Materials at any location which is not on Schedule XXI without at least ten (10) Business Days’ prior notice with an update to Schedule XXI and execution of such documents and instruments reasonably required by Administrative Agent to create or perfect Lenders’ security interests in the Off-Site Stored Materials at such location (any such location, an “Off-Site Storage Location”).

(c)            Prefabrication Deposits. Lenders shall from time to time make disbursements of the Loan in accordance with the terms of this Agreement to pay for deposits (collectively, “Prefabrication Deposits”) that Mortgage Borrower is required to post towards materials not yet fully fabricated (not ready for installation at the Property or incorporation in the Required Improvements) and other materials that are required in connection with the construction and equipping of the Required Improvements but for which title has not yet passed to Mortgage Borrower and, accordingly, a perfected security interest cannot be given to Administrative Agent, provided that, the aggregate of all amounts paid (whether comprised of Loan Advances, Mortgage Loan Advances and/or any other funds paid by or on behalf of Borrower or Mortgage Borrower) with respect to Prefabrication Deposits outstanding at any time shall in no event exceed Fifteen Million and 00/100 Dollars ($15,000,000).

(d)            All Stored Materials. The aggregate amount paid in respect of stored materials described in the foregoing provisions of this Section 2.23 that are not incorporated into the Required Improvements (in each case, whether paid from Loan Advances, Mortgage Loan Advances or other funds paid by or on behalf of Borrower or Mortgage Borrower), whether or not such materials are stored at the Project and including FF&E, shall not exceed at any one time the lesser of (i) Seventy-Fifty Million and 00/100 Dollars ($75,000,000) (it being understood that once such stored materials are incorporated into the Required Improvements, the cost thereof shall not be applied to the limit described in this Section 2.23(d)) and (ii) the amount covered by Mortgage Borrower’s insurance. For avoidance of doubt, the foregoing limitation does not override the individual limits in Sections 2.23(a), (b) or (c), which must still be satisfied.

2.24         Budget Reallocations; Cost Savings; Contingency.

(a)            General. Borrower may only cause or permit Mortgage Borrower to modify the Budget in accordance with each of clause (b) of this Section 2.24 and Section 5.8.3 of this Agreement.

(b)            Borrower shall have the right, in its reasonable discretion, to cause or permit Mortgage Borrower to revise the Budget from time to time to reallocate amounts allocated to any Line Item in the Budget from such line item to any other Line Item in the Budget, or to any cost incurred or reasonably anticipated by Mortgage Borrower to be incurred in connection with the construction of the Required Improvements for which there is no Line Item in the Budget, if, and to the extent, that:

(i)              the source of such reallocation is (A) contingency line item amounts or (B) Cost Savings demonstrated to the reasonable satisfaction of Administrative Agent;

(ii)            the reallocation does not include reallocating amounts from any portion of the Line Items for interest, fees and other expenses payable to Administrative Agent or Lenders hereunder or from any portion of the Line Items for Impositions, Other Charges, Insurance Premiums;

(iii)            Administrative Agent is advised in writing of the Line Item reallocation;

(iv)            the Budget is not, and may not reasonably be expected to be, increased as a result or consequence of any such reallocation (unless such increase has otherwise been approved under Section 5.8.3);

(v)            other than with respect to reallocations of contingency line item amounts, no one reallocation exceeds $5,000,000.00 and aggregate reallocations do not exceed $25,000,000, unless Borrower has received the prior written consent of Administrative Agent with respect thereto, not to be unreasonably withheld, conditioned or delayed;

(vi)            the “Hard Costs contingency” (or equivalent) Line Item may only be utilized to cover overruns among Line Items for Hard Costs;

(vii)           the “Soft Costs contingency” (or equivalent) Line Item may only be utilized to cover overruns among Line Items for Soft Costs or Hard Costs;

(viii)          intentionally omitted;

(ix)           such reallocation is permitted under the other Loan Documents and the Mortgage Loan Documents;

(x)            with respect to reallocations of contingency Line Item amounts:

a.	at all times until the Loan is indefeasibly repaid in full: (1) the aggregate amount of the contingency Line Items shall remain equal to or greater than five percent (5%) of the then-remaining Costs to be incurred through Completion, (2) the “Hard Costs contingency” Line Item shall remain equal to or greater than five percent (5%) of the then-remaining Hard Costs to be incurred through Completion, (3) the “Soft Costs contingency” Line Item shall remain equal to or greater than five percent (5%) of the then-remaining Soft Costs to be incurred through Completion, and (4) the “general contingency” Line Item shall remain equal to or greater than five percent (5%) of the then-remaining Hard Costs to be incurred through Completion;

b.	(1) no reallocation shall increase a Budget Line Item by more than fifteen percent (15%) of the initial amount budgeted therefor; and (2) the total amount of contingency used, expressed as a percentage of the total contingency available in the Budget, shall not exceed the amount equal to one hundred percent (100%) of the percentage of completion of the Required Improvements as of the date of such reallocation.

(xi)           Borrower shall have provided to Administrative Agent Required Sub-Contracts representing not less than seventy percent (70%) of the Hard Costs to be paid under the General Contractor Agreements for the Required Improvements including all subcontractors with a contract price in excess of five percent (5%) of the Budget;

(xii)         such reallocation is permitted under the Mortgage Loan Documents; and

(xiii)         Borrower complies with the other terms and conditions of this Section 2.24.

(c)            If the conditions for reallocating Line Items in the Budget as set forth in this Section 2.24 are not met, Borrower may not cause or permit Mortgage Borrower to reallocate Loan funds allocated to any Line Item in the Budget from such Line Item to any other Line Item without first obtaining the consent of Administrative Agent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything contained in this Agreement or in any other Loan Document, prior to Completion, there may be no reallocation of costs pursuant to clause (b) of this Section 2.24 between the Hard Costs and the Soft Costs other than a reallocation of Cost Savings from Line Items for Soft Costs to Line Items for Hard Costs and contingency.

(d)            In the event the conditions for reallocating Line Items for “contingency” in the Budget as set forth above are not met or satisfied, Borrower may only permit Mortgage Borrower to reallocate amounts allocated to the Line Items for “Contingency” in the Budget after obtaining the consent of Administrative Agent not to be unreasonably withheld, conditioned or delayed.

2.25         Balancing and Deficiency.

(a)            Borrower shall furnish, or cause to be furnished, to Administrative Agent on or before thirty (30) days after the end of each calendar month a construction progress statement (which statement may be included in a Draw Request or a separate report from Borrower to Administrative Agent hereunder) containing the following items: (i) a reconciliation by Borrower of the progress of the construction of the Required Improvements in accordance with the Construction Schedule and a projection of such progress through to Completion of the Required Improvements and (ii) a reconciliation by Borrower of the actual Hard Costs and Soft Costs in accordance with the Budget showing the percentage of completion of each Line Item in the Budget together with a projection of such Hard Costs and Soft Costs through to Completion of the Required Improvements.

(b)            Lenders will not be required to make Advances pursuant to the provisions of this Agreement or any of the other Loan Documents for more than the amount of any Line Item in the Budget, unless amounts from other Line Items have previously been reallocated in accordance with Section 2.24 hereof, or any of the actions set forth in Section 2.25(e) below are taken.

(c)            Deficiency.

(i)            A “Deficiency” means, at any given time (whether prior to the Initial Advance or at any time thereafter), and from time to time, the amount by which (i) the sum of the following, without duplication, (A) the balance of the Loan yet to be advanced by Lenders pursuant to this Agreement (in each case, determined after deducting the allocated amount of any Defaulting Lender’s Commitment), in each case, only to the extent such unadvanced amounts are permitted pursuant to the Loan Documents to be applied to the applicable Costs, plus (B) the amount of any Loan Advance Funds then held by Administrative Agent, plus (C) the amount of Deficiency Collateral then held by Administrative Agent, plus (D) provided there is no Mortgage Loan Event of Default under the Mortgage Loan Agreement, the balance of the Mortgage Loan yet to be advanced (determined after deducting the allocated amount of any “Defaulting Lender’s Commitment” (as defined in the Mortgage Loan Agreement)), only to the extent such advanced amounts are permitted pursuant to the Mortgage Loan Documents to be applied to the applicable Costs and Administrative Agent reasonably determines that such amounts will be available, plus (E) amounts then held by Mortgage Administrative Agent in Mortgage Reserve Accounts (if any), only to the extent the funds in such Mortgage Reserve Accounts are permitted to be applied to the applicable Costs and Mortgage Administrative Agent’s access to such funds is not prevented by Legal Requirements, injunction or other court order, or as a result of any action, inaction or omission by Borrower, Mortgage Borrower, Sole Member, any Borrower Party and/or Guarantor), plus (F) prior to Substantial Completion, provided there is no Event of Default, the amount of any Net Proceeds actually received by Administrative Agent or the Mortgage Administrative Agent to the extent such Net Proceeds were paid on account of, or otherwise with respect to, Costs, and Mortgage Borrower is otherwise entitled to receive such Net Proceeds, plus (G) Administrative Agent’s good faith estimate of Operating Income which will be available to be applied to the payment of Costs during the applicable calculation period, is less than (ii) the Estimated Cost of Construction. The “Estimated Cost of Construction” means a good faith estimate made from time to time by Administrative Agent (which may be in consultation with Construction Consultant) of the actual remaining sum which will be required (x) to cause Completion and to pay all unpaid Costs in connection therewith, in each case, through the estimated date of Completion and (y) to pay all carrying costs and operating expenses of the Property through the Stated Maturity Date (including the payment of, without duplication, Impositions, Other Charges, Taxes, Insurance Premiums, reimbursement obligations actually incurred by Mortgage Borrower under any Lease as a result of Mortgage Borrower’s failure to timely deliver the applicable premises as and when required thereunder, all other operating expenses payable by Mortgage Borrower or its Affiliates, all amounts payable by Mortgage Borrower or its Affiliates pursuant to Project Documents, interest on the Loan and the Mortgage Loan, (unless (i) interest due in respect of the Loan or the Mortgage Loan is reserved for with Lender or Mortgage Lender, as applicable, in an amount not less than the aggregate amount of interest that will be due and payable thereon and/or (ii) Lender or any such Mortgage Lender is obligated to make advances of the Loan or Mortgage Loan, as applicable, directly to itself for interest due and payable under the Loan or Mortgage Loan, as applicable) for the then-remaining term thereof)). The Estimated Cost of Construction shall take into account (1) Trade Contracts (including, without limitation, the General Contractor Agreement) that have been fully bought-out as of such time, and (2) with respect to Hard Costs arising under Line Items for which Trade Contracts have not been fully bought-out as of such time, the Hard Costs that, in Administrative Agent’s sole good faith determination (following reasonable good faith consultation with the Construction Consultant), would be payable under such Trade Contracts if such Trade Contracts were fully bought-out as of such time, and (3) all costs and expenses of construction to be paid by Borrower under this Agreement and Mortgage Borrower under the Mortgage Loan Agreement, with such allowances for reserves and contingencies as Administrative Agent shall deem appropriate (but not greater than the required reserves and contingencies hereunder and under the Mortgage Loan Documents) and shall take into account any permitted reallocations of Cost Savings and “contingency” in accordance with the terms of this Agreement. Lenders further agree that the additional construction costs for construction of Building One Spec Suites and Building One Mullion Replacement and Building Three beyond a cold shell to a warm shell and the storage costs for Off-Site Stored Materials described in Section 2.23(b) will not be included by Lenders in the Estimated Costs of Construction under this Section 2.25(c)(i) so long as Borrower pays for such additional costs using additional equity contributions within sixty (60) days after such additional costs are incurred, subject to contest rights under Section 7.3 of the Loan Agreement.

(ii)            Notwithstanding anything to the contrary, if and to the extent that a Deficiency exists solely as a result of a Defaulting Lender failing to fund any portion of its Commitment for Advances as and when required pursuant to the terms of this Agreement, then, notwithstanding anything to the contrary in this Section 2.25, a Deficiency shall be deemed not to exist solely as a result of such failure during the Deficiency Waiver Period so long as the Deficiency Waiver Conditions are satisfied. If, upon the expiration of the Deficiency Waiver Period, the Defaulting Lender has not cured such default or been replaced in accordance with the terms of Section 15.10(e)(ii), then a Deficiency shall be deemed to exist to the extent of the entire remaining unfunded Commitment of the Defaulting Lender.

(d)            In the event that Administrative Agent shall determine that there exists any Deficiency, Administrative Agent shall deliver written notice of such determination to Borrower (along with backup documentation thereof) and thereafter Lenders will not be obligated to make any Advances under this Agreement or any of the other Loan Documents unless, within ten (10) Business Days after receipt of such notice of determination, Borrower shall take any one (1) or more of the following actions:

(i)            establish in Administrative Agent’s sole good faith discretion that contrary to Administrative Agent’s prior determination, either (A) no Deficiency then exists or (B) the Deficiency is in an amount that is smaller than Administrative Agent’s prior determination, in which case under this clause (B), Borrower shall take any one (1) or more of the actions set forth in the following provisions of this Section 2.25(d) in respect of such smaller amount;

(ii)            cause Mortgage Borrower to reallocate amounts from Cost Savings and/or any Line Item designated as ‘contingency’ pursuant to Section 2.24 (in conjunction with any other actions taken by Borrower under this Section 2.25(d)) hereof such that the aggregate sum of the Deficiency is reduced to zero;

(iii)            cause Mortgage Borrower to deposit Cash (“Deficiency Collateral”) with Administrative Agent as provided in Section 2.25(e) in an aggregate amount such that (in conjunction with any other actions taken by Borrower under this Section 2.25(d)) the aggregate sum of the Deficiency is reduced to zero; or

(iv)            make (or cause Mortgage Borrower to make) one or more payments on account of Hard Costs and/or Soft Costs in the aggregate amount such that (in conjunction with other actions taken under this Section 2.25(d)) the aggregate amount of the Deficiency is reduced to zero.

(e)            Deficiency Collateral shall be held in a segregated account (the “Deficiency Account”) established by Administrative Agent in its own name with an Eligible Institution of Administrative Agent’s choosing, into which Administrative Agent shall deposit all Deficiency Collateral paid by Borrower pursuant to this Agreement. Deficiency Collateral shall be advanced to pay Costs prior to the disbursement of any further Advances or Loan Advance Funds but, in each case, only after Administrative Agent shall have determined that Borrower has satisfied the Minimum Equity Requirement. In the event that, as of any date following the deposit of any Deficiency Collateral, Borrower establishes, to Administrative Agent’s reasonable satisfaction, that, due to a change in circumstances or the taking of one or more actions permitted under Section 2.25(d) or otherwise in the Loan Documents (and, for the purposes of this sentence, not taking into account such Deficiency Collateral in the determination of whether a Deficiency exists), a Deficiency no longer exists, then, Administrative Agent shall disburse to Borrower, within thirty (30) days following the date on which Administrative Agent makes such determination, provided that no Monetary Default, material non-monetary Default or Event of Default shall then exist, the amount of such Deficiency Collateral that remains on deposit in the Deficiency Account that (i) has not been applied in accordance with Section 2.25(e) and/or the other provisions of this Agreement and (ii) as to which Administrative Agent’s access is not prevented by Legal Requirements, injunction or other court order or otherwise.

2.26            Direct Advances. Administrative Agent shall have the right (but no obligation), upon at least five (5) days’ prior written notice to Borrower, to make any or all Advances requested by Borrower, directly or through the Title Company to any Work Provider to whom payment is due, including, without limitation, Lender’s counsel, Servicer and Lender’s Construction Consultant to pay their respective fees and expenses, and any other agent of Administrative Agent to pay its fees and expenses incurred in connection with the Required Improvements which Mortgage Borrower is obligated hereunder to pay. Subject to the execution and delivery of an escrow letter which shall be reasonably acceptable to Administrative Agent, such direct Advances may be made through the Title Company, by depositing in a bank account to be designated by Administrative Agent which may be controlled by either General Contractor, a Trade Contractor or by such other Person, in each case individually or jointly with Administrative Agent, as Administrative Agent may elect. Such direct Advances also may be made by wire transfer or check payable to the Person to whom an Advance is to be made. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so disburse the Advances as set forth above. No further direction or authorization from Borrower shall be necessary or required for such direct Advances and all such Advances shall satisfy pro tanto the obligations of Administrative Agent and Lenders hereunder and shall be secured by the applicable Loan Documents as fully as if made directly to Borrower, regardless of the disposition thereof by any Work Provider.

2.27            Intentionally Omitted.

2.28            Partial Advances. If any or all conditions precedent to making an Advance have not been satisfied on the date requested for such Advance, Administrative Agent and Lenders may, at their option, waive so many of such conditions precedent as Administrative Agent and Lenders may elect. Administrative Agent and Lenders may, however, without waiving any of its rights or remedies, disburse that portion, if any, of the requested Advance for which all of the conditions precedent have been satisfied or waived.

2.29            Retainage. The amount of Loan proceeds disbursed on account of any Advance or portion thereof allocable to any Hard Costs shall be reduced by the Retainage, if any, applicable to such Hard Costs. The portion of any Retainage that relates to work or materials supplied by any Trade Contractor in connection with the Required Improvements will, upon request, be disbursed to Borrower subject to satisfaction (or waiver by Administrative Agent in its sole discretion) of the following conditions:

(a)            No Monetary Default, material non-monetary Default or Event of Default has occurred and is continuing and all other conditions to a disbursement of Loan proceeds under this Agreement are then satisfied;

(b)            after fifty percent (50%) of the work required under the applicable Trade Contract has been completed in compliance with such Trade Contract and the Plans and Specifications, as certified by the applicable Architect of Record and confirmed by the Construction Consultant, subject to Legal Requirements. Mortgage Borrower shall not be obligated to withhold any additional Retainage with respect to the remaining fifty percent (50%) of such work, but shall retain the initial Retainage until Completion of such work including any applicable Punchlist Items (it being acknowledged and agreed that at no time until final completion of the work under the applicable Trade Contract shall the Retainage with respect thereto, in each case, be less than five percent (5%));

(c)            after all work has been completed under the applicable Trade Contract (including all applicable Punchlist Items) in compliance in all material respects with such Trade Contract and in substantial conformity with the Plans and Specifications, as certified by the applicable Architect of Record and confirmed by the Construction Consultant, the remaining Retainage held with respect thereto shall be released provided that (i) such contractor will be paid in full for its work upon the release of the Retainage, (ii) such contractor executes and delivers a final lien waiver in substantially the form of Exhibit H-3 evidencing that such contractor has been paid in full for all work performed and/or materials supplied and the “Balance Due-Final Payment” is $0, and (iii) the applicable Architect of Record shall have approved the work completed by such Trade Contractor, as certified in writing by such Architect of Record to Administrative Agent; and

(d)            such Retainage is actually payable pursuant to the applicable Trade Contract.

2.30            Conditions Precedent to Advances. Lenders shall not be obligated to make the Initial Advance or any Advance subsequent to the Initial Advance (each such subsequent Advance, a “Subsequent Advance”), unless the following conditions are satisfied to the level of discretion as set forth in the applicable clauses below (or, if no such level of discretion is prescribed, in Administrative Agent’s sole but good faith discretion), except to the extent Administrative Agent shall elect (which election may be made without written or express notice of such election) to waive any such conditions in its sole and absolute discretion, provided, however, that the following items are not required to be final as of the date of the Initial Advance so long as Borrower is diligently working to revise such items to reflect the scope of the Required Improvements and such items are finalized to Administrative Agent’s reasonable satisfaction by the first Subsequent Advance: Section 2.30(d), (g), (k), (m), (n), (o), (p), (t), (u), (w), and (x):

(a)            Minimum Equity Requirement. Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that the Minimum Equity Requirement continues to be satisfied.

(b)            Representations and Warranties. On the date of such Advance, the representations and warranties made by (i) Borrower in this Agreement and in any other Loan Documents, (ii) Sole Member in the Pledge Agreement (Sole Member) or in any other Loan Documents; (iii) Mortgage Borrower in any Loan Documents to which it is a party; and (iv) Guarantor in the Guarantees, the Environmental Indemnity and in any other Loan Documents to which it is a party shall be true and correct in all material respects (except to the extent that such representation or warranty contains a materiality or similar qualifier, in which event, such representation or warranty that is so qualified shall be true and correct) on and as of the date of such Advance with the same effect as if made on and as of such date, except (x) to the extent such representations and warranties are made expressly with respect to a specific date, and (y) for any changes in facts or circumstances occurring since the Closing Date that do not (i) constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default or (ii) result in a Material Adverse Effect (the “Representation Remaking Qualifications”).

(c)            No Default No Material Adverse Effect (Advance). On the date of such Advance no Monetary Default, material non-monetary Default or Event of Default hereunder, or Material Adverse Effect (Advance) shall have occurred and be continuing.

(d)            Trade Contractor Buyout. Mortgage Borrower shall have obtained signed and effective Trade Contracts (excluding the General Contractor Agreement) representing not less than seventy percent (70%) of the Hard Costs to be paid under the General Contractor Agreements with respect to the Conversion Component and Construction Component.

(e)            Pledge Agreements. The Pledge Agreement (Sole Member) shall constitute a valid and enforceable lien on the equity interests in the Sole Member, in favor of Secured Party, free and clear of all liens except for Permitted Encumbrances. The Pledge Agreement (Mortgage Borrower) shall constitute a valid and enforceable lien on the equity interests in the Mortgage Borrower, in favor of Secured Party, free and clear of all liens except for Permitted Encumbrances.

(f)             Milestones. On the date of such Advance, no event shall have occurred that would reasonably be expected to result in Mortgage Borrower being unable to achieve any Major Milestone within the time period applicable to such Major Milestone, as determined by Administrative Agent in its reasonable discretion.

(g)            Consents. Each Material Design Professional which is an Architect or Engineer and the General Contractor and each Major Trade Contractor (other than the General Contractor), as applicable, shall have delivered an Architect Consent, the Consent of General Contractor Agreement, and Engineer Consent, or a Major Trade Contractor Consent, as applicable.

(h)            Notices. Prior to the Initial Advance, all notices required by any Governmental Authority or by any applicable Legal Requirements or any Construction Agreement to be filed prior to commencement of the construction of the Required Improvements shall have been filed.

(i)             Draw Request. Administrative Agent shall have received a complete executed Draw Request for such Advance in accordance with the requirements of Section 2.22, together with all required attachments and deliveries relating thereto.

(j)              Standard Form of Trade Contracts. With respect to the Initial Advance, Administrative Agent shall have received copies of each standard form of Trade Contract to be used by the General Contractor, which standard form shall be approved by Administrative Agent in its reasonable discretion, and with respect to each Subsequent Advance (to the extent not previously delivered to Administrative Agent), copies of each new or modified standard form of Trade Contract to be used by the General Contractor since the date of the preceding Draw Request, which standard form shall be approved by Administrative Agent in its reasonable discretion.

(k)            Construction Consultant Certificate. Administrative Agent shall have received accompanied with each Draw Request relating to Hard Costs, a certificate or report of Construction Consultant based upon a site observation of the Property made by Construction Consultant not more than twenty (20) days prior to the date of such Advance, in which Construction Consultant shall in substance (and, in each case, in its reasonable opinion) (i) verify that the portion of the Required Improvements completed as of the date of such site observation have been completed substantially in accordance with all Legal Requirements and the Plans and Specifications; and (ii) state its estimate of (1) the percentages of the construction of the Required Improvements completed as of the date of such site observation on the basis of work in place as part of the Required Improvements and the Budget, (2) the Hard Costs actually incurred for work in place as part of the Required Improvements as of the date of such site observation, (3) the sum necessary to complete construction of the Required Improvements in accordance with the Plans and Specifications, (4) that Component Substantial Completion of the Conversion Component can be achieved on or before the Outside Conversion Component Substantial Completion Date (in each case, taking into account Construction Consultant’s determination of actual or potential accelerated progress that may be achieved by Borrower thereafter), and (5) that in its opinion there exists no Deficiency (or, if there exists any Deficiency, Deficiency Collateral has been deposited or provided, or other assurances given as per Section 2.25, in an amount equal to such Deficiency as required pursuant to Section 2.25).

(l)              Construction. All Required Improvements (or completed phases thereof) shall have been constructed in compliance, in all material respects, with all Legal Requirements and substantially in accordance with any applicable Plans and Specifications.

(m)            Construction Agreements. Administrative Agent shall have received a list of all Construction Agreements in effect on the date of the applicable Draw Request, and (to the extent not previously delivered to Administrative Agent) copies of any new or modified Construction Agreements entered into in accordance with the terms hereof (which may be delivered and made available via the Data Room); provided that, with respect to such new or modified Construction Agreements entered into by General Contractor, such copies shall only be required to the extent that Borrower is entitled to receive such copies pursuant to the General Contractor Agreement.

(n)            Payment and Performance Bonds; Sub-Guard Insurance. Borrower shall cause Mortgage Borrower, at Administrative Agent’s election, either (i) payment and performance Bonds, in form and substance reasonably satisfactory to Administrative Agent and issued by sureties reasonably satisfactory to Administrative Agent to be maintained with respect to the obligations of each Trade Contractor; and/or (ii) a sub-guard insurance policy in form and substance reasonably acceptable to Administrative Agent to be maintained with respect to the obligations of each Trade Contractor. The Bonds shall be in an amount not less than the full contract price for each such Trade Contract required to be bonded pursuant to this Section 2.30(n). Notwithstanding the foregoing, Borrower shall not be obligated to satisfy the terms of this Section 2.30(n) for Trade Contractors performing work at the Project solely with respect to the Building One Component.

(o)            Plans and Specifications. Administrative Agent shall have received and approved in accordance with Section 5.8.6 hereto any additions, amendments, supplements or other modifications to any applicable Plans and Specifications to the extent that approval thereof is required hereunder. Administrative Agent shall have received a list identifying the Plans and Specifications and any and all amendments made thereto.

(p)            Budget. Administrative Agent shall have received and, to the extent required by Section 5.8.3, approved any amendments, supplements or other modifications to the Budget, which Budget shall be certified by an Officer’s Certificate.

(q)            Construction Permits. Administrative Agent shall have received (i) a list of all Construction Permits then in effect and required under Legal Requirements for the then applicable stage of construction of the Project (provided that any Construction Permit remaining to be obtained is administrative in nature and not discretionary) and (ii) evidence reasonably satisfactory to Administrative Agent that all Construction Permits, to the extent then required, have been obtained.

(r)            Real Estate Taxes. Subject to Borrower’s right to contest the same in accordance with the express terms of this Agreement, Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that Mortgage Borrower has paid all real property taxes on, and assessments of, the Property which would be delinquent if not paid, and, if delinquent, all penalties and interest thereon.

(s)            Transaction Costs; Payment of Fees. Borrower shall have paid or reimbursed (or will pay or reimburse simultaneously with such Advance) Administrative Agent for all title insurance premiums, mortgage recording taxes and fees, recording and filing fees, costs of environmental reports, appraisals and other reports, the fees and costs of Administrative Agent’s counsel, then-payable fees and expenses of the Construction Consultant, and all other reasonable out-of-pocket costs and expenses of Administrative Agent relating to the Loan.

(t)              Required Sub-Contracts. With respect to each Advance (to the extent not previously delivered to Administrative Agent), each new or modified Required Sub-Contract (which may be delivered and made available via the Data Room), in each case together with any amendments, modifications or supplements thereto executed since the date of the preceding Draw Request.

(u)            General Contractor Agreement. Mortgage Borrower shall have entered into one or more effective General Contractor Agreements with General Contractors for 100% of the Required Improvements, which agreements shall be in form and substance acceptable to Administrative Agent and include a guaranteed maximum price reasonably acceptable to Administrative Agent and a certificate undertaking to continue to perform on Administrative Agent’s behalf provided that General Contractor is paid for ongoing work.

(v)            Proceedings. There shall be no governmental actions, proceedings or investigations pending or threatened in writing (evidencing an intent to sue or to commence such a proceeding or investigation) against or filed by Borrower or Mortgage Borrower which is reasonably likely to have a Material Adverse Effect.

(w)            Anticipated Cost Report and Project Cost Report. Administrative Agent shall have received (i) an anticipated cost report in the form attached hereto as Exhibit G-2, which indicates the Costs anticipated to complete the construction of the Required Improvements, after giving effect to Costs incurred during the previous month and projected Costs and (ii) a project cost report in the form attached hereto as Exhibit G-3, each of which shall be reasonably acceptable to Administrative Agent.

(x)             Construction Schedule. Administrative Agent shall have received a copy of the Construction Schedule, and if and to the extent the Construction Schedule is updated and issued following the Initial Advance, Administrative Agent shall have received a copy of the updated Construction Schedule.

(y)            Title Continuation. Administrative Agent shall have received a Title Continuation with respect to the Mortgage, dated the date of the requested Advance.

(z)            Insurance. To the extent not previously delivered, Administrative Agent shall have received certified policies, valid certificates of insurance or other acceptable evidence with respect to the policies of insurance required hereunder reasonably satisfactory to Administrative Agent and evidence of the payment of all Insurance Premiums currently due and payable for the existing policy period.

(aa)           Intentionally Omitted.

(bb)          Intentionally Omitted.

(cc)           Intentionally Omitted.

(dd)          Intentionally Omitted.

(ee)           Intentionally Omitted.

(ff)             No Liens. The Property shall be free from all Liens (other than Permitted Encumbrances).

(gg)           Miscellaneous. Administrative Agent shall have received all reasonable and customary documents, reports, certificates, affidavits and other information, in form and substance reasonably satisfactory to Administrative Agent or Construction Consultant, as each may reasonably require to evidence compliance by Borrower with all of the provisions of this Section 2.30.

2.31            Conditions Precedent to Final Advance under a General Contractor Agreement. Lenders shall not be obligated to make an Advance with respect to the final payment to be made to any General Contractor under a General Contractor Agreement, unless in addition to the conditions set forth in Section 2.30, the following conditions are satisfied to the level of discretion as set forth in the applicable clauses below (or, if no such level of discretion is prescribed, in Administrative Agent’s sole and absolute but good faith), except to the extent Administrative Agent shall elect (which election may be made without written or express notice of such election) to waive any such conditions in its sole and absolute discretion:

(a)            Approval by Construction Consultant. Administrative Agent and Construction Consultant shall have received evidence reasonably acceptable to them, or otherwise be reasonably satisfied, that Component Substantial Completion of all Components included in such applicable General Contractor Agreement has occurred.

(b)            Certificates of Architect. With respect to the Conversion Component or the Construction Component, Administrative Agent shall have received a certificate of completion with respect to the work under the General Contractor Agreement certified by the Architect and reasonably confirmed by Construction Consultant which confirms that Component Substantial Completion or Completion, as the case may be, has occurred substantially in accordance with the Plans and Specifications in all material respects and in accordance with all Legal Requirements in all material respects, including all Punchlist items with respect thereto.

(c)            Final Lien Waivers and Release/Evidence of Payment. Administrative Agent shall have received from Borrower (i) duly executed final lien waivers substantially in the form and substance of Exhibit H-3 from General Contractor and any other Trade Contractors for work performed and goods, labor and materials supplied for which payment thereof is requested from such Advance (which lien waivers shall be conditioned only upon receipt of amounts to be included in the final disbursement and amounts for any Punchlist Items and Retainage that, as of the date of Component Substantial Completion or Substantial Completion, as the case may be, are actually being withheld) or the statutory period(s) within which valid mechanic’s liens, materialmen’s liens, lien affidavits and/or stop notices may be recorded and/or served shall have expired, excluding any such parties whose lien rights or liens have been bonded over in a manner (and with a bond provider) reasonably satisfactory to Administrative Agent, and (ii) evidence of payment from each Trade Contractor with whom the General Contractor has a direct agreement indicating that such Trade Contractor has been paid in full for all work performed and for goods, labor and materials supplied for which payment was requested in the immediately preceding Advance, in each case, in form and substance reasonably acceptable to Administrative Agent.

(d)            Certificate of Substantial Completion. With respect to the Conversion Component or the Construction Component, Administrative Agent shall have received completed AIA Forms G704 (Certificate of Substantial Completion) from Architect as to all Components included in such applicable General Contractor Agreement (and not merely a portion of any such Component).

(e)            Legal Requirements. With respect to the Conversion Component or the Construction Component, Borrower shall have furnished to Administrative Agent evidence reasonably satisfactory to Administrative Agent that the Improvements are in substantial compliance with the Plans and Specifications and in compliance with all applicable Legal Requirements, in all material respects, including, but not limited to, zoning regulations and building restrictions, environmental requirements, occupational safety and health requirements and similar Legal Requirements.

(f)            Certificates of Occupancy; Permits. If the C/O Requirement Trigger has occurred with respect to a Building comprising a portion of the Conversion Component or the Construction Component, as applicable, Administrative Agent shall have received either a permanent certificate of occupancy or a temporary certificate of occupancy (or, if not applicable, the equivalent of a certificate of occupancy that is customarily issued by the applicable Governmental Authorities or the written acceptance by the City of Cambridge of Required Improvements that constitute public amenities) for each Building in such Component covered by the applicable General Contractor Agreement as to which the C/O Requirement Trigger has occurred, together with and all Operating Permits and other permits, licenses and approvals from all applicable Governmental Authorities required for the use and operation of each Building in such Component as to which the C/O Requirement Trigger has occurred.

(g)            Violations. Borrower shall have furnished to Administrative Agent a certificate from Borrower, certifying that (i) no written notices from any Governmental Authority of any claimed material violations of applicable Legal Requirements arising from the construction of the Improvements or operation of the Property were served upon Borrower, Mortgage Borrower, or, to Borrower’s or Mortgage Borrower’s actual knowledge, the General Contractor or any subcontractor or their respective agents or representatives, except those that have been cured in all material respects (unless Borrower or Mortgage Borrower is contesting such violation in good faith in accordance with Section 7.3) and (ii) Borrower is not aware of any circumstances which could give rise to the issuance of any such notice of claimed violation.

(h)            FF&E. With respect to the Conversion Component or the Construction Component, all furnishings, fixtures and equipment, all inventory and all other property contemplated under the Budget and the Plans and Specifications to be incorporated into or installed on the portion of the Property included within the Components covered by the applicable General Contractor Agreement, subject to completion of Punchlist Items, shall have been incorporated or installed free and clear of all liens and security interests, other than the liens of Approved Equipment Financings and other Permitted Encumbrances.

(i)            UCC. Borrower shall have furnished to Administrative Agent current searches of all UCC financing statements filed in the applicable jurisdictions against Borrower, as debtor, showing that no UCC financing statements are filed or recorded against Borrower in which the collateral is described as personal property or fixtures located on the Property or used in connection with the Property, except UCC financing statements filed in connection with the Loan and other Permitted Encumbrances.

2.32            Conditions Precedent to Final Advance. Lenders shall not be obligated to make the final Advance, unless in addition to the conditions set forth in Section 2.30 and Section 2.31, the following conditions are satisfied to the level of discretion as set forth in the applicable clauses below (or, if no such level of discretion is prescribed, in Administrative Agent’s sole and but good faith discretion), except to the extent Administrative Agent shall elect (which election may be made without written or express notice of such election) to waive any such conditions in its sole and absolute discretion:

(a)            Evidence of Payment. Administrative Agent shall have received from Borrower (i) evidence of payment (which shall be reasonably acceptable to Administrative Agent) from each Trade Contractor indicating that such Trade Contractor has been paid in full for all work performed and for goods, labor and materials supplied for which payment was requested in the immediately preceding Advance, and (ii) with respect to the Conversion Component or the Construction Component, to the extent not previously delivered pursuant to Section 2.31(b), completed AIA Forms G704 (Certificate of Substantial Completion) from Architect as to the Project (and not merely a portion of the Project) indicating no items remaining to be completed or corrected.

(b)            Certificates of Architect. With respect to the Conversion Component or the Construction Component, to the extent not previously delivered to Administrative Agent pursuant to Section 2.31, Administrative Agent shall have received a certificate of Completion for the Project certified by Architect and confirmed by Construction Consultant which confirms that Completion has occurred (i) substantially in accordance with the Plans and Specifications and (ii) in accordance with all Legal Requirements, in all material respects, including all Punchlist Items with respect thereto.

(c)            FF&E. With respect to the Conversion Component or the Construction Component, all furnishings, fixtures and equipment, all inventory and all other property contemplated under the Budget and the Plans and Specifications to be incorporated into or installed on the portion of the Property included within the Components covered by the applicable General Contractor Agreement shall have been incorporated or installed free and clear of all liens and security interests, other than the liens of Approved Equipment Financings and other Permitted Encumbrances.

2.33         Interest Rate Cap Agreement.

(a)            On or before the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement which (i) shall at all times be in form and substance reasonably acceptable to Administrative Agent, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into an account selected by Administrative Agent any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist even if the Property is transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof and/or the Collateral is transferred by judicial or non-judicial foreclosure or assignment-in-lieu thereof, (iv) shall have a notional amount equal to the amounts set forth on Schedule X hereto for a period equal to the initial term of the Loan; provided, that (A) Secured Party shall not be required to make any Advance that would cause the Principal Amount of the Loan [plus the outstanding principal balance of the Mortgage Loan] to exceed the then-notional amount of the Interest Rate Cap Agreement and (B) if at any time during the initial term of the Loan the Principal Amount [plus the outstanding principal balance of the Mortgage Loan] exceeds the notional amount of the Interest Rate Cap Agreement, Borrower shall, within five (5) Business Days, deliver to Administrative Agent a Replacement Interest Rate Cap Agreement with a notional amount equal to the difference between (x) the Principal Amount of the Loan (including any then requested Advance) [and the outstanding principal balance of the Mortgage Loan] and (y) the application notional amount of the Interest Rate Cap Agreement then in place, (v) shall be governed by the laws of the State of New York and (vi) shall at all times have a strike price that is no greater than the Strike Price. Borrower shall collaterally assign to Secured Party, pursuant to the Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Administrative Agent an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Administrative Agent and require that payments be deposited directly into an account selected by Administrative Agent) and shall notify the Acceptable Counterparty of such assignment.

(b)            Borrower shall comply in all material respects with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Cap Agreement to Borrower or Administrative Agent shall be deposited immediately into an account as specified by Administrative Agent. Borrower shall take all actions reasonably requested by Administrative Agent to enforce Secured Party’s rights under the Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

(c)            In the event of any downgrade, withdrawal or qualification of the rating of the Acceptable Counterparty by any Rating Agency (or similar) from the minimum counterparty ratings required pursuant to the definition of “Acceptable Counterparty” herein, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement, not later than fifteen (15) Business Days following receipt of notice from Administrative Agent of such downgrade, withdrawal or qualification.

(d)            In the event that Borrower fails to purchase and deliver to Administrative Agent the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Administrative Agent may purchase the Interest Rate Cap Agreement (or a Replacement Interest Rate Cap Agreement, as applicable), and the out-of-pocket cost incurred by Administrative Agent in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Administrative Agent with interest thereon at the Default Rate from the date such cost was incurred by Administrative Agent until such cost is reimbursed by Borrower to Administrative Agent.

(e)            In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Administrative Agent (x) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the Interest Rate Cap Agreement reasonably acceptable to Administrative Agent, (y) with respect to Borrower, legal opinions reasonably acceptable in form and substance to Administrative Agent, certificates, consents and/or resolutions, customary searches and acknowledgments and other information and documentation as may be reasonably requested by Administrative Agent and (z) with respect to the Acceptable Counterparty, an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Administrative Agent, the Lenders and their respective successors and assigns may rely) which opinion with respect to the Acceptable Counterparty shall provide, in relevant part, that:

(i)            the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii)            the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)          all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)          the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f)            In the event the Loan is converted to an Alternate Rate Loan or to a Prime Rate Loan, as applicable, in accordance with the terms of Section 2.6 above:

(i)            within fifteen (15) Business Days of such conversion, either (A Borrower shall deliver to Administrative Agent a (1) a Substitute Interest Rate Cap Agreement and (2) an assignment of interest rate cap agreement with respect to such Substitute Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered on the Closing Date, together with legal opinions of counsel to the counterparty and Borrower as reasonably required by Administrative Agent and Lender, or (B) if Lender determines (which determination will be based on market customs and/or proposals of industry associations) that an Substitute Interest Rate Cap Agreement is not an appropriate instrument to properly hedge the variable rate risk attributable to the Alternate Rate Index or the Prime Rate Index, as applicable, or if a Substitute Interest Rate Cap Agreement is not generally commercially available from an Acceptable Counterparty, Borrower shall purchase such other hedging product as reasonably determined by Administrative Agent;

(ii)            immediately and automatically upon such election, the references to “Interest Rate Cap Agreement” and “Replacement Interest Rate Cap Agreement” and related provisions in this Agreement (including, without limitation, requirements to purchase the same pursuant to the provisions set forth in this Section 2.33(f) and the other Loan Documents shall be deemed modified by terms specified by Administrative Agent to account for the Applicable Rate and the Substitute Interest Rate Cap Agreement or the alternative hedging product reasonably determined by Administrative Agent pursuant to the preceding clause (i), as applicable; and

(iii)            in the event the Loan was converted to an Alternate Rate Loan or a Prime Rate Loan, but then is converted back to SOFR Rate Loan, then the requirements of Section 2.33 with respect to an Interest Rate Cap Agreement shall again apply.

2.34         Imprest Account.

(a)            From time to time Borrower may request an Advance in an amount determined by Borrower in the aggregate amount not to exceed $1,000,000 (the “Approved Imprest Amount”) in accordance with the terms of this Section 2.34, which amount shall be disbursed by Administrative Agent directly into an account established and maintained by Administrative Agent (or its Servicer) (the “Imprest Account”).

(b)            All funds held in the Imprest Account from time to time shall be referred to herein as the “Imprest Funds”. Provided that no Event of Default has occurred and is continuing, and subject to Borrower’s satisfaction of the Advance Conditions (other than Sections 2.30(y) and 2.30(cc)), Borrower shall be permitted from time to time, to request disbursements of the Imprest Funds for application solely towards the payment of Hard Costs. Borrower shall provide an accounting to Administrative Agent for any disbursement from the Imprest Account in connection with, and as a condition precedent to, the immediately succeeding Advance to be made pursuant to the terms of this Agreement, as if such disbursement was a portion of such immediately succeeding Advance.

(c)            Subject to Borrower’s satisfaction of the Advance Conditions (other than Sections 2.30(y) and 2.30(cc)), and following Administrative Agent’s acceptance of Borrower’s accounting with respect to any prior disbursement of Imprest Funds in accordance with the terms of this Section 2.34, Borrower shall be permitted to request, via Draw Request, the replenishment of the Imprest Account by an aggregate amount not to exceed the Approved Imprest Amount. Upon the application of the Imprest Funds to any Line Item for Hard Costs, the amount of any Loan proceeds that Borrower shall be permitted to request hereunder shall be reduced on a dollar for dollar basis by the amount of Imprest Funds applied to such Line Item.

III.	CASH MANAGEMENT.

3.1           Cash Management under the Mortgage Loan.

3.1.1            Mortgage Reserve Accounts. Administrative Agent, Borrower and Mortgage Borrower acknowledge and agree that, so long as the cash management provisions of the Mortgage Loan are substantially similar to the provisions of this Article III, Borrower and Mortgage Borrower shall be relieved from their obligations under this Article III. Borrower shall cause Mortgage Borrower to maintain each of the Mortgage Reserve Accounts required pursuant to the terms of the Mortgage Loan Agreement, and in each case, to perform and comply with all the terms and provisions relating to the foregoing. Borrower shall not permit Mortgage Borrower to further pledge, assign or grant any security interest in the Mortgage Reserve Accounts or permit any Lien or other encumbrance to attach thereto, or any levy to be made thereon, or any financing statements to be filed in connection therewith, other than those in favor of Mortgage Administrative Agent and Permitted Encumbrances and/or, without Mortgage Administrative Agent’s prior consent, amend, restate, replace and/or otherwise modify the same. If requested by Administrative Agent, Borrower will promptly provide evidence reasonably acceptable to Administrative Agent of its compliance with the foregoing.

3.1.2         Establishment of Accounts. Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the accounts established pursuant to the Mortgage Loan Agreement are no longer being maintained and/or the Mortgage Reserve Accounts cease to exist or are reduced, waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such accounts, the “Waived Reserve Accounts,” and such provisions, the “Waived Reserve Accounts Provisions”), to the extent permitted to do so pursuant to the Mortgage Loan Documents, Borrower shall promptly (i) notify Administrative Agent of the same and thereafter Borrower shall be required to comply with the provisions of this Article III, and (ii) remit to Administrative Agent (and shall cause Mortgage Borrower to remit to Administrative Agent) any funds remaining in the Waived Reserve Accounts that are available to Borrower or Mortgage Borrower. In the event that Mortgage Administrative Agent subsequently reinstates all or any Waived Reserve Accounts, then Administrative Agent shall cooperate to transfer the Reserve Accounts established pursuant to this Article III to Mortgage Administrative Agent, and Borrower shall no longer be required to deposit funds into such Reserve Accounts until such time as any such Reserve Accounts are subsequently reinstated in accordance with the terms hereof.

3.2           Cash Management.

3.2.1          Establishment of Accounts.

(a)            On or prior to the Account Establishment Date, Borrower shall cause Mortgage Borrower to establish in the name of Mortgage Borrower (and, for the avoidance of doubt, not in the name of any Tenant or any Manager) for the benefit of Administrative Agent, as secured party, (i) a clearing account (the “Clearing Account”) with a financial institutional reasonably approved by Administrative Agent (the “Clearing Account Bank”), and (ii) a cash management account (the “Cash Management Account”) with a financial institution reasonably approved by Administrative Agent (the “Cash Management Bank”). The Clearing Account and the Cash Management Account and each sub-account of any such account and the funds deposited therein shall serve as additional security for the Loan. Borrower shall cause Mortgage Borrower to deliver (or cause Manager to deliver) a tenant direction letter (“Tenant Direction Letter”) to all Tenants under Leases in place as of the Account Establishment Date within one (1) Business Day after the Account Establishment Date and shall send a copy of each Tenant Direction Letter sent as provided above (together with evidence that the same has been sent) to Administrative Agent. With respect to all Leases that are entered into with respect to the Property following the Account Establishment Date, Borrower shall cause Mortgage Borrower deliver (or cause Manager to deliver) a Tenant Direction Letter to all such tenants simultaneously with the execution of such Leases and shall promptly deliver to Administrative Agent evidence that the same has been sent to the applicable Tenant. Without the consent of Administrative Agent, Borrower shall cause Mortgage Borrower not (and shall not cause or permit any Person to) terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, or direct any tenant to pay any amount that is due and payable to Mortgage Borrower to any account other than as provided in the related Tenant Direction Letter.

(b)            The Clearing Account Agreement and the Cash Management Agreement shall govern the collection, holding and disbursement of Rents and any other income from the Property during the term of the Loan. So long as a Cash Sweep Period has not occurred, all funds in the Clearing Account (less the reasonable fees of Clearing Account Bank payable pursuant to the Clearing Account Agreement and any minimum balance required, which minimum balance shall be approved by Administrative Agent (collectively, “Account Holdbacks”)) shall be disbursed on a daily basis to an account designated by Mortgage Borrower (the “Mortgage Borrower Operating Account”), and at any time that a Cash Sweep Period exists, Clearing Account Bank on a daily basis shall transfer all collected and available funds as determined by Clearing Account Bank’s then current funds availability schedule received in the Clearing Account (less the Account Holdbacks) to the Cash Management Account. Pursuant to the Clearing Account Agreement, Borrower shall cause Mortgage Borrower to irrevocably instruct and authorize Clearing Account Bank to disregard any and all orders for withdrawal from the Clearing Account made by, or at the direction of, Mortgage Borrower at any time that Administrative Agent has notified Clearing Account Bank that a Cash Sweep Period exists, other than to transfer all amounts on deposit in the Clearing Account, on a daily basis, to the Cash Management Account.

(c)            Borrower agrees that, (i) prior to the payment in full of the Debt, the terms and conditions of the Clearing Account Agreement and the Cash Management Agreement shall not be amended or modified without the prior written consent of Administrative Agent, and (ii) the Clearing Account Agreement and Cash Management Agreement shall be in form and substance acceptable to Administrative Agent, it being acknowledged that (i) in no event shall Administrative Agent have any obligation to approve any form of account control and/or Clearing Account agreement that contains an indemnity by Administrative Agent or the Lenders in favor of the Clearing Account Bank thereunder and (ii) if, and to the extent, permitted by the Cash Management Bank, the Cash Management Agreement shall provide for funds deposited in the Cash Management Account to be invested in approved investments and for the incomes thereon to be added to the balance held in the Cash Management Account.

(d)            In recognition of Administrative Agent’s security interest in the funds deposited into the Clearing Account and the Cash Management Account, Borrower shall cause Mortgage Borrower to identify the Clearing Account and the Cash Management Account with the name of Administrative Agent, as secured party. The Clearing Account shall be named as follows: “IQHQ-Alewife, LLC f/b/o NREF OP IV REIT Sub, LLC, a Delaware limited liability company, as Administrative Agent, as secured party, Clearing Account”) and the Cash Management Account shall be named as follows: “IQHQ-Alewife, LLC f/b/o NREF OP IV REIT Sub, LLC, a Delaware limited liability company, as Administrative Agent, as secured party, Cash Management Account”).

(e)            On or prior to the Account Establishment Date, Borrower shall cause Mortgage Borrower to establish the following sub-accounts of the Cash Management Account, which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Cash Management Account, (iii) shall each be a “securities account” pursuant to Article 8 of the UCC, and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

(i)            a sub-account for Tax Reserve Funds, as more fully set forth in Section 16.1 with the designation of “Tax Reserve Account” (the “Tax Reserve Account”);

(ii)            a sub-account for Insurance Reserve Funds, as more fully set forth in Section 16.3 with the designation “Insurance Reserve Account” (the “Insurance Reserve Account”);

(iii)             a sub-account for Debt Service Reserve Funds, as more fully set forth in Section 16.3 with the designation of “Debt Service Reserve Account” (the “Debt Service Reserve Account”);

(iv)            Intentionally Omitted;

(v)              a sub-account for Operating Expense Reserve Funds, as more fully set forth in Section 16.5 with the designation of “Operating Expense Reserve Account” (the “Operating Expense Reserve Account”); and

(vi)            a sub-account for Excess Cash Flow Funds, as more fully set forth in Section 16.7 with the designation of “Excess Cash Flow Funds Account” (the “Excess Cash Flow Funds Account”).

(f)            Except as expressly set forth below, following the Account Establishment Date, at any time that a Cash Sweep Period is continuing, all funds in the Cash Management Account shall be held in the Excess Cash Flow Funds Account as additional collateral for the Loan and applied by Administrative Agent in accordance with Section 16.7; provided, that at any time that a Debt-Service Trigger Period is continuing, on each Payment Date all funds deposited into the Cash Management Account shall be applied on such Payment Date in the following order of priority:

(i)              To the Tax Reserve Account in an amount equal to the Tax Disbursement Amount;

(ii)             Then, to the Insurance Reserve Account in an amount equal to the Insurance Disbursement Amount;

(iii)            Then, to the Debt Service Reserve Account in an amount equal to the Debt Service Disbursement Amount;

(iv)            Then, to the Operating Expense Reserve Account in an amount equal to the Operating Expense Disbursement Amount;

(v)              Intentionally Omitted; and

(vi)            Then, all amounts remaining in the Cash Management Account after deposits for the items above, to the Excess Cash Flow Fund Account.

3.2.2          Pledge of Account Collateral.

(a)            To secure the full and punctual payment and performance of the Obligations, by execution of a rider to this Agreement and by execution of the Mortgage, Mortgage Borrower collaterally assigns, grants a security interest in and pledges to Administrative Agent, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Mortgage Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):

(i)               the Collateral Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

(ii)              all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and

(iii)            to the extent not covered by clauses (i) or (ii) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

(b)            In addition to the rights and remedies herein set forth, Administrative Agent shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein. This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

3.2.3          Maintenance of Collateral Accounts.

(a)            Borrower agrees that the Clearing Account shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Administrative Agent shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Clearing Account, and (iii) such that neither Borrower nor any person other than Administrative Agent shall have any right of withdrawal from the Clearing Account and, except as provided herein, no Account Collateral shall be released to Borrower or any person other than Administrative Agent from the Clearing Account. Without limiting Borrower’s obligations under the immediately preceding sentence, Mortgage Borrower shall only establish and maintain the Clearing Account with a financial institution that has executed an agreement substantially in the form of the Clearing Account Agreement or in such other form reasonably acceptable to Administrative Agent.

(b)            Borrower agrees that each of the Cash Management Account, the Reserve Accounts and the sub-accounts of the Cash Management Account and the Reserve Accounts shall be maintained (i) as a “securities account” (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Administrative Agent shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Cash Management Account, the Reserve Accounts and the sub-accounts, (iii) such that neither Borrower nor any Person other than Administrative Agent shall have any right of withdrawal from the Cash Management Account, the Reserve Accounts or the sub-accounts and, except as provided herein, no Account Collateral shall be released to Borrower from the Cash Management Account, the Reserve Accounts or the sub-accounts, (iv) in such a manner that Cash Management Bank shall agree to treat all property credited to the Cash Management Account, the Reserve Accounts or the sub-accounts as “financial assets”, and (v) such that all securities or other property underlying any financial assets credited to the Cash Management Account, the Reserve Accounts or the sub-accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to the Cash Management Account, the Reserve Accounts or the sub-accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank.

3.2.4          Eligible Accounts. The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or Governmental Authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts may be retained by Administrative Agent. Mortgage Borrower (or, if Mortgage Borrower is a “disregarded entity” for U.S. federal income tax purposes, its regarded owner) shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

3.2.5          Replacement of Cash Management Bank. In the event that Cash Management Bank fails, in any material respect, to comply with the Cash Management Agreement, beyond applicable notice and cure periods set forth therein, Administrative Agent shall have the right, at Borrower’s sole cost and expense, to replace Cash Management Bank with any other financial institution reasonably satisfactory to Administrative Agent, which financial institution will promptly execute and deliver to Administrative Agent a Cash Management Agreement (and Borrower shall cooperate with Administrative Agent in connection with such transfer). Such replacement Cash Management Bank shall promptly execute and deliver to Administrative Agent a Cash Management Agreement in a form acceptable to Administrative Agent and Borrower (and Borrower shall cooperate with Administrative Agent in connection with such transfer).

3.2.6         Account Collateral and Remedies.

(a)            Upon and during the continuance of an Event of Default, without additional notice from Administrative Agent to Borrower, Administrative Agent may, in addition to and not in limitation of Administrative Agent’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Administrative Agent shall determine in its sole and absolute discretion to pay any Obligations, Operating Expenses and/or capital expenditures for the Property.

(b)            Borrower hereby irrevocably constitutes and appoints Administrative Agent as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Administrative Agent may deem necessary or desirable to more fully vest in Administrative Agent the rights and remedies provided for herein and to accomplish the purposes of this Agreement, provided that Administrative Agent shall only exercise such power of attorney upon the occurrence and during the continuance of an Event of Default. The foregoing powers of attorney are irrevocable and coupled with an interest. Administrative Agent may perform or cause performance of any such agreement, and any expenses of Administrative Agent incurred in connection therewith shall be paid by Borrower as provided hereunder.

(c)            Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral. Borrower acknowledges and agrees that ten (10) Business Days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

3.2.7         Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral except as expressly set forth herein, or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Administrative Agent under this Agreement and bankers’ liens in favor of the applicable depositary bank which are subject and subordinate to the Loan.

3.2.8          Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Administrative Agent shall have no duty as to any Account Collateral in its possession or control as Administrative Agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Administrative Agent, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Administrative Agent’s gross negligence or willful misconduct. In no event shall Administrative Agent be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Administrative Agent’s reasonable control (including, without limitation, strikes, stays, judgments, orders, decrees, labor disputes, governmental restrictions, acts of God, the elements, enemy action, civil commotion, fire casualty, accidents, shortages of, or inability to obtain, labor, utilities or material) or for special, consequential, treble or punitive damages except to the extent of Administrative Agent’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (i) Administrative Agent does not have custody of the Account Collateral, (ii) Cash Management Bank has custody of the Account Collateral, (iii) Cash Management Bank was chosen by Borrower, and (iv) Administrative Agent has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

3.2.9         Administrative Agent’s Liability.

(a)            Administrative Agent shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.2 herein or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Administrative Agent shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Administrative Agent, its employees and officers harmless from and against any actual out-of-pocket loss, cost or damage (including, without limitation, out-of-pocket reasonable attorneys’ fees and disbursements) incurred by Administrative Agent in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Administrative Agent, its employees, officers or agents and except for any Excluded Liabilities.

(b)            Administrative Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Administrative Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

3.2.10       Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until the indefeasible payment in full of the Debt. Upon the indefeasible payment in full of the Debt, this security interest shall automatically terminate without further notice from any party and Borrower and Mortgage Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Administrative Agent shall execute such instruments and documents as may be required by the Clearing Account Agreement and Cash Management Agreement to evidence such termination and the release of the Account Collateral.

3.3            Collateral. Borrower represents, warrants and covenants that Mortgage Borrower shall deposit, and shall cause Manager to deposit, with Administrative Agent all Rents or other items of operating income within one (1) Business Day after receipt thereof. Until so deposited, any Rents or other items of operating income held by Borrower or Manager shall be deemed to be collateral for the Loan and shall be held in trust by it for the benefit, and as the property, of Administrative Agent and shall not be commingled with any other funds or property of Borrower or Manager.

IV.	REPRESENTATIONS AND WARRANTIES.

4.1            Borrower General Representations. Except as otherwise expressly set forth in this Article, Borrower represents and warrants to Administrative Agent and Lenders as of the Original Closing Date, as of the date of the Initial Advance, as of the date of each Subsequent Advance, and as of the Closing Date, and each other date on which the representations and warranties set forth herein are required to be remade, subject to the Representation Remaking Qualifications and the Construction Update Qualification, that:

4.1.1            Organization. Each of Borrower, Sole Member and Mortgage Borrower is a registered organization as such term is defined in the UCC under the laws of the state of Delaware, has been duly organized and is validly existing and in good standing pursuant to the laws of the state of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower, Sole Member and Mortgage Borrower has been, since the date of its formation, duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Borrower, Sole Member and Mortgage Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership of the portion of the Collateral described in the Pledge Agreement (Sole Borrower), the sole business of Sole Member is the ownership of the portion of the Collateral described in the Pledge Agreement (Mortgage Borrower), and the sole business of Mortgage Borrower is the ownership, development, construction, management and operation of the Property. The organizational and ownership structure of Borrower depicted by the schematic diagram attached as Schedule XII (the “Organizational Chart”) is accurate as to and to the extent of the detail set forth thereon, and there has been no Transfer of any direct and/or indirect, legal and/or beneficial interest in Borrower other than as permitted pursuant to Article 8 hereof. Borrower has taken all steps reasonably requested by Administrative Agent to grant, perfect, protect and/or preserve the security interest granted hereunder to Administrative Agent. As of the Closing Date, each of the applicable Minimum Hold/Control Requirements are fully satisfied.

4.1.2            Proceedings. Each of Borrower, Sole Member, Mortgage Borrower and Guarantor, as applicable, has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement and each of the other Loan Documents to which Borrower, Sole Member, Mortgage Borrower and Guarantor is a party have been duly executed and delivered by, or on behalf of, Borrower, Sole Member, Mortgage Borrower and Guarantor, as applicable, and constitute legal, valid and binding obligations of Borrower, Sole Member and Guarantor, as applicable, enforceable against Borrower. Sole Member, Mortgage Borrower and Guarantor, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3            No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Sole Member, Mortgage Borrower and Guarantor, as applicable, will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower, Sole Member, Mortgage Borrower or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower, Sole Member, Mortgage Borrower or Guarantor is a party or by which any of Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, Sole Member, Mortgage Borrower or Guarantor or any of Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower, Mortgage Borrower or Guarantor of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4            Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s actual knowledge, threatened in writing against or affecting Borrower, Mortgage Borrower, Sole Member, Guarantor or the Property or the Collateral which actions, suits or proceedings, if determined against Borrower, Guarantor, the Property or the Collateral, are reasonably likely to have a Material Adverse Effect.

4.1.5            Agreements. Neither of Borrower, Sole Member or Mortgage Borrower is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. None of Borrower, Mortgage Borrower, Sole Member or Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Mortgage Borrower, Guarantor, Sole Member, the Property or the Collateral is bound and which would have a Material Adverse Effect. Neither of Borrower, Mortgage Borrower or Sole Member has any financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower, Mortgage Borrower or Sole Member is a party or by which Borrower, Mortgage Borrower, Sole Member, the Property or the Collateral is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, (b) obligations under the Loan Documents, (c) obligations under the Project Documents and (d) the Permitted Encumbrances. True, complete and correct copies in all material respects of all Material Service Contracts, each of which is listed on Schedule XIII, have been delivered (or made available via the Data Room) to Administrative Agent.

4.1.6            Title and Security.

(a)               Mortgage Borrower has good, marketable and insurable fee simple title to the Land and the Improvements, free and clear of all Liens whatsoever subject to Permitted Encumbrances. Mortgage Borrower has good title to the remainder of the Property, free and clear of all Liens whatsoever subject to Permitted Encumbrances. Sole Member has good and marketable title to the equity interests in Mortgage Borrower, free and clear of all Liens whatsoever subject to Permitted Encumbrances. Borrower has good has good and marketable title to the equity interests in the Sole Member, free and clear of all Liens whatsoever subject to Permitted Encumbrances.

(b)               (i) The Mortgage when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create a valid, perfected first priority lien on the Land and the Improvements, subject only to Permitted Encumbrances, and (ii) the filing of a Uniform Commercial Code Financing statement with the Delaware Secretary of State will create a perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.

(c)                To Borrower’s actual knowledge, other than unpaid invoices in connection with the Required Improvements that have been disclosed in writing to Administrative Agent or are otherwise being contested in accordance with Section 7.3, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Mortgage.

(d)                To Borrower’s actual knowledge, other than unpaid invoices in connection with the Required Improvements that have been disclosed in writing to Administrative Agent or are otherwise being contested in accordance with Section 7.3, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien on the Property.

(e)                True, complete and correct copies in all material respects of all REAs, each of which is listed on Schedule VIII, have been delivered or made available to Administrative Agent. Except as set forth in the Pro Forma or Schedule VIII, there are no REAs or other documents, instruments or agreements affecting zoning or entitlements with regard to the Property.

(f)                The Pledge Agreements, together with any UCC financing statements required to be filed in connection therewith and delivery to Administrative Agent of the certificates evidencing the Collateral, will create (i) a valid, perfected first priority lien on Borrower’s and Sole Member’s respective interests in the Collateral, and (ii) perfected security interests in and to, and perfected collateral assignments of, all Collateral. To Borrower’s actual knowledge, there are no claims for payment or other similar liens or claims which have been filed which are or may become a lien prior to, or of equal priority with, the Lien created by the Pledge Agreement and the other Loan Documents.

(g)               There are no events or circumstances that exist that would be reasonably likely to result in the coverage under the UCC Policy being denied, rejected or reduced for any reason.

4.1.7            No Bankruptcy Filing. None of Borrower, Mortgage Borrower, Sole Member or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no actual knowledge of any Person contemplating the filing of any such petition against Borrower, Mortgage Borrower, Sole Member or Guarantor.

4.1.8            Full and Accurate Disclosure. As of the date hereof, no statement of fact made by Borrower, Sole Member, Mortgage Borrower or Guarantor in this Agreement or in any of the other Loan Documents contains any untrue statement and Borrower has no actual knowledge that any such statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading in any material respect. There is no material fact presently actually known to Borrower which has not been disclosed in writing to Administrative Agent which is reasonably likely to (i) result in a Material Adverse Effect or (ii) materially impact Borrower’s or Mortgage Borrower’s ability to complete the Project or comply with the terms of this Agreement and the other Loan Documents.

4.1.9            All Property and the Collateral. The Property constitutes all of the real property, personal property, equipment and fixtures currently owned or leased by Mortgage Borrower. The portion of the Collateral described in the Pledge Agreement (Sole Member) constitutes all of the property and assets currently owned by Borrower.

4.1.10       No Plan Assets.

(a)            None of Borrower, Mortgage Borrower, Sole Member, Guarantor or any ERISA Affiliate or, with respect to the Property, the Manager, maintains, has any obligation to contribute to, or any liability (contingent or otherwise) in respect of a Plan which is subject to Title IV of ERISA.

(b)            None of Borrower, Mortgage Borrower, Sole Member, Guarantor, any of their ERISA Affiliates, or, with respect to the Property, the Manager, has (i) failed to make any required contribution to a Multiemployer Plan when due, (ii) incurred any liability with respect to the partial or complete withdrawal (as such terms are defined in Section 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan that remains unsatisfied, or (iii) received any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, or in endangered or critical status within the meaning of Section 432 of the Internal Revenue Code or Title IV of ERISA. The Withdrawal Liability (contingent or otherwise) of Borrower, Mortgage Borrower, Sole Member, Guarantor, their ERISA Affiliates, and, with respect to the Property, the Manager, with respect to a withdrawal from any Multiemployer Plan if such withdrawal were to occur, would not reasonably be expected result in material liability to any Borrower Party.

(c)            None of Borrower, Mortgage Borrower, Sole Member or Guarantor is (a) an employee benefit plan defined in Section 3(3) of ERISA that is subject to ERISA, (b) a plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (c) an entity whose underlying assets constitute “plan assets” of one or more such employee benefit plans or plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, (d) a “governmental plan” within the meaning of Section 3(32) of ERISA or subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans that would be violated by the transactions contemplated by the Loan Documents.

4.1.11       Compliance. To Borrower’s actual knowledge, except as set forth in the Title Policy, Borrower, Mortgage Borrower, the Collateral and the Property and, upon its completion, the use of any portion of the Required Improvements shall comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To Borrower’s actual knowledge, neither Borrower, Mortgage Borrower nor Sole Member is in material default or in material violation of any order, writ, injunction, decree or demand of any Governmental Authority. To Borrower’s actual knowledge, there has not been committed by Borrower, Mortgage Borrower, Sole Member or any Affiliate of Borrower, Mortgage Borrower, or Sole Member any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.12      Financial Information. All financial data including, without limitation, to the extent applicable, the statements of cash flow and income and operating expense, that have been prepared by (or at the direction of) Borrower or Mortgage Borrower and delivered to Administrative Agent in respect of the Property and the Collateral (i) are true, complete and correct in all material respects as of the date of such financial statements, (ii) fairly represent the financial condition of the Property and the Collateral as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, neither Borrower, Mortgage Borrower, nor Sole Member has any contingent liabilities (other than liabilities for Taxes not yet delinquent), unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are actually known to Borrower, Mortgage Borrower or Sole Member and reasonably likely to have a Material Adverse Effect on the operation of the Property or the Collateral. As of the date hereof, since the most recent financial statements delivered to Administrative Agent, there has been no material adverse change in the financial condition, operations or business of Borrower, Mortgage Borrower or Sole Member from those set forth in said financial statements.

4.1.13       Condemnation. Except as disclosed in writing to Administrative Agent, no Taking has been commenced or, to Borrower’s actual knowledge, is threatened in writing, with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.14       Not a Foreign Person. Borrower (or, if Borrower is disregarded as an entity from a Person for U.S. federal income purposes, such Person) is not a foreign person within the meaning of Section 1445(f)(3) of the Code. Sole Member (or, if Sole Member is disregarded as an entity from a Person for U.S. federal income purposes, such Person) is not a foreign person within the meaning of Section 1445(f)(3) of the Code. Mortgage Borrower (or, if Mortgage Borrower is disregarded as an entity from a Person for U.S. federal income purposes, such Person) is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

4.1.15      Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. As of the Closing Date, neither Borrower, nor Mortgage Borrower owns any “margin stock.”

4.1.16       Separate Lots. Other than as may be expressly disclosed in the Survey, the Real Property (including all rights under the Zoning Documents) is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of the Property.

4.1.17       Assessments. To Borrower’s actual knowledge, except as set forth in the Title Policy, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.18      Enforceability. The Loan Documents to which any Borrower Party is a party are not subject to any existing right of rescission, set off, counterclaim or defense by Borrower, Mortgage Borrower or Sole Member, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower, Mortgage Borrower nor Sole Member has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.19            No Prior Assignment. There are no prior sales, transfers or assignments of the landlord’s interest under the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan. Other than pursuant to the Loan Documents, there are no assignments, hypothecations or pledges of the Collateral.

4.1.20            Easements; Utilities and Public Access. Other than as expressly disclosed in the Survey, the Property has rights of access to public ways and is, or following Component Substantial Completion of any applicable Component, will be, served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. Other than as expressly disclosed in the Survey, all public utilities necessary to the continued use and enjoyment of the Property are, or following Component Substantial Completion of any applicable Component, will be, located either in the public right of way abutting the Property (which are connected so as to serve the Property without passing over any other property) or in recorded easements serving the Property and such easements are set forth in the Title Policy, and all such utility services shall be (i) sufficient to service the Property for its intended use (i.e., steam supply, electric power, domestic water, sewerage storm water, gas and telecommunications), (ii) provided by the local municipalities or utility companies and (iii) sized to accommodate the capacities necessary to support the building loads and needs based on the contemplated occupancies. Other than as expressly disclosed in the Survey, all roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all applicable Governmental Authorities.

4.1.21            Flood Zone. Other than as expressly disclosed in the Survey, none of the Improvements (including any recreational areas) on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

4.1.22            Other Obligations and Liabilities. Neither Borrower, Mortgage Borrower nor Sole Member has any liabilities or other obligations that arose or accrued prior to the Closing Date that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.1.23            Boundaries. Except as shown on the Survey or disclosed in the Title Policy, to Borrower’s actual knowledge, no improvements on adjoining properties encroach upon any of the Required Improvement, so as to adversely affect the value or marketability of the Property except those which are insured against by each Title Policy. All of the improvements which are included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property.

4.1.24            Leases. The Property is not subject to any Leases except those set forth on Schedule XVII and Leases entered into after the Closing Date in accordance with Section 5.1.25, and no Person has any possessory interest in the Property or right to occupy the same except Mortgage Borrower. Neither Borrower, Mortgage Borrower nor any other Borrower Party is a party to any Lease for premises used in connection with marketing all or any portion of the Project for lease or sale. There is no Leasing Agency Agreement currently in place with respect to the Property other than the Existing Leasing Agency Agreement. To the extent any portion of the Property is subject to a Lease, except as disclosed in any rent roll delivered to Administrative Agent, (a) Mortgage Borrower is the sole owner of the entire lessor’s interest in such Lease, (b) except as disclosed in writing to Administrative Agent, such Lease in full force and effect, and there are no material defaults thereunder by either Mortgage Borrower, or to Borrower’s actual knowledge, any other party, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder, (c) except as disclosed in writing to Administrative Agent, neither Borrower nor Mortgage Borrower has received any written notice of termination from any Tenant under such Lease, (d) Borrower has delivered to Administrative Agent a true and complete copy in all material respects of such Lease, and there are no oral agreements with respect thereto, (e) no rent under such Lease (other than security deposits, if any) has been paid more than one (1) month in advance of its due date, all such rents due have been paid in full and no Tenant is in arrears in its payment of rent, (f) except as disclosed to Administrative Agent in writing, to Borrower’s actual knowledge, there exist no offsets or defenses to the payment of any portion of rents under such Lease and neither Borrower nor Mortgage Borrower has any monetary obligation to any Tenant under such Lease, (g) neither Borrower nor Mortgage Borrower has received any notice from any Tenant challenging the validity or enforceability of such Lease, (h) all security deposits, if any, relating to such Lease reflected on the rent roll have been collected by Mortgage Borrower and are being held in accordance with Legal Requirements, and (i) to Borrower’s actual knowledge, no Tenant has sublet any portion of the premises demised to such Tenant under its Lease or any portion thereof.

4.1.25            Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Mortgage Borrower have been paid (or will be timely paid as required under applicable law). All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Mortgage Loan Documents, including, without limitation, the Mortgage, have been paid (or will be paid prior to delinquency).

4.1.26            Zoning and Entitlement Documents.

(a)                 True, complete and correct copies in all material respects of all Zoning Documents, each of which is listed on Schedule V attached hereto, have been delivered (or made available via the Data Room) to Administrative Agent. The Property is subject to the Zoning Documents and Mortgage Borrower is a party to each of the same. The Zoning Documents are in full force and effect. Except as set forth on Schedule V attached hereto, the Zoning Documents have not been amended, modified or supplemented. Mortgage Borrower’s interest under the Zoning Documents has not been assigned pursuant to any assignment which survives the Closing Date except the assignment to Administrative Agent and Lenders pursuant to the Loan Documents.

(b)                 Mortgage Borrower is not in monetary or material non-monetary default under the Zoning Documents (beyond applicable notice, grace and/or cure period), and to Borrower’s actual knowledge, no other party to the Zoning Documents is in monetary or material non-monetary default thereunder (beyond applicable notice, grace and/or cure periods) and there is no existing condition which, but for the passage of time or the giving of notice or both, are reasonably likely to result in a monetary or material non-monetary default under the Zoning Documents. To Borrower’s actual knowledge, there are no set-offs, claims, counterclaims or defenses being asserted or capable of being asserted after giving the requisite notice, if any, required under the Zoning Documents or otherwise known by Borrower or any other party to the Zoning Documents for the enforcement of the obligations of any party thereunder. To Borrower’s actual knowledge, there are no Liens capable of being asserted for amounts due under the provisions of the Zoning Documents which, if unpaid, may be asserted as a Lien prior to the Lien of the Mortgage.

(c)                 Pursuant to the Zoning Documents and all Legal Requirements, Mortgage Borrower has sufficient development rights to construct the Project and there are no remaining zoning or discretionary approvals required in order to complete the Required Improvements.

4.1.27            Property Operating Agreements.

(a)                 True, complete and correct copies in all material respects of all Parking Management Agreements, each of which is listed on Schedule VI attached hereto, have been delivered (or made available to via the Data Room) to Administrative Agent. Mortgage Borrower is a party to, and the Property is subject to, the Parking Management Agreement. The Parking Management Agreement is in full force and effect. Except as set forth on Schedule VI attached hereto, the Parking Management Agreement has not been amended, modified or supplemented in any manner related to the Property or Project. Mortgage Borrower’s interest under the Parking Management Agreement with respect to the Property or Project has not been assigned pursuant to any assignment except for the assignment to Mortgage Administrative Agent and Mortgage Lenders pursuant to the Mortgage Loan Documents.

(b)                 True, complete and correct copies in all material respects of all Property Operating Agreements, each of which is listed on Schedule VI attached hereto, have been delivered (or made available to via the Data Room) to Administrative Agent. The Property is subject to the Property Operating Agreements and Mortgage Borrower is a party to each of the same. The Property Operating Agreements are in full force and effect. Except as set forth on Schedule VI attached hereto, the Property Operating Agreements have not been amended, modified or supplemented in any manner related to the Property or Project. Mortgage Borrower’s interest under the Property Operating Agreements with respect to the Property or Project has not been assigned pursuant to any assignment except for any assignment to Mortgage Administrative Agent and Mortgage Lenders pursuant to the Mortgage Loan Documents.

(c)                  Mortgage Borrower is not in material default after applicable notice, grace and/or cure period under the Property Operating Agreements, and to Borrower’s actual knowledge, no other party to the Property Operating Agreements is in material default thereunder after applicable notice, grace and/or cure periods, and there is no existing condition which, but for the passage of time or the giving of notice or both, is reasonably likely to result in a material default under the Property Operating Agreements. There are no set-offs, claims, counterclaims or defenses being asserted or, to Borrower’s actual knowledge, capable of being asserted after giving the requisite notice, if any, required under the Property Operating Agreements or otherwise actually known by Borrower for the enforcement of the obligations of any party thereunder. To Borrower’s actual knowledge, there are no Liens capable of being asserted for amounts due under the provisions of the Property Operating Agreements which, if unpaid, may be asserted as a Lien prior to the Lien of the Mortgage.

(d)                 The Construction Management Agreement and the Affiliate Management Agreement are each entered into with an Affiliate Service Provider, in the ordinary course of its business and on terms which are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party.

4.1.28            Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.29            No Change in Facts or Circumstances; Disclosure. All financial statements submitted by Borrower to Administrative Agent are accurate, complete and correct in all material respects. All other reports, certificates and other documents submitted by Borrower to Administrative Agent in connection with the Loan are, to Borrower’s knowledge, accurate, complete and correct in all material respects. Except with respect to such representations and warranties contained in this Agreement or in any other Loan Document which are qualified as being made to Borrower’s knowledge, all representations and warranties made by Borrower in this Agreement, Mortgage Borrower in the Mortgage or by Borrower, Sole Member, Mortgage Borrower or Guarantor in any other Loan Document are accurate, complete and correct in all material respects. As of the date hereof, there has been no material adverse change known to Borrower in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the Property, the Collateral or the business operations or the financial condition of Borrower, Sole Member or Mortgage Borrower. Borrower has not failed to disclose any material fact known to Borrower that is reasonably likely to cause any representation or warranty made herein to be materially misleading.

4.1.30            Tax Matters. Borrower or its sole beneficial owner for U.S. federal income tax purposes has filed (or has obtained effective extensions for filing) all material U.S. federal, state and local Tax returns required to be filed and, subject to Borrower’s rights to contest any Taxes in accordance with the Loan Documents, has paid or made adequate provision for the payment of all material federal, state and local Taxes payable by Borrower or such owner, as applicable. Borrower is either a disregarded entity or a partnership for U.S. federal income tax purposes.

4.1.31            Solvency/Fraudulent Conveyance. Each of Borrower, Sole Member and Mortgage Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s and Mortgage Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total and Mortgage Borrower’s liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s and Mortgage Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s and Mortgage Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, Borrower’s and Mortgage Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower, Sole Member and Mortgage Borrower do not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and Mortgage Borrower and the amounts to be payable on or in respect of obligations of Borrower and Mortgage Borrower). No petition in bankruptcy has been filed against Borrower, Mortgage Borrower, Sole Member or Guarantor or any of their respective Affiliates in the last seven (7) years, and none of Borrower, Mortgage Borrower, Sole Member or Guarantor nor any of their respective Affiliates in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

4.1.32            Investment Company Act. Neither Borrower, Mortgage Borrower nor Sole Member is (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended; (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the meaning of the Energy Policy Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.33            Assignment of Leases. Upon recordation with the Registry, the Mortgage will create a valid assignment of, or a valid security interest in, certain rights under the Leases to which Mortgage Borrower is a party, subject only to a license granted to Mortgage Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, as more particularly set forth therein, subject to Permitted Encumbrances. No Person other than Administrative Agent and Mortgage Borrower has any interest in or assignment of the Leases or any portion of the Rents due and payable thereunder or to become due and payable thereunder.

4.1.34            Labor. No organized work stoppage or labor strike is pending or, to Borrower’s actual knowledge, threatened by employees and other laborers at the Property. None of Borrower, Mortgage Borrower, Sole Member or Construction Manager, or, to Borrower’s knowledge, any General Contractor or Project Manager, (i) is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act with respect to employees or other laborers employed or providing services related to the Property; (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property (any such agreement or contract, a “Labor Agreement”) and no such Labor Agreement is currently being negotiated by Borrower, Mortgage Borrower, Sole Member or any of their respective Affiliates, (iv) has incurred any unsatisfied, nor is expected to incur, any Withdrawal Liability; or (v) has or will have any liability in connection with the termination of any employees employed at the Property, whether under any Management Agreement or otherwise.

4.1.35            Intentionally Omitted.

4.1.36            No Other Indebtedness. Neither Borrower, Mortgage Borrower nor Sole Member has borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Indebtedness.

4.1.37            Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is 92-0670765. Sole Member’s Federal taxpayer identification number is 92-0685569. Mortgage Borrower’s Federal taxpayer identification number is 88-2153827.

4.1.38            Principal Place of Business. Borrower’s, Sole Member’s and Mortgage Borrower’s principal place of business and chief executive office is One Boston Place, 201 Washington Street, Suite 3920, Boston, MA 02108.

4.1.39            Patriot Act.

(a)                 None of Borrower, Mortgage Borrower, Sole Member, Guarantor, any of their respective Affiliates or, to Borrower’s knowledge, any holder of a direct or indirect interest in any of the foregoing, is a Prohibited Person.

(b)                 None of Borrower, Mortgage Borrower, Sole Member, Guarantor, any of their respective Affiliates, or, to Borrower’s knowledge, any holder of a direct or indirect interest in any of the foregoing, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in, any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Patriot Act.

(c)                  None of the funds or other assets of any Borrower Party constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person.

(d)                  Borrower covenants and agrees to deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its sole discretion, confirming compliance with this Section 4.1.39.

4.1.40            Bank Holding Company. Neither Mortgage Borrower nor Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.1.41            Survey. The Survey delivered to Administrative Agent on or prior to the Closing Date, to Borrower’s actual knowledge, does not fail to reflect any material survey matter affecting the Property or the title thereto.

4.1.42            Intellectual Property.

(a)                 Each of Borrower and/or Mortgage Borrower owns all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, the “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. To Borrower’s knowledge, all such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. To Borrower’s actual knowledge, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property.

(b)                 Borrower (i) does not have or hold any Intellectual Property and (ii) is not the registered holder of any web site.

4.1.43            Permits; Licenses. To Borrower’s actual knowledge, all certifications, permits, licenses and approvals required as of the Closing Date with respect to the Property (collectively, the “Licenses”), have been obtained and are in full force and effect, and true, correct and complete (in all material respects) copies of same have been delivered to Administrative Agent.

4.1.44            Underwriting Representations. Borrower hereby represents that, as of the Closing Date:

(a)                 neither Borrower nor Mortgage Borrower have any judgments or liens of any nature against it except for liens for Taxes not yet delinquent and Permitted Encumbrances;

(b)                 neither Borrower nor Mortgage Borrower is a party to any proceeding with any taxing authority (other than appeals of real estate tax assessments);

(c)                 neither Borrower nor Mortgage Borrower is now, nor has Borrower ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been satisfied or paid in full;

(d)                 to Borrower’s knowledge, the Property is not located in an area with a high degree of seismic activity;

(e)                 Mortgage Borrower has obtained a current Phase I environmental site assessment (and, if applicable, a current Phase II environmental assessment) (collectively, the “ESA”) for the Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation except as noted therein;

(f)                  Borrower has never owned any assets or engaged in any business other than owning one hundred percent (100%) of the limited liability company interests in Sole Member. Sole Member has never owned any assets or engaged in any business other than owning one hundred percent (100%) of the limited liability company interests in Mortgage Borrower. Mortgage Borrower has never owned any assets or engaged in any business other than owning, developing, constructing, maintaining, repairing, improving, managing, marketing, leasing, financing and operating the Property.

(g)                 each amendment and restatement of Borrower’s and Mortgage Borrower’s Organizational Documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.

4.1.45            Intentionally Omitted.

4.1.46            Insurance. Borrower has caused Mortgage Borrower to obtain and deliver to Administrative Agent complete copies of valid certificates of insurance (or other reasonably acceptable evidence with respect to the policies required pursuant to Section 6.2) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims with respect to Borrower or the Property have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such insurance policy, and neither Borrower nor, to Borrower’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any such insurance policy.

4.1.47            Intentionally Omitted.

4.1.48            Inventory. Mortgage Borrower is the owner of all of the Equipment, Fixtures and Personal Property and FF&E located on or at the Property and shall not lease any equipment, fixtures or personal property other than Approved Equipment Financing, as otherwise expressly permitted hereunder or with Administrative Agent’s prior written consent not to be unreasonably withheld, conditioned or delayed.

4.1.49            Minimum Equity Requirement Satisfaction. As of the Closing Date, direct and indirect owners in Borrower and Mortgage Borrower, in the aggregate, have invested no less than the Closing Date Minimum Equity Requirement.

4.1.50            Intentionally Omitted.

4.1.51            Intentionally Omitted.

4.1.52            Intentionally Omitted.

4.1.53            Collateral; Certificates Securities.

(a)                 Borrower is the sole legal and beneficial owner of the equity interests in Sole Member and no Liens exist (except the Permitted Encumbrances (including the Liens and security interests created by the Loan Documents)) upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person). Such Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in this Agreement, the Pledge Agreements or the other Loan Documents).

(b)                 Sole Member is the sole legal and beneficial owner of the equity interests in Mortgage Borrower and no Liens exist (except the Permitted Encumbrances (including the Liens and security interests created by the Loan Documents)) upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person). Such Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in this Agreement, the Pledge Agreements or the other Loan Documents).

(c)                  The limited liability company interests in Sole Member are and shall at all times during the term of the Loan be evidenced by a “certificated security” governed by Article 8 of the UCC. Sole Member has “opted in” to Article 8 of the UCC, has not opted out and Borrower shall not permit Sole Member to opt out of such Article 8 of the UCC, and Borrower shall cause a registry of the holders of limited liability company in Sole Member to be maintained at all times.

(d)                 The limited liability company interests in Mortgage Borrower are and shall at all times during the term of the Loan be evidenced by a “certificated security” governed by Article 8 of the UCC. Mortgage Borrower Member has “opted in” to Article 8 of the UCC, has not opted out and Borrower shall not permit Mortgage Borrower to opt out of such Article 8 of the UCC, and Borrower shall cause Sole Member to cause a registry of the holders of limited liability company in Mortgage Borrower to be maintained at all times.

4.2           Construction and Project Representations.

4.2.1              Construction Agreements; Material Construction Permits.

(a)                  True, complete and correct copies in all material respects of all Construction Agreements and Construction Permits, each of which is listed on Schedule III attached hereto, have been delivered (or made available via the Data Room) to Administrative Agent. Each of the Construction Agreements and Construction Permits to which Mortgage Borrower or its Affiliates is a party is in full force and effect, and to Borrower’s actual knowledge, each other Material Construction Agreement and material Construction Permit is in full force and effect.

(b)                 The Construction Agreements to which Mortgage Borrower or any Affiliate of Borrower is a party have each been duly executed (to the extent necessary to be effective) and delivered by Borrower.

(c)                 The Material Construction Agreements to which Mortgage Borrower or any Affiliate of Mortgage Borrower is a party each constitute a legal, valid and binding obligation of Mortgage Borrower, enforceable against Mortgage Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(d)                 Neither Mortgage Borrower nor, to Borrower’s actual knowledge, any party to any Material Construction Agreement to which Mortgage Borrower, or any Affiliate of Mortgage Borrower, is a party, has commenced any action or given or received any notice for the purpose of terminating any such Material Construction Agreement, and the Material Construction Agreements to which Mortgage Borrower, or any Affiliate of Mortgage Borrower, is a party are in full force and effect, and the Material Construction Agreements to which Mortgage Borrower, or any Affiliate of Mortgage Borrower, is a party have not been modified, amended or assigned other than as permitted under this Agreement.

(e)                 As of the Closing Date, Mortgage Borrower has obtained signed and effective Trade Contracts (excluding the General Contractor Agreement) representing not less than (x) seventy percent (70%) of the Hard Costs to be paid under the General Contractor Agreement with respect to the Building One Component and (y) seventy percent (70%) of the Hard Costs to be paid under the General Contractor Agreement with respect to the remainder of the Project. To the extent provided to Borrower, or Borrower otherwise has the right to obtain the same, true, complete and correct copies in all material respects of all sub-contracts entered into by General Contractor or any Affiliate of General Contractor in connection with the Required Improvements or any other work performed at the Property, each of which is listed on Schedule IV attached hereto along with (i) the amount of any such contract and (ii) a list of any contract amount paid prior to closing), have been delivered (or made available via the Data Room) to Administrative Agent.

(f)                 All work at the Property performed to date by or on behalf of Borrower has been paid for and is evidenced by unconditional lien waivers, other than, as of the Closing Date, amounts as specifically set forth on Schedule XIV and, as of any other date, to the extent permitted under this Agreement, including if being contested in accordance with Section 7.3.

(g)                 The construction of the Required Improvements and the execution, delivery and performance by Mortgage Borrower of its obligations under, and the consummation of the transactions contemplated by, each of the Material Construction Agreements to which Mortgage Borrower or any Affiliate of Mortgage Borrower is a party do not (a) violate any Legal Requirement applicable to Mortgage Borrower in any material respects, (b) result in a breach of any of the terms, conditions or provisions of, or constitute a material default under the organizational documents of Mortgage Borrower, or any mortgage, indenture, agreement, permit, franchise, license, note or instrument to which Mortgage Borrower is a party or by which it or any of its properties is bound, or (c) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Mortgage Borrower or Borrower (except as contemplated by this Agreement, the other Loan Documents and by the Mortgage Loan Documents, as applicable).

(h)                 Operating Permits. All Operating Permits that have been or are currently required in connection with the valid execution, delivery and performance by Mortgage Borrower of the Construction Agreements to which Mortgage Borrower is a party and all other agreements and instruments to be executed by Borrower in connection therewith have been obtained and are in full force and effect.

4.2.2              Plans and Specifications.

(a)                 The anticipated use of the Required Improvements on the Property complies or will comply in all material respects with all Project Documents, all Legal Requirements, including, without limitation, all requirements and restrictions pursuant to all applicable zoning, environmental, building, fire, health, and other governmental statutes, ordinances, rules and regulations, as well as the requirements of the appropriate board of fire underwriters or other such similar body acting for and in the locality in which the Property is located.

(b)                 Upon having been duly filed with and approved by all applicable Governmental Authorities in the Commonwealth of Massachusetts, City of Cambridge, including the Inspectional Services Department, and all other governmental and municipal authorities, agencies and departments whose approval is required, the Plans and Specifications will comply with and conform in all material respects to the requirements of law.

(c)                 The Plans and Specifications comply fully with such Construction Permits.

(d)                  Upon completion of the construction of the Required Improvements in accordance with the Plans and Specifications in all material respects, all of the construction preconditions will have been met justifying the issuance of (i) a permanent (or temporary) certificate or certificates of occupancy for the Required Improvements and (ii) such other necessary Operating Permits.

(e)                  Upon completion of the construction of the Required Improvements in accordance with the Plans and Specifications in all material respects and satisfaction of all conditions contained in the Zoning Documents, the Required Improvements will continue to conform in all material respects to all applicable building codes of the City of Cambridge, Commonwealth of Massachusetts, and with applicable zoning regulations.

(f)                   Intentionally Omitted.

4.2.3              Compliance with Building Codes and Zoning Laws. The current zoning law and declarations covering the Property and the Zoning Documents permit the construction of the Required Improvements to be completed substantially in accordance with the Plans and Specifications (as the same are to be updated pursuant to Section 5.8.6) and, upon completion of construction substantially in accordance with the Plans and Specifications (as the same are to be updated pursuant to Section 5.8.6), the current zoning law and declarations covering the Property and the Zoning Documents permit the Required Improvements to be operated and used as contemplated by this Agreement and the other Loan Documents and the Required Improvements will be in compliance, in all material respects, with all applicable zoning, environmental, and other applicable Legal Requirements, restrictions, requirements and easements then in effect. The Property currently is, and, upon completion of construction substantially in accordance with the Plans and Specifications (as the same are to be updated pursuant to Section 5.8.6), the use thereof, will be in all material respects in compliance with all Construction Permits then required and Operating Permits then required, as applicable, and all other Legal Requirements, and such compliance is not dependent on any land, improvements or facilities not a part of the Property. There are no pending, or to Borrower’s knowledge, threatened actions, suits or proceedings to revoke, attach, invalidate, rescind or modify the zoning applicable to the Property or any part thereof, any of the Construction Permits, as currently existing.

4.2.4              Budget. To Borrower’s actual knowledge, the Budget contains Borrower’s good faith estimate of all Hard Costs, Soft Costs and any other costs and expenses reasonably anticipated to be incurred in connection with the development, construction and operation of the Required Improvements in compliance with the terms of this Agreement and the terms and conditions of the Special Permit (including, without limitation, the requirements set forth in “Appendix G” of the Application Documents and incorporated into the Special Permit by reference).

4.3            Intentionally Omitted.

4.4            Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and Section 4.2 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made on and as of the Closing Date (and on and as of the date of each Advance) and survive for so long as any amount remains owing to Administrative Agent or Lenders under this Agreement or any of the other Loan Documents by Borrower or Guarantor, unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or Lenders on its behalf.

V.	BORROWER COVENANTS.

5.1            General Covenants. From the Closing Date and until the payment in full of the Debt (other than contingent indemnity obligations), Borrower hereby covenants and agrees with Administrative Agent and Lenders that:

5.1.1            Business and Operations. Each of Borrower, Mortgage Borrower and Sole Member shall continue to engage the business presently conducted by it as and to the extent the same are necessary for the ownership, development, construction, maintenance, renovation, management and operation of, as applicable, the Property and the Collateral. Borrower will cause Mortgage Borrower to qualify to do business and will remain in good standing under the laws of Massachusetts as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

5.1.2            Change of Principal Place of Business. Borrower shall not change (and shall not cause or permit Mortgage Borrower to change) its name, identity, corporate structure, jurisdiction of organization or principal place of business set forth on the first page of this Agreement without first giving Administrative Agent at least thirty (30) days prior written notice (or any such longer period as may be required pursuant to the UCC) or reorganize in a different jurisdiction without the prior written consent of Administrative Agent. Borrower shall, and shall cause each other Borrower Party to, take such action, satisfactory to Administrative Agent, as may be necessary to grant, protect, perfect and/or preserve the security interest of Administrative Agent hereunder and in the Collateral and the priority of the Pledge Agreements and Administrative Agent’s interest in such Collateral at all times.

5.1.3            Title to the Property and the Collateral.

(a)               Borrower will preserve its right, title and interest in and to, and will warrant and defend (i) Borrower’s and Sole Member’s respective title to the Collateral and (ii) the validity and priority of the Lien of the Pledge Agreements on the respective Collateral, in each case, against the claims of all Persons whomsoever and subject only to Permitted Encumbrances.

(b)               Borrower will cause Mortgage Borrower to warrant and defend (i) Mortgage Borrower’s title to the Property and every part thereof, subject only to the Liens expressly permitted under this Agreement and (ii) the validity and priority of the Lien of the Mortgage on the Property, in each case, against the claims of all Persons whomsoever and subject only to the Permitted Encumbrances.

(c)               Borrower shall not (and shall not cause Mortgage Borrower to) create, incur, assume or suffer any Lien on any portion of the Property or the Collateral other than the Permitted Encumbrances or as otherwise expressly permitted herein. Borrower shall reimburse Administrative Agent for any actual out-of-pocket losses, costs, damages or expenses (including reasonable out-of-pocket attorneys’ fees and court costs but excluding Excluded Liabilities) incurred by Administrative Agent if an interest in the Property, the Collateral, Mortgage Borrower and/or Borrower, other than as expressly permitted hereunder, is claimed by another Person.

5.1.4         Existence; Compliance with Legal Requirements. Borrower shall (and shall cause Mortgage Borrower to) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply in all material respects with all Legal Requirements applicable to it, the Collateral and the Property. There shall never be committed by Borrower or Mortgage Borrower and Borrower shall not (and shall cause Mortgage Borrower to not) knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. The foregoing are subject to Borrower’s right to contest Legal Requirements or the applicability thereof as set forth in Section 7.3 hereof

5.1.5         Handicapped Access.

(a)            Borrower covenants and agrees that it shall cause Mortgage Borrower to cause each Component after its applicable Component Substantial Completion to comply in all material respects, or, if applicable, shall use Commercially Reasonable Efforts to cause Tenants to comply, to the extent applicable, with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all federal, state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the “Access Laws”).

(b)            Borrower covenants and agrees to give prompt notice to Administrative Agent of the receipt by Borrower or Mortgage Borrower of any complaints related to the violation of any Access Laws and of the commencement of any material proceedings or investigations which relate to compliance with the requirements of any Access Laws.

(c)            Notwithstanding anything to the contrary set forth herein or in any other Loan Document, Borrower shall not cause Mortgage Borrower to alter or cause or permit to be altered the Property in any manner which would materially increase Borrower’s or Mortgage Borrower’s responsibilities for compliance with any Access Laws without the prior approval of Administrative Agent. Administrative Agent may condition any such approval upon receipt of a certificate of compliance with the Access Laws from an architect, engineer, or other Person acceptable to Administrative Agent.

5.1.6         Use of Property. Borrower shall cause Mortgage Borrower to cause the Property to be used, operated and maintained in compliance, in all material respects, with all applicable Legal Requirements concerning zoning and use at all times until the Debt (other than contingent indemnity obligations) has been repaid in full and Borrower will not cause or permit (or cause Mortgage Borrower to cause or permit) any non-conforming use applicable to all or any portion of the Property under applicable zoning laws to be discontinued or the non-conforming Improvement to be abandoned without the express written consent of Administrative Agent.

5.1.7         No Joint Assessment. Borrower shall not knowingly suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.8         No Further Encumbrances. Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for Permitted Encumbrances or otherwise contemplated under this Agreement.

5.1.9         Partition. Borrower shall not cause or permit any partition of the Property.

5.1.10       Performance by Borrower and Mortgage Borrower.

(a)            Borrower shall in a timely manner (x) observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, as applicable, and (y) pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower. Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Administrative Agent.

(b)            Borrower shall cause Mortgage Borrower in a timely manner to (x) observe, perform and fulfill each and every covenant, term and provision of the Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower, and (y) pay when due all costs, fees and expenses to the extent required, under the Mortgage Loan Documents executed and delivered by, or applicable to, Mortgage Borrower. Mortgage Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of the Mortgage Loan Document executed and delivered by, or applicable to, Mortgage Borrower without the prior written consent of Administrative Agent.

5.1.11       Transfer Assets. Borrower shall not (and shall not cause or permit Mortgage Borrower or Sole Member to) Transfer any interest in the Property or the Collateral except, in each case, as may be expressly permitted herein or in the other Loan Documents and the Mortgage Loan Documents.

5.1.12       Distributions. So long as the Loan or Commitments of the Loan are outstanding, Borrower shall not, and shall not cause or permit Mortgage Borrower to, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Borrower or Mortgage Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower; it being agreed by Borrower that in no event shall any proceeds, rents, revenues or other receipts derived from the Property be distributed to Borrower, Mortgage Borrower, Guarantor or any of their Affiliates before all Obligations of Borrower under the Loan Documents have been paid in full; provided, however, the provisions of this Section 5.1.12 shall not be deemed to prohibit, so long as no Event of Default has occurred and is continuing, payments to Affiliate Service Providers under Affiliated Property Operating Agreements.

5.1.13       Misapplication of Funds. Borrower shall not cause or permit Mortgage Borrower to (a) distribute Rents or any other revenue from the Property or any Proceeds in violation of the provisions of this Agreement or the Mortgage Loan Documents, as applicable, (b) misappropriate any security deposit or portion thereof, (c) misapply the proceeds of the Loan, (d) misapply the proceeds of the Mortgage Loan, or (e) misapply any disbursements from the Reserve Accounts or the Mortgage Reserve Accounts.

5.1.14       Debt Cancellation. Borrower shall not cancel or otherwise forgive or release (nor shall Borrower cause Mortgage Borrower to cancel or otherwise forgive or release) any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business, or otherwise with Administrative Agent’s approval; provided, however, nothing contained in this Agreement shall permit Borrower to cause or permit Mortgage Borrower to cancel, forgive or reduce unpaid and past due rents under Leases (except as expressly set forth in Section 5.1.25).

5.1.15       Litigation. Borrower shall reasonably cooperate in all respects with Administrative Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Administrative Agent or Lenders hereunder or under any of the other Loan Documents and, in connection therewith, permit Administrative Agent, at its election, to participate in any such proceedings.

5.1.16       Affiliate Transactions. Except for (1) the Construction Management Agreement, which has been delivered to Administrative Agent in connection with the closing of the Loan and (2) the Affiliate Management Agreement, each of which has been delivered to Administrative Agent in connection with the closing of the Loan, Borrower shall not (and shall not cause or permit Mortgage Borrower to) enter into, or be a party to, any transaction with any Affiliate of Borrower or any partner, member, or shareholder, as applicable, of Borrower, Mortgage Borrower or any Affiliate of Borrower or Mortgage Borrower, except in the ordinary course of business and on terms and conditions that are fully disclosed to and approved by Administrative Agent in advance and that are commercially reasonable and no less favorable to Borrower or Mortgage Borrower or such Affiliate, partner, member or shareholder than those that would be available on an arm’s-length basis with an unrelated third party. No such Affiliate transaction approved by Administrative Agent may be terminated, modified or amended without the prior written consent of Administrative Agent.

5.1.17       Access to Property. Borrower shall (and shall cause Mortgage Borrower to) permit agents, representatives and employees of Administrative Agent, Servicer and Construction Consultant to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice (subject to the rights of Tenants under Leases) and provided (i) such inspections do not unreasonably interfere with the operation of the Property and (ii) Borrower shall have the right to have a representative present during such inspection (provided that Borrower’s failure to have such a representative present shall not prevent Administrative Agent, Servicer or Construction Consultant or designated representatives from any of them from conducting such inspection).

5.1.18       Intentionally Omitted.

5.1.19       Organizational Documents. Borrower shall not, and shall not cause or permit Sole Member or Mortgage Borrower to, amend, modify or otherwise change any of its Organizational Documents (other than modifications that are solely ministerial in nature) without Administrative Agent’s prior written consent in each instance, which consent shall not be unreasonably withheld.

(a)            Borrower shall not issue any additional interests in Borrower not issued prior to the Closing Date. Borrower shall cause Sole Member not to issue any additional interests in Sole Member not issued prior to the Closing Date. Borrower shall cause Sole Member to cause Mortgage Borrower not issue any additional interests in Mortgage Borrower not issued prior to the Closing Date.

(b)            Borrower shall not permit or cause the Sole Member to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Borrower’s one hundred percent (100%) ownership interest in Sole Member, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents. Borrower shall cause Sole Member to not permit or cause Mortgage Borrower to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Sole Member’s one hundred percent (100%) ownership interest in Mortgage Borrower, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents.

5.1.20       Material Service Contracts.

(a)            Borrower shall cause Mortgage Borrower to (i) promptly perform and/or observe in all material respects the covenants, agreements and conditions required to be performed and observed by it under each Material Service Contract to which Mortgage Borrower is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify Administrative Agent in writing of the giving of any written notice of any default by any party under any Material Service Contract of which it is aware and (iii) promptly enforce in all material respects the performance and observance of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Material Service Contract to which Mortgage Borrower is a party in a commercially reasonable manner as reasonably determined by Mortgage Borrower.

(b)            Borrower shall not, without Administrative Agent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed: (i) cause or permit Mortgage Borrower to enter into, surrender or terminate any Material Service Contract to which it is a party or to which Mortgage Borrower or the Property is subject, provided, that, Mortgage Borrower may terminate any Material Service Contract if Mortgage Borrower’s right to terminate such Material Service Contract arises out of a default or breach by any other party to such Material Service Contract (beyond all notice and cure rights), (ii) cause or permit Mortgage Borrower to increase or consent to the increase of the amount of any charges under any Material Service Contract to which it is a party or to which Mortgage Borrower or the Property is subject, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (iii) cause or permit Mortgage Borrower to otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Service Contract to which it is a party or to which Mortgage Borrower or the Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms.

5.1.21       Insurance.

(a)            Borrower shall reasonably cooperate in all respects with Administrative Agent in obtaining for Administrative Agent the benefits of any Proceeds lawfully or equitably payable in connection with the Property, and Administrative Agent shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including, without limitation, reasonable out-of-pocket attorneys’ fees and actual disbursements, and the payment by Borrower of the out-of-pocket expense of an appraisal (to the extent reasonably necessary to determine if a Total Loss has occurred) on behalf of Administrative Agent in case of casualty or taking affecting the Property or any part thereof) out of such Proceeds.

(b)            Borrower shall cause Mortgage Borrower to comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any portion of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Mortgage Borrower on or with respect to any part of the Property pursuant to Section 6.2.

5.1.22       Taxes on Security. If there shall be enacted any law (a) deducting the Loan or any portion thereof from the value of the Property or the Collateral for the purpose of property taxation, (b) affecting any Lien on the Property or the Collateral for the purpose of property taxation, or (c) changing existing laws of property taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall pay to Administrative Agent, upon five (5) Business Days’ notice, all property and similar taxes for which Administrative Agent is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loan or any portion thereof usurious, then instead of collecting such payment, Administrative Agent may declare all amounts owing under the Loan Documents to be due and payable upon at least one hundred twenty (120) days prior notice to Borrower. Notwithstanding the foregoing or anything to the contrary, for the avoidance of doubt, in no event shall Borrower be liable for Excluded Taxes.

5.1.23       After Acquired Property. Notwithstanding anything to the contrary contained herein, it is expressly acknowledged and agreed that any additional parcels of land, entitlements, air rights or other development rights, any direct or indirect interest in real property, or any other similar rights to be acquired by Borrower, Mortgage Borrower or any Affiliate thereof in connection with the Project, or in any way relating to the Project, shall be acquired solely by Mortgage Borrower and in the name of Mortgage Borrower and shall be mortgaged to Secured Party and subject to the terms of the Mortgage Loan Documents and shall require the prior written approval of Administrative Agent. In connection with the foregoing, (i) Borrower agrees to execute, and shall cause Mortgage Borrower to execute, any new documents or instruments or modifications to the Loan Documents as may be reasonably requested by Administrative Agent to evidence such acquisition (provided that the same does not increase Borrower’s, Mortgage Borrower’s, Sole Member’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Mortgage Borrower’s, Sole Member’s or Guarantor’s rights, under the Loan Documents or the Mortgage Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent), (ii) Borrower shall deliver to Administrative Agent or its counsel such other and further approvals, consents, agreements, opinions, documents and information as Administrative Agent or its counsel may reasonably request, and (iii) Borrower shall pay or reimburse Administrative Agent for all title insurance premiums, recording and filing fees, costs of environmental reports, appraisals and other reports, the reasonable out-of-pocket fees and costs of Administrative Agent’s counsel and all other out-of-pocket third party costs and expenses incurred in connection with the any such future acquisition.

5.1.24       Appraisals. Administrative Agent shall have the right to order new Appraisals of the Property from time to time at Borrower’s expense. Each Appraisal is subject to review and approval by Administrative Agent. Borrower shall pay to Administrative Agent the reasonable out-of-pocket cost and expense for such Appraisals and a fee for Administrative Agent’s review of each Appraisal; provided, that, so long as no Event of Default exists, Borrower shall not be obligated to pay for more than one (1) Appraisal during any twelve (12) month period, (i) unless such Appraisal is required by Legal Requirements and (ii) except in connection with Appraisals ordered by Administrative Agent in accordance with any of the other terms of this Agreement (including, without limitation, in connection with the determination of the Loan-to-Value Ratio under Sections 2.5(b)).

5.1.25       Leases.

(a)            All Major Leases (and any amendment, modification, renewal or extension of any Major Lease, except for amendments and modifications that are administrative or ministerial in nature) with respect to the Property written or executed after the date hereof shall be subject to the prior written approval of Administrative Agent, not to be unreasonably withheld conditioned or delayed; and provided that amendments and modifications to existing Major Leases shall be subject to the Deemed Approval. Borrower shall furnish Administrative Agent with copies of all Leases and all amendments and modifications to any Leases promptly after the execution thereof

(b)            Borrower (i) shall cause Mortgage Borrower to observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall cause Mortgage Borrower to enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not cause or permit Mortgage Borrower to amend, modify or terminate any of the terms, covenants and conditions contained in the Leases (A) so as to decrease the amount of or payment date for rent, change the expiration date to an earlier expiration date, (B) so as to grant an option to purchase and/or a right of first refusal to purchase any portion of the Property, (C) to the extent such amendment, modification or termination would result in such Lease becoming a Major Lease; or (D) so as to grant any option for additional space or term, materially reduce the obligations of the lessee or materially increase the obligations of lessor in a manner adverse to Borrower, Mortgage Borrower and/or Administrative Agent, without the prior written approval of Administrative Agent, not to be unreasonably withheld, conditioned or delayed; (iv) shall not cause or permit Mortgage Borrower to terminate any Lease or accept a surrender by a Tenant under any Lease without the prior written approval of Administrative Agent, not to be unreasonably withheld, conditioned or delayed in the case of a Lease that is not a Major Lease (provided that Administrative Agent’s prior written approval shall not be required with respect to the termination or a surrender of a Lease where the applicable tenant is in monetary default beyond any applicable cure period); (v) shall not cause or permit Mortgage Borrower to collect any of the rents more than one (1) month in advance (other than security deposits) without the prior written approval of Administrative Agent, not to be unreasonably withheld, conditioned or delayed, it being agreed that such reasonable conditions shall include, without limitation, depositing any rents paid prior to the date due into a reserve account held by Mortgage Administrative Agent as cash collateral as security for the Loan and the Mortgage Loan and released and applied pursuant to Section 3.2.1(f) when actually due under the terms of the applicable Lease; and (vi) shall not cause or permit Mortgage Borrower to execute any other assignment of lessor’s interest in the Leases or the Rents. Borrower will promptly after receipt thereof (or after Mortgage Borrower’s receipt thereof) deliver to Administrative Agent a copy of any written notice received with respect to any Lease claiming that Mortgage Borrower is in material default in the performance or observance of any of the terms, covenants or conditions of such Lease.

(c)            Upon request, Administrative Agent shall execute and deliver to any Tenant under a Major Lease a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit C hereto or in any other form acceptable to Administrative Agent.

(d)            Security deposits of Tenants under all Leases shall be held in compliance with Legal Requirements and any provisions in Leases relating thereto, and Borrower shall cause Mortgage Borrower to maintain books and records of sufficient detail to identify all security deposits separate and apart from any other payments received from Tenants. Subject to Legal Requirements, any letter of credit, bond or other instrument held by Mortgage Borrower in lieu of cash security shall name Administrative Agent as payee or mortgagee thereunder, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, or be fully assignable to Administrative Agent, subject the satisfactory of certain reasonable and customary administrative and/or ministerial conditions. To the extent permitted by Legal Requirements, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Borrower hereby pledges to Administrative Agent each such letter of credit, bond or other instrument as security for the Obligations. Upon the occurrence and during the continuance of an Event of Default, subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, to the extent permitted by Legal Requirements, Borrower shall deposit with Administrative Agent an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits received by Borrower or Mortgage Borrower), and any such letters of credit, bonds or other instruments that Mortgage Borrower shall not have returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease.

(e)            All agreements entered into by or on behalf of Mortgage Borrower that require payment of leasing commissions or other similar compensation to any party shall be subordinate to the lien of the Mortgage or shall otherwise be subject to specific provisions to be reasonably agreed by Administrative Agent and the party to whom such leasing commissions is to be paid.

(f)            Without the prior written approval of Administrative Agent, (i) neither Borrower, Mortgage Borrower nor any other Borrower Party shall enter into any Lease for all or any portion of the Property or any offsite property that will be used in connection with marketing all or any portion of the Project; and (ii) Borrower shall not cause or permit Mortgage Borrower to lease any space at the Property to itself or any other Borrower Party, provided that any such lease approved by Administrative Agent pursuant to clause (i) or (ii) in this clause (f) shall only be used in connection with the marketing of all or any portion of the Project. In connection with Administrative Agent’s approval of any Lease at any off-site premises that will be used in connection with marketing all or any portion of the Project entered into following the date hereof, Borrower shall deliver to Administrative Agent a non-disturbance and attornment agreement from the landlord under such lease and, to the extent applicable, a subordination, non-disturbance and attornment agreement from the mortgagee of such landlord, in each case, in form and substance reasonably acceptable to Administrative Agent.

5.1.26       Estoppel Statement.

(a)            Borrower shall, from time to time, within ten (10) Business Days following written request from Administrative Agent, execute, acknowledge and deliver to Administrative Agent, an Officer’s Certificate (i) stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) stating the amount of accrued and unpaid interest under the Loan Documents, the outstanding Principal Amount, the Maximum Loan Amount and the aggregate principal amount outstanding under all loans made pursuant to the Loan Documents and (iii) containing such other information with respect to Borrower, Mortgage Borrower, Sole Member, the Property and the Loan as Administrative Agent shall reasonably request, which as to this clause (iii) only, may be stated to Borrower’s actual knowledge where applicable. The estoppel certificate shall also state either that, to Borrower’s actual knowledge, no Default or Event of Default exists hereunder or, if any Default or Event of Default shall exist hereunder, specify such Default or Event of Default and the steps being taken to cure such Default or Event of Default. Except during the continuance of an Event of Default, Borrower shall not be required to provide such Officer’s Certificate more frequently than on two (2) occasions in any calendar year.

(b)            Borrower shall, from time to time, within ten (10) Business Days’ following written request from Administrative Agent, execute, acknowledge and deliver to Administrative Agent, an Officer’s Certificate (i) stating that the Mortgage Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Mortgage Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) stating the amount of accrued and unpaid interest under the Mortgage Loan Documents, the outstanding principal amount of the Mortgage Loan and the maximum Mortgage Loan amount and (iii) containing such other information with respect to Mortgage Borrower and the Mortgage Loan as Administrative Agent shall reasonably request. The estoppel certificate shall also state either that no default or event of default under the Mortgage Loan exists or, if any such default or event of default shall exist, specify such default or event of default and the steps being taken to cure same. Except during the continuance of an Event of Default, Borrower shall not be required to provide such Officer’s Certificate more frequently than on two (2) occasions in any calendar year.

(c)            Intentionally omitted.

(d)            Administrative Agent shall, from time to time, within ten (10) Business Days following written request from Borrower, execute, acknowledge and deliver to Borrower, a certificate executed by an authorized officer of Administrative Agent (i) stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) stating the amount of accrued and unpaid interest, the Principal Amount, the Maximum Loan Amount, the aggregate principal amount outstanding under all loans made pursuant to the Loan Documents and (iii) containing such other information with respect to the Loan as Borrower shall reasonably request. The estoppel certificate shall also state whether Administrative Agent has delivered to Borrower any notice of a Default or Event of Default.

(e)            Borrower shall use Commercially Reasonable Efforts to deliver to Administrative Agent, or cause to be delivered to Administrative Agent, within ten (10) Business Days (or such longer period as is expressly provided for under the applicable Property Operating Agreements) following Administrative Agent’s written request, estoppel certificates from each party to a Property Operating Agreement in form and substance reasonably acceptable to Administrative Agent. Except during the continuance of an Event of Default, Borrower shall not be required to request such certificate more frequently than on one (1) occasion in any calendar year.

(f)            Borrower shall use Commercially Reasonable Efforts to deliver to Administrative Agent, or cause to be delivered to Administrative Agent, within ten (10) Business Days (or such longer period as is expressly provided for under the Zoning Documents) following Administrative Agent’s written request, estoppel certificates from each party to a Zoning Document in form and substance reasonably acceptable to Administrative Agent. Except during the continuance of an Event of Default, Borrower shall not be required to request such certificate more frequently than on one (1) occasion in any calendar year.

(g)            Intentionally omitted.

(h)            Borrower shall use Commercially Reasonable Efforts to deliver to Administrative Agent, or cause to be delivered to Administrative Agent, within ten (10) Business Days (or such longer period as is expressly provided for under the applicable Lease) following Administrative Agent’s written request, estoppel certificates from each Tenant or other party to a Lease in form and substance reasonably acceptable to Administrative Agent. Except during the continuance of an Event of Default, Borrower shall not be required to request such certificate more frequently than on one (1) occasion in any calendar year.

(i)            Borrower shall use Commercially Reasonable Efforts to deliver to Administrative Agent, or cause to be delivered to Administrative Agent, within ten (10) Business Days (or such longer period as is expressly provided for under the applicable REA) following Administrative Agent’s written request, estoppel certificates from each party to any REA in form and substance reasonably acceptable to Administrative Agent. Except during the continuance of an Event of Default, Borrower shall not be required to request such certificate more frequently than on one (1) occasion in any calendar year.

5.1.27       Additional Reports. Borrower shall deliver to Administrative Agent as soon as available, but in no event later than thirty (30) days after such items become available to Borrower in final form, copies of any final engineering, environmental or seismic reports prepared for Borrower or Mortgage Borrower with respect to the Property.

5.1.28       Patriot Act Compliance.

(a)            Borrower shall (and shall cause each Borrower Party and each of their direct or indirect owners to) comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Mortgage Borrower, the Collateral and/or the Property relating to terrorism and money laundering. None of Borrower, any Borrower Party or, to Borrower’s actual knowledge, any Person holding a direct or indirect interest in, or Control with respect to, Borrower or any Borrower Party shall (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) to fail to provide documentary and other evidence of such Person’s identity as may be requested by Administrative Agent or any Lender at any time to enable Administrative Agent or such Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Administrative Agent shall have the right to audit such Person’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Mortgage Borrower, the Collateral and/or the Property relating to terrorism and money laundering. In the event that Borrower, any Borrower Party or any Person holding a direct or indirect interest in Borrower or any Borrower Party fails to comply with the Patriot Act or any such requirements of Governmental Authorities, Administrative Agent may, at its option, cause such Person to comply therewith. All reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection therewith shall be paid by Borrower to Administrative Agent, within ten (10) days after demand, with interest at the Default Rate from and after such ten (10) day period to and including the date the reimbursement payment is received by Administrative Agent. All such indebtedness shall be secured by the Pledge Agreements.

(b)            Without limiting the foregoing provisions of this Section 5.1.28, Borrower shall deliver to Administrative Agent from time to time, within ten (10) Business Days’ following written request by Administrative Agent to Borrower, a disclosure of all Persons owning any direct or indirect equity ownership interests in Borrower (other than any non-Controlling limited partner in Guarantor or IQHQ Holdings, LP that does not own equal to, or in excess of, the Ownership Threshold, of the direct or indirect ownership interests in any Borrower Party, but only so long as Borrower has delivered to Administrative Agent an updated “AML letter” in the same form and substance as the “AML letter” delivered by Borrower to Administrative Agent in connection with the Closing of the Loan), whether or not such Person owned any direct or indirect equity ownership interest in Borrower as of the Closing Date or any later date upon which Borrower makes a disclosure pursuant to this sentence. Each disclosure made by Borrower in accordance with the immediately preceding sentence shall satisfy Administrative Agent’s and each Lender’s customary and reasonable anti-money laundering and OFAC searches and “know your customer” requirements with respect to such Person (and Borrower shall be responsible for Administrative Agent’s and Lenders’ reasonable out-of-pocket costs and expenses in connection therewith).

5.1.29       ERISA.

(a)            Borrower shall not (and shall not cause or permit Sole Member or Mortgage Borrower to: (i) engage in any transaction which would, to Borrower’s actual knowledge, cause any obligation, or any action taken or to be taken, hereunder or under the other Loan Documents (or the exercise by Administrative Agent of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA (provided that this obligation is subject to the assumption that the assets used to fund the Loan are not plan assets for purposes of ERISA) or (ii) maintain or incur any obligation to contribute to a Plan.

(b)            Borrower shall deliver to Administrative Agent such certifications or other evidence from time to time until the Debt has been repaid in full, as reasonably requested by Administrative Agent, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” under as defined in Section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not in violation of any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one (1) or more of the following circumstances is true:

(i)             equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii)            less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(iii)           Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

(c)            Borrower shall deliver (or shall cause to be delivered) to Administrative Agent promptly, and in any event within ten (10) Business Days after receipt thereof by any Borrower Party, Manager or any ERISA Affiliate (each, an “Employer”) from a Multiemployer Plan or sponsor of a Multiemployer Plan, a copy of each notice received by any such Employer concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan or any other Liability under Title IV of ERISA, (ii) the determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred by each Employer in connection with any event described in clause (i), (ii) or (iii) above. In connection with any such notice, Borrower shall (and shall cause each such other Employer to) consult with Administrative Agent in formulating any response to any such notice and shall take (or shall cause to be taken) all steps reasonably requested by Administrative Agent that would reasonably be expected to result in minimizing any such liability (including any Withdrawal Liability).

(d)            Borrower shall not (and shall cause each other Borrower Party not to) take any action that could reasonably be expected to result in material Labor Liability. Borrower shall deliver notice to Administrative Agent promptly, and in any event within five (5) Business Days, of the recognition or withdrawal of recognition of any labor union as the representative of employees employed by any Borrower Party, Manager, or any Affiliate of the foregoing in connection with the operation, development, or construction of the Property.

5.1.30       Prohibited Person; Sanctions.

(a)            At all times until the Debt (other than contingent indemnity obligations) has been repaid in full, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Mortgage Borrower, Sole Member or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Prohibited Person, with the result that the investment in Borrower, Mortgage Borrower, Sole Member or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Administrative Agent would be in violation of law, (b) no Prohibited Person shall have any interest of any nature whatsoever in Borrower, Mortgage Borrower, Sole Member or Guarantor, as applicable, with the result that the investment in Borrower, Mortgage Borrower, Sole Member or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, Mortgage Borrower, Sole Member or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the Loan and the transactions contemplated under the Loan Documents would be in violation of law.

(b)            None of Borrower, Mortgage Borrower, Sole Member, Guarantor or any of their respective Affiliates shall use any proceeds of the Loan, or lend, contribute or otherwise make available such proceeds (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, with the result that the Loan and the transactions contemplated under the Loan Documents would violate any Legal Requirements or Sanctions (ii) to fund or facilitate any activities of or business in any Sanctioned Country (which, as of the Closing Date, includes the Crimea Region of Ukraine, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and Syria) or (iii) in any other manner that will result in a violation by any party to the Loan Documents of Sanctions.

5.1.31       Licenses; Intellectual Property.

(a)            Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall cause Mortgage Borrower to keep all material Licenses, or shall use Commercially Reasonable Efforts to cause the applicable party to keep, such material Licenses in full force and effect and, during the continuance of an Event of Default, to the extent permitted by Legal Requirements and any Management Agreement, Borrower will, at the cost of Borrower, (but subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents) and without expense to Secured Party, execute, acknowledge and deliver all such writings and take any all further actions necessary or reasonably requested by Administrative Agent to transfer any Licenses with respect to the Property into the name of Secured Party or its designee. To the extent any such Licenses cannot be so transferred to Secured Party or its designee under applicable law, Borrower shall cause Mortgage Borrower to continue to hold and maintain such Licenses in full force and effect for the benefit of Secured Party until such time as Secured Party can obtain such License in its own name or the name of a designee. Without limiting the foregoing, Borrower shall cause Mortgage Borrower to execute such interim management, leasing or other agreements (which shall be in form and substance reasonably satisfactory to Secured Party and the applicable licensing authorities) as may be required for Secured Party to continue operations at the Property pursuant to such Licenses until such Licenses are transferred to, or are otherwise obtained by, Secured Party or its designee. Borrower constitutes and appoints Administrative Agent its true and lawful attorney-in-fact with full power of substitution to, during the continuance of an Event of Default, complete or undertake any action required of Borrower under this Section 5.1.31(a) in the name of Borrower in the event Borrower fails to do the same.

(b)            Borrower shall cause Mortgage Borrower to keep and maintain all material Intellectual Property relating to the use or operation of the Property and all material Intellectual Property (other than any Intellectual Property used by Mortgage Borrower pursuant to any Management Agreement entered into in accordance with the applicable terms and conditions hereof) shall be held by and (if applicable) registered in the name of Mortgage Borrower. Borrower shall not cause or permit Mortgage Borrower to transfer or let lapse any material Intellectual Property without Administrative Agent’s prior consent, not to be unreasonably withheld, conditioned or delayed. Any website with respect to the Property (other than Tenant websites) shall be maintained by or on behalf of Mortgage Borrower and any such web site shall be registered in the name of Mortgage Borrower unless as otherwise registered pursuant to any Management Agreement. Borrower shall not cause or permit Mortgage Borrower to transfer any such website without Administrative Agent’s prior consent, not to be unreasonably withheld, conditioned or delayed.

5.1.32       REAs. Borrower shall (i) cause Mortgage Borrower to promptly perform and/or observe, in all material respects, all of the material covenants and agreements required to be performed and observed by Mortgage Borrower under the REAs and do all things necessary to preserve and to keep unimpaired Borrower’s rights thereunder; (ii) promptly notify Administrative Agent of any material default after applicable notice, grace and/or cure periods under the REAs of which it is actually aware; (iii) promptly deliver to Administrative Agent a copy of each default notices received by Mortgage Borrower under the REAs; (iv) cause Mortgage Borrower to enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the REAs in a commercially reasonable manner; (v) cause the Property to be operated, in all material respects, in accordance with the REAs; and (vi) not, without the prior written consent of Administrative Agent (not to be unreasonably withheld, conditioned or delayed), cause Mortgage Borrower to (A) enter into any new REA or replace or execute material modifications to any existing REA or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the REAs, (C) materially reduce or consent to the material reduction of the term of the REAs, (D) materially increase or consent to the material increase of the amount of any charges payable by Borrower under the REAs, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of Mortgage Borrower’s rights and remedies under, the REAs in any material respect or (F) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the REAs.

5.1.33       Owner’s Title Policy. Borrower shall cause (i) Mortgage Borrower to pay to Mortgage Lender all amounts payable to Mortgage Borrower and actually received by Mortgage Borrower under the Owner’s Title Policy with respect to the Property and (ii) shall not amend or modify the Owner’s Title Policy without Administrative Agent’s and Mortgage Administrative Agent’s prior written consent.

5.2            TRS Option. Administrative Agent shall cooperate in good faith with any request (collectively, “TRS Requests”) made by Borrower (i) for Borrower, Mortgage Borrower or any of Borrower’s or Mortgage Borrower’s Affiliates to enter into any agreements and (ii) if applicable, to modify the Loan Documents to cause Borrower, Mortgage Borrower or Borrower’s or Mortgage Borrower’s Affiliates to qualify or continue to qualify as a “real estate investment trust” within the meaning of Sections 856 et seq. of the Tax Code and applicable regulations relating thereto (a “REIT”), including, without limitation, entering into, amending or modifying one or more taxable REIT subsidiary leases or other agreements; provided (i) Administrative Agent shall not be bound to agree to any TRS Requests, it being agreed that any accommodation to Borrower in respect thereof shall be made in the sole, good faith, discretion of Administrative Agent, which may be conditioned upon the satisfaction of such conditions as Administrative Agent shall require, including, without limitation, updated title policies, legal opinions and guaranties and (ii) all out-of-pocket costs and expenses incurred by Administrative Agent and the Lenders in connection with any TRS Request, including without limitation, attorneys’ fees and expenses, shall be paid by Borrower.

5.3            Zoning and Entitlements.

(a)            Borrower shall cause Mortgage Borrower to use the Property and improve the Property in a manner consistent with all zoning and building code regulations and the Zoning Documents and not cause or permit Mortgage Borrower to make any use of the Property or construct any Improvements thereon that violate such regulations in any material respect;

(b)            Borrower shall not knowingly suffer or aid and abet any Tenant, sub-lessee, occupant or person or entity claiming by or through Mortgage Borrower to materially violate or maintain a material violation of any zoning or building code regulation and in furtherance thereof, Borrower shall promptly take such steps as shall be commercially reasonable and appropriate to resolve such violation including, but not limited to, a suit in equity, at its sole cost and expense, to cause the cessation thereof;

(c)            Subject to Borrower’s rights pursuant to Section 7.3, Borrower shall cause Mortgage Borrower to use Commercially Reasonable Efforts to promptly remove, by payment or agreed resolution, any code enforcement, nuisance abatement or unsafe structures lien that shall apply to the Property or any Improvements thereon and to cure all notices of material violations with respect to the Property;

(d)            Borrower shall cause Mortgage Borrower to enforce its material rights under the Zoning Documents against any other party thereto in a commercially reasonable manner. Subject to Borrower’s rights pursuant to Section 7.3, Borrower shall cause Mortgage Borrower to pay all charges and other sums required to be paid by Mortgage Borrower pursuant to the terms of the Zoning Documents;

(e)            Except as contemplated by this Agreement, without the prior written consent of Administrative Agent, Borrower shall not cause or permit Mortgage Borrower to (i) initiate or consent to any zoning reclassification of any portion of the Property, (ii) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, (iii) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (iv) make any application for discretionary approval of any matter impacting the zoning or land use status of the Property;

(f)            Borrower shall not cause or permit Mortgage Borrower to terminate, cancel, forfeit, reject, surrender (or suffer or permit the termination, cancellation, forfeiture, rejection, or surrender of) the Zoning Documents without, in each instance, Administrative Agent’s prior written consent, not to be unreasonably withheld. Borrower shall not (and shall not permit Mortgage Borrower to) (1) amend, modify, restate, replace, supplement or otherwise change (or suffer or permit the amendment, modification, restatement, replacement, supplement or other change of) the Zoning Documents, in any material respect, or (2) waive or release any of its material rights and remedies under any Zoning Documents, without, in each instance, Administrative Agent’s prior written consent, not to be unreasonably withheld. Consent to one amendment, modification, restatement, replacement, supplement or other change shall not be deemed to be a waiver of the right of Administrative Agent’s to require consent to other, future or successive amendments, modifications, restatements, replacements, supplements or other changes;

(g)            Borrower shall cause Mortgage Borrower to (i) perform and observe in all material respects all of the terms, covenants and conditions required to be performed and observed by Mortgage Borrower pursuant to the terms of the Zoning Documents, (ii) take all actions as are necessary from time to time to preserve and maintain the Zoning Documents in accordance with all applicable Legal Requirements in all material respects and (iii) promptly furnish to Administrative Agent any written notice of default received by Mortgage Borrower in connection with the Zoning Documents from any party to the Zoning Documents.

(h)            If Administrative Agent or its nominee, designee, successor, or assignee acquires title and/or rights of Mortgage Borrower under the Zoning Documents by reason of foreclosure of the Mortgage or a Pledge Agreement, assignment in lieu of foreclosure or otherwise, Administrative Agent or such other party shall (i) succeed to all of the rights of and benefits accruing to Mortgage Borrower under the Zoning Documents, and (ii) be entitled to exercise all of the rights and benefits accruing to Mortgage Borrower under the Zoning Documents.

(i)            Borrower agrees to execute and deliver to Administrative Agent such documents as Administrative Agent and its counsel may reasonably require in order to ensure that the provisions of this Section 5.3 will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower (subject to laws relating to creditors’ rights and principles of equity), provided that the same does not increase Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Sole Member’s. Mortgage Borrower’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

5.4            Property Operating Agreements.

5.4.1         Generally.

(a)            Borrower hereby covenants and agrees that any development, construction management, project management, property management, parking management, leasing brokerage or other marketing agreement entered into by Mortgage Borrower with respect to any Component or any other portion of the Property shall be with a Qualified Operator and otherwise in accordance with the terms and conditions of this Agreement, and prior to (or concurrently with) Mortgage Borrower entering into any such agreement, Borrower shall (or shall cause Mortgage Borrower to) deliver to Administrative Agent an Consent of Property Operating Agreement in accordance with the terms hereof (it being agreed that such Consent of Property Operating Agreement shall be a “Loan Document”). In the event that Mortgage Borrower enters into any replacement Property Operating Agreement, as a condition to the effectiveness thereof, (i) a fully executed original of such Consent of Property Operating Agreement shall be delivered to Administrative Agent, and (ii) Borrower shall have delivered a certified true, correct and complete copy of the applicable final executed Consent of Property Operating Agreement in the form approved by Administrative Agent in accordance with this Agreement and any other documentation, certificates or information as Administrative Agent may reasonably request in connection with the foregoing (provided Borrower shall be permitted to redact any information included in a Property Operating Agreement which pertains exclusively to properties other than the Property);

(b)            To the extent a Property Operating Agreement is in place governing any Component or any other portion of the Property, Borrower shall not cause or permit Mortgage Borrower to terminate, cancel, forfeit, reject, surrender (or suffer or permit the termination, cancellation, forfeiture, rejection, or surrender of) the Property Operating Agreement without, in each instance, Administrative Agent’s prior written consent, not be unreasonably withheld, conditioned or delayed; provided no such approval shall be required with respect to any Affiliated Property Operating Agreement so long as another Property Operating Agreement is in place with respect to such applicable Component and with respect to substantially the same services in all material respects provided by such applicable Affiliated Property Operating Agreement. Borrower shall not cause or permit Mortgage Borrower to (i) enter into, amend, modify, restate, replace, supplement or otherwise change (or suffer or permit the entering into, amendment, modification, restatement, replacement, supplement or other change of) any Property Operating Agreement without, in each instance, Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that, notwithstanding anything else to the contrary herein, with respect to any Affiliated Property Operating Agreement, Administrative Agent may withhold, condition or delay consent in its sole and absolute discretion; or (ii) otherwise modify, waive or release any of its rights and remedies under any Property Operating Agreement to which it is a party or to which Mortgage Borrower or the Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms. Consent to one amendment, modification, restatement, replacement, supplement or other change shall not be deemed to be a waiver of the right of Administrative Agent’s to require consent to other, future or successive amendments, modifications, restatements, replacements, supplements or other changes;

(c)            Borrower shall, at its sole expense, cause Mortgage Borrower to (i) promptly perform and/or observe in all material respects (and cause each of Borrower’s Affiliates to promptly perform and/or observe) the covenants, agreements and conditions required to be performed and observed by Mortgage Borrower under each Property Operating Agreement, and do all things necessary to preserve and to keep unimpaired Mortgage Borrower’s rights thereunder, (ii) promptly enforce the performance and observance in all material respects of all of the covenants, agreements and conditions required to be performed and/or observed by any other party under each Property Operating Agreement in all material respects, and (iii) take all actions as are necessary from time to time to preserve and maintain each Property Operating Agreement in accordance with all Legal Requirements;

(d)            Administrative Agent shall have the right to cause Borrower to cause Mortgage Borrower to terminate any Property Operating Agreement and replace the applicable counterparty thereunder with a Qualified Operator that is not an Affiliate of Borrower or Mortgage Borrower and is otherwise satisfactory to Administrative Agent, if any of the following shall occur: (i) such counterparty commits fraud, gross negligence or willful misconduct in connection with the Property, (ii) such counterparty is in default of its obligations under the applicable Property Operating Agreement beyond applicable notice, grace and/or cure periods, (iii) an Event of Default has occurred and is continuing, or (iv) a Bankruptcy Action shall occur with respect to the applicable counterparty. Borrower shall have the right to cause Mortgage Borrower to terminate the Property Operating Agreement in accordance with its terms, provided that: (A) Borrower shall provide Administrative Agent prior written notice of such termination, (B) following such termination, Borrower shall cause Mortgage Borrower to engage a Qualified Operator pursuant to a Property Operating Agreement that complies with the terms hereof and is otherwise in a form reasonably satisfactory to Administrative Agent, and (C) such Qualified Operator, Borrower and Mortgage Borrower execute and deliver to Administrative Agent a Consent of Property Operating Agreement.

(e)            Borrower shall promptly furnish to Administrative Agent any written notice of default received by Borrower or Mortgage Borrower in connection with any Property Operating Agreement from any party to such Property Operating Agreement;

(f)            If Administrative Agent or its nominee, designee, successor, or assignee acquires title and/or rights of Mortgage Borrower under any Property Operating Agreement by reason of foreclosure of the Mortgage or a Pledge Agreement, assignment in lieu of foreclosure or otherwise, Administrative Agent or such other party designated by Administrative Agent shall, subject to the terms of any applicable Assignment of Property Operating Agreement, (i) succeed to all of the rights of and benefits accruing to Mortgage Borrower under the applicable Property Operating Agreement, and (ii) be entitled to exercise all of the rights and benefits accruing to Mortgage Borrower thereunder; and

(g)            Borrower agrees to execute and deliver to Administrative Agent such documents as Administrative Agent and its counsel may reasonably require in order to ensure that the provisions of this Section 5.4 will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower (subject to laws relating to creditors’ rights and principles of equity), provided that the same does not increase Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s liabilities or obligations, or diminish Borrower’s. Sole Member’s, Mortgage Borrower’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

5.4.2        Construction Management Agreement.

(a)            At all times until Completion of the Project, the Construction Management Agreement, or any replacement thereof entered into in accordance with the provisions of this Agreement, shall remain in full force and effect. Any Construction Management Agreement shall be subordinate to the Lien of the Mortgage and all of Administrative Agent’s and Lenders’ rights with respect to the Property.

(b)            So long as (i) no Event of Default has occurred and is continuing, (ii) the Construction Management Agreement remains in full force and effect, (iii) Construction Manager has not committed fraud, gross negligence or willful misconduct, (iv) Construction Manager is not in default of any of Construction Manager’s obligations under the Construction Management Agreement beyond any applicable notice, grace and/or cure periods and (v) Construction Manager is not the subject of a Bankruptcy Action, then Borrower may cause Mortgage Borrower to make payments to Construction Manager of the fees due to Construction Manager pursuant to the terms of the Construction Management Agreement and the Budget, as and when such fees are due and payable to Construction Manager.

(c)            In no event shall the fees payable to Construction Manager exceed $300,000 per month.

5.4.3         Project Management Agreement.

(a)            At all times until Completion of the Project, a Project Management Agreement, or any replacement thereof, entered into in accordance with the provisions of this Agreement, shall remain in full force and effect with respect to each Component that has not been Completed. Any Project Management Agreement shall be subordinate to the Lien of the Mortgage and all of Administrative Agent’s and Lenders’ rights with respect to the Collateral and the Property, as provided in the applicable Assignment of Project Management Agreement.

(b)            So long as (i) no Event of Default has occurred and is continuing, (ii) the Project Management Agreement remains in full force and effect, (iii) Project Manager has not committed fraud, gross negligence or willful misconduct, (iv) Project Manager is not in default of any of Project Manager’s obligations under the Project Management Agreement beyond applicable notice, grace and/or cure periods and (v) Project Manager is not the subject of a Bankruptcy Action, then Borrower may cause Mortgage Borrower to make payments to Project Manager of the fees due to Project Manager pursuant to the terms of the Project Management Agreement and the Budget, as and when such fees are due and payable to Project Manager.

(c)            In no event shall the fees payable to Project Manager exceed those set forth in the Budget.

5.5            Further Assurances.

(a)            Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Administrative Agent all documents, and take all actions, reasonably required by Administrative Agent from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder, provided that the same does not increase Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

(b)            In addition, Borrower shall, at Borrower’s sole cost and expense,

(i)             furnish to Administrative Agent, to the extent not otherwise already furnished to Administrative Agent and reasonably acceptable to Administrative Agent, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, Plans and Specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents;

(ii)            execute and deliver, from time to time, such further instruments (including, without limitation, any financing statements under the UCC) as may be reasonably requested by Administrative Agent to confirm the lien of the Pledge Agreement and Mortgage on Borrower’s interest in the equity collateral or Mortgage Borrower’s interest in the Equipment;

(iii)           execute and deliver to Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Administrative Agent may reasonably require; and

(iv)           do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents, as Administrative Agent shall reasonably require from time to time, provided that the same does not increase Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

(c)            Borrower irrevocably appoints Administrative Agent as its true and lawful attorney-in-fact to do, in its name or otherwise, during the continuance of such Event of Default, any and all acts and to execute any and all documents that are necessary for the purpose of exercising and perfecting any and all rights and remedies available to Administrative Agent under the Loan Documents, at law and in equity (provided that the same does not increase Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s liabilities or obligations, or diminish Borrower’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent), including, without limitation, such rights and remedies available to Administrative Agent pursuant to Article XVII (and the above powers granted to Administrative Agent are coupled with an interest and shall be irrevocable).

5.6            Costs of Enforcement. In the event that (a) any Pledge Agreement or the Mortgage is foreclosed upon in whole or in part or this Agreement or any Pledge Agreement or Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) a foreclosure occurs with respect to any security agreement prior to or subsequent to any Pledge Agreement or the Mortgage in which proceeding Administrative Agent is made a party, or (c) the bankruptcy, insolvency, rehabilitation or other similar proceeding occurs with respect to Borrower, Mortgage Borrower, Sole Member, Guarantor or any Affiliate of the foregoing, or an assignment by Borrower, Sole Member, Mortgage Borrower, Guarantor or any Affiliate of the foregoing for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all out-of-pocket costs of collection and defense, including out-of-pocket attorneys’ fees and costs, incurred by Administrative Agent or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.7            High Volatility Commercial Real Estate. From and after the Closing Date until the earlier to occur of (a) the determination by Administrative Agent, in its sole but good faith discretion, that the Loan constitutes Permanent Financing, and (b) the repayment in full of the Debt (other than contingent indemnity obligations), (i) Borrower shall satisfy (x) the Equity Maintenance Requirement and (y) clause (ii) of the Minimum Equity Requirement, and (ii) notwithstanding anything herein or in the other Loan Documents to the contrary, no Borrower Party shall be permitted to make any Restricted Payment. Within five (5) Business Days of Administrative Agent’s written request, Borrower shall provide a certification to Administrative Agent, in form (which certification may be in the form of an Officer’s Certificate) and substance reasonably acceptable to Administrative Agent, confirming Borrower’s compliance with the provisions of this Section 5.7.

5.8            Construction Related Covenants.

5.8.1         Required Improvements.

(a)            Borrower shall diligently (subject to Excusable Delay) cause the Required Improvements to be constructed in accordance, in all material respects, with all Legal Requirements and substantially in accordance with the Plans and Specifications, as the same shall be updated pursuant to Section 5.8.6, and as approved by Administrative Agent on the date hereof

(b)            Borrower shall (i) cause the construction on the Land of the structures comprising the Required Improvements and related facilities, amenities and improvements substantially in accordance with the Plans and Specifications, and (ii) prosecute such construction with diligence and continuity, subject to Excusable Delay, in a good and workmanlike manner, and in accordance with this Agreement so as to achieve the Major Milestones within the time period applicable to each such Major Milestone.

(c)            Borrower shall use commercially reasonable efforts to cause the Costs of the construction of the Required Improvements to be in accordance with the then current Budget, subject to rights to allocate Cost Savings and contingency pursuant to the terms hereof. Borrower shall cause construction of the Required Improvements substantially in accordance with the Plans and Specifications, free and clear of Liens other than Permitted Encumbrances and as expressly provided for herein.

(d)            Borrower will cause each General Contractor Agreement to provide for the work thereunder to be performed for a guaranteed maximum price. Except for the enabling work set forth on Schedule XVI hereto, Borrower will cause each Major Trade Contract (other than any General Contractor Agreement) to provide for work thereunder to be performed for a fixed price.

(e)            Borrower shall deliver final “as-built” electrical, fire and life safety, HVAC, mechanical and plumbing drawings, together with updated and complete architectural and structural drawings, to Administrative Agent within one hundred twenty (120) days following Substantial Completion.

(f)            Borrower shall deliver (or make available via the Data Room) all material warranties and other similar documents relating to all work done and equipment installed in the Project within forty-five (45) days following Component Substantial Completion.

(g)            Borrower agrees to execute and deliver to Administrative Agent such documents as Administrative Agent and its counsel may reasonably require in order to ensure that the provisions of this Section 5.8 will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower (subject to laws relating to creditors’ rights and principles of equity); provided that the same does not increase Borrower’s, Sole Member’s or Guarantor’s liabilities or obligations, or diminish Borrower’s, Sole Member’s, Mortgage Borrower’s or Guarantor’s rights, under the Loan Documents, in either case, from those contemplated thereunder, except to a de minimis extent.

5.8.2         Construction Schedule. Each month prior to Completion (to the extent not otherwise part of a Draw Request), to the extent there are any updates to the Construction Schedule that impact any Major Milestones or materially modify the durations or sequencing of any other items in the Construction Schedule, Borrower shall deliver to Administrative Agent and Construction Consultant, a copy of an updated Construction Schedule.

5.8.3         Budget. No adjustments or other modifications to the Budget shall be made or approved without the prior written consent of Administrative Agent, in its sole discretion, acting in good faith, except (i) to the extent expressly permitted under Section 2.24 or (ii) to the extent that a Budget adjustment is included in an approval given under Section 5.8.7. The Budget shall at all times provide for (a) an interest Line Item in an amount sufficient to cover the payment of Debt Service and the Mortgage Debt Service that shall be due through the then applicable Stated Maturity Date (inclusive of any applicable Extension Term if Borrower shall have exercised an Extension Option), as determined by Administrative Agent, (b) a “Hard Costs contingency” Line Item equal to or greater than the amount required pursuant to Section 2.24, (c) a “Soft Costs contingency” Line Item equal to or greater than the amount required pursuant to Section 2.24 and (d) a “general contingency” Line Item equal to or greater than the amount required pursuant to Section 2.24.

5.8.4         Inspection of Project and Books and Records; Reports.

(a)            Borrower agrees to cause Mortgage Borrower to permit Administrative Agent and Construction Consultant, or designated representatives of any of them, to enter upon the Property, at reasonable time and from time to time and upon reasonable advance notice during normal business hours, provided that (i) such inspections do not unreasonably interfere with the construction and/or operation of the Property and (ii) Borrower shall have the right to have a representative present during such access (provided that Borrower’s failure to have such a representative present shall not prevent Administrative Agent or Construction Consultant or designated representatives from any of them from such access), with free access to inspect or examine or, to the extent not located on the Property, to otherwise make available to Administrative Agent and Construction Consultant the following: (A) all materials and shop drawings pertaining to the construction of the Required Improvements; (B) any material contracts, bills of sale, statements, receipts or vouchers pertaining to the construction of the Required Improvements; (C) records of all work done, labor performed or materials furnished in and about the Project, including, without limitation, in connection with the construction of the Required Improvements; (D) all material books, contracts and records of Borrower, Sole Member, Mortgage Borrower or their Affiliates pertaining to the construction of the Required Improvements; and (E) any other material documents which are related to the construction of the Required Improvements that are in Borrower’s, Sole Member’s, Mortgage Borrower’s or their Affiliates’ possession or control or which can otherwise reasonably be obtained or requested by Borrower.

(b)            Borrower will promptly provide Administrative Agent, Construction Consultant and Servicer with copies of any of the foregoing as Administrative Agent, Construction Consultant or Servicer, as the case may be, may from time to time request. Borrower will make its representatives reasonably available to discuss Borrower’s and Mortgage Borrower’s affairs, finances and accounts relating to the construction of the Required Improvements, and Borrower will reasonably cooperate, and take all reasonable steps to cause each Work Provider to reasonably cooperate with Administrative Agent and Construction Consultant, or any of their designated representatives, to enable such Person to perform its functions under this Agreement.

(c)            Borrower shall make available to Administrative Agent and Construction Consultant via the Data Room, promptly upon receipt, each monthly progress report and each other material report or document prepared by the General Contractor pursuant to the General Contractor Agreement and, to the extent the Borrower is entitled to receive the same pursuant to the applicable General Contractor Agreement, annual financial statements of the General Contractor.

(d)            Borrower shall keep Construction Consultant apprised of any and all meetings regarding anticipated draw requests in which Borrower, Mortgage Borrower or any Person acting on behalf of any of them shall have a right to participate and shall provide Administrative Agent, Construction Consultant and Servicer reasonable advance notice of any such meetings, and Administrative Agent and Construction Consultant (or their respective representatives) shall be permitted to attend any such meetings. Borrower shall keep Construction Consultant reasonably apprised of any regularly-scheduled design meetings (if any), and shall endeavor to give Construction Consultant advance notice of any unscheduled or ad-hoc design meetings to the extent reasonably practicable in Borrower’s good faith determination, which notification may be delivered by telephone and/or electronic mail, and shall, in any event, keep Construction Consultant apprised of any and all such unscheduled or ad-hoc design meetings within a reasonable time after the same occur.

5.8.5         Construction Consultant.

(a)            Borrower acknowledges that (i) Construction Consultant has been retained by Administrative Agent, on behalf of Lenders, to act as a consultant and only as a consultant to Administrative Agent, on behalf of Lenders, in connection with the construction of the Required Improvements and has no duty to Borrower, (ii) Construction Consultant shall in no event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon Administrative Agent or any of Lenders, and any such purported decision, approval, consent, act or thing by Construction Consultant on behalf of Administrative Agent or any of Lenders shall be void and of no force or effect, (iii) Administrative Agent reserves the right to make any and all decisions required to be made by Administrative Agent under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Administrative Agent under this Agreement and to accept or not accept any matter or thing required to be accepted by Administrative Agent under this Agreement, and without being bound or limited in any manner or under any circumstances whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by Construction Consultant to Administrative Agent or any other person or party with respect thereto, (iv) except as expressly provided herein, Administrative Agent reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Administrative Agent or any other person or party, and (v) subject to the Construction Consultant Fee Cap (which shall only apply to the extent that an Event of Default has not occurred and is continuing), Borrower shall be required to pay all reasonable amounts due and payable to the Construction Consultant by Administrative Agent and/or Lenders in connection with the Loan.

(b)            Borrower acknowledges that Administrative Agent may replace Construction Consultant from time to time with a replacement Construction Consultant selected by Administrative Agent in its sole good faith discretion.

5.8.6         Plans and Specifications.

(a)            Approval of Plans and Specifications. Administrative Agent’s prior written good faith approval shall be required with respect to any proposed modifications or amendments to the Plans and Specifications if such modifications or amendments, when aggregated with all prior and concurrent modifications or amendments would constitute a Material Change Order hereunder, and to the extent required by Legal Requirements or any Construction Permits, any proposed modifications or amendments to the Plans and Specifications shall also require approval by the appropriate Governmental Authorities.

(b)            Changes to Plans and Specifications. Borrower shall provide to Administrative Agent and Construction Consultant, concurrently with each Draw Request or at such other times as Administrative Agent or Construction Consultant may reasonably request, copies of all orders, documents, revisions, amendments or other modifications to Plans and Specifications, regardless of whether the prior approval by Administrative Agent and/or Construction Consultant of any such order, document or revision is required pursuant to Section 5.8.7.

5.8.7         Field Orders; Emergency Orders; Change Orders.

(a)            Borrower shall not (and shall not cause or permit Mortgage Borrower to) request, initiate, agree to, accept, cause or suffer directly or indirectly any Material Change Order without Administrative Agent’s prior good faith written consent. Notwithstanding the foregoing, Field Orders and Emergency Orders may be made without the prior written consent of Administrative Agent; provided that, with respect to any such Field Order or Emergency Order, Borrower shall notify Administrative Agent thereof by the earlier of (i) ten (10) days after Borrower obtains actual knowledge of the effectiveness of such Field Order or Emergency Order is entered into or (ii) the time of the first Draw Request delivered at least ten (10) days after the date such Field Order or Emergency Order is entered into (which notification shall be deemed submitted to the extent that copies are included as part of a Draw Request); and provided further that any increased Costs that result from any such Field Orders or Emergency Orders shall not affect Borrower’s obligation to cause Completion of the Required Improvements and pay all Costs thereof, and any such increased Costs shall be considered in calculating any Deficiency pursuant to the terms of the Loan Documents.

(b)            No Change Order (i) shall obligate Administrative Agent or any Lender to increase the amount of the Loan, or (ii) shall obligate any Lender to make any Advance to the extent the same would not otherwise be obligated pursuant to this Agreement to make such Advance. Borrower shall submit to Administrative Agent and Construction Consultant copies of each proposed Material Change Order prior to entering into it, together with documentation reasonably satisfactory to Administrative Agent and Construction Consultant, setting forth all additions and subtractions theretofore made to or from the scope of the Required Improvements. Administrative Agent shall promptly review all Material Change Orders so submitted. If any Change Order shall require the consent or approval of any third party, Borrower shall provide Administrative Agent with reasonable written evidence of such consent or approval. Borrower shall submit to Administrative Agent and Construction Consultant copies of all Change Orders (other than Material Change Orders which shall be subject to Section 5.8.7(a) and this subsection (b) above) entered into with respect to the Required Improvements by the earlier of (x) thirty (30) days after the date such Change Order is entered into or (y) the time of the first Draw Request delivered at least ten (10) days after the date such Change Order is entered into (which copies shall be deemed submitted to the extent that such copies are included as part of a Draw Request), irrespective of whether the same require the prior approval of Administrative Agent and Construction Consultant pursuant to this Agreement.

(c)            Notwithstanding the foregoing provisions of this Section 5.8.7, promptly following the effective date of any amendment, supplement or other modification of the Plans and Specifications, any Material Construction Agreement (if Borrower, Mortgage Borrower or their Affiliate is a party thereto or obtains knowledge thereof) or any material Construction Permit (if Borrower, Mortgage Borrower or their Affiliate is a party thereto or obtains knowledge thereof), Borrower shall cause delivery (to the extent not previously delivered or made available) of same to Administrative Agent and Construction Consultant, which delivery may be made via the Data Room.

(d)            In the event Borrower has not submitted a Draw Request in any calendar month (including, without limitation, any month prior to the first Draw Request submitted hereunder), Borrower shall deliver to Administrative Agent a list of all pending or contemplated Change Orders (including pending or contemplated Change Orders that Trade Contractors have alleged to General Contractor) not previously delivered to Administrative Agent on or before the first day of the following month.

5.8.8         Correction of Work. Borrower will, promptly after receipt of written notice from Administrative Agent, correct or cause Mortgage Borrower to cause General Contractor to correct (or cause to be corrected) any defect in the Required Improvements or any material departure from the Plans and Specifications. Borrower agrees that the making of any Advance shall not constitute a waiver of Administrative Agent’s right to require compliance with this Section 5.8.8 with respect to any such defects or material departures from the Plans and Specifications. Borrower agrees that Administrative Agent’s failure to deliver such a notice shall not constitute a waiver by Administrative Agent of any of the Borrower’s obligations hereunder or in the other Loan Documents.

5.8.9         Required Construction Notices.

(a)            Borrower shall give notice to Administrative Agent promptly upon the occurrence of:

(i)             any cessation of construction of the Required Improvements for a period in excess of ten (10) consecutive Business Days, regardless of whether or not such cessation is due to an Excusable Delay;

(ii)            any written notice given or received by Borrower or Mortgage Borrower pursuant to any Construction Agreement alleging that there has occurred a default or other failure by Mortgage Borrower in the fulfillment of Mortgage Borrower’s obligations thereunder; and

(iii)           any condition which results in any material delay, including, without limitation, any Excusable Delay, which could reasonably be expected to result in Substantial Completion or Component Substantial Completion occurring after the date therefor set forth in the Construction Schedule, or in any further material delay beyond any material delays of which Administrative Agent has been previously notified.

(b)            Each notice pursuant to this Section 5.8.9 shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto, in each case in such detail as Administrative Agent may reasonably require.

(c)            Borrower shall provide Administrative Agent with a copy of any draw request or other request for any advance of the Mortgage Loan proceeds submitted to Mortgage Administrative Agent or the Mortgage Lender by Mortgage Borrower or any Affiliate or agent thereof simultaneously therewith.

5.8.10       Compliance with Construction Agreements. Borrower shall cause Mortgage Borrower to, at its sole expense, (i) make available to Administrative Agent (via the Data Room) true, correct and complete copies in all material respects of all Construction Agreements in its or its Affiliate’s possession or control then currently in effect (including all amendments or modifications thereto), (ii) promptly perform and/or observe (and cause each of Borrower’s and Mortgage Borrower’s Affiliates to promptly perform and/or observe), in all material respects, the covenants, agreements and conditions required to be performed and observed by it under each Construction Agreement to which Mortgage Borrower or any Borrower’s Affiliate is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (iii) promptly use Commercially Reasonable Efforts to secure or enforce the performance and observance of all of the material covenants, agreements and conditions required to be performed and/or observed by any other party under each Construction Agreement and (iv) to the extent required hereunder, take all actions as are necessary from time to time to preserve and maintain each Construction Agreement in accordance with all Legal Requirements.

5.8.11       General Contractor Agreement.

(a)            At all times from and after the Closing Date until Completion of the Project, one or more General Contractor Agreements for Completion of the Conversion Component, the Construction Component, in each case, to the extent such Component is not yet Completed, shall remain in full force and effect. Borrower shall promptly notify Administrative Agent of any default by Mortgage Borrower or General Contractor of which it is aware under the General Contractor Agreement and promptly deliver to Administrative Agent a copy of each material notice, report and estimate received by Mortgage Borrower under the General Contractor Agreement.

(b)            Any General Contractor Agreement shall be subordinate to the Lien of the Mortgage and all of Administrative Agent’s and Lenders’ rights with respect to the Property as provided in the Consent of General Contractor Agreement. Administrative Agent shall have the right to cause Borrower to cause Mortgage Borrower to terminate any General Contractor Agreement and replace the General Contractor thereunder with a Person that is not an Affiliate of Borrower and is otherwise satisfactory to Administrative Agent, if any of the following shall occur: (i) the General Contractor commits fraud, gross negligence or willful misconduct, (ii) the General Contractor is in material default of its obligations under its General Contractor Agreement beyond applicable notice, grace and/or cure periods to the extent such material default is reasonably likely to have a Material Adverse Effect, (iii) an Event of Default has occurred and is continuing, or (iv) a Bankruptcy Action shall occur with respect to the General Contractor. In the event that Mortgage Borrower enters into any replacement General Contractor Agreement, as a condition to the effectiveness thereof, (i) intentionally omitted, (ii) a fully executed original of such Consent of General Contractor Agreement shall be delivered to Administrative Agent, and (iii) Borrower shall have delivered a certified true, correct and complete copy of the applicable final executed Consent of General Contractor Agreement in the form approved by Administrative Agent in accordance with this Agreement and, subject to the Additional Disclosure Conditions, any other documentation, certificates or information as Administrative Agent may reasonably request in connection with the foregoing.

(c)            If Administrative Agent or its nominee, designee, successor, or assignee acquires title to the Collateral or the Property and/or the rights of Mortgage Borrower by reason of foreclosure of any Pledge Agreement or the Mortgage, assignment in lieu of foreclosure or otherwise, Administrative Agent or such other party designated by Administrative Agent shall (x) succeed to all of the rights of and benefits accruing to Mortgage Borrower under the General Contractor Agreement, and (y) be entitled to exercise all of the rights and benefits accruing to Mortgage Borrower thereunder, subject to the applicable Assignment of General Contractor Agreement.

(d)            Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, to the extent that Mortgage Borrower has, under the General Contractor Agreement, any right of approval with respect to any material matter, Borrower shall not permit or cause Mortgage Borrower to grant or fail to grant such approval without the prior written consent of Administrative Agent in each instance, such consent not to be unreasonably withheld.

5.8.12       Changes in Material Construction Agreements.

(a)            Except as expressly permitted by Section 5.8.12(c), without, in each case, Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, in each case, to the extent Mortgage Borrower has any contractual rights with respect thereto, Borrower will not do or cause Mortgage Borrower to do any of the following, and shall use Commercially Reasonable Efforts not to permit General Contractor or any other Person to do any of the following (each, a “Material Construction Agreement Modification”): (i) surrender, terminate, cancel or enter into any Material Construction Agreements, or enter into any agreement in substitution for, or consent to the assignment of, or grant any material waiver under any Material Construction Agreement, (ii) amend or otherwise modify or supplement, in any material respects, any Material Construction Agreement (excluding any Material Trade Contract between a General Contractor and the applicable Material Trade Contractor, which is covered by subsection (iii)), or (iii) amend or otherwise modify or supplement in any material respect any Material Trade Contract between a General Contractor and the applicable Material Trade Contractor over which, pursuant to the terms of the applicable General Contractor Agreement, Mortgage Borrower has an approval right; provided, however, a Material Construction Agreement Modification entered into with any Affiliate of Borrower shall be subject to Administrative Agent’s written consent, in its sole discretion.

(b)            Prior to the execution of any Major Trade Contract or agreement with a Material Design Professional to be entered into by or at the direction of Mortgage Borrower, Borrower shall deliver to Administrative Agent a duly executed consent of the contracting party thereto substantially in the form of the Architect Consent, Engineer Consent or Major Trade Contractor Consent, as applicable.

(c)            Notwithstanding Section 5.8.12(a), the amount payable under any General Contractor Agreement or any Material Construction Agreement may be increased by Mortgage Borrower or General Contractor, as applicable, without Administrative Agent’s prior written consent solely to reflect (i) any amendment or modification to the Budget approved in accordance with Section 5.8.3 or any reallocation of the Budget made in accordance with Section 2.24, (ii) any amendment or modification to the Plans and Specifications approved in accordance with Section 5.8.6, (iii) any Material Change Order approved in accordance with Section 5.8.7, or (iv) any amendment or modification to the Plans and Specifications that does not require the approval of Administrative Agent in accordance with the terms of this Agreement; provided, however, that notwithstanding anything in the Loan Documents to the contrary, in all cases, payments under Construction Agreements shall only be made in accordance with the Budget, as the same shall be amended in accordance with Section 5.8.3 and reallocated in accordance with Section 2.24.

5.8.13       Trade Contracts. Borrower may from time to time deliver to Administrative Agent and Administrative Agent’s Construction Consultant a list of the names of prospective Major Trade Contractors with whom a General Contractor or Mortgage Borrower may contract for the construction of the Required Improvements. Borrower will deliver to Administrative Agent an executed copy of any Major Trade Contract which Mortgage Borrower enters into and will promptly give notice to Administrative Agent of the surrender, termination, cancellation, modification, amendment, substitution or assignment of any Major Trade Contract, whether or not Administrative Agent’s consent to such action is required pursuant to Section 5.8.12. Borrower shall deliver to Administrative Agent (i) a copy of each Material Trade Contract entered into by a General Contractor within ten (10) days after such Material Trade Contract is delivered to Borrower or Mortgage Borrower and (ii) a copy of each subcontract entered into by a General Contractor and delivered to Borrower or Mortgage Borrower or which the applicable General Contractor Agreement permits Borrower or Mortgage Borrower to obtain within ten (10) days after Administrative Agent’s request therefor. Prior to [the commencement of any Required Improvements to Building Four, Building Five or the parking garage], Mortgage Borrower will provide Administrative Agent with copies of signed and effective Trade Contracts (excluding the General Contractor Agreement) representing not less than seventy percent (70%) of the Hard Costs to be paid under the General Contractor Agreement with respect to [such Required Improvements.]

5.8.14       Bonds; Sub-Guard Insurance. Each Trade Contractor (with the exception of any Trade Contractor performing work at the Project solely with respect to the Building One Component) shall be, at Borrower’s and Mortgage Borrower’s reasonable election, either (a) bonded pursuant to a Bond issued by a surety reasonably satisfactory to Administrative Agent or (b) covered by a sub-guard insurance policy in form and substance reasonably acceptable to Administrative Agent. Borrower will cause Administrative Agent to be named as a co-obligee (as each its interest may appear) with Borrower on all Bonds obtained by Mortgage Borrower.

5.8.15       Final Survey. Borrower will deliver to Administrative Agent within ninety (90) days after Substantial Completion has occurred an updated “as-built” Survey, dated no earlier than the date of Substantial Completion, with a certification that there are no encroachments by the Required Improvements on land other than the Real Property.

5.8.16       Cessation of Construction. Borrower shall not for any reason cease (or cause or permit Mortgage Borrower to cease) the construction of the Required Improvements, subject to Excusable Delay, or, after Completion of the Project, cease operating the Property in the normal course, other than a temporary closure or reduction of operations of the Property as a result of Excusable Delay.

5.8.17       Construction Permit. Borrower shall at all times make available to Administrative Agent via the Data Room true, correct and complete copies of all Construction Permits in all material respects then currently in effect. Promptly after obtaining any Construction Permit, Borrower shall deliver a copy thereof to Administrative Agent (which delivery may be made through the Data Room). Notwithstanding the foregoing, Borrower shall make all Construction Permits available to Administrative Agent and Construction Consultant upon prior request.

5.8.18       No Encroachments. Except as required or permitted pursuant to the Zoning Documents, Borrower shall cause the Required Improvements to be constructed entirely within the perimeter of the Real Property and so as not to encroach upon or overhang any easement or right-of-way or any land of others, and when erected shall be wholly within any applicable building restriction lines, however established.

5.8.19       Final Lien Waivers. To the extent not previously delivered to Administrative Agent, with respect to each Trade Contract, within thirty (30) days of the date of final payment thereunder, Borrower shall deliver to Administrative Agent, a duly executed final lien waiver substantially in the form and substance of Exhibit H-3 (or in such other form as may be acceptable to Administrative Agent) from such Trade Contractor evidencing that such contractor has been paid in full for all work performed and/or materials supplied and the “Balance Due-Final Payment” is $0.

5.8.20       Certificate of Occupancy. If the C/O Requirement Trigger has occurred with respect to a Building, within thirty (30) days thereof Borrower shall cause Mortgage Borrower to submit an application for and thereafter diligently pursue obtaining an unconditional permanent (or temporary) certificate of occupancy (or, if not applicable, the equivalent of a certificate of occupancy that is customarily issued by the applicable Governmental Authorities or the written acceptance by the City of Cambridge of Required Improvements that constitute public amenities) with respect to such Building and in any event shall cause Mortgage Borrower to obtain same no later than the date required under any Lease or any letter of intent for a Lease described in the definition of C/O Requirement Trigger, or as required by applicable Legal Requirements and after obtaining same, shall cause Mortgage Borrower to keep each such certificate of occupancy or equivalent in effect at all times thereafter.

5.8.21       Protection Against Liens. Subject to the provisions of Section 7.2 and Borrower’s right to contest set forth in Section 7.3, Borrower or Mortgage Borrower shall pay, discharge of record by bonding or otherwise, all claims for labor, materials and services furnished in connection with construction of the Required Improvements and take all actions reasonably required to prevent the assertion of claims of Liens against the Property and/or the Collateral, other than Permitted Encumbrances that are not Specified Permitted Encumbrances. Subject to the rights of Mortgage Administrative Agent under the Mortgage Loan Documents, Borrower irrevocably appoints, designates and authorizes Administrative Agent as its agent (such agency being coupled with an interest) with the authority (but no obligation) to file any notice relating to claims of Liens that Administrative Agent deems advisable to protect its interests under the Loan Documents. In the event that any stop notice or claim is asserted against Administrative Agent by any Person furnishing labor, services, equipment or materials to the Required Improvements, upon demand by Administrative Agent, Borrower shall take such action as Administrative Agent may reasonably require to release Administrative Agent from any obligation or liability with respect to such stop notice or claim, including (i) if the claim is being contested in good faith by appropriate proceedings, obtaining a bond or other security, in form, substance and amount reasonably satisfactory to Administrative Agent, or (ii) payment of such claim. If Borrower fails to take such action, Administrative Agent may, in its sole discretion, file an interpleader action requiring all claimants to interplead and litigate their respective claims, and in any such action Administrative Agent shall be released and discharged from all obligations with respect to any funds deposited in court.

5.8.22       Administrative Agent’s Review. Observation, inspection and approvals by Administrative Agent of any document, permit, record, agreement or other item or matter (including, without limitation, the Plans and Specifications, any Construction Permits or Operating Permits, any Zoning Documents, any Construction Agreement, the Budget, etc.), the construction of the Required Improvements and the workmanship and materials used therein shall impose no responsibility or liability of any nature whatsoever on Administrative Agent or Construction Consultant and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by Administrative Agent or Construction Consultant for any reason. Approvals granted by Administrative Agent for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any such approval.

5.8.23       Submission of Evidence. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts and Administrative Agent shall, at all times, be free to independently establish to its satisfaction such existence or non-existence.

5.8.24       Labor.

(a)            Borrower shall pay (or shall cause Mortgage Borrower or Manager to pay), or satisfy (or cause to be satisfied) when due all bills, costs, or other obligations incurred by any Borrower Party or Manager or any Affiliate of the foregoing or on their behalf in connection with the employees employed by Mortgage Borrower or Manager or any Affiliate of the foregoing in connection with the operation, development, or construction of the Property, including any obligations under ERISA, severance costs, the Multiemployer Pension Plan Amendments Act, federal or state wage and hour law, contributions, and payments required under collective bargaining agreements (including the Project Labor Agreements), City codes, ordinances, or regulations, or applicable State or Federal plant closing laws (any such bills, costs, or liabilities a “Labor Liability”). Nothing herein shall be construed as a waiver of any rights of Mortgage Borrower, Borrower, Sole Member, Guarantor, Manager or any Affiliate under federal, state, municipal, local, or other labor, employment, or employee benefits law. Borrower shall deliver to Administrative Agent promptly, and in any event within ten (10) Business Days after receipt thereof by Borrower, Mortgage Borrower or any of their Affiliates, a copy of each notice concerning a claim of Labor Liability. Within ten (10) Business Days of the close of each quarter, Borrower shall (and shall cause each other Borrower Party to) certify as to the payment of contributions and other payments required under Labor Agreements (including the Project Labor Agreements) by Borrower, Mortgage Borrower or Manager or any Affiliate of the foregoing or on their behalf in connection with the employees employed by Mortgage Borrower or Manager or any Affiliate of the foregoing in connection with the operation, development, or construction of the Property.

(b)            Borrower shall not (and shall cause Mortgage Borrower, each Manager and any ERISA Affiliate to not) waive any of its respective rights under ERISA with respect to such liability (including any Withdrawal Liability) or otherwise enter into any settlement or compromise with respect to any such liability (including any Withdrawal Liability) without Administrative Agent’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)            Borrower shall not, without Administrative Agent’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), enter into (or cause or permit Mortgage Borrower to enter into) any Labor Agreement.

(d)            Borrower shall not (and shall not cause or permit Mortgage Borrower to), without Administrative Agent’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), materially modify, amend or supplement, or consent to or suffer any modification, amendment, or supplementation of any Labor Agreement.

5.8.25       Notices of Default and Certain Occurrences. In addition to all other notices required to be given by Borrower hereunder, Borrower shall give notice to Administrative Agent promptly upon (a) any Default (other than a Default of which Administrative Agent has delivered notice to Borrower) or Event of Default, and shall deliver with such notice a detailed statement of the steps being taken to cure such Default or Event of Default; (b) any default or Mortgage Loan Event of Default, together with a detailed statement of the steps being taken to cure same; (c) the insolvency or Bankruptcy Action with respect to Borrower, Sole Member or Mortgage Borrower, or the dissolution, insolvency or Bankruptcy Action with respect to Guarantor, (d) the occurrence of any actual or threatened (in writing) litigation or action of a Governmental Authority concerning the actual or alleged presence, release, threat of release, placement on or in, or the generation, transportation, storage, treatment or disposal at, the Property and/or Project of any Hazardous Substances, (e) any notice of default received by Borrower, Sole Member or Mortgage Borrower as required under any of Sections 5.1.20(a)(ii), 5.1.25(b), 5.1.32, 5.3(g), 5.4.1(e), 5.8.9(a)(ii) or 5.8.11(a); and (f) the occurrence or threat (in writing) of any pending legal, judicial, administrative or regulatory proceedings, including any disputes between Borrower and any Governmental Authority affecting any Borrower Party or the Property, but excluding any Ordinary Course Litigation. Notwithstanding anything to the contrary set forth herein, subject to Additional Disclosure Conditions (but solely to the extent arising under clause (y) thereof), Borrower shall deliver to Administrative Agent within ten (10) Business Days following Administrative Agent’s written request, any information reasonably requested by Administrative Agent with respect to any pending legal, judicial, administrative or regulatory proceedings, including, without limitation, any Ordinary Course Litigation.

5.8.26       Cold and Warm Shell Construction. Borrower may construct Building Three beyond a Cold Shell (i.e. to a warm shell condition) using only additional equity contributions and not Loan Advances provided that Administrative Agent has reasonably approved the Plans and Specifications, the Construction Agreement, the Construction Schedule and the Budget for such additional construction and Lenders have reasonably determined that such additional construction shall not impair the Project or materially adversely affect Lenders. As of July 15, 2024, Administrative Agent has approved the foregoing items to the extent delivered to Administrative Agent. Administrative Agent reserves the right to receive and approve such of the foregoing items that have not yet been delivered. Borrower shall provide such information, reports and other relevant materials that Lenders reasonably request regarding such additional construction. Such additional construction shall be subject to all other construction obligations of Mortgage Borrower under this Agreement to the extent applicable.

5.8.27       Other Building One Construction. In addition, Borrower may construct Building One Spec Suites and Building One Mullion Replacement using only additional equity contributions and not Loan Advances provided that Administrative Agent has reasonably approved the Plans and Specifications, the Construction Agreement, the Construction Schedule and the Budget for such additional construction and Lenders have reasonably determined that such additional construction shall not impair the Project or materially adversely affect Lenders. Borrower shall provide such information, reports and other relevant materials that Lenders reasonably request regarding such additional construction. Such additional construction shall be subject to all other construction obligations of Mortgage Borrower under this Agreement to the extent applicable.

5.8.28       Additional Construction. In addition, as of the date of this Agreement, Administrative Agent and/or Lenders have approved the following additional scopes of work, which shall be subject to the construction obligations of Mortgage Borrower under this Agreement to the extent applicable: Undergrounding of power line on Whittemore Avenue, construction of the Promenade, completion of pile caps on and foundation at Building 5, and construction of the parking garage.

5.9            Key Persons. At all times during the term of this Loan, at least two (2) of the Key Persons shall remain as officers of IQHQ Inc. or such other Affiliate of Borrower that directly or indirectly Controls Borrower in compliance with this Agreement.

5.10            Continuing Lien. Each of the Borrower, Mortgage Borrower, Sole Member and Guarantor acknowledges and agrees that (i) each of the Loan Documents remains a legal, valid and binding obligation enforceable against it, as applicable, in accordance with its terms and remains in full force and effect in favor of the Administrative Agent for itself and on behalf of the Secured Party, and (ii) the Loan Documents and the Liens constituted thereby continue in full force and effect securing the payment and performance of the Debt.

VI.	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION.

6.1            Insurance under the Mortgage Loan. Borrower shall cause Mortgage Borrower to (a) maintain at all times during the term of the Loan the insurance policies required under the Mortgage Loan Agreement (the “Mortgage Loan Policies”), and (b) otherwise satisfy all covenants related thereto as provided in the Mortgage Loan Agreement. Subject to applicable law and the rights of Mortgage Administrative Agent under the Mortgage Loan Documents and to the extent not inconsistent with the terms of the Mortgage Loan Documents, Borrower shall cause Administrative Agent to (i) be named as certificate holder on all property policies and as an additional insured on all liability policies, and (ii) be entitled to such notice and consent rights afforded Mortgage Administrative Agent under the applicable terms and conditions of the Mortgage Loan Agreement relating to the Policies as may be designated by Administrative Agent. Borrower shall not permit the Mortgage Loan Policies to be canceled without providing Administrative Agent with the prior notice required to Mortgage Administrative Agent in the Mortgage Loan Agreement. Borrower shall provide Administrative Agent with evidence of all such insurance required hereunder and with the other related notices required under the Mortgage Loan Documents, in each case, on or before the date on which Mortgage Borrower is required to provide the same to Mortgage Administrative Agent. In the event that Administrative Agent does not receive evidence of the insurance required by the Mortgage Loan Documents and Mortgage Administrative Agent fails to procure such insurance pursuant to the Mortgage Loan Agreement, Administrative Agent shall have the right to obtain such insurance coverage. All out-of-pocket expenses (including any Insurance Premiums) incurred by Administrative Agent in connection with obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent upon demand, and until paid, shall be secured by the Loan Documents and shall bear interest at the Applicable Rate. Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason the Mortgage Loan Policies maintained pursuant to the Mortgage Loan Agreement are no longer being maintained or are reduced, waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance), Borrower shall promptly (i) notify Administrative Agent of the same and thereafter Borrower shall be required to obtain and maintain the insurance policies required under Sections 6.2 and 6.3.

6.2            Insurance Requirements prior to Substantial Completion. During the period prior to Substantial Completion, Borrower shall cause Mortgage Borrower to pay or cause to be paid and shall obtain or cause to be obtained insurance coverage of the types and minimum limits as follows:

(a)            Builder’s Risk/Course of Construction Insurance. From and after commencement of construction of the Required Improvements, insurance against loss customarily included under so called “Builder’s Risk” insurance policy covering “All Risk” or “Special Form” perils policies, including but not limited to the perils of named windstorm, vandalism, and malicious mischief, as well as the perils of flood, earthquake, terrorism, boiler and machinery/equipment breakdown and testing (including both hot and cold testing), and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Improvements and Equipment in nature, use, location, height, and type of construction. Such policy shall be written on a Builder’s risk Completed Value Form (100% non-reporting), shall be on a replacement cost basis without coinsurance, providing for no deductible in excess of $100,000 for all such insurance coverage except $500,000 for water damage, interior water intrusion, rain, sleet, ice or snow, and existing property and $500,000 for flood; provided however with respect to windstorm and earthquake coverage, providing for a deductible of not greater than 5% of insurable value at time of loss, and shall also provide coverage for ordinance and law including value of the undamaged portion, demolition/debris removal and increased cost of construction in an amount reasonably satisfactory to the Administrative Agent. The amount of such “Builder’s Risk” insurance shall be not less than one hundred percent (100%) of the Full Replacement Cost value of the existing Improvements (if applicable) and one hundred percent (100%) of the recurring Hard Costs identified in the Budget, as amended, and the Equipment, provided, however, that notwithstanding the foregoing, (i) any flood insurance, earthquake insurance and/or demolition/debris removal and any increased cost of construction coverage shall contain a sublimit acceptable to Administrative Agent. Each such insurance policy shall also include coverage for (A) loss suffered with respect to materials, equipment, machinery and supplies whether on-site, in transit or stored off-site (both with a sublimit acceptable to Administrative Agent) and with respect to temporary structures, hoists, sidewalks, retaining walls and underground property, and (B) as determined by Administrative Agent, recurring Soft Costs including plans, specifications, blueprints and models in connection with the Project and additional debt service, property taxes and insurance expenses incurred in conjunction with any restoration following a casualty. Each such insurance policy shall contain an agreed amount endorsement (or coinsurance waiver). Administrative Agent shall be named “Lender Loss Payee” and “Mortgagee” pursuant to an endorsement satisfactory to Administrative Agent. The policy shall contain a Permission to Occupy completed units/portions provision without limitation. If any portion of the Improvements or Personal Property is currently or at any time in the future located in a federally designated special flood hazard area (“SFHA”), flood hazard insurance for all Improvements and/or Personal Property located in the SFHA in an amount equal to the (1) the maximum amount of building and/or contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) such greater amount as Administrative Agent shall reasonably require, in each case with deductibles acceptable to Administrative Agent.

(b)            Architect and Engineer Insurance. Architect and Engineer “Professional Liability Insurance” during the period commencing on the dates of the applicable Architect Agreement or the Engineer Agreement, respectively, and renewing thereafter until no earlier than the expiration of the applicable statute of repose. Such insurance shall be in an amount equal to at least (i) $5,00,0000 per claim and in the annual aggregate with respect to any Architect Agreement or Engineer Agreement which is a Material Construction Agreement and (ii) $2,000,000 per claim and in the annual aggregate with respect to any Architect Agreement or Engineer Agreement which is not a Material Construction Agreement or from the Engineer associated with the Garage.

(c)            Liability Insurance for Construction Operations. Mortgage Borrower and General Contractor shall maintain a Comprehensive “General Liability” insurance policy for “Personal Injury,” “Bodily Injury,” “Death,” “Accident” and “Property Damage,” written on an occurrence basis and containing no “X”, “C”, “U” exclusion if excavation and or/demolition is to be provided(such insurance may be maintained through an Owner Controlled Insurance Program (“OCIP”) including, without limitation, “Commercial General Liability” insurance, with Products and Completed Operations coverage, with no exclusion for construction operations; “Employers Liability” for Borrower, General Contractor and all enrolled Trade Contractors; and “Umbrella Liability” coverage, providing single and combined limits of $100,000,000). Coverage shall be in effect (through the purchase of tail coverage or by annual renewals of applicable Liability policies) until Completion, and may be provided on a blanket basis, provided that such blanket insurance policies include the same protection as would a separate policy covering only the Property in compliance with the provisions of this section. Mortgage Borrower shall maintain, if applicable, and shall cause General Contractor and all Trade Contractors to carry Commercial Automobile Liability insurance covering “Owned” (if any), “Hired” and “Non Owned Auto Liability” with combined single limits acceptable to Administrative Agent. The policies described in this paragraph shall cover, without limitation: premises and operations, elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Administrative Agent as required under this Agreement) and “Products and Completed Operations Liability” coverage through the statute of repose in the local jurisdiction. All liability insurance required hereunder shall name Administrative Agent as “Additional Insured.”

(d)            Workers’ Compensation Insurance. Workers’ compensation, employers’ liability and disability insurance as required by law, if applicable.

(e)            Terrorism Insurance. There shall be no exclusions or sublimits for losses resulting from acts of terrorism under the commercial property, general liability and umbrella liability insurance required under this Section 6.2.1 so long as terrorism coverage is commercially available. If the Terrorism Risk Insurance Act of 2002 (TRIA)/Terrorism Risk Insurance Program Reauthorization Act of 2015, as each may be amended (“TRIPRA”), is not renewed any time during the term of the Loan, Borrower shall obtain terrorism coverage as required herein for a cost not to exceed two hundred percent (200%) of the then-current cost for the insurance coverages required for the Loan pursuant to Sections 6.2.1(a) and (c) (without giving effect to the cost of terrorism components of such insurance).

6.3            Insurance Requirements following Component Substantial Completion or during any Construction Pause. Upon Component Substantial Completion of any Component and at all times thereafter during the term of this Agreement, Borrower shall pay or cause Mortgage Borrower to be paid and shall obtain, or cause to be obtained, insurance coverage of the types and minimum limits as follows:

(a)            Property Insurance. Comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of $100,000 for all such insurance coverage; provided however with respect to windstorm and earthquake coverage, providing for a deductible of not greater than 5% of insurable value at time of loss and with respect to water damage, providing for a deductible not greater than $250,000 while the flood deductible will be reasonably determined by Administrative Agent but not greater than $500,000 per building; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, and coverage for demolition costs and coverage for increased costs of construction in amounts acceptable to Administrative Agent. In addition, Borrower shall cause Mortgage Borrower to obtain: (y) if any portion of the Improvements and/or Personal Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance for all Improvements and/or Personal Property located in the SFHA in an amount equal to the (1) the maximum amount of building and contents insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) such greater amount as Administrative Agent shall reasonably require, and (z) earthquake insurance in amounts and in form and substance satisfactory to Administrative Agent in the event the Property is located in an area with a high degree of seismic activity; provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (a). During any pause in construction of Building Four (2 Alewife Park, Cambridge, MA 02140), Building Five (4 Alewife Park, Cambridge, MA 02140) and/or the planned parking garage (6 Alewife Park, Cambridge, MA 02140), such Buildings and planned parking garage will be insured against fire; lightning; explosion; windstorm or hail; smoke; aircraft or vehicle impact; riot, strike, or civil commotion; vandalism and malicious mischief; collapse; and leakage from fire protection equipment, all with a $250,000 deductible, and flood coverage shall not be required for Building Four, Building Five and the parking garage unless and until construction of Building Four, Building Five and/or the parking garage has commenced. As it pertains to offsite storage at any site described on Schedule XXI, Borrower agrees to insure or cause to be insured the values of the equipment in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” with deductibles reasonably acceptable to Administrative Agent.

(b)            General Liability and Excess Liability/Umbrella. Commercial general liability insurance, with minimum limits of $1,000,000 per occurrence, and $2,000,000 in the aggregate, and excess liability/umbrella coverage for personal injury, bodily injury, death, accident and property damage, providing in an amount no less than $100,000,000 per occurrence and in the annual aggregate on terms consistent with the commercial general liability policy required under this subsection. The policies described in this clause shall cover, without limitation: premises and operations, independent contractors, elevators, escalators, “Contractual Liability” (covering all insured contracts and, to the maximum extent permitted by law, Borrower’s obligation to indemnify Administrative Agent as required under Section 19.12 hereof), “Products and Completed Operations Liability” coverage, “Auto Liability” coverage for all owned, hired and non-owned vehicles if any, excluding losses resulting from the gross negligence of Administrative Agent, its agents and/or employees.

(c)            Commercial Loss of Rents/Business Income Insurance. If applicable, “Loss of Rents/Business Income” insurance as an endorsement to the “All Risk” coverage required above covering an initial period of restoration for twenty-four (24) months plus a three hundred sixty (360) day extended period of indemnity endorsement providing Proceeds based on one hundred percent (100%) of the Estimated Gross Income for a period of at least twenty-four (24) months following the date of casualty. Such policy of insurance shall be subject only to exclusions that are reasonably acceptable to Administrative Agent. The term “Estimated Gross Income” means the total then ascertainable Rents payable under the Leases.

(d)            Renovation and Reconstruction Insurance. During any period of repair, restoration or construction, unless covered by the “All Risk” or “Special Form” policy and/or General Liability and Excess Liability/Umbrella policies required above, (1) Builder’s “All-Risk” insurance in an amount equal to one hundred percent (100%) of the full repair, restoration or construction cost of the Property, on a completed form, non-reporting basis, with either an agreed amount endorsement or confirmation that coinsurance does not apply, and General Liability and Excess Liability/Umbrella Liability” including coverage for claims related to the repair, restoration or construction with limits as required by Section 6.2.2 or as otherwise reasonably acceptable to Administrative Agent.

(e)            Boiler and Machinery/Equipment Breakdown Insurance. Comprehensive boiler and machinery/equipment breakdown insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage and loss of rents, including, without limitation, all tenant improvements and betterments that Mortgage Borrower is required to insure pursuant to any Lease on a replacement cost basis. Coverage for these perils may be included with the above referenced Property placement.

(f)            Flood Insurance. If any portion of the Improvements or Personal Property is located within an area designated as “flood prone” or a “special flood hazard area” (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended), flood insurance for all Improvements and/or Personal Property located in the SFHA shall be provided, in an amount not less than the maximum limit of building and/or contents coverage available under the Federal Flood Insurance plan with respect to the Property plus such additional flood insurance limits as Administrative Agent may reasonably require, in each case with deductibles reasonably acceptable to Administrative Agent.

(g)            Terrorism Insurance. With respect to commercial property, loss of rents, general liability and excess liability/umbrella insurance required under this Section 6.3, such policies shall not exclude losses resulting from perils and acts of terrorism so long as terrorism coverage is commercially available. The policies or endorsements providing for such insurance shall be in form and substance reasonably satisfactory to Administrative Agent. If the Terrorism Risk Insurance Act of 2002 (TRIA)/Terrorism Risk Insurance Program Reauthorization Act of 2015, as each may be amended (“TRIPRA”), is not renewed any time during the term of the Loan, Borrower shall cause Mortgage Borrower to obtain terrorism coverage as required herein for a cost not to exceed two hundred percent (200%) of the then-current cost for the insurance coverages required for the Loan pursuant to Sections 6.2(a) and (c) (without giving effect to the cost of terrorism components of such insurance). If any such insurance policy excludes coverage for perils and acts of terrorism, then Borrower shall cause Mortgage Borrower obtain a separate terrorism insurance policy in the coverage amount required by this Section 6.3 in form and substance reasonably acceptable to Administrative Agent. The policies and/or endorsements, as well as proof of coverage in respect of such insurance shall be in form and substance reasonably satisfactory to Administrative Agent.

(h)            Workers’ Compensation Insurance. If applicable, worker’s compensation, employer’s liability and disability insurance subject to the applicable statues in the local jurisdiction.

(i)            Other Insurance. At Administrative Agent’s request, such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar type and amount and secured by properties comparable to, and in the general vicinity of, the Property.

6.3.2         Intentionally Omitted.

6.3.3         Ratings of Insurers. Borrower shall cause Mortgage Borrower to maintain the insurance coverage described in Sections 6.2 and 6.3, in all cases, with one or more domestic insurer or insurers acceptable to Administrative Agent and permitted to do business in the State of Massachusetts, having both claims-paying-ability and financial strength ratings not less than “A-VIII” by AM Best’s Key Rating Guide or of not less than “A-” by Standard & Poor’s (unless otherwise approved by Administrative Agent).

6.3.4         Form of Insurance Policies; Endorsements.

(a)            All insurance policies required to be maintained pursuant to this Agreement shall be in such form and with such endorsements as are satisfactory to Administrative Agent (and Administrative Agent shall have the right to approve amounts, form, risk coverage, deductibles, and loss payees). Certificates of insurance with respect to all of the insurance required hereunder on the date hereof have been delivered to and approved by Administrative Agent, and upon request from Administrative Agent, Borrower shall deliver to Administrative Agent a certified copy of the applicable Policy endorsement from within thirty (30) days after its effective date and a copy of the full Policy in the event of a claim.

(b)            All policies required to be maintained pursuant to this Agreement shall name Administrative Agent as mortgagee, lender’s loss payee and additional insured, as its interest may appear (except that, with respect to liability policies, Administrative Agent shall only be named as an additional insured), shall provide that all Proceeds (except with respect to Proceeds of liability and workers’ compensation insurance) be payable to Administrative Agent to the extent set forth in Section 6.4, and shall contain: (i) a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Administrative Agent notwithstanding the negligent or willful acts or omissions of Mortgage Borrower; (ii) a waiver of subrogation endorsement in favor of Administrative Agent; (iii) an endorsement or policy provision providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Mortgage Borrower, Administrative Agent or any other named insured, additional insured or loss payee, except for the willful misconduct of Administrative Agent knowingly in violation of the conditions of such policy; and (iv) to the extent permitted by applicable law, a provision that such policies shall not be canceled or terminated without at least thirty (30) days’ prior written notice to Administrative Agent (or ten (10) days’ for non-payment of premium), in each instance (with respect to liability policies, if the issuers elect not to provide such notice Borrower shall cause Mortgage Borrower to provide such notice to Administrative Agent). Borrower shall promptly forward to Administrative Agent a copy of each written notice received by Mortgage Borrower of any modification, reduction or cancellation of any of the policies or any of the coverages afforded under any of the policies.

(c)            Each insurance policy shall contain a provision whereby the insurer: (i) waives any right to claim any premiums and commissions against Administrative Agent, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (ii) provides that Administrative Agent at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Administrative Agent, such insurance policy shall not be invalidated by and shall insure Administrative Agent regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Administrative Agent pursuant to any provision of this Agreement.

6.3.5         Certificates.

(a)            Borrower shall deliver to Administrative Agent, prior to the Closing Date and prior to the renewal of the insurance policies required to be maintained hereunder, evidence of insurance reasonably acceptable to Administrative Agent stating that the insurance policies required pursuant to this Article VI are maintained with insurers who comply with the terms of Section 6.3.3, setting forth a schedule describing all premiums required to be paid to maintain the policies of insurance required under this Article VI (such premiums, the “Insurance Premiums”), and stating that all such Insurance Premiums as are then due and payable have been paid. ACORD certificates of insurance upon request, Borrower shall deliver to Administrative Agent a certified copy of the applicable Policy endorsement, or equivalent, with respect to all replacement policies shall be delivered to Administrative Agent within five (5) Business Days after the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall accompanied by evidence of payment of any Insurance Premiums then due and payable. Borrower shall deliver to Administrative Agent full binders in the event of a claim.

(b)            Borrower shall provide complete copies of the insurance policies described in Section 6.2 and Section 6.3 to Administrative Agent upon request.

(c)            If Borrower fails to maintain and deliver to Administrative Agent the insurance required by this Agreement, upon five (5) Business Days’ prior notice to Borrower, Administrative Agent may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Debt. Administrative Agent shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

6.3.6         Separate Insurance. Borrower shall cause Mortgage Borrower not to take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Article VI unless such insurance complies with this Article VI.

6.3.7         Blanket Policies. The insurance coverage required under this Article VI may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the Property; provided that any such blanket policy documentation shall specify the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such blanket policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to this Article VI and which shall in any case comply in all other respects with the requirements of this Article VI. Upon Administrative Agent’s request, (1) to the extent that any insurance required hereunder is procured by Mortgage Borrower, Borrower shall deliver to Administrative Agent an Officer’s Certificate setting forth (i) the number of properties covered by such blanket policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the total insured value of the properties, (iv) a brief description of the typical property type (commercial, residential, retail, etc.) included in the blanket policy and (v) such other information or documentation as Administrative Agent may request.

6.3.8         Successors. In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Mortgage Borrower in and to the property insurance policies required hereunder then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent or other transferee in the event of such other transfer of title.

6.4            Condemnation and Insurance Proceeds.

6.4.1         Notification. Borrower shall promptly notify Administrative Agent in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any Casualty to the Property or any portion thereof for which the estimated cost to repair exceeds $200,000, in the case of any individual Building, or $500,000 in the aggregate. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

6.4.2         Distribution of Proceeds under Mortgage Loan Agreement.

(a)            Borrower shall deliver to Administrative Agent all reports, plans, specifications, documents and other materials that are delivered to Mortgage Administrative Agent under the Mortgage Loan Agreement in connection with the Restoration of the Property after a Casualty or Taking. Borrower shall cause Mortgage Borrower to comply with the terms and conditions of the Mortgage Loan Documents relating to Restoration (the “Mortgage Loan Restoration Provisions”). Notwithstanding anything to the contrary set contained in this Agreement, if at any time and for any reason the Mortgage Loan Restoration Provisions cease to exist or are waived or modified in any material respect (in each case, including, without limitation, due to any waiver, amendment or refinance) (such provisions, the “Waived Restoration Provisions”), to the extent permitted to do so pursuant to the Mortgage Loan Documents (if applicable), Borrower shall promptly (i) notify Administrative Agent of the same, (ii) comply with the provisions of this Section 6.4 relating to the distribution and use of Proceeds, and (iii) remit to Administrative Agent (and shall cause Mortgage Borrower to remit to Administrative Agent) any Net Proceeds to the extent required by such Waived Restoration Provisions as implemented under clause (ii) above.

(b)            Disbursement of Net Proceeds. Borrower shall cause Mortgage Borrower to comply with the casualty provisions of the Mortgage Loan Documents. If requested by Administrative Agent, Borrower will promptly provide evidence reasonably acceptable to Administrative Agent of its compliance with the foregoing.

6.4.3         Proceeds. Subject to the provisions of Section 6.4.2, in the event of any Taking of or Casualty, Mortgage Borrower’s right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Mortgage Borrower may receive or to which Mortgage Borrower may become entitled with respect to the Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, “Proceeds”), in connection with any such Taking of, or Casualty to, the Property or any part thereof are hereby assigned by Mortgage Borrower to Administrative Agent and, except as otherwise herein provided, shall be paid to Administrative Agent. Borrower shall cause Mortgage Borrower, in good faith and in a commercially reasonable manner, to file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Mortgage Borrower’s right to receive the direct payment of any Proceeds as herein provided, shall cause the same to be paid directly to Administrative Agent to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of a Monetary Default, material non-monetary Default or an Event of Default, Mortgage Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. Whether or not a Monetary Default, material non-monetary Default or an Event of Default shall have occurred and be continuing, if a Taking or Casualty could result in Proceeds in excess of the Casualty Amount, Administrative Agent and Borrower will cause Mortgage Borrower to jointly engage a public adjuster reasonably acceptable to Administrative Agent and Mortgage Borrower; provided, however, that Administrative Agent shall have the right to approve any final determination of such joint adjuster and any settlement which might result in any Proceeds in excess of the Casualty Amount. Borrower shall pay all out-of-pocket costs, fees and expenses actually incurred by Administrative Agent (including all reasonable out-of-pocket attorneys’ fees and expenses, the out-of-pocket fees of insurance experts and the joint adjuster and costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Administrative Agent, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Mortgage Borrower and may be retained by Mortgage Borrower pursuant to this Section 6.4, such Proceeds shall, until the completion of the related Restoration, be held in trust for Administrative Agent and shall be segregated from other funds of Mortgage Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Administrative Agent in the Cash Management Account in trust for Mortgage Borrower, in each case to be applied or disbursed in accordance with this Section 6.4. If an Event of Default shall have occurred and be continuing, or if Mortgage Borrower fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Mortgage Borrower’s receipt of written notice from Administrative Agent, Mortgage Borrower hereby irrevocably empowers Administrative Agent, in the name of Mortgage Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Administrative Agent and to collect and to make receipt for any such payment, all at Borrower’s expense (including payment of interest at the Default Rate for any amounts advanced by Administrative Agent pursuant to this Section 6.4). Notwithstanding anything to the contrary set forth in this Agreement, however, and excluding situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other than unapplied Proceeds with respect to the Property) do not exceed the Casualty Amount, such Proceeds are to be paid directly to Borrower to be applied to restoration of the Property in accordance with the terms hereof (except that Proceeds paid in respect of the insurance described in Section 6.3(c) shall be deposited directly to the Cash Management Account as revenue of the Property).

6.4.4         Administrative Agent to Take Proceeds. If (i) a Monetary Default, material non-monetary Default or an Event of Default shall have occurred and be continuing, (ii) a Total Loss with respect to the Property shall have occurred, (iii) the Restoration is not capable of being completed before the date which is the earlier to occur of (A) three (3) months prior to the then-current Maturity Date, (B) the earliest date required for such completion under the terms of the Construction Agreements and the Project Documents, (C) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (D) the expiration of the insurance coverage referred to in Section 6.3(c) hereof (the “Cut-Off Date”), unless on or prior to the Cut-Off Date Borrower shall deliver to Administrative Agent and there shall remain in effect a binding written offer, subject only to customary conditions, of a financial institution or investment bank reasonably satisfactory to Administrative Agent duly authorized to originate loans secured by real property located in the State for a loan from such financial institution or investment bank to Borrower in a principal amount of not less than the sum of the then outstanding Principal Amount and which shall, in Administrative Agent’s reasonable judgment, enable Borrower to refinance the Loan prior to the Maturity Date, (iv) the Property is not capable of being restored substantially to its condition prior to such Taking or Casualty, (v) intentionally omitted, (vi) intentionally omitted, or (vii) Substantial Completion has occurred and Administrative Agent determines in good faith that, taking into account any remaining Advances under the Loan and any Deficiency Collateral delivered to Administrative Agent to address any Deficiency, upon the completion of the Restoration, the gross cash flow and the net cash flow of the Property will not be restored to a level sufficient to cover (after taking into account reasonably expected Net Proceeds) all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (after deducting all required reserves hereunder) equal to at least the ratio immediately prior to such Casualty or Condemnation, which coverage ratio shall be determined by Administrative Agent in good faith (taking into account any cash collateral that Borrower may deliver to Administrative Agent to achieve such coverage ratio upon terms satisfactory to Administrative Agent) and (y) any portion of the Loan prepaid by Borrower in order to satisfy the foregoing coverage ratio test, then in any such case, upon notice from Administrative Agent pursuant to this Section 6.4.4, all Proceeds shall be paid over to Administrative Agent (if not paid directly to Administrative Agent) and any Proceeds remaining after reimbursement of Administrative Agent’s reasonable out-of-pocket costs and expenses actually incurred in connection with recovery of any such Proceeds (including, without limitation, administrative costs and inspection fees) shall be applied by Administrative Agent to prepay the Note in accordance with the provisions hereof and the other Loan Documents (including, without limitation, payment of the Additional Interest (if any) and any applicable Breakage Costs), and the balance, after repayment of the Debt, if any, shall be paid to Borrower.

6.4.5         Borrower to Restore.

(a)            Promptly after the occurrence of any damage or destruction to all or any portion of the Property or a Taking of a portion of the Property, Borrower shall cause Mortgage Borrower to commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in compliance with all applicable Legal Requirements, in all material respects, and free and clear of any and all Liens except Permitted Encumbrances (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the “Restoration”). Prior to Substantial Completion of the Required Improvements hereunder, the Restoration shall be conducted substantially in accordance with the Plans and Specifications. If the Restoration is commenced following Substantial Completion of the Required Improvements, the Plans and Specifications shall require that the Restoration be done, and Borrower shall cause Mortgage Borrower to cause the work to be done, in a first-class workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Mortgage Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Restoration actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. For so long as any portion of the Loan remains outstanding, Borrower shall be obligated to cause Mortgage Borrower to restore the Property suffering a Casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.4 whether or not the Proceeds shall be sufficient.

(b)            If Net Proceeds are not required to be applied toward payment of the Debt pursuant to the terms hereof, then Administrative Agent shall make the Net Proceeds which it is holding pursuant to the terms hereof available to Mortgage Borrower for payment of or reimbursement of Mortgage Borrower’s expenses incurred with respect to the Restoration, upon the terms and subject to the conditions set forth in paragraphs (i), (ii) and (iii) below and in Section 6.4.6:

(i)             at the time of loss or damage or at any time thereafter, there shall be no continuing Monetary Default, material non-monetary Default or Event of Default;

(ii)            intentionally omitted;

(iii)           each of Administrative Agent and Construction Consultant (prior to Substantial Completion of the Required Improvements) or an Independent Architect (following Substantial Completion of the Required Improvements) shall have reasonably approved the plans and specifications for the Restoration and any material change orders in connection with such plans and specifications, provided that if the plans and specifications being used for the Restoration are the Plans and Specifications, then Administrative Agent’s approval shall not be required in duplication of any other approval or consent right of Administrative Agent under this Agreement; and

(iv)           Administrative Agent shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by Construction Consultant’s or Independent Architect’s (as applicable) certification as to such costs and appropriate Plans and Specifications for the Restoration. Borrower shall cause Mortgage Borrower to restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements, in all material respects, including zoning, environmental and building laws, codes, ordinances and regulations.

6.4.6         Disbursement of Net Proceeds.

(a)            Prior to Substantial Completion, disbursements of Net Proceeds to Mortgage Borrower hereunder shall be made from time to time as if such Net Proceeds constituted unadvanced Loan proceeds and shall be subject to all of the requirements set forth in this Section 6.3.5(a) and Sections 2.20-2.33 (mutatis mutandis), as applicable, including, without limitation, the conditions to disbursement thereof set forth in Sections 2.30, 2.31, 2.32 and 2.33 (as applicable), the Deficiency requirements of Section 2.25 and the Retainage requirements of Section 2.29.

(b)            From and after Substantial Completion, disbursements of Net Proceeds shall be made in accordance with the further terms and provisions of this Section 6.4.6. Disbursements of the Net Proceeds to Mortgage Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Administrative Agent but only for so long as no Default or Event of Default shall have occurred and be continuing, as the Restoration progresses upon receipt by Administrative Agent of (i) an Officer’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Restoration performed that is the subject of such request, the parties that performed such Restoration and the actual cost thereof, and also certifying that such Restoration and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (ii) evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed in connection with such Restoration that was the subject of the prior disbursement of Net Proceeds have been paid for in full (subject to Casualty Retainage and other holdbacks permitted under the Loan Documents and required pursuant to the applicable construction agreements) and (B) except to the extent permitted pursuant to Sections 7.2 and 7.3 hereof, there exists no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by State law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration, (iii) a certification from an Independent Architect certifying performance of the Restoration together with an estimate of the cost to complete the Restoration and (iv) evidence reasonably satisfactory to Administrative Agent that all requirements set forth herein with respect to such restoration have been satisfied.

(c)            All plans and specifications in connection with the Restoration shall be subject to the prior approval of Administrative Agent and an Independent Architect or engineer selected by Administrative Agent (the “Casualty Consultant”), not to be unreasonably withheld, conditioned or delayed. The Restoration shall be completed in a first-class workmanlike manner and shall be at least materially equivalent to the quality and character of the original work in the Improvements so that, upon completion thereof, the Property shall be at least materially equal in value and general utility to the Property prior to the casualty or Taking, as applicable (it being understood, however, that (i) Mortgage Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such casualty or Taking, as applicable, and (ii) in the case of a partial Taking, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking; provided that the Property shall be restored, to the extent reasonably practicable, to be of at least materially equal value and of substantially the same character as prior to the casualty or Taking, as applicable). Mortgage Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use comply with all applicable Legal Requirements in all material respects. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the prior approval of Administrative Agent to the extent such approval would have been required if the work of such contractors, subcontractors and materialmen was being performed in connection with the construction of the Required Improvements. All out-of-pocket costs and expenses actually incurred by Administrative Agent in connection with recovering, holding and disbursing the Net Proceeds for the Restoration (including, without limitation, reasonable out-of-pocket attorneys’ fees and expenses and the Casualty Consultant’s fees and disbursements) shall be paid by Mortgage Borrower. In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs and expenses actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” means, the greater of (1) the actual amount to be held back from each contractor, subcontractor or materialman engaged in the Restoration and (2) ten percent (10%) of the actual amount payable to such contractor, subcontractor or materialman pursuant to its trade contract.

(d)            The amount of Net Proceeds disbursed on account of any request for disbursement to any contractor, subcontractor or materialman engaged in the Restoration shall be reduced by the Casualty Retainage, if any, applicable thereto. The portion of any Casualty Retainage that relates to work or materials supplied by any contractor, subcontractor or materialman in connection with the Restoration will, upon request, be disbursed to Mortgage Borrower subject to satisfaction (or waiver by Administrative Agent in its sole discretion) of the following conditions:

(i)             No Monetary Default, material non-monetary Default or Event of Default has occurred and is continuing;

(ii)            after fifty percent (50%) of the work required under the applicable trade contract has been completed in compliance with such trade contract and in substantial conformity with the plans and specifications for the Restoration approved by Administrative Agent, as confirmed by the Casualty Consultant, Mortgage Borrower shall not be obligated to withhold any additional Casualty Retainage with respect to the remaining fifty percent (50%) of such work, but shall retain the initial Casualty Retainage until final completion of such work including any applicable punchlist items (it being acknowledged and agreed that at no time until final completion of the work under the applicable trade contract shall the Casualty Retainage with respect thereto, in each case, be less than five percent (5%));

(iii)           after all work has been completed under the applicable trade contract (including all applicable punchlist items) in compliance with such trade contract and in substantial conformity with the plans and specifications for the Restoration approved by Administrative Agent in its reasonable discretion, as confirmed by the Casualty Consultant, the remaining Casualty Retainage held with respect thereto shall be released provided that (A) such contractor will be paid in full for its work upon the release of the Casualty Retainage, (B) such contractor executes and delivers a final lien waiver satisfactory to Administrative Agent, and (C) the Casualty Consultant shall have approved the work completed by such contractor, as certified in writing by the Casualty Consultant to Administrative Agent; and

(iv)           such Casualty Retainage is actually payable pursuant to the applicable trade contract.

(e)            If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the good faith opinion of Administrative Agent in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs and expenses which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall cause Mortgage Borrower to deposit the deficiency (the “Net Proceeds Deficiency”) with Administrative Agent before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Administrative Agent shall be held in an interest-bearing account, if available, by Administrative Agent and shall be disbursed for costs and expenses actually incurred in connection with the Restoration on the same terms and conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4.6(e) shall constitute additional security for the Obligations.

(f)            If, after the Restoration is completed and all costs of completion have been paid, there are excess Net Proceeds, Administrative Agent shall apply such excess Net Proceeds with respect to the Taking of or Casualty to the Property to the payment of the Debt (including, without limitation, the Additional Interest (if any), and applicable Breakage Costs) without penalty or premium and any balance thereof shall be paid over to Borrower.

VII.	IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS.

7.1            Borrower to Pay Impositions and Other Charges. Subject to the terms of Section 7.3, and except to the extent that Mortgage Administrative Agent is paying the same pursuant to the Mortgage Loan Agreement, Borrower shall pay (and cause Mortgage Borrower to pay) all Impositions now or hereafter levied or assessed or imposed against, as applicable, the Collateral, the Property or any part thereof and provide written evidence of such payment to Administrative Agent, at least five (5) days prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Borrower shall deliver to Administrative Agent annually, no later than fifteen (15) Business Days after the first day of each Fiscal Year, and shall update as new information is received, a schedule describing all Impositions, payable or estimated to be payable during such Fiscal Year attributable to or affecting the Collateral, the Property, Mortgage Borrower or Borrower. Nothing contained in this Agreement or the Pledge Agreements or the Mortgage shall be construed to require Administrative Agent to pay any tax, assessment, levy or charge imposed on Borrower or Mortgage Borrower in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax or a tax in lieu of any of such taxes.

7.2            No Liens. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Collateral and Property free from all Liens (other than Permitted Encumbrances) and shall pay (or cause to be paid) when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien (other than a Permitted Encumbrance) on the Collateral, the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge (by bonding or otherwise) of all Liens imposed on or against the Collateral, the Property or any portion thereof within thirty (30) days after receiving written notice of the filing (whether from Administrative Agent, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything necessary, in Administrative Agent’s good faith determination, to fully preserve the priority of the Lien of the Pledge Agreements against the Collateral and the Mortgage against the Property, subject to the Permitted Encumbrances and the provisions of this Section 7.2 and Section 7.3. Upon the occurrence of an Event of Default with respect to Borrower’s obligations as set forth in this Article VII, Administrative Agent may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Administrative Agent on demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

7.3            Contest. Borrower may cause or permit Mortgage Borrower to, in good faith, and by proper legal proceedings, where appropriate, diligently contest the validity, amount or application of any Tax, Imposition, Lien, Legal Requirement or Insurance Requirement, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Administrative Agent informed of the status of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower’s books in accordance with the Approved Accounting Method, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Tax, Imposition, Lien, Legal Requirement or Insurance Requirements (to the extent same has not been paid) or the Tax, Imposition or Lien is discharged by bonding or otherwise, (v) in the case of any Insurance Requirement, the failure of Mortgage Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Mortgage Borrower under Section 6.2 or the right to full payment of any claims thereunder, and (vi) in the case of Taxes, Impositions and Liens which are not bonded or paid to the applicable Person or Governmental Authority, during such contest, Borrower shall cause Mortgage Borrower to deposit with or deliver to Mortgage Administrative Agent Cash in an amount equal to one hundred fifteen percent (115%) (unless the amount of such Impositions has been paid and is being contested after payment) of (A) the amount of Mortgage Borrower’s obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. The return of any such deposit shall be governed by Section 7.3. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower shall cause Mortgage Borrower to promptly comply with any contested Legal Requirement or Insurance Requirement or pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Administrative Agent’s sole good faith judgment, in imminent danger of being forfeited or lost or Administrative Agent is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgage Borrower, Borrower, upon Administrative Agent’s written request, shall deliver to Administrative Agent reasonable evidence of Mortgage Borrower’s compliance with such contested Tax, Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

VIII.	TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS.

8.1            Restrictions on Transfers. Unless such action is permitted by the provisions of this Article VIII and except for Permitted Encumbrances, Borrower shall not cause or fail to prevent (i) a Transfer (directly or indirectly) of the Property or the Collateral or any legal or beneficial interest in the foregoing, (ii) a Transfer (directly or indirectly) of any direct or indirect legal and/or beneficial interest in Borrower, Mortgage Borrower or Sole Member, (iii) a transfer of all or any portion of Borrower’s interest in the Loan or under any Loan Document, (iv) a change of Control of Borrower, Mortgage Borrower, Sole Member or any Guarantor, (v) the incurrence by Borrower or Sole Member of any Indebtedness other than Permitted Indebtedness, and (vi) the incurrence by Mortgage Borrower of any Indebtedness other than any permitted Mortgage Debt and permitted indebtedness under the Mortgage Loan Agreement. Notwithstanding anything to the contrary contained herein, the Transfer (including, without limitation, by foreclosure, strict foreclosure, or the taking of an assignment in lieu of foreclosure by Administrative Agent of the Collateral pledged pursuant to the Pledge Agreements or the Property pursuant to the Mortgage) of direct and/or indirect interests in Mortgage Borrower or Sole Member to Administrative Agent shall be permitted hereunder without Administrative Agent’s prior consent.

8.2            Sale of Equipment. Borrower may cause or permit Mortgage Borrower to Transfer or dispose of FF&E and Equipment which is being replaced or which is no longer necessary in connection with the development or operation of the Property provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in each case as a result thereof.

8.3            Immaterial Easements. Borrower may, without the consent of Administrative Agent, cause or permit Mortgage Borrower to grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or other similar purposes, provided that no such encumbrance shall materially impair the utility and operation of the Property or have a Material Adverse Effect.

8.4            Indebtedness. Borrower shall not incur (and shall not permit or cause Mortgage Borrower or Sole Member to), create or assume any Indebtedness without the consent of Administrative Agent other than Permitted Indebtedness. Notwithstanding anything to the contrary set forth in this Agreement, Borrower may not incur, create, assume, permit or suffer any Indebtedness, other than any the Mortgage Debt permitted hereunder, that is secured (senior, subordinate or pari passu) by the Property or the Collateral.

8.5            Certain Transfers.

8.5.1            Notwithstanding the restrictions contained in Section 8.1, the following Transfers (but in each instance expressly excluding pledges or any other form of encumbrances except Permitted Equity Pledges and Permitted Encumbrances) shall be permitted without the consent of Administrative Agent or the Lenders.

(a)            The pledge of the Collateral to Administrative Agent as of the date hereof pursuant to the Pledge Agreements.

(b)            The Transfer (including, without limitation, by foreclosure, strict foreclosure, or the taking of an assignment in lieu of foreclosure) by Administrative Agent of the Collateral pledged pursuant to the Pledge Agreements.

(c)            The mortgage of the Property to Mortgage Administrative Agent pursuant to any permitted Mortgage Loan Documents.

(d)            The mortgage of the Property to Administrative Agent pursuant to the Mortgage.

(e)            An IPO, provided that the IPO Conditions are satisfied.

(f)            the sale, transfer or issuance of stock in any securities listed and traded on the New York Stock Exchange, NASDAQ or any other nationally recognized securities exchange, provided the applicable conditions set forth in Section 8.5.2 are satisfied.

(g)            The Transfer (but not the pledge or other encumbrance) of non-Controlling direct or indirect interests in Borrower, provided that, (i) the applicable conditions set forth in Section 8.5.2 are satisfied and (ii) immediately after each such Transfer is effectuated, (A) fifty-one percent (51%) in the aggregate, of the indirect ownership interests in Borrower, Sole Member and Mortgage Borrower shall be held by Guarantor (and, for the avoidance of doubt, Guarantor shall at all times own an indirect ownership interest in Borrower, Sole Member and Mortgage Borrower), (B) Guarantor continues to Control Borrower, Sole Member and Mortgage Borrower and (C) there are then two (2) Key Persons who are officers of IQHQ Inc. and IQHQ Inc. remains directly or indirectly in Control of Borrower (the requirements in clause (ii) above, the “Minimum Hold/Control Requirement”).

(h)            Any Permitted Non-Controlling Equity Pledge.

(i)            Provided the applicable conditions set forth in Section 8.5.2 are satisfied, a change in Control of Guarantor in connection with a merger of IQHQ, Inc. or a direct or indirect owner of IQHQ, Inc. with an Eligible Acquisition Entity or acquisition of all or substantially all of the assets or interests in IQHQ, Inc. or a direct or indirect owner of IQHQ, Inc. by an Eligible Acquisition Entity so long as (i) there are then two (2) Key Persons serving in the roles prescribed pursuant to the definition of such term, (ii) Administrative Agent receives at least thirty (30) days’ prior written notice of such Transfer, (iii) Guarantor shall remain IQHQ, LP, a Delaware limited partnership, and Guarantor shall continue to satisfy the Financial Covenants, own an indirect ownership interest in Borrower, Sole Member and Mortgage Borrower and Control Borrower, Sole Member and Mortgage Borrower, (iv) Guarantor and its subsidiaries continue to own substantially the same real estate assets as IQHQ, Inc., and its subsidiaries, and (v) Borrower shall reimburse Administrative Agent and the Lenders for each of their reasonable out-of-pocket expenses actually incurred in connection with their review of such Transfer.

(j)            Each Lease entered into in accordance with the Loan Documents.

8.5.2         As a condition precedent to each Transfer permitted pursuant to clauses (f), and (i) of Section 8.5.1:

(a)            (x) in the case of a Permitted Transfer set forth in Section 8.5.1(g) only, to the extent a transferee (whether individually or together with its Affiliates) acquires direct or indirect ownership interests in Borrower, Mortgage Borrower and Sole Member equal to, or in excess of, the Ownership Threshold, Administrative Agent shall receive no less than ten (10) Business Days’ prior written notice of such proposed Transfer and (y) in the case of a Permitted Transfer set forth in Section 8.5.1(f) only, to the extent a transferee (whether individually or together with its Affiliates) acquires direct or indirect ownership interests in Borrower, Mortgage Borrower and Sole Member equal to, or in excess of, the Ownership Threshold, Administrative Agent shall receive notice of such Permitted Transfer not less than ten (10) Business Days’ thereafter,

(b)            (x) in the case of a Permitted Transfer set forth in Section 8.5.1(g) with respect to transferees (whether individually or together with its Affiliates) acquiring direct or indirect interests in Borrower, Mortgage Borrower and Sole Member sufficient to exercise Control over Borrower, Mortgage Borrower and Sole Member (whether individually or together with its Affiliates) or (y) in the case of a Permitted Transfer set forth in Section 8.5.1(i), with respect to transferees (whether individually or together with its Affiliates) acquiring direct or indirect interests in Borrower, Mortgage Borrower and Sole Member equal to or in excess of the Ownership Threshold (provided such transferee (together with its Affiliates) owned less than the Ownership Threshold of the direct or indirect ownership interests in Borrower, Mortgage Borrower and Sole Member as of the Closing Date), no transferee shall have been convicted of any felony or other crime of moral turpitude, or be the subject of any ongoing criminal proceeding pertaining to any felony or other crime of moral turpitude,

(c)            neither such transferee nor any of such transferee’s direct and/or indirect beneficial owners shall be a Prohibited Person with the result that the investment by any such Person in Borrower, Mortgage Borrower, Sole Member or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Administrative Agent would be in violation of law, or that the terms or conditions of Section 5.1.28 or 5.1.30 would otherwise be violated,

(d)            (x) in the case of a Permitted Transfer set forth in Section 8.5.1(g) with respect to transferees (whether individually or together with its Affiliates) acquiring direct or indirect interests in Borrower, Mortgage Borrower and Sole Member sufficient to exercise Control over Borrower, Mortgage Borrower and Sole Member (whether individually or together with its Affiliates) or (y) in the case of a Permitted Transfer set forth in Section 8.5.1(i), with respect to transferees (whether individually or together with its Affiliates) acquiring direct or indirect interests in Borrower, Mortgage Borrower and Sole Member equal to or in excess of the Ownership Threshold (provided such transferee (together with its Affiliates) owned less than the Ownership Threshold of the direct or indirect ownership interests in Borrower, Mortgage Borrower and Sole Member as of the Closing Date), such transferees shall not have filed for bankruptcy (or other similar insolvency proceedings) within the seven (7) year period immediately prior to such Transfer,

(e)            such Transfer shall not cause any violation of Article IX, Section 5.1.28 or Section 5.1.30 of this Agreement,

(f)            (x) in the case of a Permitted Transfer set forth in Sections 8.5.1(g) and (i) only, Borrower and Sole Member shall have prior to such Permitted Transfer, or, (y) in the case of a Permitted Transfer set forth in Sections 8.5.1(f) only, promptly following Borrower obtaining knowledge of such Permitted Transfer Borrower and Sole Member shall have (i) satisfied Administrative Agent’s and each Lender’s customary anti-money laundering and OFAC searches and “know your customer” requirements with respect to such transferee (and Borrower shall be responsible for Administrative Agent’s and Lenders’ out-of-pocket costs and expenses in connection therewith), and (ii) to the extent a transferee (whether individually or together with its Affiliates) shall own direct or indirect ownership interests in Borrower, Mortgage Borrower and Sole Member equal to or in excess of the Ownership Threshold immediately following such Transfer (provided such transferee and its Affiliates owned less than the Ownership Threshold of direct or indirect ownership interests in Borrower, Mortgage Borrower and Sole Member as of the Closing Date), delivered (and Borrower shall be responsible for Administrative Agent’s reasonable out-of-pocket costs and expenses actually incurred in connection therewith), customary searches reasonably requested by Administrative Agent (including, without limitation, credit, judgment, lien, litigation, bankruptcy, UCC, anti-money laundering, criminal and OFAC) reasonably acceptable to Administrative Agent with respect to such transferee,

(g)            in no event shall there be any Transfer of a direct interest in Borrower, Sole Member, or Mortgage Borrower,

(h)            each of Borrower, Mortgage Borrower and Sole Member shall continue to be a Single Purpose Entity,

(i)             such Transfer shall be conditioned upon Borrower’s and Sole Member’s ability to, after giving effect to the transfer in question, (A) remake the representations contained herein relating to ERISA matters and the Patriot Act, OFAC and matters concerning Prohibited Persons (and, upon Administrative Agent’s request, Borrower and Sole Member shall deliver to Administrative Agent an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable transfer and an updated “AML letter” in the same form and substance as the “AML letter” delivered by Borrower to Administrative Agent in connection with the Closing of the Loan),

(j)             except in the case of a Permitted Transfer set forth in Section 8.5.1(i), the Minimum Hold/Control Requirements shall remain satisfied,

(k)            the Minimum Equity Requirement remains satisfied, and

(l)             such Transfer does not materially violate the terms of the Project Documents.

Upon written request from Administrative Agent, from time to time, Borrower shall promptly provide Administrative Agent a revised organizational chart reflecting any equity transfer consummated in accordance with this Section 8.5 to the same level of detail as the organizational chart attached hereto as Schedule XII.

8.5.3         Intentionally Omitted.

8.5.4         Administrative Agent’s Rights. If and to the extent specific approval standards or other requirements are not set forth herein, Administrative Agent reserves the right to condition any consent required under this Article VIII upon (a) a modification of the terms of this Agreement, the Note, the Mortgage or the other Loan Documents, to the extent necessary to effect Administrative Agent’s consent required hereunder; (b) payment of all of Administrative Agent’s out-of-pocket expenses actually incurred in connection with such transfer; or (c) such other conditions as Administrative Agent shall determine in its sole discretion. Administrative Agent shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of the Loan Documents. This provision shall apply regardless of whether or not Administrative Agent has consented to any previous Transfer.

IX.	SPECIAL PURPOSE PROVISIONS.

9.1            Single Purpose Entity/Separateness. Until the Debt (other than contingent indemnity obligations) has been paid in full, Borrower hereby represents, warrants and covenants that since the date of its formation and at all times on and after the date hereof and until such time as the Debt (other than contingent indemnity obligations) shall be paid in full, that each of Borrower, Sole Member and Mortgage Borrower:

(a)            has been, is, and will continue be formed/organized solely for the purpose of (i) with respect to Mortgage Borrower, owning, developing, constructing, maintaining, repairing, improving, managing, marketing, leasing, financing and operating the Property, it being understood that Mortgage Borrower was originally formed for any legal purpose, but that Mortgage Borrower never engaged in any business prior to its acquisition of the Property, (ii) with respect to Sole Member, owning one hundred percent (100%) of the legal and beneficial interest in Mortgage Borrower, and (iii) with respect to Borrower, owning one hundred percent (100%) of the legal and beneficial interest in Sole Member,

(b)            has not engaged and will not engage in any business unrelated to (i) with respect to Mortgage Borrower, the ownership, demolition, development, construction, maintenance, repair, improvement, management, marketing, leasing, financing, refinancing and operation of the Property (collectively, the “Permitted Activities”), and will conduct its business as presently conducted and operated, (ii) with respect to Sole Member, the ownership of one hundred percent (100%) of the legal and beneficial interest in Mortgage Borrower and (iii) with respect to Borrower, the ownership of one hundred percent (100%) of the legal and beneficial interest in Sole Member,

(c)            (i) in the case of Mortgage Borrower, has not owned, does not own, and will not own any asset or property other than the Property and incidental personal property necessary for the Permitted Activities, (ii) in the case of Sole Member, has not owned, does not own, and will not own any asset or property other than one hundred percent (100%) of the legal and beneficial interest in Mortgage Borrower and (iii) in the case of Borrower, has not owned, does not own, and will not own any asset or property other than one hundred percent (100%) of the legal and beneficial interest in Sole Member,

(d)            to the fullest extent permitted by law, (i) has not engaged in, sought, or consented to and will not engage in, seek or consent to any dissolution, winding up, termination, liquidation, consolidation or merger, division into two (2) or more limited liability companies or other legal entities, or any allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act, in whole or in part, and, (ii) except as otherwise expressly permitted by this Agreement, has not engaged in, sought, or consented to and will not engage in, seek or consent to any asset sale, transfer of membership interests, or amendment of its certificate of formation or Organizational Documents in a manner that amends, modifies, replaces, deletes or supplements the provisions hereof,

(e)            has not failed and will not fail to correct any known misunderstanding regarding the separate identity of itself,

(f)            will not, without the unanimous consent of one hundred percent (100%) of the members of Borrower and the consent of each Independent Director, commence any Bankruptcy Action or take or otherwise permit to occur any Bankruptcy Event,

(g)            has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents in its own name and separate from any other Person; provided, however, that Borrower’s, Mortgage Borrower’s and Sole Member’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation was made on such consolidated financial statements to indicate the separateness of each of Borrower, Mortgage Borrower and Sole Member and such Affiliate(s) and to indicate that Borrower’s, Mortgage Borrower’s and Sole Member’s assets and credit were not available to satisfy the debts and other obligations of such Affiliate(s) or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet, Mortgage Borrower’s own and separate balance sheet and Sole Member’s own separate balance sheet,

(h)            has maintained and will maintain its books, records, resolutions and agreements as official records,

(i)            has not commingled and will not commingle its funds or other assets with those of any other Person,

(j)            has not listed and will not list its assets on the financial statements of any other Person; provided, however, that Borrower’s and Sole Member’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of Borrower, Mortgage Borrower and Sole Member and such Affiliate and to indicate that Borrower’s, Mortgage Borrower’s and Sole Member’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet, Mortgage Borrower’s own separate balance sheet and Sole Member’s own separate balance sheet,

(k)            has filed and will file its own tax returns (to the extent required by Legal Requirements to file any tax returns), has not filed and will not file a consolidated federal income tax return with any other Person, and will continue to be a disregarded entity or a partnership for U.S. federal income tax purposes,

(l)             has been, is, and intends to remain solvent, and has paid and will pay its own debts and liabilities, including all Property-related expenses, out of its own funds and assets (to the extent of such funds and assets, it being acknowledged by Administrative Agent that the foregoing shall in no event require any contribution of equity into Borrower, Mortgage Borrower or Sole Member) as the same shall become due,

(m)            (i) will do or cause to be done, all things necessary to observe all limited liability company formalities and preserve its existence and good standing, (ii) will not terminate or fail to comply with the provisions of its Organizational Documents with respect to any of the matters set forth in this Article IX, and (iii) without the prior written consent of Administrative Agent, will not, amend, modify or otherwise change any of its Organizational Documents with respect to any of the matters set forth in this Article IX,

(n)            (i) with respect to Borrower, has and will have no Indebtedness other than the Permitted Indebtedness, (ii) with respect to Sole Member, has and will have no Indebtedness other than trade payables in the ordinary course of business not to exceed $10,000 at any time, and (iii) with respect to Mortgage Borrower, has and will have no Indebtedness other than the permitted indebtedness under any permitted Mortgage Loan Agreement. No Indebtedness, other than the Debt and any permitted Mortgage Loan Debt, may be secured (senior, subordinate or pari passu) by the Property,

(o)            has not assumed, guaranteed or become obligated for or held out its credit and will not assume, guarantee, become obligated for or hold out its credit, as being available to satisfy the debts or obligations of any other Person,

(p)            has not acquired and will not acquire obligations or securities of Mortgage Borrower, Sole Member or any other Person,

(q)            has allocated and will allocate fairly and reasonably shared expenses, including without limitation, shared office space, and, to the extent reasonably necessary in the operation of its business, has maintained and utilized and will maintain and utilize separate stationery, invoices and checks bearing its own name,

(r)            has not pledged and will not pledge its assets for the benefit of any Person other than Secured Party,

(s)            has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person, and has conducted and shall conduct business under its own name,

(t)            has not made and will not make loans to any Person,

(u)            has not identified and will not identify itself or any of its Affiliates as a division or part of the other; provided, however, that Borrower’s, Sole Member’s and Mortgage Borrower’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of Borrower, Sole Member, Mortgage Borrower and such Affiliate and to indicate that Borrower’s and Mortgage Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on Borrower’s own separate balance sheet and Sole Member’s and Mortgage Borrower’s own separate balance sheet,

(v)            except as expressly permitted under the Loan Documents and except for agreements that are no longer in effect, has not entered and will not enter into any contract or agreement with Mortgage Borrower, Sole Member or any other Affiliate except in the ordinary course of its business and on terms which are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party and which are fully disclosed to Administrative Agent in writing in advance or that are otherwise approved by Administrative Agent in its sole and absolute discretion,

(w)            has paid and will pay the salaries of its own employees (if any) from its own funds (to the extent of such funds and assets, it being acknowledged by Administrative Agent that the foregoing shall in no event require any contribution of equity into Borrower, Mortgage Borrower or Sole Member) and has maintained and intends to maintain a sufficient number of employees (if any) in light of its contemplated business operations,

(x)            has maintained and, to the extent cash flow from the Property is sufficient, will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, and shall not make any distributions to Mortgage Borrower, Sole Member or any other Affiliate that would cause Borrower, Sole Member or Mortgage Borrower to fail to maintain such adequate capital,

(y)            has not permitted and will not permit any Affiliate independent access to its bank accounts,

(z)            will not have any obligation to indemnify Mortgage Borrower, Sole Member or any other Affiliate unless such an obligation is fully subordinated to the Debt and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such indemnity obligation,

(aa)          (i) in the case of Mortgage Borrower, has not owned and will not own any subsidiary, and has not made and will not make any investment in any other Person, (ii) in the case of Sole Member, has not owned and will not own any subsidiary other than Mortgage Borrower, and has not made and will not make any investment in any other Person and (iii) in the case of Borrower, has not owned and will not own any subsidiary other than Sole Member, and has not made and will not make any investment in any other Person, and

(bb)         has and will hold all of its assets in its own name and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

Notwithstanding anything to the contrary contained in Article IX, (i) in no event shall Borrower be treated as breaching the provisions of this Article IX solely as a result of being treated as an entity disregarded from its owner for income tax purposes, and (ii) nothing contained in this Article IX shall require any direct or indirect member of Borrower or Sole Member to make a capital contribution or loan to Borrower or Sole Member.

9.1.2         From the Closing Date and until the payment in full of the Debt, Borrower hereby covenants and agrees with Administrative Agent and Lenders that:

(a)            The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that the business and affairs of Borrower, Sole Member and Mortgage Borrower, as applicable, shall be managed by its sole member, and at all times there shall be at least one (1) duly appointed individual manager (each, an “Independent Director”), who (i) has at least three (3) years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is approved by Administrative Agent; (ii) is not an independent director or manager of more than two (2) Affiliates of Borrower, Sole Member or Mortgage Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a member, partner, equityholder, manager, director, officer or employee of Borrower, Sole Member or Mortgage Borrower or any of its equityholders or Affiliates (other than as an Independent Director of Borrower, Sole Member or Mortgage Borrower, as applicable, or an Affiliate of Borrower, Sole Member or Mortgage Borrower, as applicable, that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business), (B) a creditor, supplier or service provider (including provider of professional services) to Borrower, Sole Member or Mortgage Borrower or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to Borrower, Sole Member or Mortgage Borrower, as applicable, or any of its Affiliates in the ordinary course of its business), (C) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider, or (D) a Person Controlling or under Common Control with any of (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with Borrower, Sole Member or Mortgage Borrower, as applicable; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of Borrower, Sole Member or Mortgage Borrower in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year. The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that no Independent Director of Borrower, Sole Member or Mortgage Borrower may be removed or replaced without Cause, and unless Borrower provides Lender with not less than three (3) Business Days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the Organizational Documents of Borrower, Sole Member or Mortgage Borrower, as applicable, relating to an Independent Director. In addition, the Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide an express acknowledgment that Secured Party is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such Organizational Documents. As used in this paragraph, the term “single purpose entity” shall mean a Person whose Organizational Documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in this Article IX.

(b)            The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that except for duties to Borrower, Sole Member or Mortgage Borrower, as applicable, as set forth in the Organizational Documents (including duties to the member and Borrower’s, Sole Member’s and Mortgage Borrower’s creditors solely to the extent of their respective economic interests in Borrower, Sole Member or Mortgage Borrower, as applicable, but excluding (i) all other interests of the members, (ii) the interests of other Affiliates of Borrower, Sole Member and Mortgage Borrower and (iii) the interests of any group of Affiliates of which Borrower, Sole Member and Mortgage Borrower is a part), the Independent Director shall not have any fiduciary duties to the member, any officer or any other Person bound by Borrower’s, Sole Member’s or Mortgage Borrower’s Organizational Documents, as applicable; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that to the fullest extent permitted by law, including Section 18-1101(e) of the Delaware Limited Liability Company Act, an Independent Director shall not be liable to Borrower, Sole Member or Mortgage Borrower the member or any other Person bound by Borrower’s, Sole Member’s or Mortgage Borrower’s Organizational Documents for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that all right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in Borrower’s, Sole Member’s or Mortgage Borrower’s Organizational Documents, as applicable. The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that notwithstanding any other provision of Borrower’s, Sole Member’s or Mortgage Borrower’s Organizational Documents to the contrary, each Independent Director, in its capacity as an Independent Director, may only act, vote or otherwise participate in those matters referred to in [Section 9(d)(iii) or 9(d)(v)(F)] of Borrower’s, Sole Member’s or Mortgage Borrower’s Organizational Documents or as otherwise specifically required by the applicable Organizational Documents, and such Independent Director’s act, vote or other participation shall not be required for the validity of any action taken by the sole member of Borrower, Sole Member or Mortgage Borrower unless, pursuant to the provisions of [Section 9(d)(iii) or 9(d)(v)(F)] of Borrower’s, Sole Member’s or Mortgage Borrower’s Organizational Documents or as otherwise specifically provided in the applicable Organizational Documents, such action would be invalid in the absence of the affirmative vote or consent of such Independent Director.

(c)            The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that the members of Borrower, Sole Member and Mortgage Borrower shall not take any action which, under the terms of any Organizational Documents, requires a unanimous vote of the members of Borrower, Sole Member and Mortgage Borrower unless, at the time of such action, there shall be at least one (1) Independent Director (and such Independent Director has participated in such vote). The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that Borrower, Sole Member and Mortgage Borrower shall not (and Borrower, Sole Member and Mortgage Borrower agrees that it shall not), without the unanimous consent of its members, including the consent of each Independent Director, declare or effectuate a moratorium on the payment of any obligations, commence any Bankruptcy Action or take or otherwise permit to occur any Bankruptcy Event. The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall further provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this Section 9.1.1(c), the Independent Director shall consider only the interests of Borrower, Sole Member and Mortgage Borrower including its creditors, to the fullest extent permitted by law.

(d)            The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall provide that, so long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes the last remaining member of Borrower, Sole Member or Mortgage Borrower (in any case a “Member”) to cease to be a member of Borrower, Sole Member or Mortgage Borrower, as applicable (other than (i) upon an assignment by the Member of all of its limited liability company interests in Borrower, Sole Member or Mortgage Borrower, as applicable, and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower, Sole Member or Mortgage Borrower, as applicable and the Loan Documents, or (ii) the resignation of the Member and the admission of an additional member of Borrower, Sole Member or Mortgage Borrower, as applicable, if permitted pursuant to the Organizational Documents of Borrower, Sole Member or Mortgage Borrower, as applicable, and the Loan Documents), each of the Persons acting as an Independent Director of Borrower, Sole Member or Mortgage Borrower, as applicable, shall, without any action of any Person and simultaneously with the Member ceasing to be a member of Borrower, Sole Member or Mortgage Borrower, as applicable, automatically be admitted as a member of Borrower (a “Special Member”) and shall preserve and continue the existence of Borrower, Sole Member or Mortgage Borrower, as applicable, without dissolution. The Organizational Documents of Borrower, Sole Member and Mortgage Borrower shall further provide that for so long as any portion of the Debt is outstanding, (A) no Special Member may resign or transfer its rights as a Special Member unless (1) a successor Special Member has been admitted to Borrower, Sole Member or Mortgage Borrower, as applicable, as a Special Member, (2) such successor Special Member has also accepted its appointment as an Independent Director, (B) Special Member shall be a member of Borrower, Sole Member or Mortgage Borrower, as applicable, that has no interest in the profits, losses and capital of Borrower, Sole Member or Mortgage Borrower, as applicable, and has no right to receive any distributions of the assets of Borrower, Sole Member or Mortgage Borrower, as applicable, (C) Special Member, in its capacity as Special Member, may not bind Borrower, Sole Member or Mortgage Borrower, as applicable (provided that such prohibition shall not limit the obligations of Special Member in its capacity as Independent Director to vote on such matters set forth above in Section 9.1.1(c)) and (D) Special Member shall automatically cease to be a member of Borrower, Sole Member or Mortgage Borrower, as applicable, upon the admission to Borrower, Sole Member or Mortgage Borrower, as applicable, of the first substitute member.

(e)            The Organizational Documents of Borrower, Sole Member and Mortgage Borrower, as applicable, shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) the Member may not resign, and (ii) no additional member shall be admitted to Borrower, Sole Member or Mortgage Borrower (except, with respect to Sole Member only, in accordance with Section 8.5.1(b)). As applicable.

(f)            The Organizational Documents of Borrower, Sole Member and Mortgage Borrower, as applicable, shall provide that, as long as any portion of the Debt remains outstanding: (i) Borrower, Sole Member or Mortgage Borrower, as applicable, shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of Borrower. Sole Member or Mortgage Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower, Sole Member or Mortgage Borrower in Borrower, Sole Member or Mortgage Borrower, as applicable, unless the business of Borrower, Sole Member or Mortgage Borrower, as applicable, is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of Borrower, Sole Member or Mortgage Borrower, as applicable, to cease to be a member of Borrower, Sole Member or Mortgage Borrower, as applicable (other than (A) upon an assignment by Member of all of its limited liability company interests in Borrower, Sole Member or Mortgage Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower, Sole Member or Mortgage Borrower and the Loan Documents, or (B) the resignation of Member and the admission of an additional member of Borrower, Sole Member or Mortgage Borrower, as applicable, if permitted pursuant to the Organizational Documents of Borrower, Sole Member or Mortgage Borrower, as applicable, and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in Borrower, Sole Member or Mortgage Borrower, as applicable, agree in writing (1) to continue the existence of Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, Sole Member or Mortgage Borrower, as applicable, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower, Sole Member or Mortgage Borrower, as applicable; (iii) the bankruptcy of Member or a Special Member shall not cause Member or Special Member to cease to be a member of Borrower, Sole Member or Mortgage Borrower, as applicable, and upon the occurrence of such event, the business of Borrower, Sole Member or Mortgage Borrower shall continue without dissolution; (iv) in the event of the dissolution of Borrower, Sole Member or Mortgage Borrower, Borrower, Sole Member or Mortgage Borrower, as applicable, shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Member and Special Members shall irrevocably waive any right or power that they might have to cause Borrower, Sole Member or Mortgage Borrower, as applicable, or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of Borrower, Sole Member or Mortgage Borrower, as applicable, to compel any sale of all or any portion of the assets or properties of Borrower, Sole Member or Mortgage Borrower, as applicable, pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower, Sole Member or Mortgage Borrower, as applicable.

9.1.3         Borrower shall cause Mortgage Borrower and Sole Member to comply with all of the applicable terms and provisions of Article IX.

X.	MAINTENANCE OF PROPERTY; ALTERATIONS.

10.1           Maintenance of Property. Following Component Substantial Completion, Borrower shall cause Mortgage Borrower to keep and maintain, or cause to be kept and maintained, the Property (or such applicable Component), and every part thereof in good condition and repair, subject to ordinary wear and tear and Casualty, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by a Casualty or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Property in any material respect, provided that Borrower shall not be deemed to be in violation of this Section 10.1 due to the acts or omissions of any Tenant so long as such Tenant is not an Affiliate of Borrower and Borrower is causing Mortgage Borrower to use Commercially Reasonable Efforts to enforce the applicable obligations of such Tenant under its Lease. Subject to Section 10.2, Borrower shall not cause or permit Mortgage Borrower to remove or demolish any Improvement on the Property except as the same may be necessary in connection with the Required Improvements or an Alteration or a restoration in connection with a Casualty or Taking, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

10.2           Conditions to Alteration. Other than as provided herein with respect to the Required Improvements, and provided that no Event of Default shall have occurred and be continuing hereunder, following Component Substantial Completion, Borrower shall have the right to cause or permit Mortgage Borrower to undertake any alteration, improvement, demolition or removal of the Property (or such applicable Component), or any portion thereof (any such alteration, improvement, demolition or removal, an “Alteration”) so long as (i) Borrower provides Administrative Agent with not less than thirty (30) days’ prior written notice of any Material Alteration, (ii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents or is otherwise required to be undertaken pursuant to applicable Legal Requirements, (iii) any Material Alteration shall be conducted under the supervision of an Independent Architect and, in connection with any Material Alteration, Borrower shall deliver to Administrative Agent, for approval by Administrative Agent, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, and (iv) in the case of any Material Alteration, Administrative Agent shall have given its written consent thereto prior to the commencement thereof (which consent Administrative Agent agrees not to unreasonably withhold or delay, but which may be subject to Administrative Agent’s customary conditions with respect to Alterations (including for example, evidence of required insurance coverage, reasonably satisfactory evidence that Borrower or Mortgage Borrower has sufficient funds for the requested Alterations and that such funds shall be made available for such Alterations and the reimbursement of Administrative Agent’s out-of-pocket review costs and compliance with applicable law). If the cost of any Material Alteration is likely to exceed the Material Alteration Threshold, then Borrower shall cause Mortgage Borrower to promptly deliver to Mortgage Administrative Agent as security for the payment of the amount in excess of the Material Alteration Threshold and as additional security for Borrower’s obligations under the Loan Documents and Mortgage Borrower’s obligations under the Mortgage Loan Documents, any of the following: (x) Cash, (y) letters of credit acceptable to Administrative Agent in its sole and absolute discretion or (z) a completion bond, together with a completion guaranty, in each case, reasonably acceptable to Administrative Agent. The plans and specifications delivered in accordance with this Section 10.2 may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are approved by Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, subject to Excusable Delay. All materials used in connection with any Alteration shall comply with applicable Legal Requirements and Insurance Requirements and shall not be less than the standard of quality of the materials currently used at the Property or contemplated by the Plans and Specifications.

XI.	BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION.

11.1           Books and Records. Borrower shall (and shall cause Mortgage Borrower to) keep and maintain on a Fiscal Year basis proper books and records separate from any other Person (other than for income tax purposes), in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property, the Collateral and the business and affairs of Borrower and Mortgage Borrower relating to the Property and the Collateral which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with the Approved Accounting Method; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliate(s) and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate(s) or any other Person, and (ii) such assets are listed on Borrower’s own separate balance sheet. Administrative Agent and its authorized representatives shall have the right during normal business hours and upon reasonable prior notice (not less than one (1) Business Day) to examine the books, records and accounts of Borrower and Mortgage Borrower relating to the Collateral and the operation of the Property and to make such copies or extracts thereof as Administrative Agent may require. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any out-of-pocket costs and expenses actually incurred by Administrative Agent or any Lender to examine Borrower’s or Mortgage Borrower’s accounting records with respect to the Property and the Collateral, as Administrative Agent or any Lender shall determine to be necessary or appropriate in the protection of Administrative Agent’s and each Lender’s interest.

11.2           Financial Statements.

11.2.1       Quarterly Reporting. Not later than forty-five (45) days following the end of each Calendar Quarter Period, Borrower shall deliver to Administrative Agent (i) unaudited financial statements for each Guarantor prepared in accordance with the Approved Accounting Method, which statements shall include a footnote detailing the amount of any Uncalled Capital Commitments (as such term is defined in the Recourse Guaranty) (ii) unaudited financial statements of Borrower and Mortgage Borrower, internally prepared in accordance with the Approved Accounting Method, including a balance sheet and, following Component Substantial Completion of any Component, profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and an operating statement (including but not limited to, a balance sheet and a statement of revenues and expenses) for the year to date and for such Calendar Quarter Period, and a comparison of the year to date results with (x) the results for the same period of the previous year and (y) the Annual Operating Budget for such period and the Fiscal Year, (iii) intentionally omitted, (iv) following Component Substantial Completion of any Component, quarterly and year-to-date operating statements (including capital expenditures) prepared for each calendar quarter, noting net operating income, gross income and operating expenses, and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses, and (v) a calculation reflecting the Debt-Service Coverage Ratio (Aggregate), Debt Yield (Aggregate) and the applicable loan-to-value ratio for the prior twelve (12) month period. Such statements with respect to Borrower and Mortgage Borrower for each quarter shall be accompanied by an Officer’s Certificate certifying to the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower and Mortgage Borrower, (B) that as of the date of such Officer’s Certificate, no Default or Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default and (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower, Mortgage Borrower, Sole Member, the Collateral or the Property in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto. Such financial statements shall contain such other information as shall be reasonably requested by Administrative Agent for purposes of calculations to be made by Administrative Agent pursuant to the terms hereof.

11.2.2       Annual Reports.

(a)            Not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower’s operations, Borrower shall deliver to Administrative Agent unaudited financial statements covering the Property, the Collateral, Mortgage Borrower, Sole Member and Borrower. Such statements shall contain statements of profit and loss for Borrower, Mortgage Borrower, Sole Member, the Collateral and the Property and include a balance sheet as of the end of such year stating in comparative form the figures for the previous fiscal year and the Annual Operating Budget for such fiscal year, as well as occupancy statistics for the Property, annual net operating income, net cash flow, gross income and operating expenses. Such annual financial statements of Borrower, Sole Member and Mortgage Borrower shall also be accompanied by an Officer’s Certificate in the form required pursuant to Section 11.2.1. Borrower (or its sole beneficial owner for federal income tax purposes) shall submit to Administrative Agent copies of all federal income tax returns within thirty (30) days such returns were filed with the relevant taxing authority.

(b)            Not later than one hundred twenty (120) days after the end of each calendar year, Borrower shall cause each Guarantor to deliver to Administrative Agent audited financial statements certified by an Independent Accountant in accordance with the Approved Accounting Method covering such Guarantor, in the same form, substance and scope as the financial statements delivered to Administrative Agent on or prior to the Closing Date. Such audited financial statements of Guarantor shall include a footnote detailing the amount of any Uncalled Capital Commitments (as such term is defined in the Recourse Guaranty). Borrower shall cause each Guarantor to submit to Administrative Agent copies of all federal income tax returns within thirty (30) days such returns were filed with the relevant taxing authority.

(c)            Intentionally omitted.

(d)            Not later than one hundred twenty (120) days after and as of the end of each fiscal year and at any other time upon the reasonable request of Administrative Agent, Borrower shall provide an Officer’s Certificate certifying as to Borrower’s continued compliance with the terms of this Article XI along with additional evidence of Borrower’s compliance as Administrative Agent may reasonably request from time to time.

11.2.3       Monthly Reports. From and after the Closing Date, Borrower shall deliver to Administrative Agent, not later than fifteen (15) Business Days after the end of each calendar month, a monthly summary of all leasing activity, in form acceptable to Administrative Agent. With respect to each Component, commencing in the first calendar month occurring after the date a Tenant has accepted possession of its premises within such Component, not later than fifteen (15) Business Days after the end of each calendar month, Borrower shall also deliver to Administrative Agent the following:

(a)            monthly and year-to-date unaudited statements of revenues and expenses for the Property (or such applicable Components) and an operating statement (including but not limited to, a statement of revenues and expenses, but not including a balance sheet) for the year to date and for such calendar month, accompanied by an Officer’s Certificate certifying that the same is true, correct and complete as of its stated date, and showing actual sources and uses of cash during the preceding calendar month;

(b)            all operating statements prepared by Manager under any applicable Management Agreement (excluding the Affiliate Manager under the Affiliate Management Agreement); and

(c)            (i) a rent roll in form acceptable to Administrative Agent, (ii) a delinquency report setting forth any arrearages under the Leases, and (iii) a report setting forth the identity of each Tenant, if any, for which Borrower and/or Mortgage Borrower has accepted rent more than one (1) month in advance and the amount of such rent accepted by Borrower and/or Mortgage Borrower.

11.2.4       Capital Expenditures Summaries. Borrower shall, within one hundred twenty (120) days after the end of each calendar year during the term of the Note, deliver to Administrative Agent, if applicable, an annual summary of any and all capital expenditures made at the Property during the preceding twelve (12) month period (excluding in connection with the construction of the Required Improvements).

11.2.5       Management Agreement. Borrower shall deliver to Administrative Agent, within fifteen (15) Business Days of the receipt thereof by Borrower or Mortgage Borrower, a copy of all reports prepared by Manager pursuant to the applicable Management Agreement, including, without limitation, the Annual Operating Budget and any inspection reports.

11.2.6       Annual Operating Budget. At least thirty (30) days prior to Substantial Completion of the Building One Component, and thereafter, at least thirty (30) days prior to the end of each Fiscal Year, Borrower shall deliver to Administrative Agent the Annual Operating Budget for Administrative Agent’s approval. No such Annual Operating Budget shall be effective without the prior written consent of Administrative Agent. In the event that Administrative Agent objects to any proposed Annual Operating Budget, Borrower shall promptly revise such Annual Operating Budget and resubmit the same to Administrative Agent in accordance with the process described in this Section 11.2.6 until Administrative Agent approves the Annual Operating Budget. Until such time that Administrative Agent approves a proposed Annual Operating Budget, then (i) those portions of the proposed Annual Operating Budget which have been approved by Administrative Agent in accordance with the foregoing shall apply and (ii) with respect to any other portions of the proposed Annual Operating Budget, the prior Annual Operating Budget shall apply with an increase in the amount equal to, with respect to Impositions, Insurance Premiums and utilities and, the actual increase in such items, and with respect to each other item in such prior Annual Operating Budget, two percent (2.0%) of the amount of each such item in such prior Annual Operating Budget. Neither Borrower, Mortgage Borrower nor any Manager shall change or modify the Annual Operating Budget that has been approved by Administrative Agent without the prior written consent of Administrative Agent.

11.2.7       Labor Agreements. At all times that any Borrower Party or Manager or any Affiliate of the foregoing is a party to a Labor Agreement in respect of the Project, within ten (10) Business Days of the close of each quarter, Borrower shall (and shall cause each other Borrower Party to) certify as to the payment of contributions and other payments required under Labor Agreements (including the Project Labor Agreements) by Mortgage Borrower or Manager or any Affiliate of the foregoing or on their behalf in connection with the employees employed by Mortgage Borrower or Manager or any Affiliate of the foregoing in connection with the operation, development, or construction of the Property.

11.2.8       Other Information. Subject to the Additional Disclosure Conditions, Borrower shall, promptly following written request by Administrative Agent, furnish or cause to be furnished to Administrative Agent, in such manner and in such detail as may be reasonably requested by Administrative Agent, such additional information as may be reasonably requested by Administrative Agent with respect to the Property or any Borrower Party. Administrative Agent reserves the right to distribute all information delivered to Administrative Agent pursuant to this Article XI to the Lenders, subject to Section 19.18.

XII.	THE ADMINISTRATIVE AGENT.

12.1           Appointment and Authorization. Each Lender irrevocably appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

12.2           Administrative Agent and Affiliates. A Lender serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any subsidiary or Affiliate of Borrower as if it were not Administrative Agent hereunder.

12.3           Action by Administrative Agent. The obligations of Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article XVII. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Administrative Agent is required to exercise in writing as directed by the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in any co-lender agreement), and (c) except as expressly set forth herein, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its subsidiaries or Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

12.4           Consultation with Experts. Administrative Agent may consult with legal counsel (which may be counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable to any Lender for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

12.5           Liability of Administrative Agent. Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Lenders or, where required by the terms of this Agreement, all of the Lenders, or (ii) in the absence of its own gross negligence or willful misconduct. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of Borrower; (iii) the satisfaction of any condition specified in Article II, except receipt of items required to be delivered to Administrative Agent; (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith; or (v) the contents of any certificate, report or other document delivered hereunder or in connection herewith. Administrative Agent shall not incur any liability to any Lender by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a Lender wire, electronic mail or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to Administrative Agent by Borrower or a Lender. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.

12.6           Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify Administrative Agent, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder.

12.7           Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

12.8           Successor Administrative Agent. Administrative Agent may (x) resign as the initial Administrative Agent by giving notice thereof to the Lenders and Borrower, in which event Lenders shall have the right to appoint a Lender that satisfies the Eligibility Requirements as a successor Administrative Agent, and/or (y) assign to any a Lender that will serve as a successor Administrative Agent all of its right, title and interest in, to and under the Loan in its capacity as Administrative Agent. Upon the appointment of a successor Administrative Agent or any assignment to a successor Administrative Agent, in each case, in accordance with the immediately preceding sentence, (i) such successor Administrative Agent shall succeed to and become vested with all the rights, powers and duties of the former Administrative Agent, (ii) the term “Administrative Agent” means such successor Administrative Agent effective upon such appointment or assignment, and (iii) the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. Upon the acceptance of appointment or assignment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from its duties and obligations hereunder first accruing or arising after the effective date of such appointment or assignment. If no successor Administrative Agent shall have been appointed by the Lenders upon the resignation or removal of Administrative Agent as Administrative Agent hereunder, within sixty (60) days after the retiring Administrative Agent gives notice of resignation or is removed, the retiring Administrative Agent’s resignation or removal shall nevertheless thereupon become effective, and then the Lender that owns the highest ratable share of the Loan which is not (A) a Defaulting Lender, (B) an Affiliate of any Administrative Agent removed by the Lenders, or (C) the Lender that is acting as Administrative Agent hereunder, shall automatically become the successor Administrative Agent, provided, that, if no Lender satisfies the requirements of the foregoing clauses (A) through (C), then Lenders (excluding the Lender acting as the resigning or removed Administrative Agent hereunder) shall vote as to which Lender shall act as the successor Administrative Agent hereunder and if no Lender shall receive fifty percent (50%) or more of such vote of Lenders, then a Lender selected by the resigning or removed Administrative Agent shall automatically become the successor Administrative Agent. Except for a successor Administrative Agent appointed pursuant to the terms of the immediately preceding sentence, only upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent and upon the recordation in the Registry of a written designation and acceptance, shall Administrative Agent’s resignation become effective and, whether pursuant to the immediately preceding sentence or this sentence, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of Administrative Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents other than its liability, if any, for duties and obligations accrued prior to its retirement or removal. After any Administrative Agent’s resignation hereunder as Administrative Agent or assignment of its right, title and interest in, to and under the Loan in its capacity as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. Borrower shall be responsible for any and all reasonable out-of-pocket costs, fees and expenses payable in connection with any appointment of, or assignment to, any successor Administrative Agent (including, without limitation, the negotiation, execution and delivery of any administrative agent services agreement or other related documentation) and all reasonable out-of-pocket costs, fees and expenses payable to such successor Administrative Agent in connection with the performance of its obligations hereunder. After Administrative Agent’s resignation or assignment under this Section 12.8, the provisions of this Article XII and Section 19.12 hereof shall continue in effect for the benefit of such former Administrative Agent and its respective Indemnified Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

12.9           Copies of Notices. Administrative Agent shall deliver to each Lender a copy of any notice sent to Borrower, Mortgage Borrower or Sole Member by Administrative Agent in connection with the performance of its duties as Administrative Agent hereunder.

12.10         Borrower’s Rights. The provisions of this Article XII are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower due to lack of appropriate Lender consent shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval. Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper authorization by the Lenders.

12.11         Agency Provisions regarding Intercreditor Agreement.

(a)            Each Lender hereby authorizes and instructs Administrative Agent to enter into, exercise its rights under, and perform its obligations under any Intercreditor Agreement.

(b)            Each Lender hereby assumes, ratifies, undertakes and makes, for the benefit of all Persons who are parties to or intended beneficiaries of the Intercreditor Agreement, all of the covenants, representations and warranties (without regard to any limitations which limit such representations and warranties to the knowledge of Administrative Agent) that are made for or on behalf of such Lender as a “Mezzanine Lender” (as such term may be defined in any Intercreditor Agreement) in the Intercreditor Agreement (or which are assumed by such Lender pursuant to its Assignment and Assumption), each of which shall be the direct, personal covenants and representations of such Lender, and hereby certifies and confirms as of the date on which such Lender becomes a party to this Agreement that all representations and warranties that are made for or on behalf of such Lender as a “Mezzanine Lender” in the Intercreditor Agreement (or which are assumed by such Lender pursuant to its Assignment and Assumption) are true and correct.

(c)            Each Lender hereby releases Administrative Agent from any obligation or liability whatsoever with respect to the performance of any such covenants, representations or warranties that are made for or on behalf of such Lender as a “Mezzanine Lender” in the Intercreditor Agreement (or which are assumed by such Lender pursuant to its Assignment and Assumption), and indemnifies and holds harmless Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of any such covenants, representations or warranties that are made for or on behalf of such Lender as a “Mezzanine Lender” in any Intercreditor Agreement (or which are assumed by such Lender pursuant to its Assignment and Assumption) or by reason of the failure of any such representations and warranties that are made for or on behalf of such Lender as a “Mezzanine Lender” in any Intercreditor Agreement to be true and correct, provided, however, no Lender shall be liable for such indemnification to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements have resulted from the gross negligence or willful misconduct of Administrative Agent.

(d)            Each Lender agrees that all of the rights, benefits, immunities, indemnities, exculpations and other provisions set forth in this Article XII shall apply to any Intercreditor Agreement, and to Administrative Agent in connection with its exercise its rights, and performance of its obligations, thereunder as if the Intercreditor Agreement were a “Loan Document” for all purposes of this Article XII.

XIII.	INTENTIONALLY OMITTED.

XIV.	LOAN BIFURCATION.

14.1           Component Note; New Mezzanine Loan. Without in any way limiting Administrative Agent and Lenders’ other rights under this Agreement or any other Loan Document (including Lender’s rights under Article XV hereof), Administrative Agent and Lenders shall have the right, at any time and in its or their sole and absolute discretion, to require Borrower to execute and deliver new component notes (including senior, junior and new mezzanine notes) to replace the Note or modify the Note to reflect multiple components of the Loan, which notes may be paid in such order of priority as may be designated by Administrative Agent and Lenders, and which notes may have varying principal amounts, interest rates and economic terms and Administrative Agent and Lenders shall have the right to allocate the collateral securing the Loan among the various Note and new component notes in their sole discretion (including, without limitation, the right to create one or more new mezzanine loans or securitize all or any portion of the Loan), provided that such component notes and such allocation of the collateral shall not (A) increase the initial weighted average interest rate set forth herein or in the Note (except that the weighted average interest rate may subsequently change due to (1) the application of funds following an Event of Default, and (2) a Taking or a Casualty, which results in a Mandatory Prepayment, and (3) as a result of any Specified Priority Payments, (B) amend or otherwise modify any other economic term of the Loan on a blended aggregate basis (except as set forth in clause (A) above)) or (C) increase the obligations or liabilities (other than to a de minimis extent) or decrease the rights (other than to a de minimis extent) of Borrower, Sole Member, Mortgage Borrower or Guarantor under the Loan Documents. Borrower shall reasonably cooperate with Administrative Agent and Lenders in order to establish the component notes, any new mezzanine loan or any preferred equity arrangement and shall execute and deliver, and cause to be executed and delivered, such documents as shall be reasonably required by Administrative Agent or Lenders in connection therewith, all in form and substance reasonably satisfactory to Administrative Agent and Lenders (including, without limitation, causing Guarantor to reaffirm the Guarantees and the Environmental Indemnity, executing and delivering an amendment to the Pledge Agreements to cause same to be two (2) or more separate substitute pledge agreements in the aggregate principal amount of up to the Maximum Loan Amount, to reapportion the lien of the Pledge Agreements and Mortgage among such separate substitute pledge agreements and mortgages, pari passu or otherwise, or the severance of other security documents, executing a pledge of the membership interests in Sole Member in connection with any new mezzanine loan, and to amend Sole Member’s organizational structure to provide for one or more mezzanine borrowers). Borrower hereby further agrees, promptly after written demand therefor from Administrative Agent, to cause opinions of counsel to Borrower in form and substance reasonably satisfactory to Administrative Agent with respect to such substitute notes, security instrument, amendments and/or replacements to be delivered to Administrative Agent. Borrower hereby absolutely and irrevocably appoints Administrative Agent as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to establish the component notes as described in this Section 14.1, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Administrative Agent shall not make or execute any such documents under such power until five (5) Business Days after written notice has been given to Borrower by Administrative Agent of Administrative Agent’s intent to exercise its rights under such power. Notwithstanding anything to the contrary contained in this Section 14.1 or otherwise set forth herein, so long as (x) the Loan is outstanding and (y) no Event of Default has occurred and is continuing, Secured Party shall not create any additional mezzanine debt without the prior written consent of Borrower.

14.2           Intentionally Omitted.

14.3           Cooperation.

14.3.1       At the reasonable request of Administrative Agent, and subject to the Additional Disclosure Conditions, Borrower shall provide information not in the possession of Administrative Agent or which may be reasonably required by Administrative Agent or any Lender or take other actions reasonably required by Administrative Agent, in each case in order to satisfy the market standards to which Administrative Agent or any Lender customarily adheres or which may be required by prospective investors and/or purchasers of any direct or indirect interest in the Loan, or as may be required by Legal Requirements. Subject to Section 19.18, Administrative Agent and each Lender shall have the right to provide to prospective investors and/or purchaser any information in its possession, including, without limitation, financial statements relating to Borrower, Mortgage Borrower, Sole Member, Guarantor, Construction Manager, Affiliate Manager, the Property, the Collateral and any Tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus or other disclosure documents (“Disclosure Documents”). Subject to the Additional Disclosure Conditions, Borrower agrees that each of Borrower, Mortgage Borrower, Sole Member, Guarantor and their respective officers and representatives, shall, at Administrative Agent’s or any Lender’s reasonable request, at Borrower’s sole cost and expense, reasonably cooperate with Administrative Agent’s or any Lender’s efforts to arrange for a sale or participation of any direct or indirect interest in the Loan in accordance with the market standards to which Administrative Agent or any Lender customarily adheres and/or which may be required by prospective investors and/or purchasers. Borrower and Guarantor shall review, at Administrative Agent’s or any Lender’s reasonable prior written request in connection with any sale or participation of any direct or indirect interest in the Loan, any Disclosure Documents used or provided to any prospective investors and/or purchasers, and shall confirm that the factual statements and representations contained in such sections and such other information in such Disclosure Documents (to the extent such information relates to, or is based on, or includes any information regarding the Collateral, the Property, Borrower, Mortgage Borrower, Sole Member, Guarantor, Construction Manager, Affiliate Manager and/or the Loan) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

14.3.2            Guarantor Cooperation. Without limiting the other provisions of this Section 14.3, subject to the Additional Disclosure Conditions, Borrower shall cause Guarantor to cooperate in all reasonable respects with Administrative Agent in its exercise of any of its rights pursuant to Sections 14.1, 15.1, 15.5 and/or 15.6. Subject to Section 19.18, Administrative Agent and each Lender shall be permitted to share such information with potential purchasers, participants or assignees of an interest in the Loan and any investment banking firms, accounting firms, law firms and other third-party advisors advising such Persons. It is understood that the information provided by or at the direction of Guarantor to Administrative Agent, including any and all financial statements provided to Administrative Agent hereunder or in accordance with any other Loan Document, may ultimately be incorporated into offering documents for any such transaction, and thus various investors and potential investors may also see some or all of such information; provided, however, that, in connection with any such disclosure of Guarantor’s organizational documents and financial statements, Administrative Agent shall inform the investors and potential investors of the confidential nature of such organizational documents and financial statements and Administrative Agent shall require that such parties deliver a confidentiality agreement, or a “click-through” or other confidentiality agreement (provided that, in each case, neither Borrower nor Guarantor shall be a party to, or entitled to any reliance on, any such confidentiality agreement) prior to distributing such information. Administrative Agent, each Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or at the direction of, Guarantor in the form that such information was provided by, or at the direction of, Guarantor.

14.4            Disclosure Indemnification. Borrower and Guarantor agree to provide, in connection with any sale or participation of any direct or indirect interest in the Loan, an indemnification agreement (A) certifying that (i) Borrower and Guarantor have carefully examined the Disclosure Documents provided to Borrower by Administrative Agent (to the extent such information relates to, or is based on, or includes any information regarding the Collateral, the Property, Borrower, Mortgage Borrower, Sole Member, Guarantor, Affiliate Manager and/or the Loan and is based on information or statements provided by Borrower or Guarantor) and (ii) such Disclosure Documents, as same may have been corrected by Borrower upon such examination to correct any inaccuracies, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying Administrative Agent and each Lender, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation reasonable legal fees and expenses for enforcement of these obligations), and excluding any Excluded Liabilities (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents provided to Borrower by Administrative Agent or arise out of or are based upon the omission or alleged omission to state in such Disclosure Statements a material fact required to be stated therein or necessary in order to make the statements in such Disclosure Documents, in light of the circumstances under which they were made, not misleading (to the extent such information relates to, or is based on, or includes any information regarding the Collateral, the Property, Borrower, Mortgage Borrower, Sole Member, Guarantor, Construction Manager, Affiliate Manager and/or the Loan) other than to the extent Administrative Agent failed to make any corrections suggested by Borrower upon such examination of such Disclosure Documents, and (C) agreeing to reimburse each Indemnified Person for any reasonable out-of-pocket legal or other expenses actually incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall, to the extent not prohibited by Legal Requirements, be effective, valid and binding obligations of the indemnifying Persons, whether or not an indemnification agreement described in clause (A) above is provided.

XV.	ASSIGNMENTS AND PARTICIPATIONS.

15.1            Assignment and Assumption. Any Lender may transfer, assign, encumber, pledge or hypothecate (including, in each case, via a CUSIP) (each, a “Lender Transfer”) to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (along with a ratable percentage of such Lender’s interest in the balance of the Loan); provided, that so long as there are any outstanding Commitments that have not been terminated in accordance with Section 2.5(d) and no Event of Default has occurred and is continuing, and subject to Section 15.12, each such Lender Transfer shall be subject to Borrower’s consent (not to be unreasonably withheld, conditioned or delayed), unless such Lender Transfer is to an Eligible Assignee (other than, in the case of a Defaulting Lender, to an Affiliate of such Defaulting Lender), in which event such Lender Transfer shall not be subject to any consent from Borrower. In the case of any Lender Transfer of a direct interest in the Loan, the parties to each such Lender Transfer shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Assumption, with (and subject to) the consent of Administrative Agent. Upon the consummation of any Lender Transfer of a direct interest in the Loan pursuant to this Section 15.1, the transferor Lender, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the assignee. In connection with any Lender Transfer, the transferor Lender shall pay to Administrative Agent an administrative fee for processing such assignment in the amount of Five Thousand Dollars ($5,000). Each transferee or assignee of any direct interest in the Loan shall deliver to Borrower and Administrative Agent the tax documentation in accordance with Section 2.17. Subject to the provisions of Section 2.17 and Section 2.18, each Lender may transfer and carry its portion of the Loan at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender. For the avoidance of doubt, the provisions of this Section 15.1 shall not apply to the sale of participations by any Lender in accordance with Section 15.6.

15.2            Effect of Assignment and Assumption. Upon the execution, delivery, acceptance and recording, from and after the effective date specified in any Assignment and Assumption executed pursuant to Section 15.1, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of the assigning Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Assumption covering all or the remaining portion of Lender’s rights and obligations under this Agreement and the other Loan Documents, the assigning Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Assumption, except with respect to (A) any payments made by Borrower to Lender pursuant to the terms of the Loan Documents after the effective date of the Assignment and Assumption, (B) any letter of credit, cash deposit or other deposits or security (other than the Lien of the Pledge Agreements and the other Loan Documents), if any, delivered to or for the benefit of or deposited with such assigning Lender, for which such assigning Lender shall remain responsible for the proper disposition thereof until such items are delivered to Administrative Agent and Administrative Agent agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited and (C) the obligations of such Lender under Section 19.18. For the avoidance of doubt, the provisions of this Section 15.2 shall not apply to the sale of participations by any Lender in accordance with Section 15.6.

15.3            Consent. By executing and delivering an Assignment and Assumption, Administrative Agent and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, Administrative Agent makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Administrative Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, Mortgage Borrower or the performance or observance by Borrower of any of its obligations under any Loan Documents or any other instrument or document furnished pursuant thereto or the performance and observance by Mortgage Borrower of any of its obligations under the Mortgage Loan Documents or any instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Administrative Agent by the terms hereof together with such powers and discretion as are incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by a Lender.

15.4            Register. Administrative Agent (as a nonfiduciary agent of Borrower) shall maintain a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of Administrative Agent and each Lender and the Commitments of, and the Principal Amounts (and stated interest) of the Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything to the contrary set forth in the Loan Documents, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. This Section 15.4 shall be construed so that the obligations under the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The Register shall be available for inspection by Borrower or any Lender pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

15.5            Substitute Notes. Upon its receipt of an Assignment and Assumption executed by an assignee, together with any Note or Notes subject to such assignment, Administrative Agent shall, if such Assignment and Assumption has been completed (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at Borrower’s expense (subject to Section 15.11), shall execute and deliver to Administrative Agent in exchange and substitution for the surrendered Note or Notes a new Note payable to such assignee in an amount equal to the portion of the Loan assigned to it and a new Note payable to assignor in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Costs and expenses associated with any of the foregoing shall be borne by Borrower (subject to Section 15.11).

15.6            Participations. Lenders may sell participations to one or more Persons (other than Borrower or any of its Broad Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.17.4 with respect to any payments made by such Lender to its participant(s). Borrower agrees that each participant shall be entitled to the benefits of Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17.6 (it being understood that the documentation required under Section 2.17.6 shall be delivered to the participating Lender)) and Section 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.1; provided that such participant shall not be entitled to receive any greater payment under Section 2.17 and Section 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Notwithstanding anything to the contrary set forth in the Loan Documents, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

15.7            Disclosure of Information. Subject to the terms of Section 19.18, Administrative Agent, any Lender, and any assignee or participant pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower Party furnished to such assignee by or at the direction of any Borrower Party; provided, however, that, in connection with any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information received by it.

15.8            Security Interest in Favor of Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or in favor of any central bank in accordance with any comparable law, rule or regulation.

15.9            Mortgage Loan; Intercreditor Agreement.

15.9.1            Mortgage Loan. Without obtaining the prior written consent of Administrative Agent, or otherwise in accordance with the terms of any Intercreditor Agreement, Borrower shall not cause or permit any of Mortgage Borrower or any Affiliate to (i) amend, modify, consolidate, spread, restate or waive any of the Mortgage Loan Documents, provided, that, Administrative Agent shall not withhold its consent to any such amendment, modification, supplement, waiver, termination, cancellation or surrender if Administrative Agent does not have approval rights with respect thereto under any Intercreditor Agreement, (ii) terminate any of the Mortgage Loan Documents, except in accordance with their terms, (iii) make any voluntary prepayment under the Mortgage Loan Document, except in connection with the full and simultaneous repayment of the Loan (and then only to the extent prepayment of the Loan is then permitted under the Loan Documents), or (iv) grant any additional collateral to, or incur any guaranty, indemnity or other obligation on account of the Mortgage Loan in favor of, the Mortgage Lender or any Affiliate of Mortgage Lender, except for collateral and guaranty, indemnity and other obligations as required pursuant to the Mortgage Loan Documents as in effect on the date of the closing of the Mortgage Loan. Subject to the foregoing, Borrower shall deliver to Administrative Agent a copy of any amendment or modification to the Mortgage Loan Document within two (2) Business Days after Borrower receives a fully executed copy thereof. At such time as the Debt shall have been paid in full, and any funds of Borrower are possessed by Administrative Agent, such funds shall be disbursed to the Mortgage Administrative Agent if the Mortgage Loan is outstanding, to be held in accordance with the terms of the Mortgage Loan Documents, otherwise such funds shall be disbursed to Borrower.

15.9.2            Intercreditor Agreement. Borrower acknowledges and agrees that (i) any Intercreditor Agreement is intended solely for the benefit of Administrative Agent and Lenders, on the one hand, and Mortgage Administrative Agent and Mortgage Lenders on the other hand, (ii) neither Borrower nor Mortgage Borrower is an intended third-party beneficiary of any of the provisions therein or entitled to rely on any of the provisions contained therein, and (iii) any Intercreditor Agreement may allow Mortgage Lender certain additional forbearances and accommodations not otherwise available to Borrower (including, among other things, additional time to cure defaults by Borrower and the right to purchase the Loan under certain circumstances) and that Borrower hereby waives any objection thereto. None of Administrative Agent, any Lender, Mortgage Administrative Agent or Mortgage Lender shall have any obligation to disclose to Borrower the contents of any Intercreditor Agreement. Borrower’s and Guarantor’s obligations under this Agreement and the other Loan Documents are and will be independent of each Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof. In connection with the exercise of its rights set forth in the Loan Documents or any Intercreditor Agreement, Administrative Agent shall have the right at any time to discuss the Collateral, the Property, the Loan, the Mortgage Loan, or any other matter relating to the Collateral, the Property, the Loan, the Mortgage Loan directly with Mortgage Lender or any of their respective consultants, agents or representatives, without notice to or permission from Borrower or any Guarantor, and Administrative Agent shall have no obligation to disclose such discussions or the contents thereof with Borrower or any Guarantor. If any action, proposed action or other decision is consented to or approved by Mortgage Administrative Agent on behalf of the Mortgage Lender then such consent or approval shall not be binding or controlling on Administrative Agent or Lenders. Borrower hereby acknowledges and agrees that (A) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lenders in making the Loan, (B) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Administrative Agent, and Administrative Agent may reasonably reach different conclusions, and (C) Administrative Agent has an absolute independent right to grant, deny, withhold or condition any requested consent or approval in accordance with the Loan Documents based on its own point of view. Further, the denial by Administrative Agent of a requested consent or approval shall not, in and of itself (unless such denial is in violation of its obligations hereunder), create any liability or other obligation of Lenders or Administrative Agent if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lenders or Administrative Agent arising from any such denial that is not in violation of Administrative Agent’s obligations hereunder.

15.10          Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender.

(a)            Suspension of Voting Rights. Such Defaulting Lender shall not have the right to consent to, approve or vote on any issue on which consent, approval or voting is required and the Commitment of such Defaulting Lender shall not be included in determining whether the Lenders have taken or may take any action under any of the Loan Documents or under any co-lender agreement; provided, however, if Administrative Agent is a Defaulting Lender, Administrative Agent shall continue to have all rights and obligations provided for in this Agreement and the Loan Documents with respect to the administration of the Loan until such Defaulting Lender is removed as Administrative Agent pursuant to the terms hereof or any applicable co-lender agreement. If a Defaulting Lender ceases to be a Defaulting Lender in accordance with Section 15.10(g), its consent, approval or voting rights hereunder shall be reinstated as and from the date of the cure of such default.

(b)            Turn Over of Payments. All amounts payable hereunder to such Defaulting Lender in respect of the Obligations (whether on account of principal, interest, fees or otherwise, including, without limitation, interest payments from interest reserve allocations to such Defaulting Lender and any amounts that would otherwise be payable to such Defaulting Lender pursuant to Section 2.8), shall be paid to Administrative Agent (other than interest on such Defaulting Lender’s Advances which interest shall accrue and not be payable until such time as such Defaulting Lender ceases to be a Defaulting Lender in accordance with Section 15.10(g)), retained in a segregated account and, subject to any applicable Legal Requirements, so long as no Event of Default is continuing, be applied at such time or times as may be determined by Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, (iii) third, to the payment of any amounts owing by such Defaulting Lender to the Non-Defaulting Lenders hereunder, including without limitation for any Special Advance under Section 15.10(c), (iv) fourth, if so determined by Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of such Defaulting Lender under this Agreement, and (v) fifth, subject to the provisions of Section 2.8, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the Principal Amount of the portion of the Loan made by such Defaulting Lender, such payment shall be applied solely to repay the portions of the Loan made by all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of the portion of the Loan made by such Defaulting Lender.

(c)            Special Advances. If a Lender fails to fund its portion of any Advance, in whole or part, within three (3) Business Days after the date required hereunder and Administrative Agent shall not have funded such Defaulting Lender’s portion of such Advance, Administrative Agent shall so notify the Lenders, and within three (3) Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower; provided, that, if more than one Non-Defaulting Lender elects to fund such deficiency (each, an “Electing Lender”) then such Electing Lenders shall fund pro rata based on the respective Commitments of the Electing Lenders). In such event, such Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, upon demand, such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of such Defaulting Lender, a rate per annum equal to fifteen percent (15%) per annum or (ii) in the case of Borrower, the interest rate applicable to the Loan (and, for the avoidance of doubt, any such sums payable by Borrower to Administrative Agent shall be added to the Principal Amount).

(d)            Option to Purchase Future Commitment. The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), such Defaulting Lender’s Commitment to fund future Advances of the Loan (the “Future Commitment”). Upon any such purchase of such Defaulting Lender’s Future Commitment, such Defaulting Lender’s share in future Advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and such Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.

(e)            Replacement of Defaulting Lenders.

(i)            By Lenders. The Lenders (or such proportionate number of Lenders as may be set forth in any co-lender agreement) may, upon notice to such Defaulting Lender and Administrative Agent, require such Defaulting Lender to assign and delegate to an Eligible Assignee that is not a Defaulting Lender or any Affiliate thereof, without recourse (in accordance with and subject to the restrictions contained in this Article XV) all of its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Lender, if a Lender accepts such assignment) that shall assume such obligations in accordance with and subject to the terms of any co-lender agreement. A Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.

(ii)           By Borrower. If a Lender has become a Defaulting Lender, and no Non-Defaulting Lenders have exercised their rights under Section 15.10(e)(i), then Borrower may, at its sole expense and effort, upon not less than thirty (30) days prior notice to such Lender and Administrative Agent, require such Lender to assign and delegate to an Eligible Assignee (that is not itself a Defaulting Lender or any Affiliate thereof) reasonably acceptable to Administrative Agent, without recourse (in accordance with and subject to the restrictions contained in this Article XV), all its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or 2.19) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender that is not a Defaulting Lender or an Affiliate thereof, if a Lender accepts such assignment) in accordance with and subject to the terms of any co-lender agreement; provided that (i) Borrower shall have received the prior written consent of Administrative Agent unless such Assignee is an Eligible Assignee that is not itself a Defaulting Lender or any Affiliate thereof, (ii) the Deficiency Waiver Conditions shall continue to be satisfied and (iii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), provided however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund Advances hereunder, the assignee or Borrower, as the case may be, shall hold back from such amounts payable to such Lender and pay directly to Administrative Agent any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement or any co-lender agreement, to be distributed by Administrative Agent in accordance with Section 15.10(b). Such Lender’s obligation to assign and delegate its interests, rights and obligations under this Agreement to an assignee pursuant to the forgoing sentence shall be specifically enforceable by Borrower. A Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender or if, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

(f)            Indemnification. Each Defaulting Lender shall indemnify and hold harmless Administrative Agent, each Non-Defaulting Lender and Borrower from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents, any Project Documents or any Construction Agreements in any way relating to or arising out of such Lender’s status as a Defaulting Lender. The obligations of a Defaulting Lender under this Section 15.10(f) shall survive the payment of the Obligations, the termination of this Agreement and such Defaulting Lender’s reversion to a Non-Defaulting Lender under Section 15.10(g).

(g)            Ceasing to be a Defaulting Lender. A Lender shall cease to be a Defaulting Lender only upon (i) the payment of all amounts due and payable by such Defaulting Lender to Administrative Agent or any other Lender under this Agreement and any co-lender agreement; (ii) the payment of any damages suffered by Borrower as a result of such Defaulting Lender’s default hereunder; (iii) the confirmation by such Lender to Administrative Agent and Borrower in writing that such Lender will comply with all of its funding obligations under this Agreement; and (iv) the circumstances described in clauses (d) and (e) of the definition of “Defaulting Lender” do not exist. An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause such Lender to cease to be a Defaulting Lender. The rights and remedies against a Defaulting Lender under this Section 15.10 are in addition to any other rights and remedies that Administrative Agent or any Lender may have against such Defaulting Lender in any co-lender agreement.

(h)            Non-Defaulting Lender Advances. Notwithstanding the foregoing or anything herein to the contrary, in cases where a Defaulting Lender fails to fund its ratable share of any Advance and (i) none of the other Lenders elects to purchase such Defaulting Lender’s Future Commitment pursuant to Section 15.10(d), (ii) the Defaulting Lender’s interest is not assigned pursuant to Section 15.10(e)(i) and (iii) Borrower is unable to procure a replacement Lender in accordance with Section 15.10(e)(ii), the obligation of the Non-Defaulting Lenders to fund their respective portions of such Advance and each subsequent Advance shall be conditioned on Borrower’s compliance with Section 2.25.

(i)            Subordination of Defaulting Lender’s Interest. Notwithstanding anything else to the contrary contained in this Agreement, so long as any Lender is a Defaulting Lender, such Defaulting Lender’s interest in, and any and all amounts due to a Defaulting Lender under, the Loan Documents (including, without limitation, all principal, interest, fees and expenses) shall be subordinate in lien priority and to the repayment of all amounts (including, without limitation, interest) then or thereafter due or to become due to the Non-Defaulting Lenders under the Loan Documents (including future advances), and the Defaulting Lender thereafter shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents. Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the Non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender.

15.11          Costs and Expenses. Notwithstanding anything contained in this Agreement or the other Loan Documents or Mortgage Loan Documents, Borrower shall pay all actual out of-pocket costs and expenses to comply with Article XIV, Section 15.1, Section 15.2, Section 15.3, Section 15.4, Section 15.5, Section 15.6, Section 15.7 and Section 15.9, including, without limitation, all of Administrative Agent’s and each Lender’s reasonable attorney’s fees, costs and expenses (including, attorneys’ fees incurred by Administrative Agent and each Lender in connection with amending the Intercreditor Agreement and/or any co-lender agreement) and all third-party costs and expenses owed by Borrower, Administrative Agent and/or each Lender as a result thereof, in each case, to the extent actually incurred in connection with the transactions described in Article XIV, Section 15.1, Section 15.2, Section 15.3, Section 15.4, Section 15.5, Section 15.6, Section 15.7 and Section 15.9; provided, however, Borrower and Mortgage Borrower, in the aggregate, shall not be required to pay for any costs and expenses of Administrative Agent and/or Lenders pursuant to this Section 15.11 and/or Mortgage Administrative Agent and/or Mortgage Lenders pursuant to the Mortgage Loan Agreement, following the Closing Date in excess of $150,000 in the aggregate during the Term (provided that such cap shall not apply to any legal fees or other costs or expenses of Borrower) or any Excluded Taxes.

15.12          Prohibited Transferee. Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, no Lender shall sell, assign or transfer any portion of the Loan to a Prohibited Transferee.

XVI.	RESERVE ACCOUNTS.

16.1            Tax Reserve Funds.

(a)            Tax Reserve Funds Deposit. Amounts deposited pursuant to this Section 16.1(a) are referred to herein as the “Tax Reserve Funds”. All Tax Reserve Funds shall be held by Administrative Agent or Servicer in the Tax Reserve Account. Borrower shall make (or cause to be made) the following deposits into the Tax Reserve Account:

(i)            Intentionally omitted.

(ii)          Subject to the provisions of Section 3.1.1, on each Payment Date until the Debt is repaid in full, in accordance with the disbursement provisions set forth in Section 3.2.1(f), the applicable Tax Disbursement Amount in accordance with Section 3.2.1(f)(i) hereof.

(iii)         If Borrower exercises an Extension Option in accordance with the terms of this Agreement, Borrower shall, on or prior to the applicable Maturity Date, deposit the applicable Tax Reserve Amount with Administrative Agent into the Tax Reserve Account.

(iv)         If, at any time during an Extension Term, Administrative Agent reasonably determines that the Tax Reserve Funds together with revenue from the Project will not be sufficient to pay the Impositions and Other Charges which will become due and payable prior to the repayment of the Debt in full, then Administrative Agent shall notify Borrower in writing of such determination and Borrower shall deposit an amount into the Tax Reserve Account that Administrative Agent estimates is sufficient to make up the deficiency within ten (10) Business Days after such notice.

(v)          Notwithstanding anything to the contrary contained in this Section 16.1, until the Carry Guaranty Cut-Off Conditions (as such term is defined in the Carry Guaranty) have been satisfied pursuant to the terms of the Carry Guaranty, if, and for so long as, there is no Event of Default continuing and no default by Guarantor in the performance of any of its obligations under the Carry Guaranty has occurred beyond applicable notice and/or cure periods thereunder, then no deposits shall be required to be made in the Tax Reserve Account.

(b)            Release of Tax Reserve Funds. Provided that Borrower shall have satisfied the conditions to an Advance set forth in Section 2.30 and there are Tax Reserve Funds on deposit in the Tax Reserve Account, Administrative Agent will apply the Tax Reserve Funds to payments of Impositions and Other Charges required to be made by Borrower pursuant to Section 7.1 hereof and under the Mortgage. Borrower shall furnish Administrative Agent with all bills, statements and estimates for Impositions and Other Charges at least ten (10) days prior to the date on which such Impositions and Other Charges first become payable. In making any payment relating to Impositions and/or Other Charges, Administrative Agent may do so according to any bill, statement or estimate procured from the public office (with respect to Impositions and Other Charges) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.

16.2            Insurance Reserve Funds.

(a)            Insurance Reserve Funds Deposit. Amounts deposited pursuant to this Section 16.2(a) are referred to herein as the “Insurance Reserve Funds”. All Insurance Reserve Funds shall be held by Administrative Agent or Servicer in the Insurance Reserve Account. Borrower shall make (or cause to be made) the following deposits into the Insurance Reserve Account:

(i)            Intentionally omitted.

(ii)          Subject to the provisions of Section 3.1.1, on each Payment Date until the Debt is repaid in full, in accordance with the disbursement provisions set forth in Section 3.2.1(f), the applicable Insurance Disbursement Amount in accordance with Section 3.2.1(f)(ii) hereof

(iii)         If Borrower exercises an Extension Option in accordance with the terms of this Agreement, Borrower shall, on or prior to the applicable Maturity Date, deposit the applicable Insurance Reserve Amount with Administrative Agent into the Insurance Reserve Account.

(iv)         If, at any time during an Extension Term, Administrative Agent reasonably determines that the Insurance Reserve Funds together with revenue from the Project will not be sufficient to pay the Insurance Premiums which will become due and payable prior to repayment of the Debt in full, then Administrative Agent shall notify Borrower in writing of such determination and Borrower shall deposit an amount into the Insurance Reserve Account that Administrative Agent estimates is sufficient to make up the deficiency within ten (10) Business Days after such notice.

(v)          Notwithstanding anything to the contrary contained in this Section 16.2, if no Event of Default is continuing, if, and for so long as, the Policies are maintained in effect pursuant to a blanket policy as described in Section 6.2.7, then no deposits shall be required to be made in the Insurance Reserve Accounts.

(b)            Release of Insurance Reserve Funds. Provided that Borrower shall have satisfied the conditions to an Advance set forth in Section 2.30 and there are Insurance Reserve Funds on deposit in the Insurance Reserve Account, Administrative Agent will apply the Insurance Reserve Funds to payments of Insurance Premiums required to be made by Borrower pursuant to Article VI hereof and under the Mortgage. Borrower shall furnish Administrative Agent with all bills, statements and estimates for Insurance Premiums at least ten (10) days prior to the date on which such Insurance Premiums first become payable. In making any payment relating to Insurance Premiums, Administrative Agent may do so according to any bill, invoice or statement procured from any insurance company or its agent, without inquiry into the accuracy of such bill, invoice or statement.

16.3            Debt Service Reserve Funds.

(a)            Deposits of Debt Service Reserve Funds. Amounts deposited pursuant to this Section 16.3(a) are referred to herein as the “Debt Service Reserve Funds”. All Debt Service Reserve Funds shall be held by Administrative Agent or Servicer in the Debt Service Reserve Account. Borrower shall make (or cause to be made) the following deposits into the Debt Service Reserve Account:

(i)            Intentionally Omitted.

(ii)          If Borrower exercises an Extension Option in accordance with the terms of this Agreement, Borrower shall, on or prior to the Initial Maturity Date and First Extended Maturity Date, as applicable, deposit the Debt Service Reserve Amount with Administrative Agent into the Debt Service Reserve Account.

(iii)         If, at any time during an Extension Term, Administrative Agent reasonably determines that the Debt Service Reserve Funds will not be sufficient to pay any Debt Service Disbursement Amount which will become due and payable through and including the then-current Maturity Date, then Administrative Agent shall notify Borrower in writing of such determination and Borrower shall deposit an amount into the Debt Service Reserve Account that Administrative Agent estimates is sufficient to make up the deficiency within ten (10) Business Days after such notice.

(b)            Release of Debt Service Reserve Funds.

(i)           Provided that no Event of Default shall have occurred and be continuing and there are Debt Service Reserve Funds on deposit in the Debt Service Reserve Account Administrative Agent shall disburse, without the necessity of notifying Borrower, a portion of the Debt Service Reserve Funds on each Payment Date in an amount equal to the amount Debt Service and Late Payment Charges due and payable on such Payment Date in respect of the Loan.

(ii)           Borrower agrees and acknowledges that neither the sufficiency or the insufficiency, nor the availability or unavailability, of the Debt Service Reserve Funds shall constitute a limitation on the obligation of Borrower to pay the monthly Debt Service under the Loan Documents.

16.4            Intentionally Omitted.

16.5            Operating Expense Reserve Funds.

(a)            Deposits of Operating Expense Reserve Funds. Amounts deposited pursuant to this Section 16.5(a) are referred to herein as the “Operating Expense Reserve Funds”. All Operating Expense Reserve Funds shall be held by Administrative Agent or Servicer in the Operating Expense Reserve Account. Borrower shall make (or cause to be made) the following deposits into the Operating Expense Reserve Account:

(i)            Intentionally omitted.

(ii)           If Borrower exercises an Extension Option in accordance with the terms of this Agreement, Borrower shall, on or prior to the Initial Maturity Date and First Extended Maturity Date, as applicable, deposit the Operating Expense Reserve Amount with Administrative Agent into the Operating Expense Reserve Account.

(iii)          If, at any time during an Extension Term, Administrative Agent reasonably determines that the Operating Expense Reserve Funds will not be sufficient to pay the Operating Expenses which will become due and payable through and including the then-current Maturity Date, then Administrative Agent shall notify Borrower in writing of such determination and Borrower shall deposit an amount into the Operating Expense Reserve Account that Administrative Agent estimates is sufficient to make up the deficiency within ten (10) Business Days after such notice.

(b)            Release of Operating Expense Reserve Funds. (i) Provided that no Event of Default shall have occurred and be continuing and there are Operating Expense Reserve Funds on deposit in the Operating Expense Reserve Account, Administrative Agent shall disburse Operating Expense Reserve Funds to Borrower for the payment of Operating Expenses which are set forth in the then-applicable Annual Operating Budget approved by Administrative Agent. Administrative Agent shall not be required to disburse Operating Expense Reserve Funds more frequently than once each calendar month. Notwithstanding anything to the contrary contained herein, to the extent that Borrower shall fail to pay any costs, expenses or other amounts pursuant to Section 19.12 of the Loan Agreement within the time period set forth therein, Administrative Agent shall have the right, at any time, without notice to Borrower, to withdraw from the Operating Expense Reserve Account, an amount equal to such unpaid costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

16.6            Intentionally Omitted.

16.7            Excess Cash Flow Funds.

(a)            Deposits of Excess Cash Flow Funds. Amounts deposited into the Excess Cash Flow Funds Account pursuant to Section 3.2.1(e) are referred to herein as “Excess Cash Flow Funds”.

(b)            All funds in the Excess Cash Flow Funds Account shall be held as additional collateral for the Loan and, following the occurrence of a Cash Sweep Event (other than a Debt-Service Trigger Event (unless another Cash Sweep Event has also occurred), may be applied to the payment of the Debt in accordance with the terms of Section 2.14; provided, that if a Debt-Service Trigger event exists (and no other Cash Sweep Event exists), Administrative Agent shall disburse Excess Cash Flow Funds to Borrower for the payment of (i) capital expenditures set forth in the Budget, Approved Annual Budget or as otherwise reasonably approved by Administrative Agent, (ii) tenant improvement and other leasing expenses set forth in the Budget, Approved Annual Budget or as otherwise reasonably approved by Administrative Agent, (iii) shortfall in the payment of amounts due and owing under this Agreement or the other Loan Documents, (iv) costs associated with any Interest Rate Cap Agreement (including any Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement) required pursuant to Section 2.33 and (v) distributions necessary under the Code to maintain the status of IQHQ, Inc. as a real estate investment trust, subject to an aggregate cap on such distributions of $2,000,000 over the term of the Loan.

(c)            Upon the expiration of any Cash Sweep Period, Administrative Agent shall disburse all remaining funds in the Excess Cash Flow Funds Account to the Borrower Operating Agreement.

16.8            Use of Loan Advances. Borrower hereby acknowledges and agrees that, notwithstanding anything to the contrary herein or in the other Loan Documents, until such time that all Loan Advances available hereunder, if any, are fully funded (in accordance with the terms of this Agreement, Borrower shall be required to use Advances (as opposed to amounts then on deposit in the Reserve Accounts) to pay for all Line Items in the Budget.

16.9            Costs and Expenses. All reasonable out-of-pocket costs and expenses actually incurred by Administrative Agent in connection with holding and disbursing the funds on deposit in the Reserve Accounts (including, without limitation, the reasonable out-of-pocket costs and expenses of the inspections, if any, required hereunder) shall be paid by Borrower.

XVII.	DEFAULTS.

17.1            Event of Default.

(a)            Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)            if (A) the Debt is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest due under a Note is not paid in full on the applicable Payment Date, (C) except as set forth in (G) below, any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Exit Fee or the Additional Interest is not paid when due, (E) any deposit to the Clearing Account, or the Cash Management Account required to be paid by Mortgage Borrower is not made on the required deposit date therefor with such failure continuing for two (2) Business Days after such required deposit date, (F) any Deficiency Collateral is not delivered to Administrative Agent when due pursuant to the terms of Section 2.25, or (G) except as to any amount included in (A), (B), (C), (D), (E), and/or (F) of this clause (i), any other amount payable pursuant to this Agreement, the Note, or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for five (5) Business Days after Administrative Agent delivers written notice thereof to Borrower, provided that, no monetary Default under sub-clause (B) or (G) of this Section 17.1(a)(i) shall be deemed to have occurred hereunder by reason of, and no Event of Default shall result, from a failure to pay the amount described in sub-clause (B) or (G) above, where (x) there are sufficient funds in the Mortgage Reserve Account or Reserve Account available for the purpose of paying such amounts (to the extent such funds would otherwise be permitted to be disbursed for such purpose hereunder), and (y) Mortgage Administrative Agent’s or Administrative Agent’s, as the case may be, access to such funds is not prevented by Legal Requirements, injunction or other court order or otherwise;

(ii)           subject to Borrower’s right to contest as set forth in Section 7.3, if any of the Impositions or Other Charges are past due and are not paid within five (5) days following the date on which such Impositions or Other Charges are due and payable, provided, that, there shall be no Event of Default under this Section 17.1(a)(ii), where (x) there are sufficient funds in the Mortgage Reserve Account or Reserve Account available for the purpose of paying such amounts (to the extent such funds would otherwise be permitted to be disbursed for such purpose hereunder), and (y) Administrative Agent’s access to such funds is not prevented by Legal Requirements, injunction or other court order or otherwise;

(iii)          if (A) Borrower fails to deliver to Administrative Agent ACORD certificates of insurance (bearing notations evidencing payment of applicable Insurance Premiums) or other evidence of insurance acceptable to Administrative Agent in Administrative Agent’s good faith determination with respect to any replacement policies required by Section 6.2 not later than five (5) days prior to the expiration date of any such policy, or (B) the insurance policies required by Section 6.2 are not kept in full force and effect, provided that, with respect to sub-clause (B) above only, there shall be no Event of Default under this Section 17.1(a)(iii)(B), where (x) there are sufficient funds in any Reserve Account or Mortgage Reserve Account available for the purpose of paying such amounts (to the extent such funds would otherwise be permitted to be disbursed for such purpose hereunder), and (y) Administrative Agent’s access to such funds is not prevented by Legal Requirements, injunction or other court order or otherwise;

(iv)          if, except as expressly permitted pursuant to Article VIII and Sections 7.2 and 7.3, (A) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of the Property or the Collateral occurs, (B) intentionally omitted, (C) any Transfer of any direct or indirect legal, beneficial or equitable interest in Borrower or Mortgage Borrower occurs, (D) any change of Control of Borrower, Mortgage Borrower, Sole Member or any Guarantor occurs if the Minimum Hold/Control Requirements fail to be satisfied or (E) any Lien or encumbrance on all or any portion of the Property (other than Permitted Encumbrances) or the Collateral exists and, solely with respect to this clause (E), is not removed within the time period specified in Section 7.2 and/or Section 7.3; provided, however, a Transfer with respect to which Borrower or any other Person has failed to provide notice to Lender or the opportunity to review any documentation in connection with such Transfer, or copies of the documentation relating to such Transfer, for which such Transfer would otherwise be permitted hereunder if Borrower had provided such requisite notice and/or provided such documentation to Administrative Agent shall not in and of itself constitute an Event of Default if (x) Borrower provides such information or notice to Administrative Agent within five (5) Business Days after the date Borrower becomes aware of such failure and (y) such failure did not result in a Material Adverse Effect;

(v)           if any representation or warranty made by Borrower herein or by Borrower, Sole Member, Mortgage Borrower, Guarantor or any Affiliate of the foregoing in any other Loan Document, or in any Draw Requests, certificate or financial statement furnished to Administrative Agent shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely (during the cure period specified in this clause (v)) to have a Material Adverse Effect, and such representation and warranty was not, to Borrower’s knowledge, false or misleading in any material respect when made, then the same shall not constitute an Event of Default unless Borrower has not cured the same within five (5) Business Days after receipt by Borrower of notice from Administrative Agent in writing of such breach, which five (5) Business Day period shall be extended for an additional ten (10) Business Days period if cure of same is being diligently pursued and Administrative Agent has determined in good faith that such additional cure period is not reasonably likely to have a Material Adverse Effect, it being understood that Borrower hereby indemnifies and holds Administrative Agent and each Lender harmless from any Losses Administrative Agent or any Lender incur or suffer as a result of the permitted cure rights set forth in this clause (v);

(vi)          if Borrower, Sole Member, Mortgage Borrower or Guarantor, or any general partner or managing member of Borrower, Sole Member, Mortgage Borrower or Guarantor shall make an assignment for the benefit of creditors or shall admit in writing in a legal proceeding its inability to pay its debts generally as they become due (other than (1) at the request of Administrative Agent or Lenders or their respective agents or employees or in any information provided to Administrative Agent or Lenders pursuant to the Loan Documents or (2) unless failure to make such admission would be a violation of Legal Requirements);

(vii)         if (A) a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member, Mortgage Borrower or Guarantor, (B) Borrower, Sole Member, Mortgage Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, (C) any Borrower Party seeks substantive consolidation of Borrower or Sole Member (with or into any entity other than Borrower or Sole Member, as applicable) in connection with a proceeding under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, or (D) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to in writing, or Acquiesced in by, Borrower, Sole Member, Mortgage Borrower or Guarantor, or if any proceeding for the dissolution, liquidation, insolvency, bankruptcy or wind-up (voluntary or involuntary) of Borrower, Sole Member, Mortgage Borrower or Guarantor shall be instituted (any of the foregoing, a “Bankruptcy Event”); provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented in writing to by Borrower, Sole Member, Mortgage Borrower or Guarantor, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)        if Borrower, Mortgage Borrower, Sole Member or Guarantor, as applicable, attempts to assign its rights under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)          if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate, cease to be effective, or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Guarantor (in each case subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), or any Lien securing the Debt shall, in whole or in part, cease to be a perfected Lien, subject only to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Administrative Agent);

(x)           if Borrower shall fail to comply with (1) any covenants set forth in Article V (other than the covenants subject to clause (xxx) below) within the time periods set forth therein, provided that, if such breach is capable of cure and the delay in curing the same is not reasonably likely to have a Material Adverse Effect, then Borrower shall have a period of (A) ten (10) Business Days after Administrative Agent delivers written notice thereof to Borrower to cure such Default in the case of any Default which can be cured by the payment of a sum of money or (B) thirty (30) days after notice from Administrative Agent in the case of any other Default, which thirty (30) day period may be extended for an additional sixty (60) days if Borrower is diligently and continuously effectuating a cure of such curable non-monetary Default or (2) any covenants set forth in Article XI within the time periods set forth therein, provided that, if such breach is capable of cure and the delay in curing the same is not reasonably likely to have a Material Adverse Effect, then Borrower shall have a one-time cure period of thirty (30) days after Administrative Agent delivers written notice thereof to Borrower to cure such Default in the case of any Default which can be cured (provided, however, for the avoidance of doubt, that after the first such notice from Administrative Agent is delivered and the one-time cure period is exercised, Administrative Agent shall not be required to deliver any such notice for any future occurrence of a breach of such covenants to constitute an Event of Default);

(xi)          if Borrower breaches any of the provisions set forth in Section 5.1.29;

(xii)         if (A) Borrower, Mortgage Borrower, Sole Member, Guarantor, any other Borrower Party or any of their respective ERISA Affiliates, shall have incurred any material liability, or an event or action shall have occurred that would reasonably be expected to cause any such Person to incur any material liability (whether directly or indirectly, or through contract or otherwise), (x) with respect to any Plan, including any liability under Section 412 of the IRC or Title IV of ERISA or (y) on account of a partial or complete withdrawal from, unpaid contributions to, or the termination or insolvency, or endangered or critical status of, any Multiemployer Plan, or (B) Borrower, Mortgage Borrower, Sole Member, Guarantor or any other Borrower Party shall have engaged in any transaction in connection with which Borrower, Mortgage Borrower or Sole Member would be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the IRC, and in each case in subclauses (A) and (B) such event or condition, together with all other such events or conditions hereunder, if any, which would reasonably be expected to result in material liability to Borrower, Mortgage Borrower or Sole Member or (C) the assets of Borrower, Mortgage Borrower or Sole Member are “plan assets” of an employee benefit plan or for purposes of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA or Section 4975 of the Code, respectively;

(xiii)        if one or more judgments or decrees shall be entered against (A) Borrower, Mortgage Borrower and/or Sole Member involving in the aggregate liability in excess of $1,000,000 or (B) Guarantor involving in the aggregate liability in excess of $15,000,000 and, in either case, the same shall not have been vacated, bonded, satisfied or stayed pending appeal within ninety (90) days from the date of entry of such judgment (or within sixty (60) days after the termination of any stay thereon obtained within such aforementioned sixty (60) day period);

(xiv)        except as expressly permitted pursuant to the Loan Documents, if Borrower or any other Person grants any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property and such easement, covenant or restriction has or is reasonably likely to have a Material Adverse Effect;

(xv)         if Mortgage Borrower shall default beyond the expiration of any applicable notice, grace and/or cure period under any existing easement, covenant or restriction affecting the Property and such default is not reasonably likely to have a Material Adverse Effect;

(xvi)        if (A) Mortgage Borrower or any of its Affiliates shall be in default beyond applicable notice, grace and/or cure periods under any Property Operating Agreement, (B) any Property Operating Agreement shall be terminated, replaced, amended or supplemented in violation of this Agreement or (C) Borrower shall fail to cause Mortgage Borrower enter into a replacement Property Operating Agreement reasonably satisfactory to Administrative Agent in accordance with the terms of this Agreement within thirty (30) days of the termination of such Property Operating Agreement unless waived in writing by Administrative Agent in its reasonable discretion;

(xvii)       (A) if a default by Mortgage Borrower has occurred and continues beyond any applicable notice, grace and/or cure period under a General Contractor Agreement and if such default permits the counterparty thereunder to terminate or cancel a General Contractor Agreement or (B) if a General Contractor Agreement is terminated other than in connection with a default of Mortgage Borrower under such General Contractor Agreement and a new General Contractor is not appointed as a replacement General Contractor pursuant to the provisions hereof within forty-five (45) days after such termination;

(xviii)      the occurrence of any Milestone Non-Compliance Event;

(xix)         if construction of the Required Improvements shall cease or be suspended for a period in excess of forty-five (45) consecutive calendar days (as may be extended by Excusable Delay);

(xx)          if a Lien for the performance of work, the supply of materials or otherwise is filed against the Property or any part thereof or interest therein and remains unsatisfied or unbonded for a period of forty-five (45) days after notice thereof from any source whatsoever;

(xxi)         with respect to any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement and grace or cure period (other than the other subsections of this Section 17.1), if Borrower, Mortgage Borrower, Sole Member or Guarantor shall be in default under such term, covenant or condition after the giving of such notice and the expiration of such grace and/or cure period;

(xxii)        if Mortgage Borrower shall be in default beyond applicable notice, grace and/or cure periods under any of the Project Documents and such default is not reasonably likely to have a Material Adverse Effect;

(xxiii)       intentionally omitted;

(xxiv)       if Borrower shall fail to permit Administrative Agent, Construction Consultant or the Servicer, or any of their respective representatives, at all reasonable times after reasonable notice, to enter upon the Property for the purposes permitted under this Agreement and such failure shall continue for five (5) Business Days after notice thereof, or Borrower shall fail to furnish to Administrative Agent, Construction Consultant or the Servicer, or any of their respective representatives, within a reasonable time after request therefor, the materials which Borrower is obligated to provide to Administrative Agent, Construction Consultant or the Servicer, or any of their respective representatives, pursuant to the Loan Documents (other than materials required under Article XI) and any of the foregoing failures shall continue for five (5) Business Days after notice thereof;

(xxv)       if any Draw Request is fraudulently submitted by Borrower in connection with any Advance for services performed or for materials used in or furnished for the Required Improvements;

(xxvi)      if Borrower shall fail to obtain and/or maintain the Interest Rate Cap Agreement as required pursuant to Section 2.33 hereof, and such failure continues for five (5) Business Days after Borrower’s receipt of written notice from Administrative Agent;

(xxvii)      if the Organizational Documents of Borrower, Mortgage Borrower or Sole Member shall be amended or modified in any manner that is reasonably likely to have a Material Adverse Effect;

(xxviii)     if any Guarantor shall default in the performance or observance of the Financial Covenants or such Financial Covenants shall fail to be and remain satisfied at any time and for any reason;

(xxix)       if any Guarantor shall default (beyond any applicable notice, grace and/or cure periods set forth therein), as applicable, in the performance or observance of any covenants or obligations in any of the Guarantees or the Environmental Indemnity Agreement (other than the Financial Covenants), and such default shall continue for (A) in the case of any default which can be cured by the payment of a sum of money, the applicable time period for payment of the same set forth in each of the Guarantees and the Environmental Indemnity Agreement, or (B) in the case of any other default, the shorter of (I) the applicable time period for performance of the same set forth in each of the Guarantees and the Environmental Indemnity, and (II) thirty (30) days after notice from Administrative Agent, which thirty (30) day period may be extended for an additional ninety (90) days if Guarantor is diligently and continuously effectuating a cure of a curable non-monetary default;

(xxx)        if Borrower shall fail to comply with any covenants set forth in Sections 5.1.9, 5.1.12, 5.1.13, 5.1.14, 5.1.16, 5.1.25, 5.1.26, 5.1.28, 5.1.30, 5.1.33, 5.3(e), 5.3(f), 5.7, 5.8.3 and 5.8.24 within the time periods set forth therein;

(xxxi)       intentionally omitted;

(xxxii)      intentionally omitted;

(xxxiii)     if Mortgage Borrower shall default, as applicable, in the performance or observance of any covenants or obligations in the Mortgage or any of the other Loan Documents to which Mortgage Borrower is a party, and such default shall continue for (A)in the case of any default which can be cured by the payment of a sum of money, the applicable time period for payment of the same set forth in the Mortgage or such other Loan Document, or (B) in the case of any other default, the shorter of (I) the applicable time period for performance of the same set forth in each of the Mortgage or such other Loan Document, and (II) thirty (30) days after notice from Administrative Agent, which thirty (30) day period may be extended for an additional ninety (90) days if Mortgage Borrower is diligently and continuously effectuating a cure of a curable non-monetary default;

(xxxiv)     if Sole Member shall default, as applicable, in the performance or observance of any covenants or obligations in the Pledge Agreement (Mortgage Borrower) or any of the other Loan Documents to which Sole Member is a party, and such default shall continue for (A)in the case of any default which can be cured by the payment of a sum of money, the applicable time period for payment of the same set forth in each of the Pledge Agreement (Mortgage Borrower) or such other Loan Document, or (B) in the case of any other default, the shorter of (I) the applicable time period for performance of the same set forth in each of the Pledge Agreement (Mortgage Borrower) or such other Loan Document, and (II) thirty (30) days after notice from Administrative Agent, which thirty (30) day period may be extended for an additional ninety (90) days if Sole Member is diligently and continuously effectuating a cure of a curable non-monetary default;

(xxxv)      if Borrower, Mortgage Borrower or Sole Member incurs any Indebtedness other than Permitted Indebtedness and Borrower, Mortgage Borrower or Sole Member, as applicable, fails to repay or otherwise satisfy in full such Indebtedness within five (5) Business Days following written notice from Administrative Agent;

(xxxvi)     if (1) Borrower, Mortgage Borrower or Sole Member shall fail to comply with any covenant set forth in Article IX (provided that such failure shall not constitute an Event of Default if (A) such failure was inadvertent or immaterial, (B) such failure is curable (and is not reasonably likely (during the cure period specified in this clause (xxxvi)) to have a Material Adverse Effect), Borrower promptly commences to cure such breach within three (3) Business Days of notice thereof from any source, and (C) such breach is cured within ten (10) days after receipt of written notice thereof from any source; it being understood that Borrower shall indemnify and hold Administrative Agent and Lenders harmless from any loss, cost, expense, damage, or claim actually incurred by Administrative Agent and/or any Lender as a result of such breach or (2) Borrower, Mortgage Borrower or Sole Member shall take any action, or fail to take any action, which action or failure to take action constitutes a breach of the definition of “Single Purpose Entity”;

(xxxvii)     intentionally omitted;

(xxxviii)    intentionally omitted;

(xxxix)      intentionally omitted;

(xl)            if Borrower shall fail to comply with any covenants set forth in this Agreement or any of the other Loan Documents (not otherwise described in this Section 17.1(a)), and such default shall continue for (A) ten (10) days after Administrative Agent delivers written notice thereof to Borrower in the case of any default which can be cured by the payment of a sum of money, or (B) thirty (30) days after notice from Administrative Agent in the case of any other default, which thirty (30) day period may be extended for an additional ninety (90) days if Borrower is diligently and continuously effectuating a cure of such curable non-monetary default and the failure to cure the same is not reasonably likely to have a Material Adverse Effect;

(xli)           if, without Administrative Agent’s prior written consent, any material License relating to the Property ceases to be in full force and effect in violation of this Agreement, and the failure of such material License to be in full force and effect is reasonably likely to have a Material Adverse Effect;

(xlii)          if Mortgage Borrower shall be in default beyond applicable notice, grace and/or cure periods under any REA and such default is reasonably likely to have a Material Adverse Effect;

(xliii)         Intentionally omitted;

(xliv)         if any fraud or willful misconduct by any Borrower Party or any Affiliate of any Borrower Party occurs in connection with the Loan or the Property or the Collateral;

(xlv)          if any Borrower Party or any Affiliate of any Borrower Party or any Person acting on behalf of such Borrower Party or such Affiliate of a Borrower Party misapplies, misappropriates or converts (A) any Rents or other revenue from the Property or any security deposit, (B) Proceeds, (C) any proceeds of the Loan, the Mortgage Loan, or (D) any disbursements from the Mortgage Reserve Accounts, in each case in violation of the terms of the Loan Documents;

(xlvi)         if any of Borrower, Sole Member, Mortgage Borrower, any Guarantor or any Affiliate of any of them causes Mortgage Borrower or Sole Member to amend or otherwise modify their respective organizational documents in order to repeal or materially amend the applicable election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Borrower’s one hundred percent (100%) ownership interest in Sole Member, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents;

(xlvii)       if there shall occur an “Event of Default” with respect to the Mortgage Loan in accordance with the Mortgage Loan Documents;

(xlviii)      any breach of Section 19.32 or Section 19.33 and if such breach is curable, the failure to cure such breach within five (5) Business Days after demand by Administrative Agent; and

(xlix)         Borrower’s failure to submit to Lender proposed Minimum Leasing Criteria acceptable to Lender within thirty (30) days after the Closing Date.

(b)            Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Administrative Agent deems advisable to protect and enforce its rights against Borrower and in the Property and the Collateral, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Administrative Agent elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower, the Property and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Sections 17(a)(vi) or Section 17(a)(vii), the Debt hereunder and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Administrative Agent of its right to pursue any other remedies available to it under this Agreement, the Pledge Agreements or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Administrative Agent in the Loan Documents.

17.2            Remedies.

(a)            Unless waived in writing by Administrative Agent, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Administrative Agent against Borrower, Sole Member and/or Guarantor under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower, Sole Member and/or Guarantor, or at law or in equity may be exercised by Administrative Agent at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property or the Collateral. Any such actions taken by Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Administrative Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Administrative Agent permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Administrative Agent shall not be subject to any one action or election of remedies rule, and (ii) all liens and other rights, remedies or privileges provided to Administrative Agent shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Property and the Collateral and the Pledge Agreements has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)            Intentionally Omitted.

(c)            With respect to Borrower, the Collateral and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Administrative Agent to resort to the Property or the Collateral for the satisfaction of any of the Debt, and Administrative Agent may seek satisfaction out of the Property, the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Administrative Agent shall have the right from time to time to partially foreclose this Agreement, the Mortgage and the Pledge Agreements in any manner and for any amounts secured by this Agreement, the Mortgage or the Pledge Agreements then due and payable as determined by Administrative Agent in its sole discretion including, without limitation, the following circumstances: (i) if an Event of Default exists, Administrative Agent may foreclose this Agreement, the Mortgage and Pledge Agreements to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loan, Administrative Agent may foreclose this Agreement, the Mortgage and the Pledge Agreements to recover so much of the principal balance of the Loan as Administrative Agent may accelerate and such other sums secured by this Agreement, the Mortgage or the Pledge Agreements as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, the Property and/or the Collateral shall remain subject to this Agreement, the Mortgage and the Pledge Agreements to secure payment of sums secured by this Agreement and the Pledge Agreements and not previously recovered.

17.3            Remedies Cumulative; Waivers. The rights, powers and remedies of Administrative Agent under this Agreement and the Pledge Agreements shall be cumulative and not exclusive of any other right, power or remedy which Administrative Agent may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Administrative Agent’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Administrative Agent may determine in Administrative Agent’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

17.4            Costs of Collection. In the event that after an Event of Default: (i) any Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Administrative Agent in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under any Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Pledge Agreements or any of the other Loan Documents; then Borrower shall pay to Administrative Agent all attorney’s fees, costs and expenses incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Administrative Agent at the Default Rate.

17.5            Construction Related Remedies.

(a)            Right to Stop Disbursing Funds. In addition to any other rights and remedies which Administrative Agent may have pursuant to this Agreement and the other Loan Documents or pursuant to law or equity, and without limitation thereof, (i) so long as a Monetary Default, material non-monetary Default or an Event of Default shall exist, Administrative Agent may decline to make all or any portion of such further Advances as Administrative Agent may elect and/or (ii) so long as an Event of Default shall exist, any or all obligations of Administrative Agent under this Agreement, at the option of Administrative Agent, shall cease and terminate; provided, however, Administrative Agent may make all or any portion of any Advance so long as any such Monetary Default, material non-monetary Default or Event of Default shall exist without thereby becoming obligated to make all or a portion of any other or further Advance or waiving Administrative Agent’s right to exercise any of Administrative Agent’s rights and remedies pursuant to any one or more of the Loan Documents or as may be available at law or equity.

(b)            Right to Complete. In addition to any other rights and remedies which Administrative Agent may have under this Agreement and the other Loan Documents or pursuant to law or equity, and without limitation thereof, after the occurrence and during the continuance of any Event of Default, Administrative Agent may enter upon the Property and into possession of the Property and any other property (and exclude Borrower and any other persons therefrom) and cause Completion of the construction of the Required Improvements in accordance with the Plans and Specifications in all material respects, with such changes therein as Administrative Agent may from time to time deem appropriate (provided that Borrower’s obligations hereunder shall not include any increases in the total cost of Completion caused solely as a result of alterations to the Required Improvements that are not in accordance with the Plans and Specifications in all material respects or that are not required to ensure compliance with then applicable Legal Requirements in the reasonable determination of Administrative Agent, and that are performed by or at the direction of Administrative Agent following an Event of Default), all at the sole risk, cost and expense of Borrower. Administrative Agent shall have the right, at any and all times, in its sole discretion to discontinue any work commenced by Administrative Agent with respect to the construction of the Required Improvements or to change any course of action undertaken by it and shall not be bound by any limitations or requirements of time whether set forth herein or otherwise. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right and power (but shall not be obligated) to assume all or any portion of the obligations of Mortgage Borrower under any or all Construction Agreements as Administrative Agent may elect and to take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for by or on behalf of Mortgage Borrower, whether or not previously incorporated into the Property. In connection with any portion of the construction of the Required Improvements undertaken by Administrative Agent pursuant to the provisions of this Section 17.5, Administrative Agent may do any or all of the following as Administrative Agent, in its sole discretion, may elect to:

(i)           engage builders, general contractors, general and trade contractors, suppliers, architects, engineers, inspectors and others for the purpose of furnishing labor, materials, equipment and fixtures in connection with the construction of the Improvements;

(ii)          amend, modify or terminate any then existing contracts between Mortgage Borrower and any of the persons described in the preceding clause (i);

(iii)          pay, settle or compromise all bills or claims which may become Liens against the Property, or which have been or may be incurred in any manner in connection with the construction of the Required Improvements or for the discharge of liens, encumbrances or defects in the title of the Property; and

(iv)         take such other action (including the employment of watchmen and the taking of other measures to protect the Property) or refrain from acting under this Agreement as Administrative Agent may in its sole and absolute discretion from time to time determine without any limitation whatsoever.

(c)            Sums Advanced. Borrower shall be liable to Administrative Agent for all sums actually paid or incurred for the construction of the Required Improvements whether the same shall be paid or incurred pursuant to the provisions of this Section 17.5 or otherwise, and all other payments made or liabilities incurred by Administrative Agent under this Agreement of any kind whatsoever (except to the extent it is determined by a court of competent jurisdiction, beyond right of appeal, that such liabilities arose solely and directly out of the gross negligence or willful misconduct of Administrative Agent), all of which shall be paid by Borrower to Administrative Agent upon demand with interest at the Default Rate to the date of payment to Administrative Agent, and all of the foregoing sums, including such interest at the Default Rate, shall be deemed and shall constitute Advances under this Agreement and be evidenced by the Note and secured by the Pledge Agreements and the Mortgage.

17.6            Right to Cure Defaults.

(a)            During the continuance of an Event of Default, Administrative Agent may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or under the other Loan Documents or being deemed to have cured any Event of Default, make, do or perform any obligation of Borrower hereunder or under the other Loan Documents in such manner and to such extent as Administrative Agent may deem necessary. Administrative Agent is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes. All actual out-of-pocket costs and expenses incurred by Administrative Agent or the Lenders in remedying or attempting to remedy such Event of Default by Borrower or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate from the date such costs and expenses were incurred to the date reimbursement payment is received by Administrative Agent and/or the Lenders, as applicable. All such out-of-pocket costs and expenses incurred by Administrative Agent or the Lenders, together with interest thereon calculated at the Default Rate, shall be deemed to constitute a portion of the Obligations, shall be secured by the liens and security interests provided to Administrative Agent under the Loan Documents and shall be due and payable within ten (10) Business Days after delivery to Borrower of written demand by Administrative Agent therefor.

(b)            Upon the occurrence of any Event of Default (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Administrative Agent shall accept payment or performance of the defaulted obligation or shall execute and deliver a written confirmation that such Event of Default has ceased to continue. Administrative Agent shall not be obligated under any circumstances whatsoever to accept such payment or performance or execute and deliver any such writing. Without limitation, this Section 17.6(b) shall govern in any case where reference is made in this Agreement or elsewhere in the Loan Documents to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default.

17.7            Direct Disbursement and Application by Administrative Agent. During the continuance of an Event of Default, Administrative Agent shall have the right, but not the obligation, to disburse and directly apply unadvanced proceeds of the Loan to satisfy any of Borrower’s obligations hereunder or under any of the other Loan Documents, notwithstanding that Borrower may not have included that amount in any Draw Request. Any advance by Administrative Agent for such purpose, except to the extent made from any Deficiency Collateral, or Proceeds, shall be part of the Loan and shall be secured by the Loan Documents. Borrower hereby authorizes Administrative Agent, during the continuance of an Event of Default, to hold, use, disburse and apply the Loan and any such Borrower’s deposit for payment of costs of construction of the Required Improvements, expenses incident to the Loan, the Collateral and the Property, and the payment or performance of any obligation of Borrower hereunder or under any of the other Loan Documents. Borrower hereby assigns and pledges the proceeds of the Loan and such Borrower’s deposit to Administrative Agent for such purposes. During the continuance of an Event of Default, Administrative Agent may, but shall not be obligated to, advance and incur such expenses as Administrative Agent deems necessary for the completion of construction of the Required Improvements and to preserve the Property, the Collateral and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and shall be payable to Administrative Agent within ten (10) Business Days after delivery to Borrower of written demand. Notwithstanding the foregoing, Administrative Agent may, but shall not be obligated to, disburse any unadvanced portion of the Loan at any time, and from time to time, to Persons other than Borrower for the purposes specified in this paragraph irrespective of any other provisions hereof, whether or not there shall exist a Default or an Event of Default, to the extent Administrative Agent deems such to be necessary for the preservation of the Property, the Collateral, the liens and security interests of the Pledge Agreements and other Loan Documents, or the safety of Persons with respect to the Property and the amount of advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

XVIII.	EXCULPATION.

18.1            Exculpation. Except as set forth in this Section 18.1, the Guarantees, the Environmental Indemnity and any other guaranty or indemnity delivered by Borrower or any Guarantor in favor of Secured Party in connection with the Loan from time to time, no personal liability shall be asserted, sought or obtained by Administrative Agent or any Lender or enforceable against (i) any Affiliate of Borrower (other than Guarantor pursuant to the Recourse Guaranty) or Guarantor, (ii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower (other than Guarantor pursuant to the Recourse Guaranty) or Guarantor or any Affiliate of Borrower (other than Guarantor pursuant to the Recourse Guaranty) or Guarantor or (iii) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) and/or (ii) above (collectively, the “Exculpated Parties”) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Pledge Agreements, the Mortgage, the Note, the Collateral, the Property or any other Loan Documents, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Administrative Agent and the Lenders. Notwithstanding the foregoing or any other provisions of the Loan Documents to the contrary, the foregoing limitation shall not in any way limit or affect the right of Administrative Agent and the Lenders to pursue any claim against Borrower (which is not an Exculpated Party) and to pursue any claim with respect to any of the following and Administrative Agent and the Lenders shall not be deemed to have waived any of the following:

(a)            foreclosure of the lien of this Agreement and/or the Pledge Agreements and/or the Mortgage in accordance with the terms and provisions set forth herein and therein (but, except as set forth in clause (f) below) without the right to obtain a deficiency judgment in violation of the provisions of this Section 18.1; provided, however, that this Section 18.1 shall not limit any obligations under the Guarantees, the Environmental Indemnity or any other guaranty or indemnity delivered by Guarantor in favor of Secured Party in connection with the Loan from time to time arising in accordance with the terms of the Loan Documents);

(b)            action against any other security at any time given to secure the payment of the Note and under the other Loan Documents;

(c)            exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with, and in all events subject to, the terms of this Section 18.1;

(d)            any right which Administrative Agent may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by this Agreement the Mortgage and the Pledge Agreements or to require that all collateral shall continue to secure all of the Debt owing to Administrative Agent in accordance with the Loan Documents;

(e)            the liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party by Guarantor in favor of Secured Party in connection with the Loan (including, without limitation, the Guarantees and the Environmental Indemnity); or

(f)            the fully recourse personal liability of Borrower and Guarantor (whether by suit deficiency judgment or otherwise) for payment of the Obligations pursuant to the Loan Agreement, the Pledge Agreements, the Mortgage, the Note or any other Loan Document upon the occurrence of any of the following events:

(i)            Borrower, Sole Member, Mortgage Borrower or Guarantor commencing a voluntary proceeding, action, petition or filing concerning itself under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of secured indebtedness;

(ii)            any Borrower Party filing an answer consenting to or otherwise soliciting, supporting, colluding, joining in an involuntary proceeding, action, petition or filing filed against Borrower, Mortgage Borrower, Sole Member or Guarantor under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of secured indebtedness with respect to such Borrower Party by any Person other than Administrative Agent, Lenders or their respective Affiliates;

(iii)            any Borrower Party consenting to or otherwise supporting, colluding, joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Mortgage Borrower or Sole Member or any portion of the Property or the Collateral (other than in a proceeding brought by Administrative Agent, any Lender or their respective Affiliates or at the express request of Administrative Agent or its Affiliates);

(iv)            Borrower, Sole Member, Mortgage Borrower or Guarantor making an assignment for the benefit of creditors, or admitting in writing, in any legal or administrative proceeding, its insolvency or inability to pay its debts as they become due (other than (1) at the request of Administrative Agent or Lenders or their respective agents or employees or in any information provided to Administrative Agent or Lenders pursuant to the Loan Documents or (2) unless failure to make such admission would be a violation of law) or if Borrower, Sole Member, Mortgage Borrower or any Guarantor shall institute any proceeding for Borrower, Sole Member’s, Mortgage Borrower’s or Guarantor’s dissolution or liquidation;

(v)            any Borrower Party seeking substantive consolidation of Borrower, Mortgage Borrower or Sole Member (with or into any entity other than Borrower, Mortgage Borrower or Sole Member, as applicable) in connection with a proceeding under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of secured indebtedness;

(vi)          if any Borrower Party raises, asserts or seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Administrative Agent or any Lender or any right in connection with any security for the Loan, including, without limitation, the assertion of any defense with respect to the enforceability of the Pledge Agreements, the Mortgage or any other Loan Document (or any portion thereof) based on an argument that the mere delivery or enforcement of the Pledge Agreements or the Mortgage is deemed to have clogged (or otherwise interfered with) the equity (or Borrower’s right) of redemption, or otherwise constitutes an equitable defense to the enforceability or enforcement of any of the Loan Documents, and such defense, judicial intervention or injunctive or other equitable relief or right raised, asserted or sought is determined by a final non-appealable judgment by a court of competent jurisdiction to have been (A) frivolous or (B) intentionally raised or asserted in bad faith;

(vii)         (A) any Transfer of fee title to all or substantially all of (x) the Property or (y) title to the Collateral, (B) the entering into any Lease for all or substantially all of the Property in violation of the terms of the Loan Documents, or (C) any Transfer of any direct and/or indirect, legal and/or beneficial, interest in the Property (or any part thereof), the Collateral (or any part thereof) or Borrower, Mortgage Borrower or Sole Member which results in the Minimum Hold/Control Requirements no longer being satisfied, in each case, in violation of the terms of the Loan Documents (other than a mere failure to provide notice of a Transfer permitted hereunder);

(viii)        an act or omission that constitutes a breach of Article IX (Special Purposes Provisions) of this Agreement or the definition of “Single Purpose Entity” set forth in this Agreement (except with respect to Borrower remaining solvent or maintaining adequate capital or having sufficient cash flow to pay its debts and liabilities) and such act or omission is adopted by the court in any bankruptcy proceeding as one of the material factors relied on as the basis for a substantive consolidation of Borrower into the estate of any other person;

(ix)           Borrower or any Affiliate of Borrower acquires all or any portion of any interest in the Loan or the Mortgage Loan, excluding any interests solely owned as a result of such Person’s ownership of securities which are listed and traded on the New York Stock Exchange, NASDAQ or any other nationally recognized securities exchange;

(x)           Borrower failing to obtain Administrative Agent’s prior written consent to any subordinate financing the encumbers the Collateral or the Property or any portion thereof;

(xi)          Intentionally omitted;

(xii)         Any breach of Section 19.33 and if such breach is curable, the failure to cure such breach within five (5) Business Days after receipt of written demand from Administrative Agent; provided, however, the maximum liability of Borrower and/or Guarantor pursuant to this Section 18.1(f)(xii) shall not exceed $10,000,000.00;

(xiii)        Intentionally omitted;

(xiv)        Intentionally omitted;

(xv)         Intentionally omitted;

(xvi)        Any of Borrower, Sole Member, Mortgage Borrower, any Guarantor or any Affiliate of any of them causes Sole Member or Mortgage Borrower to amend or otherwise modify its organizational documents in order to repeal or materially amend its election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Borrower’s one hundred percent (100%) ownership interest in Sole Member or Sole Member’s one hundred percent (100%) ownership interest in Mortgage Borrower, as delivered to Administrative Agent on the Closing Date in connection with the Loan Documents (other than at the direction of Administrative Agent in writing following a circumstance where such limited liability company membership certificate has been lost, misplaced or destroyed and has requested Borrower to terminate or cancel same and execute a replacement therefor pursuant to the further assurances provisions of the Loan Documents).

18.2            Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower’s or Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Note, the Pledge Agreements and the other Loan Documents, to Administrative Agent and Lender of (x) any of the obligations of Borrower under the Environmental Indemnity or (y) any actual loss, damage, cost, expense, liability, claim, suit, obligation or other amount incurred by Administrative Agent and/or any Lender (including attorneys’ fees and costs actually incurred) (but expressly excluding any Excluded Liabilities):

(a)            fraud, intentional misrepresentation or willful misconduct by any Borrower Party or any Affiliate of any Borrower Party in connection with the Loan, the Mortgage Loan, the Collateral or the Property;

(b)            intentional physical waste of the Property to the extent that (A) sufficient cash is available from the Property income (or made available by Mortgage Administrative Agent out of the Mortgage Reserve Accounts, Mortgage Loan proceeds or otherwise) to prevent such waste and such cash is not so used by Borrower or any Borrower Party to prevent such waste, and (B) Mortgage Administrative Agent is not otherwise required under the Loan Documents to pay any such amount directly out of a Mortgage Reserve Account then held by Mortgage Administrative Agent (or Servicer on behalf of Mortgage Administrative Agent) or from Mortgage Loan proceeds and in each case available for such purpose.

(c)            removal or disposal of any portion of the Property by any Borrower Party in violation of the Loan Documents to the extent such furniture, fixtures and equipment and/or other similar items removed are not promptly replaced in the normal course of business and removal of obsolete items no longer required for the operation of the Property;

(d)            the forfeiture by Borrower of the Collateral, the Property or any material portion thereof, caused by or resulting from criminal conduct or activity by Borrower or any Borrower Party in connection therewith;

(e)            any intentional misrepresentation or intentionally misleading or incorrect certification made by any Borrower Party or any Affiliate of any Borrower Party in connection with entering into or pursuant to any of the Loan Documents, or otherwise to induce Administrative Agent and/or Lenders to make the Loan, or any Advance, or to release monies from any account held by (or on behalf of) Administrative Agent or the Mortgage Administrative Agent and/or any Lender or the Mortgage Lender (including, without limitation, any Collateral Account);

(f)            misapplication, misappropriation or conversion by or at the direction of any Borrower Party or any Affiliate of any Borrower Party, of (A) any Rents or other revenue from the Property or any security deposit, (B) Proceeds, (C) any proceeds of the Loan or the Mortgage Loan, (D) any disbursements from the Reserve Accounts or the Mortgage Reserve Accounts, (E) any Net Sales Proceeds, or (F) any Net Liquidation Proceeds in each case in violation of the terms of the Loan Documents;

(g)            failure to deliver to Administrative Agent any security deposits, advance deposits, letter of credit or any other deposits collected under Leases upon the conclusion of a foreclosure of the Property or the Collateral or action in lieu thereof (or assign Mortgage Borrower’s rights to same to Administrative Agent and/or the Lenders or Mortgage Administrative Agent and/or Mortgage Lenders), to the extent permitted by applicable law (and to the extent permitted by the terms of any letter of credit, as applicable) except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable Leases and the terms of the Loan Documents prior to such foreclosure or action in lieu thereof;

(h)            failure by Borrower from time to time, to cause Mortgage Borrower to pay Impositions, or pay any charges for labor or materials or other charges in accordance with this Agreement, the other Loan Documents and the Mortgage Loan Documents that can create Liens on any portion of the Property or the Collateral; provided that, there shall be no recourse liability under this clause (h) to the extent (1) funds sufficient to pay such amounts are available in the applicable Reserve Accounts maintained by Administrative Agent or Mortgage Administrative Agent pursuant to the Loan Documents or the Mortgage Loan Documents, which such funds are available for the purpose of paying such charges, as applicable, and Administrative Agent or Mortgage Administrative Agent, as applicable, fails to release such funds in order to pay same (unless such failure by Administrative Agent or Mortgage Administrative Agent is due to Administrative Agent’s or Mortgage Administrative Agent’s access to such funds being restricted (A) by any Legal Requirement, injunction or other court order, or (B) as a result of any action, inaction or omission by Borrower, Mortgage Borrower, Sole Member any Guarantor or any Affiliate of Borrower, Mortgage Borrower, Sole Member or any Guarantor or (2) following Substantial Completion, Rents generated from the Property and made available to Mortgage Borrower and/or Borrower are insufficient to pay such amounts;

(i)            failure by Borrower to cause Mortgage Borrower to obtain and maintain, from time to time, the fully paid for insurance policies in accordance with the terms hereof and the Mortgage Loan Documents; provided that, to the extent such failure to obtain and maintain insurance policies results from the failure to timely pay Insurance Premiums, there shall be no recourse liability under this clause (i) to the extent (1) funds sufficient to pay such amounts are available in the applicable Reserve Accounts or Mortgage Reserve Accounts and Administrative Agent or Mortgage Administrative Agent, as applicable, fails to release such funds in order to pay same (unless such failure by Administrative Agent or Mortgage Administrative Agent, as applicable, is due to Administrative Agent’s or Mortgage Administrative Agent’s access to such funds being restricted (A) by any Legal Requirement, injunction or other court order, or (B) as a result of any action, inaction or omission by Borrower, Mortgage Borrower, Sole Member, any Guarantor or any Affiliate of Borrower, Mortgage Borrower, Sole Member or any Guarantor or (2) following Substantial Completion, Rents generated from the Property and made available to Borrower and/or Mortgage Borrower are insufficient to pay such amounts;

(j)             the failure by Borrower to obtain and/or maintain the Interest Rate Cap Agreement, any Replacement Interest Rate Cap Agreement or any Substitute Interest Rate Cap Agreement when required to do so under the Loan Agreement;

(k)            the failure by Borrower to permit (or cause Mortgage Borrower to permit) on-site inspections of the Property as and when required under the provisions of this Agreement (including, without limitation, Sections 5.1.17 (Access to Property) and 5.8.4 (Inspection of Project and Books and Records; Reports)) or any other Loan Documents;

(l)            the failure of Borrower to comply with any provisions set forth in Article XI (Books and Records, Financial Statements, Reports and Other Information) of this Agreement; provided, that no liability shall occur pursuant to this Section 18.2(l) if (x) such failure occurs no more than two (2) times in the aggregate during the term of the Loan and (y) if such failure is cured within ten (10) days after receipt of notice of such failure from Administrative Agent;

(m)            an act or omission that constitutes a breach of Article IX (Special Purpose Provisions) of this Agreement or the definition of “Single Purpose Entity” set forth therein (except with respect to Borrower remaining solvent or maintaining adequate capital or having sufficient cash flow to pay its debts and liabilities);

(n)            intentionally omitted;

(o)            intentionally omitted;

(p)            any distributions made by Borrower Party in violation of the terms of the Loan Documents;

(q)            intentionally omitted;

(r)             Borrower, Mortgage Borrower or Sole Member incurs any voluntary Indebtedness (other than any Permitted Indebtedness), whether or not secured by a Lien, in violation of the terms of the Loan Document; provided, that no liability shall result from this Section 18.2(r) as a result of any Indebtedness that is not Permitted Indebtedness, but would have constituted Permitted Indebtedness but for (I) the failure to satisfy the conditions in clauses (c)(x) or (c)(y) of the definition of Permitted Indebtedness, or (II) such Indebtedness being in excess of the monetary threshold in clause (c) of the definition of Permitted Indebtedness, so long as the failure to satisfy such condition(s) and/or such excess Indebtedness was inadvertent and such amounts are promptly paid by or on behalf of Borrower within five (5) days after written notice from Administrative Agent regarding such failure;

(s)             any Transfer of any direct and/or indirect legal and/or beneficial interest in the Property or the Collateral (or any part of any of the foregoing) or Borrower, in any case, in violation of the Loan Documents (other than a Transfer covered by Section 18.1(f)(vii));

(t)             intentionally omitted;

(u)            any labor withdrawal liability or similar amounts incurred by Borrower or any Affiliate of Borrower for which Administrative Agent or any Lender becomes obligated, directly or indirectly, upon the conclusion of a foreclosure of the Property or the Collateral or action in lieu thereof;

(v)            intentionally omitted;

(w)            (A) any obligation of Mortgage Borrower, Sole Member or Borrower to indemnify any Person that, immediately prior to any acquisition of title to the Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an “Equity Collateral Enforcement Action”; and the date on which an Equity Collateral Enforcement Action is consummated, an “Equity Collateral Transfer Date”), was an Affiliate of Mortgage Borrower, Sole Member or Borrower, to the extent such obligation continues to be the obligation of the transferee at such Equity Collateral Enforcement Action and (B) any obligation of Mortgage Borrower, Sole Member or Borrower accruing prior to, on or after the Equity Collateral Transfer Date to pay (1) legal fees to counsel engaged by Mortgage Borrower, Sole Member or Borrower prior to the Equity Collateral Transfer Date, (2) amounts due under any contract between Mortgage Borrower, Sole Member or Borrower, on the one hand, and any of Borrower, Sole Member, Mortgage Borrower, any Guarantor or any Affiliate of any of them, on the other hand (unless such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date), or (3) amounts due under any contract between any of Borrower, Sole Member, Mortgage Borrower, any Guarantor or any Affiliate of any of them, on the one hand, and any Person that is not an Affiliate of any of Borrower, Sole Member, Mortgage Borrower, any Guarantor or any Affiliate of any of them, on the other hand, that has been entered into in violation of this Agreement or the other Loan Documents (unless such contract (I) was assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date or (II) can be terminated by the Person acquiring the Collateral without the obligation to pay any termination fee, liquidated damages or similar fees with such termination) and/or following the completion of any Equity Collateral Enforcement Action, any accounts payable of any of Borrower, Sole Member, Mortgage Borrower, or any income tax or indemnity liability of any of Borrower, Sole Member or Mortgage Borrower, to third parties or to any other of Borrower, Sole Member, Mortgage Borrower, any Guarantor or any Affiliate of any of them;

18.3            Survival. The obligations and liabilities of Borrower under this Article 18 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of an assignment in lieu of foreclosure of the Mortgage or the Pledge Agreements.

XIX.	MISCELLANEOUS.

19.1            Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Administrative Agent of the Loan and the execution and delivery to Administrative Agent of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Administrative Agent. Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, wherever the words “as long as all or any of the Debt is outstanding or unpaid”, “any portion of the Debt exists”, “performance in full of the Debt”, “the Debt has been paid in full” and “repayment of the Debt” and words of similar import when used in this Agreement or in any of the other Loan Documents are used to mean that it is a condition that the Debt is satisfied, performed, repaid, no longer exists or no longer remains outstanding, then such condition shall be deemed to include the further condition that either (i) the Commitment is fully funded or (ii) any then unfunded portion of the Commitment has been terminated in accordance with the terms of this Agreement.

19.2            Administrative Agent’s Discretion. Whenever pursuant to this Agreement, Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Administrative Agent, the decision of Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Administrative Agent and shall be final and conclusive. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, during the existence of an Event of Default under this Agreement or any of the other Loan Documents, any consent, approval or decision of Administrative Agent or the Lenders that is herein or therein provided to be in the “reasonable” discretion of Administrative Agent or the Lenders (as applicable), or words of similar import, shall instead be deemed to be subject to the sole and absolute discretion of Administrative Agent or the Lenders (as applicable). To the extent that, pursuant to any co-lender agreement, Administrative Agent is required to obtain the consent of any Lender or Lenders prior to granting its consent or approval with respect to any matter under the Loan Documents, and the applicable Lender or Lenders do not grant such consent, then Administrative Agent’s failure to consent or approve any such matter shall be deemed reasonable for all purposes under the Loan Documents.

19.3            GOVERNING LAW.

(a)            THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY ADMINISTRATIVE AGENT AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EACH AND ALL OF THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EXCEPT THAT AT ALL TIMES THE ATTACHMENT, CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED UNDER THE LOAN DOCUMENTS IN FAVOR OF ADMINISTRATIVE AGENT AND LENDERS IN RESPECT OF REAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH SUCH REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTE AND THE LOAN AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND/OR THE LOAN, AND THIS AGREEMENT, THE NOTE AND THE LOAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST SECURED PARTY OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER AND SECURED PARTY EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER AND SECURED PARTY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

19.4            Modification, Waiver in Writing. Any provision of this Agreement, the Note or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower, Administrative Agent and (unless otherwise agreed to by the Lenders) the Lenders.

19.5            Delay Not a Waiver. Neither any failure nor any delay on the part of Administrative Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Administrative Agent shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

19.6            Notices.

(a)            All notices, elections, consents, approvals, requests and demands (any of the foregoing, a “Notice”) required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery against receipt, or (ii) certified or registered United States mail, postage prepaid, return receipt requested, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (iv) sent s a ..pdf attachment to an email (provided that any Notice sent by e-mail is also delivered by one of the other means for Notices set forth in this Section 19.6) addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 19.6):

If to Administrative Agent	NREF OP IV REIT SUB, LLC
300 Crescent Court, Suite 700
Dallas, TX 75201
Attention: Legal Department

and to:	Winston & Strawn LLP
333 S. Grand Avenue, 38th Floor,
Los Angeles, California 90071
Attention: Bruce W. Fraser

If to any Lender:	c/o NREF OP IV REIT SUB, LLC
300 Crescent Court, Suite 700
Dallas, TX 75201
Attention: Legal Department

If to Borrower:	c/o IQHQ, LP
674 Via De La Valle, Suite 206
Solana Beach, California 92075
Attention: Legal Department

With a copy to:	Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Las Angeles, California 90071
Attention: L. Mark Osher, Esq.

All Notices shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) in the case of e-mail, either (x) as of the date of the e-mail, if such e-mail was sent prior to 4 P.M. EST and such e-mail was not rejected by the recipient’s e-mail server, or (y) on the Business Day immediately succeeding the date of the e-mail, if such email was sent after 4 P.M. EST and such e-mail was not rejected by the recipient’s e-mail server (provided, that in all cases a copy of any Notice sent by e-mail is also sent to the intended addresses by one of the other means for Notices set forth in this Section 19.6) and the subject line of such e-mail begins with the following words in all capital letters: “MESSAGE CONTAINS WRITTEN CORRESPONDENCE UNDER LOAN DOCUMENTS”. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the Notice sent.

(b)            Notices and other communications to Administrative Agent or any Lender hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by Administrative Agent. Either Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)            Borrower agrees that Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, StructuredFN, Syndtrak, ClearPar or a substantially similar Electronic System. Any Electronic System used by Administrative Agent is provided “as is” and “as available”. Administrative Agent does not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Administrative Agent in connection with the Communications or any Electronic System. In no event shall Administrative Agent have any liability to Borrower, any Lender, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of communications through an Electronic System. As used herein, “Communications” means, individually and/or collectively, as the context may require, any notice, demand, communication, information, document or other material provided by or on behalf of Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

19.7            TRIAL BY JURY. EACH OF BORROWER, LENDERS AND ADMINISTRATIVE AGENT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER EITHER OF THEM, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE MORTGAGE, THE PLEDGE AGREEMENTS, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE PLEDGE AGREEMENTS, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF BORROWER, LENDERS AND ADMINISTRATIVE AGENT HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY EACH PARTY ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE ENTERING INTO OF THIS AGREEMENT. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

19.8            Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.9            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.10          Preferences. Subject to the terms of the Intercreditor Agreement, each Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Administrative Agent, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Administrative Agent.

19.11          Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Administrative Agent except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Administrative Agent to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Administrative Agent with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Administrative Agent to Borrower.

19.12          Expenses; Indemnity.

(a)            Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Administrative Agent and each Lender within ten (10) Business Days of written notice from Administrative Agent for all reasonable-out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred by Administrative Agent and each Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Administrative Agent pursuant to this Agreement); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Administrative Agent’s and each Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents or otherwise requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, mortgage recording taxes, costs of environmental reports, appraisals and other reports, title insurance and reasonable out-of-pocket fees and expenses of counsel for providing to Administrative Agent and each Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Administrative Agent and each Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, the Collateral or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work out or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same constitute general overhead expenses of Administrative Agent or any Lender or arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Administrative Agent or the Lenders. Any cost and expenses due and payable to Administrative Agent may be paid from any amounts in the Reserve Accounts.

(b)            Borrower will protect, indemnify and save harmless Administrative Agent and each Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns of Administrative Agent and each Lender (collectively, the “Indemnified Parties”) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including all reasonable out-of-pocket attorneys’ fees and expenses actually incurred) (collectively, the “Losses”) that may be imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein or any part of its interest therein or the Collateral or any part of its interest therein (but expressly excluding any consequential, punitive, special, exemplary or other indirect damages unless any third party makes any claim or demand upon Administrative Agent or Lender for damages on account of consequential, punitive, special or other indirect damages), by reason of the occurrence or existence of any of the following prior to (i) the acceptance by Administrative Agent or its designee of a deed-in-lieu of foreclosure with respect to the Property or an assignment-in-lieu of foreclosure with respect to the Collateral, or (ii) an Indemnified Party or its designee taking possession or control of the Property or the Collateral or (iii) the foreclosure of the Mortgage or any Pledge Agreement, except, in the case of each of the foregoing, to the extent caused by the actual willful misconduct, gross negligence, illegal acts or fraud of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Mortgage Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any amendment to, or restructuring of, the Debt, the Note, this Agreement, the Mortgage, any Pledge Agreement, or any other Loan Documents, (3) any and all lawful action that may be taken by Secured Party in connection with the enforcement of the provisions of the Mortgage or any Pledge Agreement or this Agreement or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, (4) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any appurtenances thereto, (5) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Administrative Agent, any claim the insurance as to which is inadequate, (6) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Lease within the applicable notice or grace periods, (7) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (8) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (9) any contest referred to in Section 7.3 hereof, (10) any failure of the Property to be in compliance with any Legal Requirements, (11) the enforcement by any Indemnified Party of the provisions of this Section 19.12, (12) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower which may be payable in connection with the funding of the Loan, (13) any lien or claim arising on or against the Property or the Collateral or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto, (14) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease or (15) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within ten (10) Business Days after written demand therefor by the Indemnified Parties or Administrative Agent, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from and after the date incurred at the Default Rate until paid in full, and shall, together with such interest, be part of the Debt and secured by Pledge Agreements and the Mortgage. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s expense for the insurer of the liability or by counsel designated by Borrower (unless disapproved by Administrative Agent in its reasonable discretion within a reasonable time after Administrative Agent has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Administrative Agent (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Administrative Agent and Borrower that would make such separate representation advisable; provided, further, that if Administrative Agent shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Administrative Agent a conflict or potential conflict exists between such Indemnified Party and Administrative Agent. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Administrative Agent and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding and Administrative Agent agrees that it will not settle any such action, suit or proceeding without the reasonable consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Administrative Agent has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Administrative Agent may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim which it is entitled to settle or compromise hereunder without notice to Borrower. The obligations and liabilities of Borrower under this Section 19.12 shall fully survive indefinitely notwithstanding any repayment of the Debt or any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage or any Pledge Agreement. This Section 19.12(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

19.13          Remedies of Borrower. In the event that a claim or adjudication is made (except any claim or adjudication arising out of any exercise of remedies by Administrative Agent) that Administrative Agent, any Lender, or any of their respective agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Administrative Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Administrative Agent, any Lender nor any of their respective agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Administrative Agent or any Lender has acted reasonably shall be determined by an action seeking declaratory judgment. If a court of competent jurisdiction shall determine that, notwithstanding anything set forth herein to the contrary, Borrower may set off or deduct from amounts payable hereunder, then any such right shall apply only as against the applicable Defaulting Lender with respect to which Borrower’s limited right to set off or deduct any such amounts arose.

19.14          Incorporation. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

19.15          Offsets, Counterclaims and Defenses. Any assignee of Administrative Agent’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

19.16          Liability of Assignees of Administrative Agent. No assignee of Administrative Agent shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Administrative Agent hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property, the Collateral or to which the Property or the Collateral is now or hereafter subject any different than the liability of Administrative Agent hereunder. The limitation of liability provided in this Section 19.16 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

19.17          No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)            Borrower and Administrative Agent intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and administrative agent. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Administrative Agent nor to grant Administrative Agent any interest in the Property or the Collateral other than that of mortgagee, beneficiary or Administrative Agent.

(b)            This Agreement is solely for the benefit of Borrower and Secured Party and nothing contained herein or in any other Loan Document be deemed to confer on anyone other than Borrower and Secured Party the right to insist upon, enforce or waive the performance or observance of any of the terms and conditions hereof or thereof. All conditions to the obligations of Secured Party to make the Loan hereunder are imposed solely and exclusively for the benefit of Secured Party and no other Person, including, without limitation, any Person providing title insurance with respect to the Collateral, the Property, the Mortgage or the Pledge Agreements, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Secured Party will refuse to make the Loan in the absence of strict compliance with any or all thereof. This Agreement shall not be construed to make or render Secured Party liable to any materialmen, contractors, subcontractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to any such Persons against Borrower. Secured Party shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower, Mortgage Borrower, General Contractor and any of Borrower’s or Mortgage Borrower’s other contractors or subcontractors. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any Person providing title insurance with respect to the Property, the Collateral, the Mortgage or the Pledge Agreements, materialmen, contractor, subcontractor, laborer, or any other Person other than Borrower. Without limiting the generality of the foregoing, Loan Advances or Mortgage Loan Advances made to any materialmen, contractor, subcontractor or laborer, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Secured Party of a third party beneficiary status of any such Person.

19.18          Publicity. All news releases, publicity or advertising by Borrower or its Affiliates or Administrative Agent or the Lenders or any of their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents shall be subject to the prior written reasonable approval of Administrative Agent. Notwithstanding the foregoing, disclosures required by applicable Legal Requirements, as reasonably determined by Administrative Agent and/or Borrower, shall not be subject to the prior written approval of any Person. Following the execution of this Agreement, Borrower shall place (or cause to be placed) a sign, approved in form and substance by Administrative Agent but at Borrower’s cost and expense, on the Property at a location satisfactory to Administrative Agent indicating, among other things, that Lenders are providing the financing for construction of the Improvements. Administrative Agent and Lender agree to treat the Information (as defined below) as confidential using the same degree of care as it would accord to its own confidential information, except that Information may be disclosed (i) to Administrative Agent’s and each Lender’s respective Affiliates and their respective managers, administrators, accountants, auditors, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any bank examiner or self-regulatory authority): provided, however, in such case, (x) unless Administrative Agent or any Lender is required to disclose such Information to the applicable regulatory authority in connection with requests during regulatory examinations to which Administrative Agent or any such Lender is subject, Administrative Agent shall provide Borrower or Guarantor with prompt notice of such request, unless Administrative Agent shall be prohibited under Legal Requirements from providing such notice, so that Guarantor may seek an appropriate protective order, at Guarantor’s sole cost and expense, and (y) for the avoidance of doubt, in the absence of such a protective order, Administrative Agent and each Lender may disclose such Information without liability under this Agreement, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal or judicial process: provided, however, in such case (x) Administrative Agent shall provide Borrower or Guarantor with prompt notice of such request or requirement, unless Administrative Agent shall be prohibited under Legal Requirements from providing such notice, so that Guarantor may seek an appropriate protective order at Guarantor’s sole cost and expense, and (y) for the avoidance of doubt, in the absence of such a protective order, Administrative Agent and each Lender may disclose such Information without liability under this Agreement, (iv) to the Rating Agencies provided the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (v) to the extent reasonably necessary in the determination of Administrative Agent and the Lenders in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this subsection, to any investor (including, without limitation, any co-lenders, “B-piece buyer”, assignee, participant, bondholders, noteholders or other Persons that have or may acquire a direct and/or indirect interest in the Loan and/or any note on note repurchase or similar financing facility with respect to the Note) in connection with any secondary market transaction, (vii) with the written consent of Guarantor or (viii) to the extent such Information becomes publicly available other than as a result of a breach of this subsection. For purposes of this subsection, “Information” means all financial information received from Borrower and/or Guarantor or any of its subsidiaries, representatives or agents relating to the Guarantor.

19.19          Waiver of Marshaling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshaling of the assets of Borrower, Borrower’s members and others with interests in Borrower and of the Property and the Collateral, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Administrative Agent under the Loan Documents to a sale of the Property or the Collateral for the collection of the Debt without any prior or different resort for collection or of the right of Administrative Agent to the payment of the Debt out of the net proceeds of the Property or the Collateral in preference to every other claimant whatsoever.

19.20          Waiver of Counterclaim and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Administrative Agent on this Agreement, the Note, the Pledge Agreements, the Mortgage or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Administrative Agent on this Agreement, the Note, the Pledge Agreements, the Mortgage or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

19.21          Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Administrative Agent or any parent, subsidiary or Affiliate of Administrative Agent. Administrative Agent shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Administrative Agent of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Administrative Agent’s exercise of any such rights or remedies. Borrower acknowledges that Administrative Agent engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or their Affiliates.

19.22          Brokers and Financial Advisors. Each of Borrower and Administrative Agent hereby represents to the other that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each of Borrower and Administrative Agent hereby agrees to indemnify, defend and hold Administrative Agent and Lenders harmless from and against any and all claims, liabilities, costs and expenses of any kind (including reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 19.22 shall survive the expiration and termination of this Agreement and the payment of the Debt.

19.23          Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

19.24          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

19.25          Limitation of Liability. No claim may be made by Borrower or any other Person against Administrative Agent or any Lender or the affiliates, directors, officers, employees, attorneys or Administrative Agent of any of them for any special, consequential, treble or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

19.26          Retention of Servicer. Administrative Agent reserves the right, at its option, to retain the Servicer to act on its behalf in connection with the Loan. Borrower shall be responsible for set up fees and other regularly scheduled servicing fees, and any other costs and expenses of the Servicer in connection with the Loan, including (without limitation) any fees and expenses of the Servicer in connection with any requests of Borrower, any prepayment, amendment or modification of the Loan, any special servicing or work-out of the Loan or enforcement of the Loan Documents. Notwithstanding the foregoing or anything to the contrary contained in this agreement or any other Loan Document, so long as no Event of Default has occurred and is continuing, in no event shall the aggregate amount of any fees, costs and/or expenses paid by Borrower to, or otherwise for the benefit of, the Servicer exceed $13,000 per month.

19.27          Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Borrower represents that neither Borrower nor any other Borrower Party is an Affected Financial Institution.

19.28           Joint and Several Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

19.29           Replacement Documents. Upon receipt of an affidavit of an officer of Administrative Agent as to the loss, theft, destruction or mutilation of any of the Note or any other Loan Document that is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note, membership certificate or other Loan Document, Borrower will issue, in lieu thereof, an identical Note or an identical replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

19.30            Co-Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” or “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a “syndication agent,” “documentation agent,” “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

19.31            Deemed Approval. Provided no Event of Default shall have occurred and then be continuing, approvals by Administrative Agent required pursuant to Section 5.1.25(a) shall be deemed given by Administrative Agent (to the extent expressly set forth in the foregoing definition and/or Sections as being subject to the approval provisions of this Section 19.31) if (a) the first correspondence from Borrower to Administrative Agent requesting such approval (i) is enclosed in an envelope marked “PRIORITY”, (ii) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font stating that Administrative Agent’s failure to respond to such request, either by confirming approval, by denying approval, and/or by requesting additional information or documentation which Administrative Agent reasonably deems necessary to evaluate Borrower’s request, within ten (10) Business Days, may result in such request being deemed approved, and (iii) is accompanied by all information and documentation (and in such detail) as Borrower reasonably believes is necessary to adequately and completely evaluate the request, (b) simultaneously with such request, Borrower shall send an e-mail message with the subject line “PRIORITY-SUBJECT TO DEEMED APPROVAL” to prichards@nexpoint.com (which email address may be changed or otherwise updated upon notice to Borrower, from time to time) attaching true, correct and complete copies of all materials included in Borrower’s written request to Administrative Agent, (c) Administrative Agent shall fail to respond to or deny such request in the manner contemplated in clause (a)(ii) above or via email within such ten (10) Business Day period following its receipt of such request together with all information necessary to evaluate such request, (d) Borrower shall deliver a second written request for approval (which shall be accompanied by all information and documentation included in the first request and simultaneously therewith, Borrower shall send an additional e-mail message to prichards@nexpoint.com (which email address may be changed or otherwise updated upon notice to Borrower, from time to time) with the subject line “PRIORITY-SUBJECT TO DEEMED APPROVAL” and again attaching true, correct and complete copies of all materials included in Borrower’s written request to Administrative Agent) which written request (i) is enclosed in an envelope marked “PRIORITY” and (ii) contains a legend, prominently displayed at the top of each page thereof, in bold, all caps and fourteen (14) point or larger font, stating that Administrative Agent’s failure to respond to such request, either by confirming approval or by denying approval, within five (5) Business Days of its receipt of such second request shall be deemed approval of the matter, and (e) Administrative Agent shall fail to respond to such request for approval in the manner contemplated in clause (d)(ii) above or via email within such five (5) Business Day period.

19.32           Right of First Negotiation. Borrower hereby grants to Lender a right of first negotiation on any new or additional secured mortgage and/or mezzanine debt financing to be obtained by Borrower or any of its direct or indirect subsidiaries with respect to total construction of the entire project to its intended scope provided for in the entitlements, including without limitation, the Special Permit (a “New Construction Loan”). Prior to Borrower or its direct or indirect subsidiaries obtaining a New Construction Loan, Borrower shall deliver to Lender a written notice describing the material terms of such proposed New Construction Loan. Upon receipt of such notice, Lender shall provide written notice to Borrower within ten (10) days of its receipt of Borrower’s notice as to whether Lender or any of its designees elect to engage in negotiations regarding the proposed transaction. If Lender or any of its designees elect to engage in negotiations, then Lender shall deliver a written notice to Borrower of such election (a “Notice to Proceed”) and for the next ten (10) days Lender and Borrower and/or their designee(s)/affiliate(s), as applicable, shall engage in non-binding discussions and negotiate in good faith to attempt to agree upon the material terms acceptable to both parties, in their sole and absolute discretion. If Lender fails to timely provide Borrower with a Notice to Proceed, then Lender will be deemed to have elected to reject the proposed transaction and waived its rights hereunder with respect to the right of first negotiation on such proposed New Construction Loan and Borrower or its affiliates may proceed with such proposed New Construction Loan without Lender or its designees. If Lender and Borrower, or their respective designees/affiliates, as applicable, agree upon material terms and execute a non-binding term sheet or similar agreement, Borrower and Lender or their respective designees/affiliates, as applicable, shall proceed in accordance with such term sheet or similar agreement. If Lender provides a Notice to Proceed and the parties are unable to agree to terms for the proposed transaction (or, after execution of a term sheet or similar agreement, the parties are thereafter unable to agree to terms for the proposed transaction), then Borrower and its affiliates shall be permitted to proceed. The rights and obligations of Lender and Borrower as provided in this Section shall terminate upon the earliest to occur of: (i) Lender’s waiver of its rights in accordance with this Section, (ii) delivery of a Notice to Proceed and either (a) the consummation of the New Construction Loan or (b) the failure of the parties to agree on the terms of a New Construction Loan following the delivery of such Notice to Proceed, and (iii) the original stated Maturity Date.

19.33           Tax Indemnity. Borrower agrees to indemnify and hold harmless the Lenders or their applicable designee (each an “Indemnified Tax Party”) for up to Ten Million Dollars ($10,000,000) of federal income tax liabilities for which an Indemnified Tax Party becomes actually liable pursuant to Section 704(c) of the Code as a result of any sale by foreclosure of the Property by the Lenders pursuant to the terms of this Agreement and/or the Mortgage. In making any claim for indemnification, the Indemnified Tax Party shall provide Borrower with written evidence of such tax liability, to the reasonable satisfaction of Borrower. In the event the Indemnified Tax Party receives a refund of any amount of indemnification provided by Borrower pursuant to this paragraph, the Indemnified Tax Party shall promptly pay such refund (net of any out-of-pocket costs incurred in connection with obtaining or paying over such refund) over to Borrower.

XX.	MORTGAGE LOAN.

20.1            Intentionally Omitted.

20.2            Compliance With Mortgage Loan Documents. Borrower shall (or shall cause Mortgage Borrower to): (a) pay all principal, interest and other sums required to be paid by Mortgage Borrower under and pursuant to the provisions of the Mortgage Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed and observed, unless such performance or observance shall be waived in writing by Mortgage Administrative Agent and/or Mortgage Lenders; (c) promptly notify Administrative Agent of the receipt by Mortgage Borrower, Borrower, or Guarantor of any written notice from Mortgage Administrative Agent and/or Mortgage Lenders of any default by Mortgage Borrower or Guarantor in the performance or observance of any of the terms, covenants or conditions of the Mortgage Loan Documents on the part of Mortgage Borrower or Guarantor to be performed or observed and deliver to Administrative Agent a true copy of each such notice; (d) deliver a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Mortgage Borrower or Guarantor to or from Mortgage Administrative Agent, Mortgage Lenders or their respective agents; (e) deliver to Administrative Agent all of the financial statements, reports, certificates and related items delivered or required to be delivered by Mortgage Borrower to Mortgage Administrative Agent under the Mortgage Loan Documents as and when due under the Mortgage Loan Documents, if such items are not separately delivered under the Loan Documents. Without limiting the foregoing, Borrower shall cause Mortgage Borrower to fund all reserves required to be funded pursuant to the Mortgage Loan Documents. In the event of a refinancing of the Mortgage Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with Mortgage Administrative Agent to be utilized by Mortgage Borrower to reduce the amount due and payable to Mortgage Administrative Agent and Mortgage Lenders or alternatively to be remitted to Administrative Agent as a mandatory prepayment of the Loan.

20.3            Intentionally Omitted.

20.4            Mortgage Loan Defaults.

20.4.1        Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, upon the occurrence and during the continuance of a Mortgage Loan Event of Default, Borrower hereby expressly agrees that Administrative Agent and Lenders shall have the immediate right, without prior notice to Borrower, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums that are then due and payable thereunder, and to perform any act or take any action on behalf of Borrower and/or Mortgage Borrower as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Mortgage Borrower to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Administrative Agent, in its reasonable discretion, shall deem advisable to protect or preserve the rights and interests of Administrative Agent and Lenders in the Loan and/or the Collateral. All sums so paid and the costs and expenses incurred by Administrative Agent and Lenders in exercising rights under this Section 20.4 (including, without limitation, reasonable attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid principal, (iii) shall bear interest at the Default Rate for the period from the date that is ten (10) Business Days after written receipt of written demand to the date of payment to Administrative Agent, (iv) shall constitute a portion of the Debt, and (v) shall be secured by the Pledge Agreements and the Mortgage.

20.4.2        Borrower hereby indemnifies Administrative Agent and Lenders, without duplication, from and against all Losses of any kind or nature whatsoever which are actually incurred by or asserted against Administrative Agent and/or Lenders as a result of any action taken by Administrative Agent and/or Lenders under Section 20.4.1, provided, however, that Borrower shall not have any obligation hereunder for any Excluded Liabilities. Administrative Agent and Lenders shall have no obligation to Borrower, Mortgage Borrower, Guarantor or any other party to make any such payment or performance. Borrower shall not impede, interfere with, hinder or delay, and shall not permit Mortgage Borrower to impede, interfere with, hinder or delay, any effort or action on the part of Administrative Agent or Lenders to cure any Event of Default under the Mortgage Loan, or to otherwise protect or preserve Administrative Agent’s or Lenders’ interests in the Loan and the Collateral during the continuance of a Mortgage Loan Event of Default.

20.4.3        Borrower hereby grants Administrative Agent and Lenders and any person designated by Administrative Agent or Lenders the right to enter upon the Property, subject to the rights of permitted occupants at the Property, at any time following the occurrence and during the continuance of an Event of Default hereunder or under the Mortgage Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrower’s, Mortgage Borrower’s, Administrative Agent’s and/or Lenders’ interest. Administrative Agent and Lenders may take such action as Administrative Agent deems reasonably necessary to carry out the intents and purposes of this subsection (including communicating with Mortgage Administrative Agent and Mortgage Lenders with respect to the Mortgage Loan Event of Default), without prior notice to, or consent from, Borrower or Mortgage Borrower. Administrative Agent and Lenders shall have no obligation to complete any cure or attempted cure undertaken or commenced by Administrative Agent or Lenders.

20.4.4        If Administrative Agent or Lenders shall receive a copy of any notice of a Mortgage Loan Event of Default sent by Mortgage Administrative Agent or Mortgage Lenders, such notice shall constitute full protection to Administrative Agent and Lenders for any action taken or omitted to be taken by Administrative Agent and Lenders, in good faith, in reliance thereon. As a material inducement to Lenders’ making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Administrative Agent and Lenders arising out of Administrative Agent’s and/or Lenders’ exercise of its rights and remedies provided in this Article XX, except for Excluded Liabilities. In the event that Administrative Agent and/or Lenders’ makes any payment in respect of the Mortgage Loan, Administrative Agent and/or Lenders’ shall be subrogated to all of the rights of Mortgage Administrative Agent and Mortgage Lenders under the Mortgage Loan Documents, against the Property, in addition to all other rights it may have under the Loan Documents.

20.5            No Amendments to Mortgage Loan Documents. Without obtaining the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed, except as permitted under the Intercreditor Agreement, Borrower shall not cause or permit Mortgage Borrower to (i) enter into any amendment or modification of any of the Mortgage Loan Documents or (ii) grant to Mortgage Administrative Agent or Mortgage Lenders any consent or waiver. Borrower shall cause Mortgage Borrower to provide Administrative Agent with a copy of any amendment or modification to the Mortgage Loan Documents within five (5) days after the execution thereof or such earlier period required hereunder or in the Mortgage Loan Documents.

20.6            Acquisition of Mortgage Loan. None of Borrower, Mortgage Borrower or Guarantor or any Broad Affiliate of any of the foregoing shall acquire or agree to acquire the Mortgage Loan or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, transfer, exchange or otherwise, in each case, unless otherwise approved by Administrative Agent. If, solely by operation of applicable law, Borrower or Mortgage Borrower or any Broad Affiliate of either of the foregoing shall have failed to comply with the foregoing, then Borrower: (i) shall promptly upon obtaining actual knowledge of same, notify Administrative Agent of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Mortgage Loan Documents: (A) not to enforce the Mortgage Loan Documents; and (B) upon the request of Administrative Agent, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly: (1) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents, (2) cancel the promissory notes evidencing the Mortgage Loan and (3) reconvey and release the liens securing the Mortgage Loan and any other collateral under the Mortgage Loan Documents.

20.7            Mortgage Loan Intercreditor Agreement. In the event that (i) the Mortgage Loan is in default (or the receipt by Administrative Agent or any Lender of a payment which causes the Mortgage Loan to be in default or which is in breach of the Intercreditor Agreement), (ii) Administrative Agent or any Lender is required pursuant to the terms of the Intercreditor Agreement to pay over to Mortgage Administrative Agent any payment or distribution of assets, whether in cash, property or securities, which was previously applied to the Debt, including any proceeds of the Property or any other collateral for the Loan previously received by Administrative Agent or any Lender on account of the Loan, (iii) Administrative Agent or any Lender has actually paid over such amounts to Mortgage Administrative Agent, and (iv) Administrative Agent or any Lender has not received such amounts in return, then Borrower agrees to indemnify Lender for any amounts so paid, and any amount so paid shall continue to be owing pursuant to the Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Administrative Agent or any Lender.

20.8            Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Administrative Agent or Mortgage Lender, such consent or approval shall not be binding or controlling on Administrative Agent or any Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval, Mortgage Administrative Agent, Mortgage Lender and Administrative Agent and Lender may reasonably reach different conclusions, and (iii) Administrative Agent and Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view, but subject to the standards of consent set forth herein. Furthermore, the denial by Administrative Agent or any Lender of a requested consent or approval shall not create any liability or other obligation of Administrative Agent or Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan Documents, and Borrower hereby waives any claim of liability against Administrative Agent or any Lender arising from any such denial unless Administrative Agent Lender or has not complied with any applicable standard for consent.

20.9            Discussions with Mortgage Administrative Agent and Other Third Parties. In connection with the exercise of its rights set forth in the Loan Documents, Administrative Agent shall have the right at any time to discuss the Collateral, the Property, the Mortgage Loan, the Loan, and any other matter directly with Mortgage Administrative Agent, any property manager (including Manager), any Tenant and/or any Work Provider and their respective consultants, agents or representatives, as applicable, without notice to or permission from Borrower, nor shall Administrative Agent have any obligation to disclose such discussions or the contents thereof to Borrower or any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Bryan Smith
Name: Bryan Smith
Title: Authorized Signatory

By:	/s/ Ryan Shannon
Name: Ryan Shannon
Title: Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ADMINISTRATIVE AGENT:

NREF OP IV REIT SUB, LLC, a Delaware limited liability company

By:	/s/ Paul Richards
Name: Paul Richards
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signatures continue on the following page]

LENDER:

NREF OP IV SUBHOLDCO, LLC, a Delaware limited liability company

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	CFO, Treasurer and Assistant Secretary

RIDER FOR PLEDGE BY MORTGAGE BORROWER

MORTGAGE BORROWER HEREBY SIGNS THIS RIDER TO EVIDENCE ITS AGREEMENTS AND GRANTS OF SECURITY INTERESTS SET FORTH IN THIS AGREEMENT:

IQHQ-ALEWIFE, LLC, a Delaware limited liability company

By:	/s/ Bryan Smith
Name: Bryan Smith
Title: Authorized Signatory

By:	/s/ Ryan Shannon
Name: Ryan Shannon
Title: Authorized Signatory

EXHIBITS:

Exhibit A	Legal Description of the Property
Exhibit B	Intentionally Omitted
Exhibit C	Form of SNDA
Exhibit D	Initial Budget
Exhibit E	Intentionally Omitted
Exhibit F-1	Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2	Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3	Tax Compliance Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4	Tax Compliance Certificate (Foreign Lenders That Are Partnerships)
Exhibit G-1	Form of Request for Advance
Exhibit G-2	Form of Anticipated Cost Report
Exhibit G-3	Form of Project Cost Report
Exhibit H-1	Form of Lien Waiver (Trade Contractor)
Exhibit H-2	Form of Lien Waiver (General Contractor)
Exhibit H-3	Form of Final Lien Waiver

SCHEDULES:

Schedule I	Authorized Representatives
Schedule II	Commitment Amounts
Schedule III	List of Construction Agreements and Construction Permits
Schedule IV	List of Sub-Contractors
Schedule V	List of Zoning Documents
Schedule VI	List of Property Operating Agreements
Schedule VII	List of Design Professionals
Schedule VIII	REAs
Schedule IX	Prohibited Transferees
Schedule X	Notional Amounts
Schedule XI	Minimum Leasing Criteria
Schedule XII	Organizational Chart
Schedule XIII	List of Service Contracts
Schedule XIV	Unpaid Amounts
Schedule XV	Special Permit
Schedule XVI	Enabling Work
Schedule XVII	Existing License Agreements
Schedule XIX	Mortgage Loan Conditions
Schedule XX	Required Improvements & Warm Shell Description

FIRST AMENDMENT TO AMENDED AND RESTATED

MEZZANINE LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT (“Amendment”) is executed as of March 31, 2026 by IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and NREF OP IV REIT SUB, LLC, a Delaware limited liability company (together with its successors and assigns, “Administrative Agent”), and the Lenders (as defined in the Loan Agreement (as defined below)).

RECITALS

A.           Borrower, Administrative Agent and the Lenders entered into that certain Amended and Restated Mezzanine Loan and Security Agreement dated as of September 30, 2025 (as so amended, and as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), whereby Lenders made a loan (the “Loan”) to Borrower in the maximum amount of ONE HUNDRED THIRTY-THREE MILLION and 00/100 Dollars ($133,000,000.00) for such purposes as set forth in the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

B.            In connection with the Loan, the Guarantor executed and delivered the Guaranties (as defined in the Loan Agreement).

C.            The Borrower has requested that the Lenders increase the Loan by the maximum principal amount of $23,000,000 (the “B Loan”). The Lenders are willing to provide the B Loan pursuant to, and in accordance with, the terms of this Amendment. Concurrently herewith, Borrower is executing and delivering to Administrative Agent on behalf of the Lenders that certain Mezzanine Promissory Note B in the original principal amount of Twenty-Three Million and 00/100 Dollars ($23,000,000.00) (“B Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

1.             New Defined Terms. The following new definitions are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order, to read in their entirety as follows:

“B Loan” has the meaning set forth in the recitals to the First Amendment.

“B Note” has the meaning set forth in the recitals to the First Amendment.

“B Note Exit Fee” means an amount equal to 1.0% of the principal amount of the B Loan, which is due and payable upon the repayment or prepayment of any portion of the B Loan or the B Note Maturity Date.

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“B Note Maturity Date” means April 17, 2026.

“B Note Origination Fee” means an amount equal to 1.0% of the B Loan due and payable on the First Amendment Closing Date.

“B Note SOFR Rate” means a fluctuating rate per annum equal to the greater of (i) the Term SOFR Rate Index plus the B Note Spread; and (ii) the Minimum Rate.

“B Note Spread” means for each Interest Period through (and including) the last Interest Period of the B Note Maturity Date, twelve and one-half percent (12.5%).

“First Amendment” means that certain First Amendment to Amended and Restated Mezzanine Loan and Security Agreement by and among Borrower, Administrative Agent and Lenders dated as of March 31, 2026.

“First Amendment Closing Date” means the date of funding of the B Loan by the Lenders.

2.             Revised Defined Terms. The following definitions in the Loan Agreement are hereby amended as follows:

“Applicable Rate” means (1) for the B Loan, the greater of the B Note SOFR Rate and fourteen percent (14%) per annum; and (2) for the balance of the Loan, the greater of (A) fourteen percent (14%) per annum, and (B)(i) the SOFR Rate for so long as the Loan is a SOFR Rate Loan, (ii) the Alternate Rate for so long as the Loan is an Alternate Rate Loan or (iii) the Prime Rate for so long as the Loan is a Prime Rate Loan.

“Debt” is hereby amended to add “B Note,” after the words “the Note” in clauses (a) and (d) thereof.

“Default Rate” means, with respect to the Loan and the B Loan, a rate per annum equal to the lesser of (a) the Applicable Rate for the Loan or the B Loan, as applicable, plus five percent (5%) per annum and (b) the Maximum Legal Rate, all of which shall be payable currently.

“Loan Amount” is hereby amended to add “B Note,” after the words “the Note”.

“Loan Documents” is hereby amended to add “B Note,” after the words “the Note”.

“Maximum Legal Rate” is hereby amended to add “B Note,” after the words “the Note”.

“Permitted Indebtedness” is hereby amended to add “B Note” after the words “the Note” in clause (d) thereof.

3.            Additional Terms of the B Loan. Notwithstanding anything contained in the Loan Agreement and the Loan Documents to the contrary, the parties acknowledge and agree that Lenders agree to lend to Borrower, and Borrower agrees to borrow from Lenders the B Loan subject to the following terms and conditions:

a.            The B Loan shall be advanced in a single advance.

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b.            The B Loan shall bear interest at the B Note SOFR Rate.

c.            The term of the B Loan shall terminate and expire on the B Note Maturity Date. All amounts payable under this Amendment and the Loan Documents with respect to the B Loan, including, without limitation, interest, costs and charges (including, without limitation, the B Note Exit Fee) as more particularly set forth in this Amendment and the B Note, shall be due and payable in full on the B Note Maturity Date, and Borrower shall repay the same in full.

d.            The B Loan shall be evidenced by the B Note and secured by the Pledge Agreements (as amended herein) and the other Loan Documents.

e.            Borrower may use the proceeds of the B Loan at its discretion, including for general corporate purposes. Borrower, Administrative Agent and Lenders acknowledge and agree that once the principal amount of the B Loan is repaid, it may not be reborrowed.

4.            Events of Default. Clause (xxiii) of Section 17.1(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

“(xxiii) if the B Loan is not repaid in full on or before the B Note Maturity Date.”

5.             Amendment to Pledge Agreements.

a.            As of the date hereof, the terms in the Pledge Agreement (Mortgage Borrower) for: (i) “Note” means both (x) B Note (as defined in the Note Splitter Agreement) and (y) B Note (as defined in the First Amendment); and (ii) “Loan Documents” is hereby amended to add the words “B Note,” after the words “the Note”.

b.            As of the date hereof, the terms in the Pledge Agreement (Sole Member) for: (i) “Note” means both (x) B Note (as defined in the Note Splitter Agreement) and (y) B Note (as defined in the First Amendment); and (ii) “Loan Documents” is hereby amended to add the words “B Note,” after the words “the Note”.

6.            Conditions to Amendment. This Amendment and the agreements of Lender described herein will not be effective unless and until all of the following have occurred or have been satisfied:

a.            Administrative Agent and the Lenders shall have received a fully executed copy of this Amendment.

b.            Borrower shall have paid Lenders the B Note Origination Fee of $230,000.00.

c.            The consent to this Amendment by the Guarantor by execution of the rider to this Amendment.

d.            The payment by Borrower of Administrative Agent’s and the Lenders’ fees and expenses arising in connection with the preparation and delivery of this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by Lenders or Administrative Agent in connection with the negotiation and preparation of this Amendment.

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e.            All representations and warranties of the Borrower contained in the Loan Agreement and the Loan Documents shall be true and correct in all material respects at and as of the date hereof as though then made, except for such representations and warranties as by their terms expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

f.            No Default or Event of Default shall have occurred and be continuing under the Loan Documents.

g.            Administrative Agent and the Lenders shall have received such other documents, instruments and agreements as they shall reasonably request in connection with the B Loan.

h.           Approval of the B Loan and this Amendment by the Mortgage Lenders.

7.            Conditions to Future Loan. In consideration of the B Loan, Lenders will consider making a bridge loan to Borrower which, in Lender’s discretion, will be made subject to and in accordance with the terms and conditions set forth in Exhibit A attached hereto and made a part hereof.

8.            Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

a.            All representations and warranties set forth in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date of this Amendment.

b.            To Borrower’s knowledge, no event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute a Default or Event of Default under the Loan Documents.

c.            The execution and delivery by Borrower of this Amendment and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

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d.            This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, are valid, binding and enforceable in accordance with its respective terms.

9.            Reaffirmation. Except as expressly modified hereby, all of the terms, covenants and conditions of the Loan Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Borrower. Any waiver of the requirements of the Loan with respect to the specific matters set forth herein does not constitute a waiver of such requirements for future matters.

10.           Conforming Agreements. It is the intention of the parties to this Amendment that this Amendment shall be deemed to form a part of the Loan Documents, and it shall constitute a Loan Document as referred to herein and therein. Any breach of the representations, warranties, covenants and agreements set forth in this Amendment shall constitute an Event of Default to the extent provided in the Loan Agreement. Except as otherwise specifically provided in this Amendment, the rights, powers, authorities, remedies, interests and benefits conferred upon Lender by and as provided in this Amendment are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents.

11.           Borrower and Guarantor Release.

a.            In consideration of the accommodations being made available by Lenders to or for the benefit of Borrower and Guarantor under this Amendment, Borrower and Guarantors, for themselves and their respective agents, employees, members, successors and assigns, do hereby unconditionally remise, release and discharge Lenders and their employees, agents, representatives, officers, and their respective successors and assigns (the “Released Parties”) of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, arising out of or relating to any of the Loan Documents, any acts or omissions of any Released Party in connection therewith, the transactions described in this Amendment, which any of them, now has or hereafter can or may have against any of the Released Parties, from the beginning of the world to the date hereof.

b.            Borrower and Guarantor hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower and Guarantor hereby agree, represent and warrant to the Lenders that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower and Guarantor further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower and Guarantor nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan or the B Loan and all dealings in connection therewith. In making this waiver, Borrower and Guarantor understand and acknowledge that they may hereafter discover facts in addition to or different from those that are currently known or believed to be true with respect to the subject matter of this release, but agree that they have taken that possibility into account in accepting the B Loan and that, notwithstanding the discovery or existence of any such additional or different facts, as to which Borrower and Guarantor expressly assume the risk, they fully, finally and forever settle and release any and all claims released hereunder, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

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c.            Borrower and Guarantor hereby acknowledge that they have not relied upon any representation of any kind made by the Lenders or any affiliate of the Lenders in making the foregoing release.

d.            Borrower and Guarantor represent and warrant to the Lenders that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower and Guarantor agrees to indemnify, protect, defend and hold each of the Lenders harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

12.           Ratification and Reaffirmation. Except as modified by this Amendment, each of the Loan Documents and the respective obligations, indebtedness and liabilities of the Borrower and Guarantors thereunder are hereby ratified, reaffirmed and confirmed by the Borrower and Guarantors. Each Guarantor hereby acknowledges and consents to the foregoing amendments to the Loan Agreement and all of the other Loan Documents. Each Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty is validly existing and binding against Guarantors. Each Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty.

13.           Obligations Remain in Full Force and Effect. The obligations of Borrower under the Loan Documents shall, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Amendment or by the agreements and undertakings of the parties contained herein. Borrower hereby ratifies and confirms each of the Loan Documents to which it is a party and the rights granted thereunder in favor of Lender.

14.           No Waiver. Except as otherwise specifically provided in this Amendment, Lenders’ execution of or performance under this Amendment does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that Lender has or may have under or with respect to the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof. Except as otherwise specifically provided in this Amendment, Lender hereby expressly reserves all rights to take any and all actions, and exercise any and all remedies, authorized under any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any defaults, violations or events of default that have or may have heretofore occurred thereunder and any defaults, violations or events of default that may hereafter occur or exist thereunder. Nothing contained herein, and no action taken by Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any of such defaults, violations or events of default.

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15.           Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 19.3 of the Loan Agreement.

16.           Counterparts. This Amendment may be executed and delivered (including by DocuSign or similar electronic transmission) in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

17.           Entire Agreement. This Amendment together with the Loan Agreement and the other Loan Documents contains all of the agreements of the parties hereto with respect to the matters contained herein and therein and all prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters are merged herein and shall not be effective for any purpose.

18.           Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

19.           Accommodations. These amendments are one-time accommodations to Borrower and shall not be construed to grant any further accommodations to Borrower or any other amendments or modifications or constitute a course of conduct in granting future accommodations, consents or approvals.

20.           Exculpation. Article XVIII of the Loan Agreement is hereby incorporated herein by reference.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/
Name:
Title:

LENDER:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/
Name:
Title:

BORROWER:

IQHQ-ALEWIFE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Christopher W. Brewer
Name:	Christopher W. Brewer
Title:	Authorized Signatory

CONSENT AND REAFFIRMATION

The undersigned hereby (a) consents to this Amendment and to the transactions contemplated thereby, even if no such consent is in fact required; (b) reaffirms its representations and warranties (subject to the Representation Remaking Qualifications) covenants, liabilities, obligations and agreements under each of the Loan Documents to which it is a party, with the same force and effect as if each were separately stated herein and made as of the date hereof, as may be modified, amended or affected by this Amendment and (c) joins in the releases in Section 11 hereof as if separately signed by Guarantor.

GUARANTOR:

IQHQ, LP,
a Delaware limited partnership

By:	IQHQ GP, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Christopher W. Brewer
	Name:	Christopher W. Brewer
	Title:	Authorized Signatory

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Exhibit A*

Bridge Loan Terms

*Omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SECOND AMENDMENT TO AMENDED AND RESTATED

 MEZZANINE LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT (“Amendment”) is executed as of April 16, 2026 by IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and NREF OP IV REIT SUB, LLC, a Delaware limited liability company (together with its successors and assigns, “Administrative Agent”), and the Lenders (as defined in the Loan Agreement (as defined below)).

RECITALS

A.         Borrower, Administrative Agent and the Lenders entered into that certain Amended and Restated Mezzanine Loan and Security Agreement dated as of September 30, 2025 and that certain First Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of March 31, 2026 (as so amended, and as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), whereby Lenders made a loan (the “Loan”) to Borrower in the maximum amount of ONE HUNDRED THIRTY-THREE MILLION and 00/100 Dollars ($133,000,000.00), which Loan was increased by TWENTY THREE MILLION and 00/100 ($23,000,000) (the “B Loan”) for the purposes as set forth in the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

B.           In connection with the Loan, the Guarantor executed and delivered the Guaranties (as defined in the Loan Agreement).

C.           The Borrower has requested that the Lenders extend the B Note Maturity Date. The Lenders are willing to extend the B Note Maturity Date pursuant to, and in accordance with, the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

1.           Revised Defined Terms. The following definitions in the Loan Agreement are hereby amended as follows:

“B Note Maturity Date” means April 24, 2026.

2.           Maturity of the B Loan. The term of the B Loan shall terminate and expire on the B Note Maturity Date. All amounts payable under this Amendment and the Loan Documents with respect to the B Loan, including, without limitation, interest, costs and charges (including, without limitation, the B Note Exit Fee), shall be due and payable in full on the B Note Maturity Date, and Borrower shall repay the same in full.

3.           Conditions to Amendment. This Amendment and the agreements of Lender described herein will not be effective unless and until all of the following have occurred or have been satisfied:

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a.           Administrative Agent and the Lenders shall have received a fully executed copy of this Amendment.

b.          The consent to this Amendment by the Guarantor by execution of the rider to this Amendment.

c.            The payment by Borrower of Administrative Agent’s and the Lenders’ fees and expenses arising in connection with the preparation and delivery of this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by Lenders or Administrative Agent in connection with the negotiation and preparation of this Amendment.

d.          All representations and warranties of the Borrower contained in the Loan Agreement and the Loan Documents shall be true and correct in all material respects at and as of the date hereof as though then made, except for such representations and warranties as by their terms expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

e.           No Default or Event of Default shall have occurred and be continuing under the Loan Documents.

f.           Approval of this Amendment by the Mortgage Lenders.

4.           Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

              a.            All representations and warranties set forth in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date of this Amendment.

              b.            To Borrower’s knowledge, no event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute a Default or Event of Default under the Loan Documents.

              c.            The execution and delivery by Borrower of this Amendment and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

             d.            This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, are valid, binding and enforceable in accordance with its respective terms.

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5.           Reaffirmation. Except as expressly modified hereby, all of the terms, covenants and conditions of the Loan Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Borrower. Any waiver of the requirements of the Loan with respect to the specific matters set forth herein does not constitute a waiver of such requirements for future matters.

6.           Conforming Agreements. It is the intention of the parties to this Amendment that this Amendment shall be deemed to form a part of the Loan Documents, and it shall constitute a Loan Document as referred to herein and therein. Any breach of the representations, warranties, covenants and agreements set forth in this Amendment shall constitute an Event of Default to the extent provided in the Loan Agreement. Except as otherwise specifically provided in this Amendment, the rights, powers, authorities, remedies, interests and benefits conferred upon Lender by and as provided in this Amendment are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents.

7.          Borrower and Guarantor Release.

              a.               In consideration of the accommodations being made available by Lenders to or for the benefit of Borrower and Guarantor under this Amendment, Borrower and Guarantors, for themselves and their respective agents, employees, members, successors and assigns, do hereby unconditionally remise, release and discharge Lenders and their employees, agents, representatives, officers, and their respective successors and assigns (the “Released Parties”) of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, arising out of or relating to any of the Loan Documents, any acts or omissions of any Released Party in connection therewith, the transactions described in this Amendment, which any of them, now has or hereafter can or may have against any of the Released Parties, from the beginning of the world to the date hereof.

              b.              Borrower and Guarantor hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower and Guarantor hereby agree, represent and warrant to the Lenders that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower and Guarantor further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower and Guarantor nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan or the B Loan and all dealings in connection therewith. In making this waiver, Borrower and Guarantor understand and acknowledge that they may hereafter discover facts in addition to or different from those that are currently known or believed to be true with respect to the subject matter of this release, but agree that they have taken that possibility into account in accepting the B Loan and that, notwithstanding the discovery or existence of any such additional or different facts, as to which Borrower and Guarantor expressly assume the risk, they fully, finally and forever settle and release any and all claims released hereunder, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

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          c.           Borrower and Guarantor hereby acknowledge that they have not relied upon any representation of any kind made by the Lenders or any affiliate of the Lenders in making the foregoing release.

          d.           Borrower and Guarantor represent and warrant to the Lenders that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower and Guarantor agrees to indemnify, protect, defend and hold each of the Lenders harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

8.           Ratification and Reaffirmation. Except as modified by this Amendment, each of the Loan Documents and the respective obligations, indebtedness and liabilities of the Borrower and Guarantors thereunder are hereby ratified, reaffirmed and confirmed by the Borrower and Guarantors. Each Guarantor hereby acknowledges and consents to the foregoing amendments to the Loan Agreement and all of the other Loan Documents. Each Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty is validly existing and binding against Guarantors. Each Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty.

9.           Obligations Remain in Full Force and Effect. The obligations of Borrower under the Loan Documents shall, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Amendment or by the agreements and undertakings of the parties contained herein. Borrower hereby ratifies and confirms each of the Loan Documents to which it is a party and the rights granted thereunder in favor of Lender.

10.         No Waiver. Except as otherwise specifically provided in this Amendment, Lenders’ execution of or performance under this Amendment does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that Lender has or may have under or with respect to the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof. Except as otherwise specifically provided in this Amendment, Lender hereby expressly reserves all rights to take any and all actions, and exercise any and all remedies, authorized under any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any defaults, violations or events of default that have or may have heretofore occurred thereunder and any defaults, violations or events of default that may hereafter occur or exist thereunder. Nothing contained herein, and no action taken by Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any of such defaults, violations or events of default.

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11.         Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 19.3 of the Loan Agreement.

12.         Counterparts. This Amendment may be executed and delivered (including by DocuSign or similar electronic transmission) in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

13.         Entire Agreement. This Amendment together with the Loan Agreement and the other Loan Documents contains all of the agreements of the parties hereto with respect to the matters contained herein and therein and all prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters are merged herein and shall not be effective for any purpose.

14.        Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

15.         Accommodations. These amendments are one-time accommodations to Borrower and shall not be construed to grant any further accommodations to Borrower or any other amendments or modifications or constitute a course of conduct in granting future accommodations, consents or approvals.

16.        Exculpation. Article XVIII of the Loan Agreement is hereby incorporated herein by reference.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Authorized Signatory

LENDER:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Authorized Signatory

BORROWER:

IQHQ-ALEWIFE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Christopher W. Brewer
Name:	Christopher W. Brewer
Title:	General Counsel

CONSENT AND REAFFIRMATION

The undersigned hereby (a) consents to this Amendment and to the transactions contemplated thereby, even if no such consent is in fact required; (b) reaffirms its representations and warranties (subject to the Representation Remaking Qualifications) covenants, liabilities, obligations and agreements under each of the Loan Documents to which it is a party, with the same force and effect as if each were separately stated herein and made as of the date hereof, as may be modified, amended or affected by this Amendment and (c) joins in the releases in Section 11 hereof as if separately signed by Guarantor.

GUARANTOR:

IQHQ, LP,
Delaware limited partnership

By:	IQHQ GP, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Christopher W. Brewer
	Name:	Christopher W. Brewer
	Title:	General Counsel

THIRD AMENDMENT TO AMENDED AND RESTATED

MEZZANINE LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT (“Amendment”) is executed as of April 24, 2026 by IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and NREF OP IV REIT SUB, LLC, a Delaware limited liability company (together with its successors and assigns, “Administrative Agent”), and the Lenders (as defined in the Loan Agreement (as defined below)).

RECITALS

A.          Borrower, Administrative Agent and the Lenders entered into that certain Amended and Restated Mezzanine Loan and Security Agreement dated as of September 30, 2025, that certain First Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of March 31, 2026, and that certain Second Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of April 16, 2026 (as so amended, and as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), whereby Lenders made a loan (the “Loan”) to Borrower in the maximum amount of ONE HUNDRED THIRTY-THREE MILLION and 00/100 Dollars ($133,000,000.00), which Loan was increased by TWENTY THREE MILLION and 00/100 ($23,000,000) (the “B Loan”) for the purposes as set forth in the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

B.            In connection with the Loan, the Guarantor executed and delivered the Guaranties (as defined in the Loan Agreement).

C.            The Borrower has requested that the Lenders extend the B Note Maturity Date. The Lenders are willing to extend the B Note Maturity Date pursuant to, and in accordance with, the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

1.             Revised Defined Terms. The following definitions in the Loan Agreement are hereby amended as follows:

“B Note Maturity Date” means May 1, 2026.

2.             Maturity of the B Loan. The term of the B Loan shall terminate and expire on the B Note Maturity Date. All amounts payable under this Amendment and the Loan Documents with respect to the B Loan, including, without limitation, interest, costs and charges (including, without limitation, the B Note Exit Fee), shall be due and payable in full on the B Note Maturity Date, and Borrower shall repay the same in full.

THIRD AMENDMENT TO MEZZANINE LOAN AGREEMENT

3.             Conditions to Amendment. This Amendment and the agreements of Lender described herein will not be effective unless and until all of the following have occurred or have been satisfied:

a.            Administrative Agent and the Lenders shall have received a fully executed copy of this Amendment.

b.            The consent to this Amendment by the Guarantor by execution of the rider to this Amendment.

c.            The payment by Borrower of Administrative Agent’s and the Lenders’ fees and expenses arising in connection with the preparation and delivery of this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by Lenders or Administrative Agent in connection with the negotiation and preparation of this Amendment.

d.            All representations and warranties of the Borrower contained in the Loan Agreement and the Loan Documents shall be true and correct in all material respects at and as of the date hereof as though then made, except for such representations and warranties as by their terms expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

e.            No Default or Event of Default shall have occurred and be continuing under the Loan Documents.

f.             Approval of this Amendment by the Mortgage Lenders.

4.             Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

a.            All representations and warranties set forth in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date of this Amendment.

b.            To Borrower’s knowledge, no event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute a Default or Event of Default under the Loan Documents.

c.            The execution and delivery by Borrower of this Amendment and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

THIRD AMENDMENT TO MEZZANINE LOAN AGREEMENT

d.            This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, are valid, binding and enforceable in accordance with its respective terms.

5.             Reaffirmation. Except as expressly modified hereby, all of the terms, covenants and conditions of the Loan Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Borrower. Any waiver of the requirements of the Loan with respect to the specific matters set forth herein does not constitute a waiver of such requirements for future matters.

6.             Conforming Agreements. It is the intention of the parties to this Amendment that this Amendment shall be deemed to form a part of the Loan Documents, and it shall constitute a Loan Document as referred to herein and therein. Any breach of the representations, warranties, covenants and agreements set forth in this Amendment shall constitute an Event of Default to the extent provided in the Loan Agreement. Except as otherwise specifically provided in this Amendment, the rights, powers, authorities, remedies, interests and benefits conferred upon Lender by and as provided in this Amendment are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents.

7.             Borrower and Guarantor Release.

a.            In consideration of the accommodations being made available by Lenders to or for the benefit of Borrower and Guarantor under this Amendment, Borrower and Guarantors, for themselves and their respective agents, employees, members, successors and assigns, do hereby unconditionally remise, release and discharge Lenders and their employees, agents, representatives, officers, and their respective successors and assigns (the “Released Parties”) of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, arising out of or relating to any of the Loan Documents, any acts or omissions of any Released Party in connection therewith, the transactions described in this Amendment, which any of them, now has or hereafter can or may have against any of the Released Parties, from the beginning of the world to the date hereof.

b.            Borrower and Guarantor hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower and Guarantor hereby agree, represent and warrant to the Lenders that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower and Guarantor further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower and Guarantor nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan or the B Loan and all dealings in connection therewith. In making this waiver, Borrower and Guarantor understand and acknowledge that they may hereafter discover facts in addition to or different from those that are currently known or believed to be true with respect to the subject matter of this release, but agree that they have taken that possibility into account in accepting the B Loan and that, notwithstanding the discovery or existence of any such additional or different facts, as to which Borrower and Guarantor expressly assume the risk, they fully, finally and forever settle and release any and all claims released hereunder, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

THIRD AMENDMENT TO MEZZANINE LOAN AGREEMENT

c.            Borrower and Guarantor hereby acknowledge that they have not relied upon any representation of any kind made by the Lenders or any affiliate of the Lenders in making the foregoing release.

d.            Borrower and Guarantor represent and warrant to the Lenders that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower and Guarantor agrees to indemnify, protect, defend and hold each of the Lenders harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

8.             Ratification and Reaffirmation. Except as modified by this Amendment, each of the Loan Documents and the respective obligations, indebtedness and liabilities of the Borrower and Guarantors thereunder are hereby ratified, reaffirmed and confirmed by the Borrower and Guarantors. Each Guarantor hereby acknowledges and consents to the foregoing amendments to the Loan Agreement and all of the other Loan Documents. Each Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty is validly existing and binding against Guarantors. Each Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty.

9.             Obligations Remain in Full Force and Effect. The obligations of Borrower under the Loan Documents shall, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Amendment or by the agreements and undertakings of the parties contained herein. Borrower hereby ratifies and confirms each of the Loan Documents to which it is a party and the rights granted thereunder in favor of Lender.

10.            No Waiver. Except as otherwise specifically provided in this Amendment, Lenders’ execution of or performance under this Amendment does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that Lender has or may have under or with respect to the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof. Except as otherwise specifically provided in this Amendment, Lender hereby expressly reserves all rights to take any and all actions, and exercise any and all remedies, authorized under any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any defaults, violations or events of default that have or may have heretofore occurred thereunder and any defaults, violations or events of default that may hereafter occur or exist thereunder. Nothing contained herein, and no action taken by Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any of such defaults, violations or events of default.

THIRD AMENDMENT TO MEZZANINE LOAN AGREEMENT

11.            Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 19.3 of the Loan Agreement.

12.            Counterparts. This Amendment may be executed and delivered (including by DocuSign or similar electronic transmission) in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

13.            Entire Agreement. This Amendment together with the Loan Agreement and the other Loan Documents contains all of the agreements of the parties hereto with respect to the matters contained herein and therein and all prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters are merged herein and shall not be effective for any purpose.

14.            Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

15.            Accommodations. These amendments are one-time accommodations to Borrower and shall not be construed to grant any further accommodations to Borrower or any other amendments or modifications or constitute a course of conduct in granting future accommodations, consents or approvals.

16.            Exculpation. Article XVIII of the Loan Agreement is hereby incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THIRD AMENDMENT TO MEZZANINE LOAN AGREEMENT

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Authorized Signatory

LENDER:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Authorized Signatory

BORROWER:

IQHQ-ALEWIFE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Christopher W. Brewer
Name:	Christopher W. Brewer
Title:	Manager

CONSENT AND REAFFIRMATION

The undersigned hereby (a) consents to this Amendment and to the transactions contemplated thereby, even if no such consent is in fact required; (b) reaffirms its representations and warranties (subject to the Representation Remaking Qualifications) covenants, liabilities, obligations and agreements under each of the Loan Documents to which it is a party, with the same force and effect as if each were separately stated herein and made as of the date hereof, as may be modified, amended or affected by this Amendment and (c) joins in the releases in Section 11 hereof as if separately signed by Guarantor.

GUARANTOR:

IQHQ, LP,
a Delaware limited partnership

By:	IQHQ GP, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Christopher W. Brewer
Name: Christopher W. Brewer
Title: General Counsel

FOURTH AMENDMENT TO AMENDED AND RESTATED

MEZZANINE LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT (“Amendment”) is executed as of May 1, 2026 by IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and NREF OP IV REIT SUB, LLC, a Delaware limited liability company (together with its successors and assigns, “Administrative Agent”), and the Lenders (as defined in the Loan Agreement (as defined below)).

RECITALS

A.            Borrower, Administrative Agent and the Lenders entered into that certain Amended and Restated Mezzanine Loan and Security Agreement dated as of September 30, 2025, that certain First Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of March 31, 2026, that certain Second Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of April 16, 2026, and that certain Third Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of April 24, 2026 (as so amended, and as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), whereby Lenders made a loan (the “Loan”) to Borrower in the maximum amount of ONE HUNDRED THIRTY-THREE MILLION and 00/100 Dollars ($133,000,000.00), which Loan was increased by TWENTY THREE MILLION and 00/100 ($23,000,000) (the “B Loan”) for the purposes as set forth in the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

B.            In connection with the Loan, the Guarantor executed and delivered the Guaranties (as defined in the Loan Agreement).

C.            The Borrower has requested that the Lenders extend the B Note Maturity Date. The Lenders are willing to extend the B Note Maturity Date pursuant to, and in accordance with, the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

1.             Revised Defined Terms. The following definitions in the Loan Agreement are hereby amended as follows:

“B Note Maturity Date” means May 15, 2026.

2.            Maturity of the B Loan. The term of the B Loan shall terminate and expire on the B Note Maturity Date. All amounts payable under this Amendment and the Loan Documents with respect to the B Loan, including, without limitation, interest, costs and charges (including, without limitation, the B Note Exit Fee), shall be due and payable in full on the B Note Maturity Date, and Borrower shall repay the same in full.

FOURTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

3.             Conditions to Amendment. This Amendment and the agreements of Lender described herein will not be effective unless and until all of the following have occurred or have been satisfied:

a.             Administrative Agent and the Lenders shall have received a fully executed copy of this Amendment.

b.             The consent to this Amendment by the Guarantor by execution of the rider to this Amendment.

c.             The payment by Borrower of Administrative Agent’s and the Lenders’ fees and expenses arising in connection with the preparation and delivery of this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by Lenders or Administrative Agent in connection with the negotiation and preparation of this Amendment.

d.             All representations and warranties of the Borrower contained in the Loan Agreement and the Loan Documents shall be true and correct in all material respects at and as of the date hereof as though then made, except for such representations and warranties as by their terms expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

e.              No Default or Event of Default shall have occurred and be continuing under the Loan Documents.

f.              Approval of this Amendment by the Mortgage Lenders.

4.             Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

a.              All representations and warranties set forth in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date of this Amendment.

b.             To Borrower’s knowledge, no event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute a Default or Event of Default under the Loan Documents.

c.              The execution and delivery by Borrower of this Amendment and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

FOURTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

d.             This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, are valid, binding and enforceable in accordance with its respective terms.

5.             Reaffirmation. Except as expressly modified hereby, all of the terms, covenants and conditions of the Loan Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Borrower. Any waiver of the requirements of the Loan with respect to the specific matters set forth herein does not constitute a waiver of such requirements for future matters.

6.             Conforming Agreements. It is the intention of the parties to this Amendment that this Amendment shall be deemed to form a part of the Loan Documents, and it shall constitute a Loan Document as referred to herein and therein. Any breach of the representations, warranties, covenants and agreements set forth in this Amendment shall constitute an Event of Default to the extent provided in the Loan Agreement. Except as otherwise specifically provided in this Amendment, the rights, powers, authorities, remedies, interests and benefits conferred upon Lender by and as provided in this Amendment are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents.

7.             Borrower and Guarantor Release.

a.              In consideration of the accommodations being made available by Lenders to or for the benefit of Borrower and Guarantor under this Amendment, Borrower and Guarantors, for themselves and their respective agents, employees, members, successors and assigns, do hereby unconditionally remise, release and discharge Lenders and their employees, agents, representatives, officers, and their respective successors and assigns (the “Released Parties”) of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, arising out of or relating to any of the Loan Documents, any acts or omissions of any Released Party in connection therewith, the transactions described in this Amendment, which any of them, now has or hereafter can or may have against any of the Released Parties, from the beginning of the world to the date hereof.

b.             Borrower and Guarantor hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower and Guarantor hereby agree, represent and warrant to the Lenders that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower and Guarantor further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower and Guarantor nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan or the B Loan and all dealings in connection therewith. In making this waiver, Borrower and Guarantor understand and acknowledge that they may hereafter discover facts in addition to or different from those that are currently known or believed to be true with respect to the subject matter of this release, but agree that they have taken that possibility into account in accepting the B Loan and that, notwithstanding the discovery or existence of any such additional or different facts, as to which Borrower and Guarantor expressly assume the risk, they fully, finally and forever settle and release any and all claims released hereunder, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

FOURTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

c.              Borrower and Guarantor hereby acknowledge that they have not relied upon any representation of any kind made by the Lenders or any affiliate of the Lenders in making the foregoing release.

d.             Borrower and Guarantor represent and warrant to the Lenders that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower and Guarantor agrees to indemnify, protect, defend and hold each of the Lenders harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

8.             Ratification and Reaffirmation. Except as modified by this Amendment, each of the Loan Documents and the respective obligations, indebtedness and liabilities of the Borrower and Guarantors thereunder are hereby ratified, reaffirmed and confirmed by the Borrower and Guarantors. Each Guarantor hereby acknowledges and consents to the foregoing amendments to the Loan Agreement and all of the other Loan Documents. Each Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty is validly existing and binding against Guarantors. Each Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty.

9.             Obligations Remain in Full Force and Effect. The obligations of Borrower under the Loan Documents shall, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Amendment or by the agreements and undertakings of the parties contained herein. Borrower hereby ratifies and confirms each of the Loan Documents to which it is a party and the rights granted thereunder in favor of Lender.

10.           No Waiver. Except as otherwise specifically provided in this Amendment, Lenders’ execution of or performance under this Amendment does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that Lender has or may have under or with respect to the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof. Except as otherwise specifically provided in this Amendment, Lender hereby expressly reserves all rights to take any and all actions, and exercise any and all remedies, authorized under any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any defaults, violations or events of default that have or may have heretofore occurred thereunder and any defaults, violations or events of default that may hereafter occur or exist thereunder. Nothing contained herein, and no action taken by Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any of such defaults, violations or events of default.

FOURTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

11.           Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 19.3 of the Loan Agreement.

12.           Counterparts. This Amendment may be executed and delivered (including by DocuSign or similar electronic transmission) in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

13.           Entire Agreement. This Amendment together with the Loan Agreement and the other Loan Documents contains all of the agreements of the parties hereto with respect to the matters contained herein and therein and all prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters are merged herein and shall not be effective for any purpose.

14.           Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

15.           Accommodations. These amendments are one-time accommodations to Borrower and shall not be construed to grant any further accommodations to Borrower or any other amendments or modifications or constitute a course of conduct in granting future accommodations, consents or approvals.

16.           Exculpation. Article XVIII of the Loan Agreement is hereby incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

FOURTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Authorized Signatory

LENDER:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Authorized Signatory

BORROWER:

IQHQ-ALEWIFE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Christopher W. Brewer
Name:	Christopher W. Brewer
Title:	General Counsel

CONSENT AND REAFFIRMATION

The undersigned hereby (a) consents to this Amendment and to the transactions contemplated thereby, even if no such consent is in fact required; (b) reaffirms its representations and warranties (subject to the Representation Remaking Qualifications) covenants, liabilities, obligations and agreements under each of the Loan Documents to which it is a party, with the same force and effect as if each were separately stated herein and made as of the date hereof, as may be modified, amended or affected by this Amendment and (c) joins in the releases in Section 11 hereof as if separately signed by Guarantor.

GUARANTOR:

IQHQ, LP
a Delaware limited partnership

By:	IQHQ GP, LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Christopher W. Brewer
Name:	Christopher W. Brewer
Title:	General Counsel

FIFTH AMENDMENT TO AMENDED AND RESTATED

MEZZANINE LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED MEZZANINE LOAN AND SECURITY AGREEMENT (“Amendment”) is executed as of May 15, 2026 by IQHQ-ALEWIFE HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and NREF OP IV REIT SUB, LLC, a Delaware limited liability company (together with its successors and assigns, “Administrative Agent”), and the Lenders (as defined in the Loan Agreement (as defined below)).

RECITALS

A.            Borrower, Administrative Agent and the Lenders entered into that certain Amended and Restated Mezzanine Loan and Security Agreement dated as of September 30, 2025, that certain First Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of March 31, 2026, that certain Second Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of April 16, 2026, that certain Third Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of April 24, 2026 and that certain Fourth Amendment to Amended and Restated Mezzanine Loan and Security Agreement dated as of May 1, 2026 (as so amended, and as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), whereby Lenders made a loan (the “Loan”) to Borrower in the maximum amount of ONE HUNDRED THIRTY-THREE MILLION and 00/100 Dollars ($133,000,000.00), which Loan was increased by TWENTY THREE MILLION and 00/100 ($23,000,000) (the “B Loan”) for the purposes as set forth in the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

B.             In connection with the Loan, the Guarantor executed and delivered the Guaranties (as defined in the Loan Agreement).

C.             The Borrower has requested that the Lenders extend the B Note Maturity Date. The Lenders are willing to extend the B Note Maturity Date pursuant to, and in accordance with, the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders agree as follows:

1.             Revised Defined Terms. The following definitions in the Loan Agreement are hereby amended as follows:

“B Note Maturity Date” means May 22, 2026.

2.             Maturity of the B Loan. The term of the B Loan shall terminate and expire on the B Note Maturity Date. All amounts payable under this Amendment and the Loan Documents with respect to the B Loan, including, without limitation, interest, costs and charges (including, without limitation, the B Note Exit Fee), shall be due and payable in full on the B Note Maturity Date, and Borrower shall repay the same in full.

FIFTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

3.            Conditions to Amendment. This Amendment and the agreements of Lender described herein will not be effective unless and until all of the following have occurred or have been satisfied:

a.            Administrative Agent and the Lenders shall have received a fully executed copy of this Amendment.

b.            The consent to this Amendment by the Guarantor by execution of the rider to this Amendment.

c.            The payment by Borrower of Administrative Agent’s and the Lenders’ fees and expenses arising in connection with the preparation and delivery of this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by Lenders or Administrative Agent in connection with the negotiation and preparation of this Amendment.

d.            All representations and warranties of the Borrower contained in the Loan Agreement and the Loan Documents shall be true and correct in all material respects at and as of the date hereof as though then made, except for such representations and warranties as by their terms expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

e.            No Default or Event of Default shall have occurred and be continuing under the Loan Documents.

f.             Approval of this Amendment by the Mortgage Lenders.

4.            Representations and Warranties. Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows:

a.            All representations and warranties set forth in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date of this Amendment.

b.            To Borrower’s knowledge, no event has occurred and is continuing, and no condition exists, which constitutes or which after notice or lapse of time, or both, would constitute a Default or Event of Default under the Loan Documents.

c.            The execution and delivery by Borrower of this Amendment and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

FIFTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

d.            This Amendment and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, are valid, binding and enforceable in accordance with its respective terms.

5.             Reaffirmation. Except as expressly modified hereby, all of the terms, covenants and conditions of the Loan Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Borrower. Any waiver of the requirements of the Loan with respect to the specific matters set forth herein does not constitute a waiver of such requirements for future matters.

6.             Conforming Agreements. It is the intention of the parties to this Amendment that this Amendment shall be deemed to form a part of the Loan Documents, and it shall constitute a Loan Document as referred to herein and therein. Any breach of the representations, warranties, covenants and agreements set forth in this Amendment shall constitute an Event of Default to the extent provided in the Loan Agreement. Except as otherwise specifically provided in this Amendment, the rights, powers, authorities, remedies, interests and benefits conferred upon Lender by and as provided in this Amendment are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents.

7.             Borrower and Guarantor Release.

a.            In consideration of the accommodations being made available by Lenders to or for the benefit of Borrower and Guarantor under this Amendment, Borrower and Guarantors, for themselves and their respective agents, employees, members, successors and assigns, do hereby unconditionally remise, release and discharge Lenders and their employees, agents, representatives, officers, and their respective successors and assigns (the “Released Parties”) of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, arising out of or relating to any of the Loan Documents, any acts or omissions of any Released Party in connection therewith, the transactions described in this Amendment, which any of them, now has or hereafter can or may have against any of the Released Parties, from the beginning of the world to the date hereof.

b.            Borrower and Guarantor hereby waive the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected the decision to agree to these releases. In this connection, Borrower and Guarantor hereby agree, represent and warrant to the Lenders that they realize and acknowledge that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Borrower and Guarantor further agree, represent and warrant that the releases provided herein have been negotiated and agreed upon in light of that realization and that Borrower and Guarantor nevertheless hereby intend to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Loan or the B Loan and all dealings in connection therewith. In making this waiver, Borrower and Guarantor understand and acknowledge that they may hereafter discover facts in addition to or different from those that are currently known or believed to be true with respect to the subject matter of this release, but agree that they have taken that possibility into account in accepting the B Loan and that, notwithstanding the discovery or existence of any such additional or different facts, as to which Borrower and Guarantor expressly assume the risk, they fully, finally and forever settle and release any and all claims released hereunder, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

FIFTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

c.            Borrower and Guarantor hereby acknowledge that they have not relied upon any representation of any kind made by the Lenders or any affiliate of the Lenders in making the foregoing release.

d.            Borrower and Guarantor represent and warrant to the Lenders that they have not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each Borrower and Guarantor agrees to indemnify, protect, defend and hold each of the Lenders harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by such party.

8.             Ratification and Reaffirmation. Except as modified by this Amendment, each of the Loan Documents and the respective obligations, indebtedness and liabilities of the Borrower and Guarantors thereunder are hereby ratified, reaffirmed and confirmed by the Borrower and Guarantors. Each Guarantor hereby acknowledges and consents to the foregoing amendments to the Loan Agreement and all of the other Loan Documents. Each Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty is validly existing and binding against Guarantors. Each Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty.

9.             Obligations Remain in Full Force and Effect. The obligations of Borrower under the Loan Documents shall, except as expressly modified herein, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Amendment or by the agreements and undertakings of the parties contained herein. Borrower hereby ratifies and confirms each of the Loan Documents to which it is a party and the rights granted thereunder in favor of Lender.

10.            No Waiver. Except as otherwise specifically provided in this Amendment, Lenders’ execution of or performance under this Amendment does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that Lender has or may have under or with respect to the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof. Except as otherwise specifically provided in this Amendment, Lender hereby expressly reserves all rights to take any and all actions, and exercise any and all remedies, authorized under any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any defaults, violations or events of default that have or may have heretofore occurred thereunder and any defaults, violations or events of default that may hereafter occur or exist thereunder. Nothing contained herein, and no action taken by Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any of such defaults, violations or events of default.

FIFTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

11.           Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 19.3 of the Loan Agreement.

12.           Counterparts. This Amendment may be executed and delivered (including by DocuSign or similar electronic transmission) in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

13.           Entire Agreement. This Amendment together with the Loan Agreement and the other Loan Documents contains all of the agreements of the parties hereto with respect to the matters contained herein and therein and all prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters are merged herein and shall not be effective for any purpose.

14.           Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

15.           Accommodations. These amendments are one-time accommodations to Borrower and shall not be construed to grant any further accommodations to Borrower or any other amendments or modifications or constitute a course of conduct in granting future accommodations, consents or approvals.

16.           Exculpation. Article XVIII of the Loan Agreement is hereby incorporated herein by reference.

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FIFTH AMENDMENT TO MEZZANINE LOAN AGREEMENT

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:
Name:
Title:

LENDER:

NREF OP IV REIT SUB, LLC,
a Delaware limited liability company

By:
Name:
Title:

BORROWER:

IQHQ-ALEWIFE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Christopher W. Brewer
Name:	Christopher W. Brewer
Title:	General Counsel

CONSENT AND REAFFIRMATION

The undersigned hereby (a) consents to this Amendment and to the transactions contemplated thereby, even if no such consent is in fact required; (b) reaffirms its representations and warranties (subject to the Representation Remaking Qualifications) covenants, liabilities, obligations and agreements under each of the Loan Documents to which it is a party, with the same force and effect as if each were separately stated herein and made as of the date hereof, as may be modified, amended or affected by this Amendment and (c) joins in the releases in Section 11 hereof as if separately signed by Guarantor.

GUARANTOR:

IQHQ, LP,
a Delaware limited partnership

By:	IQHQ GP, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Christopher W. Brewer
	Name:	Christopher W. Brewer
	Title:	General Counsel